     As filed with the Securities and Exchange Commission on March 15, 2002
                                                      Registration No. 333 -
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                           NEXTMEDIA OPERATING, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                      4832             84-1545397
     (State or other      (Primary Standard Industrial
     jurisdiction of                                (I.R.S. Employer
                           Classification Code Number)
                                                 Identification Number)
    incorporation or
      organization)

                               ----------------

   (For co-registrants, please see "Table of Co-Registrants" on the following page)

                           NEXTMEDIA OPERATING, INC.
                  6312 South Fiddlers Green Circle, Suite 360E
                              Englewood, CO 80111
                                 (303) 694-9118
           (Name, address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                  Sean Stover
                            Chief Financial Officer
                  6312 South Fiddlers Green Circle, Suite 360E
                              Englewood, CO 80111
                                 (303) 694-9118
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ----------------

                                With copies to:

                               ----------------

                            Jeremy W. Dickens, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                         New York, New York 10153-0119
                                 (212) 310-8000


                               ----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 Title of Each Class of                 Proposed Maximum Proposed Maximum
    Securities to be        Amount to    Offering Price     Aggregate        Amount of
       Registered         be Registered     Per Unit      Offering Price  Registration Fee
------------------------------------------------------------------------------------------
 10 3/4% Senior
  Subordinated Notes Due
  2011..................  $200,000,000        100%         $200,000,000      $18,400(1)
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

                               ----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+The information in this prospectus is not complete and may be changed. We may + +not sell or offer these securities until the registration statement filed + +with the Securities and Exchange Commission is effective. This prospectus is + +not an offer to sell these securities and we are not soliciting an offer to +
+buy these securities in any state where the offer is not permitted.           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED MARCH 15, 2002

PROSPECTUS

                                  $200,000,000

                           NEXTMEDIA OPERATING, INC.

                    OFFER TO EXCHANGE ALL OF THE OUTSTANDING
            $200,000,000 10 3/4% SENIOR SUBORDINATED NOTES DUE 2011

                                      FOR

            $200,000,000 10 3/4% SENIOR SUBORDINATED NOTES DUE 2011

                  Registered Under The Securities Act of 1933

  We are offering to exchange our outstanding notes described above for the new, registered notes described above. The terms of the new notes are identical in all material respects to the terms of the outstanding notes to be exchanged, except for certain transfer restrictions, registration rights and additional interest payment provisions relating to the outstanding notes.

MATERIAL TERMS OF THE EXCHANGE OFFER

  . Expires at 5:00 p.m., New York City time, on             , 2002, unless
    extended.

  . The only conditions to completing the exchange offer are that the exchange offer not violate applicable law or applicable interpretation of the staff of the Securities and Exchange Commission and no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer.

  . All old notes that are validly tendered and not validly withdrawn will be exchanged.

  . Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

  . We will not receive any cash proceeds from the exchange offer.

  Each broker-dealer that receives registered notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such registered notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered notes received in exchange for old notes where such old notes were acquired by that broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

                                  -----------

  Consider carefully the "Risk Factors" beginning on page 13 of this prospectus.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -----------

                   The date of this prospectus is      , 2002

                            TABLE OF CO-REGISTRANTS

                                                               IRS Employer
                                              Jurisdiction of Identification
Name                                           Organization       Number
----                                          --------------- -------------- ---
NM Licensing LLC.............................  Delaware         84-1545396
NextMedia Franchising, Inc...................  Delaware         84-1559913
NextMedia Outdoor, Inc.......................  Delaware         84-1545398
NextMedia Outdoor LLC........................  Delaware         84-1519700
Crickett, Ltd................................  Pennsylvania     23-2571088
Chesapeake Outdoor Enterprises, Inc..........  Delaware         52-1611327

                               TABLE OF CONTENTS

                                  Page
                                  ----
Market Share and Industry Data..   ii
Prospectus Summary..............    1
Risk Factors....................   13
Forward-Looking Statements......   20
Completed Transactions..........   21
The Exchange Offer..............   25
Use of Proceeds.................   33
Capitalization..................   33
Unaudited Pro Forma Condensed
 Financial Information..........   34
Selected Historical and Other
 Financial
 Data...........................   39

                                       Page
                                       ----
Management's Discussion and Analysis
 of Results of Operations and.
 Financial Condition.................   41
Business.............................   48
Where You Can Find More Information..   68
Management...........................   69
Certain Relationships and Related
 Transactions........................   74
Description of Senior Credit
 Facility............................   76
Description of the Registered Notes..   78
Plan of Distribution.................  110
Legal Matters........................  110
Experts..............................  111
Index to Financial Statements........  F-1

                               ----------------

   You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with any other information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                         MARKET SHARE AND INDUSTRY DATA

   We have based or derived the market share and industry data we present from third-party sources, primarily from the Outdoor Advertising Association of America, or OAAA, the Radio Advertising Bureau, BIA Financial Network, Inc.'s Radio Market Report 2001, Inside Radio, Incorporated's "Who Owns What?" and Veronis Suhler's Communications Industry Forecast July 2000, and audience measurement information from the Arbitron Company. While we believe that these sources are reliable, we can give no assurance that these market share and industry data are accurate in all material respects.

                               PROSPECTUS SUMMARY

   This is only a summary and does not contain all of the information that may be important to you. You should read the entire prospectus, including the risk factors section and our financial statements and related notes, before making an investment decision. We are a wholly-owned subsidiary of NextMedia Group, Inc., a holding company that is wholly-owned by NextMedia Investors LLC. In this prospectus, unless we state otherwise, the terms "NextMedia", "we", "our" and "us" refer to NextMedia Operating, Inc. and its subsidiaries and the term "NextMedia Investors" refers to NextMedia Investors LLC.
                           NextMedia Operating, Inc.


   We are a rapidly growing out-of-home media company that owns and operates radio stations and outdoor advertising properties throughout the United States. We own 56 radio stations in 14 mid-size markets, making us the 10th largest radio broadcasting company in the country as measured by number of radio stations. Our outdoor advertising business consists of traditional outdoor properties and alternative advertising displays. We have more than 4,200 bulletin, wall and poster displays located primarily in New York/New Jersey, Hartford, Baltimore, Washington D.C., Philadelphia and San Francisco and alternative advertising displays located in more than 6,300 retail locations across the United States, including approximately 5,100 sites in 34 of the 50 largest metropolitan statistical areas, or MSAs. For the year ended December 31, 2001, after giving effect to our completed transactions as if each had occurred on January 1, 2001, we had net revenues of approximately $86.3 million and EBITDA of approximately $20.8 million.

   The NextMedia companies were founded in late-1999 by Steven Dinetz and Carl
E. Hirsch to capitalize on consolidation opportunities in the out-of-home media industry. Messrs. Dinetz and Hirsch have more than 50 years of collective experience acquiring and developing out-of-home media assets. We believe that a substantial opportunity exists to acquire radio stations, clusters and groups in attractive mid-size and suburban markets because the five largest owners of radio stations account for less than 37% of total radio revenues in the United States. We believe the outdoor advertising industry also is highly fragmented and presents a similar opportunity for increased consolidation, with more than 200,000 advertising displays owned by more than 1,000 small and mid-size operators across the United States. Since our inception, we have closed 30 acquisitions for an aggregate net purchase price of $446.8 million, of which $297.2 million was provided in the form of equity from our investors, including Thomas Weisel Capital Partners, L.P., Alta Communications VIII, L.P., Weston Presidio Capital III, L.P. and GS Capital Partners 2000, L.P., and an aggregate of $24.0 million from Messrs. Dinetz and Hirsch.

   We own and operate a geographically diverse portfolio of 41 radio stations in rated markets. In addition to these radio stations, we also own 15 radio stations licensed to communities contiguous to two large markets, Chicago and Dallas. The following tables set forth certain information about the rated and suburban markets in which we operate radio stations.

                                                        2001
                                           Number of   Market      Fall 2001
                              2001 Market  Stations   Revenue      Audience
                                 Radio     --------- ----------- -------------
   Radio Market               Revenue Rank  FM   AM  Share  Rank Share(1) Rank
   ------------               ------------ ---- ---- -----  ---- -------- ----
   Wilmington, DE............      79         1   -- 23.5%    3    22.0%    2
   Reno, NV..................      85         4   --  8.4%    4    16.9%    3
   Greenville-New Bern-
    Jacksonville, NC.........      96         7    3 32.7%    2    39.2%    2
   Myrtle Beach, SC..........     153         4    1 23.9%    3    34.1%    1
   Lubbock, TX...............     156         3   -- 31.2%    2    25.6%    2
   Canton, OH................     164         1    1 62.8%    1    58.6%    1
   Erie, PA..................     171         4    2 58.0%    1    57.5%    1
   Panama City, FL...........     218         4    1 19.1%    2    28.6%    2
   Decatur, IL...............     264         3    2 57.6%    1    59.1%    1
                                           ---- ----
     Total...................                31   10
                                           ==== ====

--------
(1) Reflects our radio station's share among stations broadcasting from that market.

                               Number
                             of Stations                              Comparative
                             -----------      2000       2000 Retail      MSA
   Radio Market               FM    AM     Population       Sales     Ranking(1)
   ------------              ----- ----- -------------- ------------- -----------
                                         (in thousands) (in millions)
   Suburban Chicago, IL:
     Aurora/Naperville(2)..      1    --    1,366.5       $18,898.2        42
     Crystal Lake(3).......      1     1      877.9        12,156.1        64
     Joliet(4).............      3     1      541.2         4,384.6        89
     Kenosha,
      WI/Waukegan(5).......      3     2      961.2        12,766.3        59

   Suburban Dallas, TX:
     Sherman-Denison(6)....      3    --      181.0         1,736.4       212
                             ----- -----    -------       ---------
     Total.................     11     4    3,927.8       $49,941.6
                             ===== =====    =======       =========

--------
(1) Rankings of rated markets with populations equivalent in size to those of our corresponding suburban markets.
(2) Includes Kane, DuPage and Kendall counties.
(3) Includes McHenry and Lake counties.
(4) Includes Will and Kendall counties.
(5) Includes Racine and Kenosha counties in Wisconsin and Lake county in Illinois.
(6) Includes Grayson and Fannin counties in Texas and Bryan and Marshall counties in Oklahoma.

   We seek to offer advertisers a wide range of outdoor advertising products and continually assess opportunities to complement our existing portfolio with new products. The following table sets forth selected information about traditional outdoor advertising markets among the top fifty ranked markets in which we operate.

   Traditional Outdoor                            Market   # of    # of   # of
   Display Market                                  Rank  Bulletins Walls Posters
   ---------------------------------------------- ------ --------- ----- -------
   New York/New Jersey...........................    1       84      17   2,458
   San Francisco.................................    4       --      33      --
   Philadelphia..................................    5       --      --     750
   Washington, D.C...............................    9       19      --      90
   St. Louis.....................................   19       44      --      --
   Baltimore.....................................   20      338      --      --
   Hartford......................................   46      173      --     151
   All other.....................................   NA       64      --      --
                                                            ---     ---   -----
   Total.........................................           722      50   3,449
                                                            ===     ===   =====

   In addition, we have exclusive arrangements with national and local retailers, including restaurant and bar chains and retail stores, to operate more than 29,000 alternative advertising displays in more than 6,300 display sites.

Business Strategy

   Our goal is to establish ourselves as one of the leading out-of-home media companies in the United States by pursuing the following acquisition and operating strategies.

 Acquisition Strategy

   We seek to build a significant competitive presence with our out-of-home media properties to provide local, regional and national advertisers with an efficient, cost-effective means of targeting specific demographic groups. We target markets where we believe we can apply our operating expertise to improve the performance of acquired assets so that we can achieve broadcast cash flow of at least $1.0 million within one year of the acquisition.

   We seek to acquire radio stations, clusters and groups that have high quality technical facilities and which serve markets where we believe we can become the leader in revenue and audience share. In addition, we seek to acquire radio stations, clusters and groups that, among other things, are located in high-growth markets or in close proximity to top 50 markets. We seek to acquire outdoor advertising portfolios and properties in attractive, high traffic locations and in markets offering significant consolidation or developmental opportunities.

 Operating Strategy

   We seek to maximize the revenue and cash flow potential of our out-of-home media assets by:

  .   developing large, well-trained local sales forces;

  . capitalizing on our experienced management team and its unique operating structure;

  .   developing effective and innovative media products;

  . creating additional outdoor advertising sites that complement our existing portfolios; and

  .   leveraging economies of scale and implementing strict cost controls.

                   Summary of the Terms of the Exchange Offer

   On July 5, 2001, we issued in a private placement $200 million in aggregate principal amount of our 10 3/4% senior subordinated notes, which we refer to as the "old notes." We entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed to deliver this prospectus to you. You are entitled to exchange your old notes in the exchange offer for registered notes with substantially identical terms, except that the registered notes have been registered under the Securities Act of 1933 and will not bear legends restricting their transfer. Unless you are a broker-dealer or are unable to participate in the exchange offer, we believe that the notes to be issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933. Any reference to "notes" in this prospectus refers to the old notes and the registered notes, unless the context otherwise requires. You should read the discussions under the headings "The Exchange Offer" and "Description of the Registered Notes" for further information regarding the registered notes.

Registration Rights           You are entitled under the registration rights
 Agreement..................  agreement governing your old notes to exchange your old notes for registered notes with substantially identical terms. The exchange offer is intended to satisfy these rights. After the exchange offer is complete, except as set forth in the next paragraph, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

                              The registration rights agreement governing your old notes requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for your benefit if you would not receive freely tradable registered notes in the exchange offer or if you are ineligible to participate in the exchange offer and indicate that you wish to have your old notes registered under the Securities Act. See "The Exchange Offer--Procedures for Tendering."

The Exchange Offer..........  We are offering to exchange $1,000 principal amount of 10 3/4% senior subordinated notes due 2011, which have been registered under the Securities Act, for each $1,000 principal amount of our unregistered 10 3/4% senior subordinated notes due 2011, which were issued on July 5, 2001.

                              In order to be exchanged, an old note must be properly tendered and accepted. All old notes that are validly tendered and not validly withdrawn will be exchanged.

                              As of this date, there is $200 million aggregate principal amount of old notes outstanding.

                              We will issue the registered notes promptly after the expiration of the exchange offer.

Resales of the Registered     We believe that registered notes to be issued in
 Notes......................  the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if you meet the following conditions:

                              (1) the registered notes are acquired by you in
                                  the ordinary course of your business;

                              (2) you are not engaging in and do not intend to
                                  engage in a distribution of the registered notes;

                              (3) you do not have an arrangement or
                                  understanding with any person to participate in the distribution of the registered notes; and

                              (4) you are not an affiliate of ours, as that
                                  term is defined in Rule 405 under the
                                  Securities Act.

                              Our belief is based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties unrelated to us. The staff has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff would make a similar determination with respect to this exchange offer.

                              If you do not meet the above conditions, you may incur liability under the Securities Act if you transfer any registered note without delivering a prospectus meeting the requirements of the Securities Act. We do not assume or indemnify you against that liability.

                              Each broker-dealer that receives registered notes for its own account in exchange for old notes, where the old notes were acquired by that broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the registered notes. A broker-dealer may use this prospectus for an offer to resell or to otherwise transfer the registered notes. See "Plan of Distribution."

Expiration Date.............  The exchange offer will expire at 5:00 p.m., New
                              York City time, on         , 2002, unless we
                              decide to extend the exchange offer. We do not intend to extend the exchange offer, although we reserve the right to do so.

Conditions to the Exchange    The only conditions to completing the exchange
 Offer......................  offer are that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Commission and no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer. See
                              "The Exchange Offer--Conditions."

Procedures for Tendering
 Old Notes Held in the Form
 of Book-Entry Interests....
                              The old notes were issued as global securities in fully registered form without coupons. Beneficial interests in the old notes which are held by direct or indirect participants in The Depository Trust Company ("DTC") through certificateless depositary interests are shown on, and transfers of the old notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

                              If you are a holder of an old note held in the form of a book-entry interest and you wish to tender your old note for exchange pursuant to the exchange offer, you must transmit to U.S. Bank Trust Company N.A., as exchange agent, on or prior to the expiration of the exchange offer either:

                              . a written or facsimile copy of a properly completed and executed letter of transmittal and all other required documents to the address set forth on the cover page of the letter of transmittal; or

                              . a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

                              The exchange agent must also receive on or prior to the expiration of the exchange offer either:

                              . a timely confirmation of book-entry transfer of your notes into the exchange agent's account at DTC, in accordance with the procedure for book-entry transfers described in this prospectus under the heading "The Exchange Offer--Book-Entry Transfer," or

                              . the documents necessary for compliance with the guaranteed delivery procedures described below.

                              A letter of transmittal accompanies this prospectus. By executing the letter of transmittal or delivering a computer-generated message through DTC's Automated Tender Offer Program system, you will represent to us that, among other things:

                              . the registered notes to be acquired by you in the exchange offer are being acquired in the ordinary course of your business;

                              . you are not engaging in and do not intend to engage in a distribution of the registered notes;

                              .   you do not have an arrangement or
                                  understanding with any person to participate in the distribution of the registered notes; and

                              .   you are not our affiliate.

Procedures for Tendering
 Certificated Old Notes.....
                              If you are a holder of book-entry interests in the old notes, you are entitled to receive, in limited circumstances, in exchange for your book-entry interests, certificated notes which are in equal principal amounts to your book-entry interests. See "Description of the Registered Notes--Form of Registered Notes." No certificated notes are issued and outstanding as of the date of this prospectus. If you acquire certificated old notes prior to the expiration of the exchange offer, you must tender your certificated old notes in accordance with the procedures described in this prospectus under the heading "The Exchange Offer--Procedures for Tendering-- Certificated Old Notes."

Special Procedures for
 Beneficial Owner...........
                              If you are the beneficial owner of old notes and they are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your old notes, you should promptly contact the person in whose name your old notes are registered and instruct that person to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name your old notes are registered. The transfer of registered ownership may take considerable time. See "The Exchange Offer-- Procedures for Tendering--Procedures Applicable to All Holders."

Guaranteed Delivery           If you wish to tender your old notes and:
 Procedures.................

                              .   they are not immediately available;

                              . time will not permit your old notes or other required documents to reach the exchange agent before the expiration of the exchange offer; or

                              . you cannot complete the procedure for book-entry transfer on a timely basis,

                              you may tender your old notes in accordance with the guaranteed delivery procedures set forth in "The Exchange Offer--Procedures for Tendering-- Guaranteed Delivery Procedures."

Acceptance of Old Notes and
 Delivery of Registered
 Notes......................  Except under the circumstances described above under "Conditions to the Exchange Offer," we will accept for exchange any and all old notes which are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The registered notes to be issued to you in the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal..................  You may withdraw the tender of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. We will return to you any old notes not accepted for exchange for any reason without expense to you as promptly as we can after the expiration or termination of the exchange offer.

Exchange Agent..............  U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer.

Consequences of Failure to    If you do not participate in the exchange offer,
 Exchange...................  upon completion of the exchange offer, the liquidity of the market for your old notes could be adversely affected. See "The Exchange Offer--
                              Consequences of Failure to Exchange."

Federal Income Tax            The exchange of old notes should not be a taxable
 Consequences...............  event for federal income tax purposes. See
                              "Certain United States Federal Income Tax
                              Considerations."

                  Summary of the Terms of the Registered Notes

Issuer......................  NextMedia Operating, Inc.

Securities Offered..........  $200.0 million aggregate principal amount of 10
                              3/4% Senior Subordinated Notes due 2011.

Maturity....................  July 1, 2011.

Interest Rate...............  10.75% per year.

Interest Payment Dates......  January 1 and July 1 of each year, commencing
                              January 1, 2002.

Optional Redemption.........  We cannot redeem the notes before July 1, 2006, except as described immediately below. From and after that date, we can redeem some or all of the notes at the redemption prices listed under the heading "Description of the Registered Notes-- Optional Redemption" in this prospectus, plus accrued and unpaid interest.

                              At any time before July 1, 2004, we can redeem up to 35% of the principal amount of the notes issued under the indenture with the proceeds from public equity offerings, as long as:

                              . we pay to holders of the notes a redemption price of 110.750% of the principal amount of notes we redeem, plus accrued and unpaid interest;

                              .   we redeem the notes within 90 days of
                                  completing the equity offering; and

                              . at least 65% of the principal amount of the notes originally issued remains outstanding after each such redemption.

Ranking.....................  The registered notes will be senior subordinated obligations and will rank junior to our existing and future senior indebtedness. The notes will rank equally with our existing and future senior subordinated indebtedness and will rank senior to any subordinated indebtedness we may incur. The notes will effectively be subordinated to all our existing and future secured indebtedness to the extent of the assets securing that indebtedness. As of December 31, 2001, we had no outstanding senior indebtedness and no other senior subordinated indebtedness or subordinated indebtedness.

Guarantees..................  Our obligations under the notes are fully and unconditionally guaranteed jointly and severally on an unsecured senior subordinated basis by each of our existing and future domestic restricted subsidiaries on the terms provided for in the indenture. All of our existing subsidiaries initially will be restricted subsidiaries. See "Description of the Registered Notes-- Guarantees."

Change of Control Offer.....  If we experience a Change of Control, we must offer holders of the notes the opportunity to sell their notes to us at a purchase price of 101% of their principal amount, plus accrued and unpaid interest.

                              The term "Change of Control" is defined under the heading "Description of the Registered Notes-- Change of Control" in this prospectus.

Registration Rights.........  We agreed to offer to exchange the old notes for a new issue of identical debts securities registered under the Securities Act as evidence of the same underlying obligation of indebtedness. This exchange offer is in satisfaction of the agreement. We have also agreed to provide a shelf registration statement to cover resales of the notes under certain circumstances. If we fail to satisfy these obligations, we have agreed to pay additional interest to holders of the notes under specified circumstances until we satisfy our obligations.

Certain Covenants...........  The indenture governing the notes contains covenants limiting our and our restricted subsidiaries' ability to:

                              .   incur additional indebtedness;

                              . pay dividends or distributions on, or redeem or repurchase, our capital stock;

                              .   make investments;

                              .   engage in transactions with affiliates;

                              .   transfer or sell assets;

                              .   create restrictions on the payment of
                                  dividends or other amounts to us by our
                                  restricted subsidiaries; and

                              .   consolidate, merge or transfer all or
                                  substantially all of our assets.

                              These covenants are subject to important exceptions and qualifications described under "Description of the Registered Notes--Certain Covenants."

Form of Notes...............  Each of the registered notes to be issued in the exchange offer will be represented by one or more global securities deposited with U.S. Bank National Association for the benefit of DTC. You will not receive registered notes in certificated form unless one of the events set forth under the heading "Description of the Registered Notes-- Form of Registered Notes" occurs. Instead, beneficial interests in the registered notes to be issued in the exchange offer will be shown on, and transfer of these interests will be effected only through, records maintained in book-entry form by DTC with respect to its participants.

Use of Proceeds.............  We will not receive any cash proceeds upon completion of the exchange offer.

                                  Risk Factors

   You should refer to the section entitled "Risk Factors" for an explanation of the material risks of participating in the exchange offer and investing in the notes.

                             Additional Information

   We were incorporated under the laws of the State of Delaware in 2000. Our executive offices are located at 6312 South Fiddlers Green Circle, Suite 360E, Englewood, Colorado 80111, and our telephone number at that address is (303) 694-9118.

         Summary Unaudited Pro Forma Condensed Financial and Other Data

   We have derived the summary unaudited pro forma condensed financial data shown below from our unaudited pro forma condensed financial information included elsewhere in this prospectus. The summary unaudited pro forma condensed financial data is not necessarily indicative of either future results of operations or the results that would have occurred if the events we describe had occurred on the indicated dates. You should read the summary unaudited pro forma condensed financial data in conjunction with our consolidated financial statements, the unaudited pro forma condensed financial information and, in each case, the related notes included elsewhere in this prospectus. As you review the information contained in the following table and throughout this prospectus, you should note the following:

  . the pro forma operating data reflect adjustments to our historical financial data to give effect to the completed transactions as if each had occurred on January 1, 2001, and

  . the pro forma condensed balance sheet data reflect adjustments to our historical financial statements as if transactions completed after December 31, 2001 had occurred on December 31, 2001.

                                                                     Year Ended
                                                                    December 31,
                                                                        2001
                                                                    ------------
Operating Data:
  Net revenues.....................................................   $ 86,257
  Operating expenses...............................................     55,825
  Corporate expenses...............................................      9,589
  Depreciation and amortization....................................     11,827
                                                                      --------
  Operating income.................................................      9,016
  Interest and other income (expense), net.........................    (21,632)
  Income tax expense...............................................      1,149
                                                                      --------
  Net loss.........................................................   $(13,765)
                                                                      ========
Other Data:
  Broadcast cash flow(1)...........................................   $ 30,432
  Broadcast cash flow margin(2)....................................       35.3%
  EBITDA(1)........................................................   $ 20,843
  EBITDA margin(3).................................................       24.2%
  Cash interest expense(4).........................................   $ 22,300
  Ratio of net debt to EBITDA(5)...................................        8.1x
  Ratio of EBITDA to cash interest expense(6)......................        0.9x
  Cash Flows related to:
    Operating activities...........................................      7,095
    Investing activities...........................................   (116,735)
    Financing activities...........................................    134,749

Balance Sheet Data (at end of period):
  Cash and cash equivalents........................................   $ 28,608
  Working capital..................................................     26,256
  Intangible assets, net...........................................    403,703
  Total assets.....................................................    499,664
  Total debt.......................................................    197,102
  Total stockholder's equity.......................................    282,631

--------
(1) Broadcast cash flow consists of operating income before local marketing agreement fees, depreciation and amortization and corporate expenses from radio and billboard assets. EBITDA consists of operating income before local marketing agreement fees and depreciation and amortization. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles, we believe that they are useful to an investor in evaluating our operating performance and comparing us to other companies in our business who report similar measures. However, you should not consider broadcast cash flow and EBITDA in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles. Moreover, the way in which we calculate broadcast cash flow and EBITDA may differ from that of companies reporting similarly-named measures.
(2) Broadcast cash flow margin means broadcast cash flow divided by net revenues.
(3)  EBITDA margin means EBITDA divided by net revenues.
(4) Consists of interest expense of $21,500 and loan commitment and letter of credit fees of $800.
(5) Ratio of net debt to EBITDA means total debt less cash and cash equivalents divided by EBITDA.
(6) Ratio of EBITDA to cash interest expense means EBITDA divided by cash interest expense.

                                  RISK FACTORS

   An investment in the registered notes involves a high degree of risk. You should consider carefully the following risk factors, in addition to the other information set forth in this prospectus, before deciding to participate in the exchange offer. The factors set forth below, however, are generally applicable to the old notes as well as the registered notes.

                           Risks Related to the Notes

We have a substantial amount of debt, which could harm our financial condition, results of operations and business prospects and prevent us from fulfilling our obligations under the notes.

   We have a substantial amount of indebtedness. After giving effect to our completed transactions, our earnings would have been insufficient to cover fixed charges by $12.6 million for the period ended December 31, 2001.

   Our substantial indebtedness could:

  . require us to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures, potential acquisitions and other general corporate activities;

  . limit our ability to obtain additional financing in the future for working capital, capital expenditures, potential acquisitions and other general corporate activities;

  . limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  . detract from our ability to successfully withstand a downturn in our business or the economy in general; and

  . place us at a competitive disadvantage against other less leveraged competitors.

   We are permitted under the indenture to incur additional debt, subject to specified limitations. If we incur additional debt, the risks related to our degree of leverage could intensify.

The notes are subordinate to other debt.

   The right to payment on the notes are subordinate to all of our senior debt. Similarly, each guarantee of the notes is subordinate to all existing and future senior debt of the applicable guarantor. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us or any guarantor, our or that guarantor's assets will be available to pay obligations on the notes or the applicable guarantee only after all outstanding senior debt of that party has been paid in full. In that event, there may not be sufficient assets remaining to satisfy our obligations under the notes. In addition, under specified circumstances, a default under some of our senior debt will prohibit us and the guarantors from paying the notes or their guarantees. As of December 31, 2001, we had no outstanding senior debt.

   In addition, our "unrestricted" subsidiaries, if any, do not guarantee the notes. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any of those subsidiaries, the assets of those subsidiaries will be available to us or our guarantor subsidiaries only after all outstanding liabilities and preferred stock of the unrestricted subsidiaries have been paid in full. None of our subsidiaries is currently an unrestricted subsidiary.

We may be unable to generate the cash flow or to obtain additional financing in order to meet our debt service obligations.

   We cannot assure you that our future cash flow will be sufficient to meet the payment obligations under the notes or under our other indebtedness. Our ability to generate cash flow from operations to make scheduled payments on our indebtedness, including the notes, as they become due will depend on our future financial performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, such as general economic and financial conditions in the broadcasting and out-of-home advertising industries, the economy at large or the initiatives of our competitors.

   If we do not generate sufficient cash flow from operations to satisfy our debt obligations, we may have to seek additional capital or undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets or reducing or delaying capital investments. Any of these actions could result in unanticipated costs, disrupt the implementation of our acquisition and operating strategies or otherwise hinder our growth. Moreover, we may be unable to take any of these actions on satisfactory terms, in a timely manner or to the extent necessary to enable us to service our debt. Our inability to generate sufficient cash flow or to raise additional capital in order to satisfy our debt obligations or to refinance our indebtedness on commercially reasonable terms would have a material adverse effect on our business, financial condition and results of operations.

The restrictive covenants in our debt instruments may affect our ability to operate our business successfully.

   Our senior credit facility contains a number of restrictive covenants that, among other things, limit our ability to incur additional debt, make specified payments with respect to junior securities, make investments, acquire additional businesses, dispose of our assets or make capital expenditures. Moreover, the indenture for the notes restricts us from taking similar actions. These restrictions could limit our ability to obtain future financing, make needed capital expenditures, take advantage of business opportunities, including acquisitions and dispositions, withstand a future downturn in our business or the economy in general or otherwise conduct necessary corporate activities. Moreover, the senior credit facility requires us to meet or exceed specified financial ratios, some of which are measured on a quarterly basis. Our failure to comply with these covenants might cause a default under the senior credit facility, which in turn could lead to an event of default under the indenture, all of which would have a material adverse effect on our business, financial condition and results of operations. We urge you to read the information under "Description of Senior Credit Facility" and "Description of the Registered Notes--Certain Covenants" for a more detailed discussion of these restrictions and covenants.

In the event of a default and acceleration of any of our debt, we may be unable to repay the notes.

   If there were an event of a default under our senior credit facility, the notes or any other future indebtedness, the holders of the affected indebtedness could declare all of that indebtedness immediately due and payable, which, in turn, could cause the acceleration of the maturity of all of our other indebtedness. We cannot assure you that we would have sufficient funds available, or that we would have access to sufficient capital from other sources, to repay any accelerated debt. Even if we could obtain additional financing, we cannot assure you that the terms would be favorable to us. In addition, substantially all of our assets are subject to liens securing the senior credit facility. If amounts outstanding under our senior credit facility were accelerated, our lenders could foreclose on these liens. We cannot assure you that our assets would be sufficient to repay borrowings under our senior credit facility and the amounts due under the notes in full. As a result, any event of default under the senior credit facility could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to repurchase the notes upon a change of control.

   If a change of control occurs under the indenture, we will be required to make an offer to purchase all the outstanding notes. If we tender for a significant amount of notes, we likely will require additional financing to pay for the tendered notes; however, we cannot be sure we will be able to obtain financing on acceptable terms, if at all. A change of control also may result in an event of default under our senior credit facility and may result in the acceleration of the senior credit facility in which case we will be required to pay the senior credit facility before we will be able to purchase tendered notes. We urge you to read the information under "Description of the Registered Notes--Change of Control" for more information regarding the treatment of a change of control under the indenture.

   If a public market were to exist, the registered notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes, and our financial performance. We do not intend to list the registered notes to be issued to you in the exchange offer on any securities exchange or to seek approval for quotations through any automated quotation system. No active market for the registered notes is currently anticipated.

The subsidiary guarantees raise fraudulent transfer issues, which could impair the enforceability of the subsidiary guarantees.

   Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could subordinate or void any guarantee if it found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors or the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor was, at the time of the guarantee or after giving effect to the guarantee:

  .   insolvent or rendered insolvent;

  . engaged in a business for which its remaining assets constituted unreasonably small capital; or

  . intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity.

   If a court voided a guarantee as a result of fraudulent conveyance, or held it unenforceable for any other reason, noteholders would cease to have a claim against the guarantor and would be solely creditors of NextMedia and any other guarantors.

If you fail to exchange your old notes, they will continue to be restricted securities and may become less liquid.

   Old notes which you do not tender or which we do not accept will, following the exchange offer, continue to be restricted securities. You may not offer or sell untendered old notes except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue new notes in exchange for the old notes pursuant to the exchange offer only following the satisfaction of procedures and conditions described elsewhere in this prospectus. These procedures and conditions include timely receipt by the exchange agent of the old notes and of a properly completed and duly executed letter of transmittal.

   Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer may be substantially limited. Any old note tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the old notes outstanding. Following the exchange offer, if you did not tender your old notes you generally will not have any further registration rights and your old notes will continue to be subject to transfer restrictions. Accordingly, the liquidity of the market for any old notes could be adversely affected.

There may be no active trading market for the registered notes to be issued in the exchange offer.

   The registered notes are a new issue of securities for which there is no established market. We cannot assure you with respect to:

  .   the liquidity of any market for the registered notes that may develop;

  .   your ability to sell registered notes; or

  .   the price at which you will be able to sell the registered notes.

                         Risks Related to our Business

Our limited history of operations makes our business difficult to evaluate.

   We commenced operations in 2000, and our operations since that time have focused primarily on acquiring radio broadcasting and outdoor advertising assets. We have limited experience marketing and operating our various products, which makes an evaluation of our business and prospects difficult. Moreover, our limited operating history may affect our ability to implement our business model on a cost-effective basis or at all. If the assumptions underlying our business model are not valid or if we are unable to implement our business plan, our business may not succeed.

We may be unable to implement our acquisition strategy successfully.

   We intend to pursue growth in large part through the acquisition of additional radio broadcasting and outdoor advertising businesses and assets. This strategy is subject to numerous risks, including:

  . an inability to obtain sufficient financing to complete our acquisitions;

  . increases in purchase prices for radio stations and outdoor advertising assets due to increased competition for acquisition opportunities;

  . an inability to negotiate definitive purchase agreements on satisfactory terms;

  .   difficulty in obtaining regulatory approval;

  . difficulty in integrating the operations, systems and management of our acquired assets and absorbing the increased demands on our administrative, operational and financial resources;

  . the diversion of management's attention from their other responsibilities; and

  .   the loss of key employees following completion of our acquisitions.

   Our inability to effectively address these risks could force us to revise our business plan, incur unanticipated expenses or forego additional opportunities for expansion.

If we cannot keep raising capital, our growth will be impeded.

   We expect to use borrowed funds and to raise equity financing to satisfy a substantial portion of our capital needs. In order to borrow additional funds, we will have to satisfy financial ratios and comply with financial and other covenants in our senior credit facility and the indenture governing the notes. If our revenues and cash flow do not meet expectations, we may lose our ability to borrow money or to do so on terms we consider to be favorable. Conditions in the capital markets also will affect our ability to borrow funds or to raise equity financing, as well as the terms we may obtain. All of these factors could also make it difficult or impossible for us otherwise to raise capital needed to pursue our growth strategies.

Our inability to effectively manage our rapid growth could adversely affect our operations.

   Our business has grown rapidly in a relatively short period of time, and we expect to continue to grow rapidly. The management of this growth will require, among other things, continued development of our financial and management information systems, stringent cost controls, increased marketing activities, the ability to attract and retain qualified management personnel and the training of new personnel. Moreover, our current business plan requires us to acquire, integrate and manage a number of different out-of-home media properties and products over a large and diverse geographic area. We may be unable to improve the financial and operating performance of the operations and assets we acquire. Our failure to manage our rapid growth successfully or to overcome the challenges faced by managing a variety of diverse out-of-home media assets could have a material adverse effect on our business, financial condition and results of operations.

Our radio business may not grow at the rate we anticipate if we do not receive regulatory approval for transfers of licenses related to future acquisitions.

   The consummation of radio broadcasting acquisitions requires prior approval of the Federal Communications Commission. The filing of petitions or complaints against us or any FCC licensee from which we propose to acquire a station could result in the FCC delaying the grant of, refusing to grant, or imposing conditions on its consent to the assignment or transfer of control of FCC licenses we seek to acquire in the future. As a result, we cannot assure you that we will be able to close any of these acquisitions within the expected time frame or at all.

   The Federal Trade Commission and the Department of Justice evaluate acquisitions to determine their validity under federal antitrust laws. Over the past several years, the Department of Justice has challenged a number of radio broadcasting transactions, particularly where the proposed buyer already owns one or more radio stations in the market of the station it seeks to buy. Some of those challenges ultimately resulted in consent decrees or less formal agreements requiring, among other things, divestitures of certain stations by the proposed buyer. In general, the Department of Justice has closely scrutinized radio broadcasting acquisitions that would result in market shares in excess of 40% of local radio advertising revenue in a given market. Similarly, the FCC has announced new procedures to review proposed radio broadcasting transactions even if the proposed acquisition otherwise complies with the FCC's ownership limitations. Acquisitions of other types of out-of-home assets also have been the subject of regulatory scrutiny. If we are unable to obtain these required regulatory approvals, we may be required to revise our acquisition strategy, which could significantly hinder our growth.

The loss of key personnel could disrupt our business and result in a loss of advertising revenues.

   Our success depends in large part on our ability to hire and retain qualified personnel and on the continued efforts, abilities and expertise of our senior officers and key sales and marketing employees. In many cases, we purchase underperforming assets where we believe we can apply our strategy to increase advertising revenues. Because our sales approach requires a large and skilled local sales force, the loss of our key sales and marketing personnel, or our failure to recruit qualified personnel, could cause a loss of advertising revenues across our businesses. We also depend heavily on our senior management team to coordinate and provide strategic direction to our operating businesses. The loss of any member of our senior management team, particularly either of our founders, Steven Dinetz or Carl E. Hirsch, could disrupt our various operations and hinder or prevent implementation of our business plan, which could have a material and adverse effect on our business, financial condition and results of operations.

If we are unable to compete effectively against other out-of-home media companies and other diversified media companies, we may suffer a decrease in advertising revenues.

   The industries in which we operate are highly competitive. Competition in the radio broadcasting industry is particularly intense. Many radio stations operating in our markets have the same broadcasting formats as our radio stations and compete for the same or similar audience demographic groups that we target. In addition, many of these stations have stronger radio signals that cover more of the market areas in which we compete than do our signals. Moreover, many of these stations are operated by larger radio broadcast or diversified media companies that have significantly greater resources than we have to, among other things, develop programming and generate advertising sales at premium rates. If our competitors address our target audiences more effectively than we are able, our ratings could fall and we may be unable to maintain desired levels of advertising sales. We also operate in a number of non-rated radio markets where we must compete on the effectiveness of our local advertising, which can be difficult to quantify, and where our audience is also able to receive the broadcast signals of nearby major market radio stations, which could also reduce the attractiveness of our stations to prospective advertisers. Any of the foregoing could cause our share of the overall radio advertising revenues within each of our geographic markets to decline, which would materially and adversely affect our business, financial condition and results of operations.

   Our outdoor advertising business also faces increasing competition. We compete with numerous large companies with established national operations and greater resources than our own, as well as an increasing number of local operators, many of whom have greater experience and more established customer relationships than we in the markets in which we currently operate or may seek to operate.

   In addition, each of our media platforms competes for advertising revenues with other advertising media vehicles within our markets, including newspapers, broadcast and cable television, magazines, direct mail and the Internet. Our failure to offer advertisers effective, high quality media outlets could cause them to allocate more of their advertising budgets to these and other competitive platforms, which could materially and adversely affect our business, results of operations and financial condition.

We must be able to respond to rapidly changing technology, services and standards which characterize the radio broadcasting industry in order to remain competitive.

   The radio broadcasting industry is subject to rapidly changing technology, services and standards. The FCC has authorized the satellite delivery of digital audio broadcasting and is considering ways to introduce new technologies, including terrestrial delivery of digital audio broadcasting and the standardization of available technologies that significantly enhance the sound quality of AM and FM broadcasts. Our inability to keep pace with and adapt our radio business to these developments could harm our competitive position as well as our financial condition and results of operations. Several new media technologies are currently being developed. For example:

  . cable television operators have introduced a service commonly referred to as "cable radio," which provides cable television subscribers with several high-quality music, news and other information channels;

  . direct satellite broadcast television companies are supplying subscribers with multiple high-quality music channels;

  . the Internet offers new and diverse forms of audio content distribution;

  . satellite digital audio radio technology, initially developed for automotive applications, could result in new satellite radio services; and

  . the introduction of in-band on-channel digital radio and new low-power FM radio could result in additional radio services being broadcast on the frequencies currently occupied by traditional FM and AM radio services.

   We cannot assure you that we will be able to adopt new technologies on a timely or cost-effective basis, or at all, in order to compete successfully with other participants in the radio broadcast industry.

The industries in which we operate are subject to extensive and changing regulation, which could increase our operating costs or limit the opportunities we have for growth.

   Radio Broadcasting. The Communications Act of 1934, as amended (the "Communications Act"), requires prior approval from the FCC for the issuance, renewal, modification, transfer of control or assignment of broadcasting station operating licenses. The Communications Act and FCC rules limit the number of broadcasting properties that we may acquire in any market and regulate operating practices of radio stations. In some cases, it is unclear how the FCC and the courts will enforce and interpret the Communications Act and the FCC rules.

   The Telecommunications Act and FCC rules and regulations limit the number of radio stations we may acquire or operate in any market, overall and in each of the AM and FM services. That number may vary depending upon whether our affiliates have attributable interests in other radio stations or certain other media properties. Any attributable media interests of our officers, directors and stockholders with 5% or greater voting power, as well as the attributable media interests of NextMedia Investors, must be considered in determining the maximum number of radio stations we may acquire in any market. Certain members of NextMedia Investors and their affiliates have attributable broadcast interests in entities other than us. These attributable interests may limit the number of radio stations that we may acquire or own in any market in which these officers, directors or stockholders hold or acquire outside attributable broadcast interests. The FCC has recently indicated it may propose new rules to define a "market" for purposes of the local radio station ownership limits in the Communications Act and the FCC's multiple ownership rules. If adopted, these new rules could reduce the number of stations that we may own in some markets, which might require us to divest some stations or limit our ability to acquire more stations in some markets.

   In order to operate our radio stations, we must maintain radio broadcasting licenses issued by the FCC. These licenses are ordinarily issued for a maximum term of eight years and may be renewed, although third parties may challenge our renewal applications. We cannot assure you that our licenses will be renewed. In addition, if we or any of our officers, directors or significant stockholders violate the FCC's rules and regulations or the Communications Act, are convicted of a felony or are otherwise found to be disqualified from being a party to an FCC license, the FCC may commence a proceeding to impose sanctions against us, including revocation of our licenses.

   Outdoor Advertising. The outdoor advertising industry is subject to governmental regulation at the federal, state and local level. These include regulations on the construction, repair, upgrading, height, size and location of and, in some instances, content, of advertising copy being displayed on, and outdoor advertising structures adjacent to, federally-aided highways and to other thoroughfares. In particular, we are subject to the Highway Beautification Act of 1965, which has been adopted in every state in which we operate and which restricts our ability to construct billboards near federally-aided highways. This may hamper our efforts to expand our outdoor advertising business. In addition, we are subject to local zoning laws in every market in which we operate. Our failure to maintain knowledge of and compliance with these laws, could materially and adversely affect the development of our outdoor advertising business in our target markets. Our inability to obtain the local permits needed to build and operate some outdoor advertising products or to effect valid transfers of permits on display properties we acquire could similarly hinder our growth. Legislation regulating the content of billboard advertisements has been introduced from time to time in the past, particularly with respect to alcohol advertising. Changes in laws and regulations affecting outdoor advertising at any level of government could have an adverse effect on us, including through decreased revenue opportunities or increased costs and expenses.

                           FORWARD-LOOKING STATEMENTS

   This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, in particular, the statements about our plans, strategies and prospects under the headings "Prospectus Summary," "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Business," and in "Unaudited Pro Forma Condensed Financial Information." Although we believe that our plans, intentions and expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that our plans will not change or that we will achieve the goals we have set. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, including under the headings "Risk Factors," "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Business." All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in and risk factors referred to throughout this prospectus.

   We caution that the factors described in this prospectus could cause actual results to differ materially from those expressed in any of our forward-looking statements and that investors should not place undue reliance on those statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

                             COMPLETED TRANSACTIONS

   The following tables set forth our material completed radio and outdoor advertising transactions, respectively, as of the date of this prospectus.

Radio Division

                                                                  Approximate
                           No. of                        Call    Purchase Price
Date Completed            Stations       Markets        Letters (in millions)(1)
--------------            -------- -------------------- ------- ----------------
January 2000.............     3    Panama City, FL      WYOO-FM       $3.6
                                                        WPCF-AM
                                                        WQJM-FM

February 2000............     2    Panama City, FL      WILN-FM        4.7
                                                        WYYX-FM

March 2000...............     1    Wilmington, DE       WJBR-FM       32.4

March 2000...............     2    Reno, NV             KRZQ-FM        7.0
                                                        KTHX-FM

April 2000...............     1    Reno, NV             KSRN-FM        1.5

April 2000...............     1    Reno, NV             KJZS-FM        1.5

May 2000.................     3    Sherman-Denison, TX  KLAK-FM       14.8(2)
                                                        KMKT-FM
                                                        KMAD-FM

June 2000................     4    Erie, PA             WRKT-FM       15.0
                                                        WRTS-FM
                                                        WJET-AM
                                                        WFNN-AM

July 2000................     3    Myrtle Beach, SC     WMYB-FM       12.0(3)
                                                        WKZQ-FM
                                                        WJYR-AM

July 2000................     5    Decatur, IL          WSOY-FM       75.0(4)
                                                        WCZQ-FM
                                                        WDZQ-FM
                                                        WSOY-AM
                                                        WDZ-AM

July 2000................     8    Greenville-New Bern- WRNS-AM       75.0(4)
                                   Jacksonville, NC     WRNS-FM
                                                        WERO-FM
                                                        WKOO-FM
                                                        WANG-AM
                                                        WANG-FM
                                                        WANJ-FM
                                                        WDLX-AM

July 2000................     3    Lubbock, TX          KLLL-FM       75.0(4)
                                                        KMMX-FM
                                                        KONE-FM

                                                                 Approximate
                      No. of                            Call    Purchase Price
Date Completed       Stations         Markets          Letters (in millions)(1)
--------------       -------- ------------------------ ------- ----------------
July 2000...........     2    Myrtle Beach, SC         WRNN-FM      $ 75.0(4)
                                                       WYAV-FM

August 2000.........     1    Erie, PA                 WFGO-FM        10.0(5)

September 2000......     2    Canton, OH               WHBC-FM        43.5
                                                       WHBC-AM

October 2000........     9    Crystal Lake, IL         WZSR-FM        56.2
                                                       WAIT-AM

                              Kenosha, WI/Waukegan, IL WIIL-FM
                                                       WLIP-AM
                                                       WEXT-FM

                              Joliet, IL               WBVS-FM
                                                       WJOL-AM
                                                       WLLI-FM
                                                       WJTW-FM

October 2000........     2    Kenosha, WI/Waukegan, IL WXLC-FM         9.4
                                                       WKRS-AM

April 2001..........     1    Aurora, IL               WERV-FM         3.4(6)

April 2001..........     2    Greenville-New Bern-
                              Jacksonville, NC         WXQR-FM         2.0
                                                       WQSL-FM

October 2001........     1    Erie, PA                 WRPL-FM         3.7(7)
                       ---                                          ------
  Subtotal..........    56                                          $295.7

Outdoor Advertising Division

                                                                  Approximate
                                                     No. of      Purchase Price
Date Completed                     Selling Entity   Displays    (in millions)(1)
--------------                   ------------------ --------    ----------------
May 2000........................ AJ Indoor           20,222          $ 19.6
February 2001................... CityVision             102(9)          3.9(8)
July 2001....................... PNE Media            4,067            92.2
July 2001....................... Gaess Outdoor           23(10)         9.8
October 2001.................... Capital Outdoor         16             8.9
October /November 2001.......... Sailing Billboards      30            11.5
Other...........................                      2,611             5.2
                                                     ------          ------
  Total.........................                     27,071          $151.1

--------
 (1)  Excludes acquisition related costs and expenses.
 (2) This included an option to acquire KMAD-FM, which we exercised in October 2000 and completed in June 2001. KMAD-FM has a general construction permit to increase its power and to move its license to the Sherman-Denison market. In addition, we have entered into an agreement whereby we may sell the frequency of KLAK-FM. This transaction is subject to FCC approval.
 (3) Does not include disposition of WYAK-FM to Cumulus Broadcasting as part of station swap and does not include a construction permit for WAZG-AM.

 (4) We acquired 18 stations in Decatur, IL; Greenville-New Bern-Jacksonville, NC; Lubbock, TX; and Myrtle Beach, SC in July 2000 for an aggregate purchase price of $75.0 million.
 (5) Acquisition included WLKK-FM, which we subsequently sold for $5.0 million.
 (6) Acquisition included WKKD-AM, which we subsequently sold for $0.8 million.
 (7)  Acquisition of a construction permit in Erie, Pennsylvania.
 (8)  Final purchase price subject to adjustment based on future cash flow.
 (9) Included 86 displays that were under construction, 15 of which have been completed.
(10) Included 3 displays that were under construction, all of which have been completed.

 Radio Acquisitions

   Panama City, Florida. In January 2000, we acquired the assets of radio stations WQJM-FM, WPCF-AM and WYOO-FM for $3.6 million from Styles Broadcasting. In February 2000, we also acquired WILN-FM and WYYX-FM serving the Panama City market from Empire Broadcasting Company for $4.7 million.

   Wilmington, Delaware. In March 2000, we acquired WJBR-FM serving Wilmington, Delaware for $32.4 million from Wilmington WJBR-FM LLC.

   Reno, Nevada. In March 2000, we acquired KTHX-FM and KRZQ-FM serving Reno from Salt Broadcasting for an aggregate purchase price of $7.0 million. In April 2000, we acquired KSRN-FM and KJZS-FM for $1.5 million each from Comstock Communications, Inc. and Hilltop Church, respectively.

   Suburban Dallas (Sherman-Denison, Texas). In May 2000, we acquired KLAK-FM and KMKT-FM serving Sherman-Denison, Texas from Red River Radio and Lake Broadcasting for $13.5 million. For an additional $0.8 million, we purchased an option to acquire the assets of KMAD-FM for an exercise price of $0.5 million. We exercised this option in October 2000 and completed the acquisition in June 2001. In addition, we have entered into an agreement whereby we may to sell the frequency of KLAK-FM. This transaction is subject to FCC approval.

   Erie, Pennsylvania. In June 2000, we acquired WRKT-FM, WRTS-FM, WJET-AM and WFNN-AM serving Erie, Pennsylvania from Rambaldo Communications, Inc. for $12.0 million in cash and $3.0 million of equity in NextMedia Investors LLC. In August, 2000, we acquired WFGO-FM and WLKK-FM serving Erie from Jet Broadcasting Company for $10.0 million. We disposed of the frequency of WLKK-FM for $5.0 million to comply with FCC ownership restrictions. In October 2001, we acquired a construction permit for WRPL-FM from FairView Radio for $3.7 million.

   Myrtle Beach, South Carolina. In July 2000, we acquired WMYB-FM, WJYR-AM, WKZQ-FM, WYAK-FM and a construction permit for WAZG-AM, serving the Myrtle Beach market, from Hirsh Broadcasting for $12.0 million. One of the stations, WYAK-FM, serving Myrtle Beach was subsequently sold to Cumulus Broadcasting in April 2001 as part of a station swap.

   The Pinnacle Acquisition. In July 2000, we acquired 18 radio stations (13 FM and 5 AM) serving Decatur, Illinois; Greenville-New Bern-Jacksonville, North Carolina; Lubbock, Texas; and Myrtle Beach, South Carolina from Pinnacle Broadcasting for $75.0 million.

   Canton, Ohio. In September 2000, we acquired WHBC-FM and WHBC-AM in Canton, Ohio from the Beaverkettle Company for $43.5 million.

   Suburban Chicago. In October 2000, we acquired WZSR-FM, WAIT-AM, WIIL-FM, WLIP-AM, WEXT-FM, WJOL-AM, WLLI-FM, WJTW-FM and WBVS-FM serving Crystal Lake, Kenosha/Waukegan and Joliet, Illinois from Pride Communications for $56.2 million. In October 2000, we acquired WXLC-FM and WKRS-AM serving Kenosha/Waukegan, Illinois from Belvidere Broadcasting L.P. for $9.4 million. In April 2001, we acquired WKKD-AM and WERV-FM serving Aurora/Naperville, Illinois from Radioworks for $3.4 million. In February, 2002, we disposed of the frequency of WKKD-AM for approximately $0.8 million.

   Greenville-New Bern-Jacksonville, North Carolina. In April 2001, we acquired WXQR-FM and WQSL-FM serving Greenville-New Bern-Jacksonville, North Carolina, from Cumulus Broadcasting in exchange for WYAK-FM, a radio station located in Myrtle Beach, South Carolina and $2.0 million.

 Outdoor Advertising Acquisitions

   AJ Indoor. In May 2000, we acquired substantially all of the assets of AJ Indoor, an out-of-home display advertising company focused on advertising displays across the United States in public locations, such as retail stores and restaurants, for $19.6 million.

   CityVision. In February 2001, we acquired certain outdoor display assets, consisting primarily of licenses and site leases, for future development of billboards in Hartford, Westfield, Springfield and East St. Louis from CityVision, LLC, CityVision Mid-America, LLC, CityVision Connecticut, LLC and CityVision Massachusetts, LLC for $3.9 million, subject to adjustments based on future cash flow.

   PNE Media. In July 2001, we acquired certain outdoor advertising assets of PNE Media for $60.5 million in cash and $31.7 million of Class A membership interests in NextMedia Investors. The value of the Class A membership interests was determined by "arms length" negotiation between the two parties with reference to other similar transactions in the industry and by us. The assets acquired included more than 4,000 bulletin and poster display faces located in New York/New Jersey, Hartford, Baltimore, Washington, D.C. and Philadelphia.

   Gaess Outdoor. In July 2001, we acquired certain outdoor advertising assets of Great Outdoor, Inc., Media Displays, Inc. and Great Advertising, LLC, known collectively as Gaess Outdoor, for $9.8 million in cash. The acquired assets are located in the New York/New Jersey Market.

   Capital Outdoor. In October 2001, we acquired certain outdoor advertising assets of Capital Advertising, Inc., Capital Media II, Inc., and Capital Outdoor, Inc., known collectively as Capital Outdoor, for $8.9 million. The acquired assets are located in the New York market.

   Sailing Billboards. In October and November 2001, we acquired certain outdoor advertising assets of Sailing Billboards Outdoor Media, LLC for $11.5 million. The acquired assets are located in San Francisco.

                               THE EXCHANGE OFFER

Purpose and Effect

   We issued the old notes on July 5, 2001 in a private placement to a limited number of qualified institutional buyers, as defined under the Securities Act, and to a limited number of persons outside the United States. In connection with this issuance, we entered into an indenture and a registration rights agreement. These agreements require that we file a registration statement under the Securities Act with respect to the registered notes to be issued in the exchange offer and, upon the effectiveness of the registration statement, offer to you the opportunity to exchange your old notes for a like principal amount of registered notes. These registered notes will be issued without a restrictive legend and, except as set forth below, may be reoffered and resold by you without registration under the Securities Act. After we complete the exchange offer, our obligations with respect to the registration of the old notes and the registered notes will terminate, except as provided in the last paragraph of this section. A copy of the indenture relating to the notes and the registration rights agreement have been filed as exhibits to the registration statement of which this prospectus is a part.

   Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, if you are not our "affiliate" within the meaning of Rule 405 under the Securities Act or a broker-dealer referred to in the next paragraph, we believe that registered notes to be issued to you in the exchange offer may be offered for resale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act. This interpretation, however, is based on your representation to us that:

  (1) the registered notes to be issued to you in the exchange offer are acquired in the ordinary course of your business;

  (2) you are not engaging in and do not intend to engage in a distribution of the registered notes to be issued to you in the exchange offer; and

  (3) you have no arrangement or understanding with any person to participate in the distribution of the registered notes to be issued to you in the exchange offer.

   If you tender in the exchange offer for the purpose of participating in a distribution of the registered notes to be issued to you in the exchange offer, you cannot rely on this interpretation by the staff of the Commission. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives registered notes in the exchange offer for its own account in exchange for old notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those registered notes. See "Plan of Distribution."

   If you will not receive freely tradeable registered notes in the exchange offer or are not eligible to participate in the exchange offer, you can elect, by indicating on the letter of transmittal for your notes and providing certain additional necessary information, to have your old notes registered in a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act. If we are obligated to file a shelf registration statement, we will be required to keep the shelf registration statement effective until the earlier of (a) the time when the notes covered by the shelf registration statement may be sold pursuant to Rule 144, (b) two years from the date the notes were originally issued or (c) the date on which all the notes registered under the shelf registration statement are disposed in accordance with the shelf registration statement. Other than as set forth in this paragraph, you will not have the right to require us to register your old notes under the Securities Act. See "--Procedures for Tendering."

Consequences of Failure to Exchange

   After we complete the exchange offer, if you have not tendered your old notes you will not have any further registration rights, except as set forth above. Your old notes will continue to be subject to certain restrictions on transfer. Therefore, the liquidity of the market for your old notes could be adversely affected upon completion of the exchange offer if you do not participate in the exchange offer.

Terms of the Exchange Offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the letters of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of registered notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. You may tender some or all of your old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 in principal amount.

   The form and terms of the registered notes are substantially the same as the form and terms of the old notes, except that the notes to be issued in the exchange offer have been registered under the Securities Act and will not bear legends restricting their transfer. The registered notes will be issued pursuant to, and entitled to the benefits of, the indenture. The indenture also governs the old notes. The registered notes and the old notes will be deemed one issue of notes under the indenture.

   As of the date of this prospectus, $200 million in aggregate principal amount of the old notes were outstanding. This prospectus, together with the appropriate letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the old notes. You do not have any appraisal or dissenters' rights in connection with the exchange offer under the Delaware General Corporation Law or the indenture. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated under the Exchange Act.

   We will be deemed to have accepted validly tendered outstanding notes when, as, and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the tendering holders for the purpose of receiving the registered notes from us. If we do not accept any tendered notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return certificates for any unaccepted notes, without expense, to the tendering holder as promptly as practicable after the expiration date.

   You will not be required to pay brokerage commissions or fees or, except as set forth below under "--Transfer Taxes," transfer taxes with respect to the exchange of your old notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Fees and Expenses" below.

Expiration Date; Amendments

   The exchange offer will expire at 5:00 p.m., New York City time, on
              , 2002, unless we determine, in our sole discretion, to extend the exchange offer, in which case it will expire at the later date and time to which it is extended. We do not intend to extend the exchange offer, although we reserve the right to do so. If we extend the exchange offer, we will give oral or written notice of the extension to the exchange agent and give each registered holder notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.

   We also reserve the right, in our sole discretion,

  (1) to delay accepting any old notes or, if any of the conditions set forth below under "--Conditions" have not been satisfied or waived, to terminate the exchange offer by giving oral or written notice of such delay or termination to the exchange agent, or

  (2) to amend the terms of the exchange offer in any manner by complying with Rule 14e-l(d) under the Exchange Act to the extent that rule applies.

   We acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to pay the consideration offered, or return the old notes surrendered for exchange, promptly after the termination or withdrawal of the exchange offer. We will notify you as promptly as we can of any extension, termination or amendment.

Procedures for Tendering

 Book-Entry Interests

   The old notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

   If you hold your old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date either:

  (1) a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

  (2) a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

   In addition, in order to deliver old notes held in the form of book-entry interests:

  (1) a timely confirmation of book-entry transfer of such notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfers described below under "--Book-Entry Transfer" must be received by the exchange agent prior to the expiration date; or

  (2) you must comply with the guaranteed delivery procedures described below.

   The method of delivery of old notes and the letter of transmittal for your old notes and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or old notes to us. You may request your broker, dealer, commercial bank, trust company, or nominee to effect the above transactions for you.

 Certificated Old Notes

   Only registered holders of certificated old notes may tender those notes in the exchange offer. If your old notes are certificated notes and you wish to tender those notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under "--Exchange Agent." In addition, in order to validly tender your certificated old notes:

  (1) the certificates representing your old notes must be received by the exchange agent prior to the expiration date or

  (2) you must comply with the guaranteed delivery procedures described below.

 Procedures Applicable to All Holders

   If you tender an old note and you do not withdraw the tender prior to the expiration date, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal for your notes.

   If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

   Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:

  (1) old notes tendered in the exchange offer are tendered either

    (A) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery
        Instructions" on such holder's letter of transmittal or

    (B) for the account of an eligible institution; and

  (2) the box entitled "Special Registration Instructions" on such letter of transmittal has not been completed.

   If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

   If the letter of transmittal is signed by a person other than you, your old notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those old notes.

   If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of their authority to act on your behalf.

   We will determine, in our sole discretion, all questions regarding the validity, form and eligibility, including time of receipt, acceptance and withdrawal, of tendered old notes. This determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal for the old notes, will be final and binding on all parties.

   You must cure any defects or irregularities in connection with tenders of your old notes within the time period we will determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your notes will be returned to you if:

  (1) you improperly tender your old notes;

  (2) you have not cured any defects or irregularities in your tender; and

  (3) we have not waived those defects, irregularities or improper tender.

   The exchange agent will return your notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer.

   In addition, we reserve the right in our sole discretion to:

  (1) purchase or make offers for, or offer registered notes for, any old notes that remain outstanding subsequent to the expiration of the exchange offer;

  (2) terminate the exchange offer; and

  (3) to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.

   The terms of any of these purchases or offers could differ from the terms of the exchange offer.

   By tendering, you will represent to us that, among other things:

  (1) the registered notes to be acquired by you in the exchange offer are being acquired in the ordinary course of your business;

  (2) you are not engaging in and do not intend to engage in a distribution of the registered notes to be acquired by you in the exchange offer;

  (3) you do not have an arrangement or understanding with any person to participate in the distribution of the registered notes to be acquired by you in the exchange offer; and

  (4) you are not our "affiliate," as defined under Rule 405 of the Securities Act.

   In all cases, issuance of registered notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for your old notes or a timely book-entry confirmation of your old notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal, or a computer-generated message instead of such letter of transmittal, and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged old notes, or old notes in substitution therefor, will be returned without expense to you. In addition, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged old notes will be credited to your account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

 Guaranteed Delivery Procedures

   If you desire to tender your old notes and your old notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

  (1) you tender through an eligible financial institution;

  (2) on or prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

  (3) the certificates for all certificated old notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

   The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

  (1) your name and address;

  (2) the amount of old notes you are tendering; and

  (3) a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent:

    (A) the certificates for all certificated old notes being tendered, in proper form for transfer or a book-entry confirmation of tender;

    (B) a written or facsimile copy of the letter of transmittal, or a book-entry confirmation instead of such letter of transmittal; and

    (C) any other documents required by such letter of transmittal.

Book-Entry Transfer

   The exchange agent will establish an account with respect to the book-entry interests at DTC for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the exchange agent at DTC. Any financial institution that is a participant in DTC's systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

   If one of the following situations occur:

  (1) you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the exchange agent's account at DTC; or

  (2) you cannot deliver all other documents required by the letter of transmittal to the exchange agent prior to the expiration date,

then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

Withdrawal Rights

   You may withdraw tenders of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

   For your withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date.

   The notice of withdrawal must:

  (1) state your name;

  (2) identify the specific old notes to be withdrawn, including the certificate number or numbers and the principal amount of withdrawn notes;

  (3) be signed by you in the same manner as you signed the letter of transmittal when you tendered your old notes, including any required signature guarantees or be accompanied by documents of transfer sufficient for the exchange agent to register the transfer of the old notes into your name; and

  (4) specify the name in which the old notes are to be registered, if different from yours.

   We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions

   Notwithstanding any other provision of the exchange offer and subject to our obligations under the registration rights agreement, we will not be required to accept for exchange, or to issue registered notes in exchange for, any old notes and may terminate or amend the exchange offer, if at any time before the acceptance of any old notes for exchange any of the following events occur:

  (1) any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; or

  (2) the exchange offer violates any applicable law or any applicable interpretation of the staff of the Commission.

   These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required in order to comply with applicable securities laws, to extend the expiration date of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

   In addition, we will not accept for exchange any old notes tendered, and no registered notes will be issued in exchange for any of those old notes, if at the time the notes are tendered any stop order is threatened by the Commission or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939.

   The exchange offer is not conditioned on any minimum principal amount of old notes being tendered for exchange.

Exchange Agent

   We have appointed U.S. Bank Trust Company N.A. as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be directed to the exchange agent addressed as follows:

                    By Registered or Certified Mail, by Hand
                            or by Overnight Courier:
                         U.S. Bank Trust Company, N.A.
                             180 East Fifth Street
                           St. Paul, Minnesota 55101
                Attention: Specialized Finance Group, 4th Floor

By Facsimile: (651) 244-1537                        By Telephone: (800) 934-6802

   The exchange agent also acts as trustee under the indenture.

Fees and Expenses

   We will not pay brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person or by telephone by our officers and employees.

   We will pay the estimated cash expenses to be incurred in connection with the exchange offer.

Transfer Taxes

   You will not be obligated to pay any transfer taxes in connection with a tender of your old notes for exchange unless you instruct us to register registered notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

   We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the registered notes under generally accepted accounting principles.

                                USE OF PROCEEDS

   This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the registered notes. In consideration for issuing the registered notes contemplated in this prospectus, we will receive old notes in like principal amount, the form and terms of which are the same as the form and terms of the registered notes, except as otherwise described in this prospectus.

                                 CAPITALIZATION

   The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2001:

  .   on an actual basis; and

  . on a pro forma basis to give effect to transactions completed as of March 15, 2002.

                                                                   As of
                                                                December 31,
                                                                    2001
                                                              ----------------
                                                              Actual Pro Forma
                                                              ------ ---------
                                                               (in thousands)
   Cash and cash equivalents................................. $ 30.5  $ 28.6
                                                              ======  ======
   Total debt:
     10 3/4% senior subordinated notes due 2011, net of
      discount...............................................  197.1   197.1
                                                              ------  ------
       Total debt............................................  197.1   197.1
   Total stockholder's equity................................  282.6   282.6
                                                              ------  ------
         Total capitalization................................ $479.7  $479.7
                                                              ======  ======

                    DEFICIENCY OF EARNINGS TO FIXED CHARGES

   Our historical earnings were insufficient to cover fixed charges by $2.8 million and $10.1 million for the years ended December 31, 2000 and 2001, respectively. The deficiency of earnings to fixed charges means the amount by which interest expense ($4.1 million and $16.2 million for each period, respectively) exceeds pre-tax income before interest expense ($1.3 million and $6.1 million for each period, respectively).

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

   We have derived the unaudited pro forma condensed financial information on the following pages from our audited historical financial statements and from the audited and unaudited historical financial statements of the businesses we have acquired in our completed transactions included elsewhere in this prospectus.

   The pro forma operating data reflect adjustments to our historical financial data to give effect to the completed transactions as if each had occurred on January 1, 2001. The pro forma condensed balance sheet data reflect adjustments to our historical financial statements as if transactions completed after December 31, 2001 had occurred on December 31, 2001.

   We have based the unaudited pro forma adjustments upon available information and assumptions that we consider reasonable. You should read the unaudited pro forma condensed financial information and accompanying notes in conjunction with the financial statements and other financial information relating to the completed transactions contained elsewhere in this prospectus. The unaudited pro forma condensed financial information is not necessarily indicative of either future results of operations or the results that might have been achieved if these transactions had been consummated on the indicated dates.

   We have used the purchase method of accounting to account for each of the acquisitions given effect in the unaudited pro forma condensed financial information. The aggregate purchase price of each transaction is allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the unaudited pro forma condensed financial information is preliminary for transactions closed subsequent to December 31, 2001. The final allocation of the purchase price is contingent upon finalization of estimates; however, we do not expect the final allocation to differ materially from the preliminary allocation.

                           NEXTMEDIA OPERATING, INC.

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      For the year ended December 31, 2001
                             (dollars in thousands)

                                                                     Pro Forma
                           Historical Historical for                  for the
                            for the    the Completed   Pro Forma     Completed
                            Company   Transactions(G) Adjustments   Transactions
                           ---------- --------------- -----------   ------------
Net revenues.............   $ 73,323      $12,934       $    --       $ 86,257
Operating expenses.......     48,756        7,069            --         55,825
Corporate expenses.......      8,834          755            --          9,589
Depreciation and
 amortization............     11,379        3,918        (3,470)(A)     11,827
Local marketing agreement
 fees....................         20           --           (20)(B)         --
                            --------      -------       -------       --------
  Operating income.......      4,334        1,192         3,490          9,016
Interest expense.........    (16,191)      (3,158)       (4,012)(C)    (23,361)
Other income.............      1,729           --            --          1,729
                            --------      -------       -------       --------
  Income (loss) before
   provision for income
   taxes.................    (10,128)      (1,966)         (522)       (12,616)
Provision for income
 taxes...................        780          190           179 (D)      1,149
                            --------      -------       -------       --------
  Net income (loss) from
   continuing
   operations............   $(10,908)     $(2,156)      $  (701)      $(13,765)
                            ========      =======       =======       ========



 See accompanying notes to unaudited pro forma condensed financial information.

                           NEXTMEDIA OPERATING, INC.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                            As of December 31, 2001
                             (dollars in thousands)

                                                   Pro Forma
                                                  Adjustments        Pro Forma
                                       Historical     for             for the
                                        for the    Completed         Completed
                                        Company   Transactions      Transactions
                                       ---------- ------------      ------------
ASSETS
Current Assets:
  Cash and cash equivalents...........  $ 30,501    $   786 (E)       $ 28,608
                                                     (2,679)(F)
  Accounts receivable, net............    13,604         --             13,604
  Prepaid and other current assets....     2,129         --              2,129
                                        --------    -------           --------
  Total current assets................    46,234     (1,893)            44,341
Property and equipment, net...........    40,844        200 (E)(F)      41,044
Intangibles, net......................   402,010      1,693 (E)(F)     403,703
Other.................................    10,576         --             10,576
                                        --------    -------           --------
Total assets..........................  $499,664    $    --           $499,664
                                        ========    =======           ========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts payable, accrued expenses
   and other current liabilities......  $ 18,085    $    --           $ 18,085
                                        --------    -------           --------
  Total current liabilities...........    18,085         --             18,085
Long-term debt........................   197,102         --            197,102
Other long-term liabilities...........     1,846         --              1,846
                                        --------    -------           --------
  Total liabilities...................   217,033         --            217,033
Stockholder's equity..................   282,631         --            282,631
                                        --------    -------           --------
  Total liabilities and stockholder's
   equity.............................  $499,664    $    --           $499,664
                                        ========    =======           ========


 See accompanying notes to unaudited pro forma condensed financial information.

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

                             (dollars in thousands)

(A) The adjustment reflects (1) a change in depreciation and amortization resulting from conforming the estimated useful lives of the acquired businesses and (2) additional depreciation and amortization expense resulting from the allocation of the purchase price of the acquired businesses, including an increase in property and equipment, FCC licenses and intangible assets, to their estimated fair market value and the recording of goodwill associated with the acquisitions. Goodwill and FCC licenses are being amortized over 40 years. Indefinite lived intangibles associated with acquisitions initiated and /or completed subsequent to June 30, 2001 have not been amortized in accordance with the provisions of SFAS No. 142. Had the provisions of SFAS No. 142 been in effect at January 1, 2001, amortization would have been reduced by $7,288.

(B) The adjustment reflects the elimination of local marketing agreement fees paid by us attributable to certain acquisitions consummated prior to December 31, 2001. Upon our acquisition of assets previously operated under a local marketing agreement, we no longer pay the local marketing agreement fees associated with those assets.

(C) The adjustment reflects interest expense associated with our current borrowings as described in this prospectus. Deferred financing costs are amortized over the term of the related debt.

   10 3/4% senior subordinated notes due 2011......................... $21,500
   Loan commitment and letter of credit fees..........................     800
                                                                       -------
     Subtotal.........................................................  22,300
   Amortization of deferred financing costs and accretion of discount
    on debt...........................................................   1,061
                                                                       -------
   Pro forma interest expense.........................................  23,361
   Historical interest expense........................................  19,349
                                                                       -------
   Net adjustment..................................................... $ 4,012
                                                                       =======

(D) The adjustment reflects additional expected state taxes associated with the acquisitions.

(E) The adjustment reflects the contractual proceeds due upon the sale in February 2002 of certain assets of radio station WKKD-AM in Aurora, Illinois.

(F) The adjustment reflects cash expended in the acquisition of certain outdoor advertising assets of Philcor Media, Matt Outdoor and Medianet.
(G) The schedule below gives effect to the following for the period January 1, 2001 through December 31, 2001: (1) pre-acquisition operating results of businesses acquired prior to March 15, 2002; and (2) the dispositions of the entities referenced in note 1 below.

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

                             (dollars in thousands)

                                                                        Other      Historical
                                    Historical Historical Historical  Completed     for the
                         Historical   Gaess     Capital    Sailing   Transactions  Completed
                         PNE Media   Outdoor    Outdoor   Billboards Combined(1)  Transactions
                         ---------- ---------- ---------- ---------- ------------ ------------
Net revenues............  $ 8,146      $545      $1,401     $2,901      $ (59)      $12,934
Operating expenses......    4,661       206         657      1,683       (138)        7,069
Corporate expenses......      755        --          --         --         --           755
Depreciation and
 amortization...........    3,176        85         217        450        (10)        3,918
                          -------      ----      ------     ------      -----       -------
  Operating income
   (loss)...............     (446)      254         527        768         89         1,192
Interest expense........   (3,158)       --          --         --         --        (3,158)
                          -------      ----      ------     ------      -----       -------
  Income (loss) before
   provision for income
   taxes................   (3,604)      254         527        768         89        (1,966)
Provision for income
 taxes..................      190        --          --         --         --           190
                          -------      ----      ------     ------      -----       -------
  Net income (loss) from
   continuing
   operations...........  $(3,794)     $254      $  527     $  768      $  89       $(2,156)
                          =======      ====      ======     ======      =====       =======

                    See note reference (1) following tables.

(1) Represents the pre-acquisition results of operations related to certain outdoor advertising assets acquired from CityVision, AMI, Onsite Advertising, Philcor Media, Matt Outdoor, Scenic Outdoor and Medianet, less the historical results of operations of radio stations WLKK-FM, located in Erie, Pennsylvania and WKKD-AM, located in Aurora, Illinois, which have been sold.

                  SELECTED HISTORICAL AND OTHER FINANCIAL DATA

   We derived the selected historical financial data shown below for the years ended December 31, 2000 and 2001 and as of December 31, 2001 from our audited financial statements included elsewhere in this prospectus. You should read the following financial information in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition," "Business" and our consolidated financial statements and the related notes thereto, included elsewhere in this prospectus.

                                                              Years Ended
                                                             December 31,
                                                          --------------------
                                                            2000       2001
                                                          ---------  ---------
                                                              (dollars in
                                                              thousands)
Operating Data:
Net revenues............................................. $  41,772  $  73,323
Operating expenses.......................................    27,384     48,756
Corporate expenses.......................................     5,475      8,834
Restructuring expenses(1)................................       374         --
Depreciation and amortization............................     4,600     11,379
Local marketing agreement fees(2)........................     2,932         20
                                                          ---------  ---------
Operating income.........................................     1,007      4,334
Interest and other income (expense), net.................    (3,807)   (14,462)
Income tax expense.......................................        38        780
                                                          ---------  ---------
  Net loss............................................... $  (2,838) $ (10,908)
                                                          =========  =========
Other Data:
Broadcast cash flow(3)................................... $  14,014  $  24,567
Broadcast cash flow margin(4)............................      33.5%      33.5%
EBITDA(3)................................................ $   8,539  $  15,733
EBITDA margin(5).........................................      20.4%      21.5%
Cash interest expense.................................... $   3,282  $  15,463
Deficiency of earnings to fixed charges(6)...............        --         --
Cash flows related to:
  Operating activities...................................    (3,645)     9,504
  Investing activities...................................  (305,734)  (114,588)
  Financing activities...................................   309,436    134,749
Capital expenditures.....................................     1,680      7,077

Balance Sheet Data (at end of period):
Cash and cash equivalents............................................. $ 30,501
Working capital.......................................................   28,149
Intangibles assets, net...............................................  402,010
Total assets..........................................................  499,664
Total debt............................................................  197,102
Total stockholder's equity............................................  282,631

--------
(1) Consists primarily of severance costs and lease termination costs as a result of our acquisition of AJ Indoor.
(2) Represents fees associated with operating radio stations prior to acquisition. Prior to acquisition, we recognize revenues and related expenses following execution of a local marketing agreement. Upon our acquisition of assets previously operated under a local marketing agreement, we no longer pay the local marketing fees associated with those assets.
(3) Broadcast cash flow consists of operating income before local marketing agreement fees, depreciation and amortization and corporate expenses from radio and billboard assets. EBITDA consists of operating income before local marketing agreement fees and depreciation and amortization. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles, we believe that they are useful to an investor in evaluating our operating performance and comparing us to other companies in our business who report similar measures. However, you should not consider broadcast cash flow and EBITDA in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles. Moreover, the way in which we calculate broadcast cash flow and EBITDA may differ from that of companies reporting similarly-named measures.
(4) Broadcast cash flow margin means broadcast cash flow divided by net revenues.
(5) EBITDA margin means EBITDA divided by net revenues.
(6) Earnings were insufficient to cover fixed charges by $2.8 million and $10.1 million for the years ended December 31, 2000 and 2001, respectively. The deficiency of earnings to fixed charges means the amount by which interest expense ($4.1 million and $16.2 million for each period, respectively) exceeds pre-tax income before interest expense ($1.3 million and $6.1 million for each period, respectively).

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

General

   You should read the following discussion together with the financial statements and related notes included elsewhere in this prospectus. The results discussed below are not necessarily indicative of the results to be expected in any future periods.

   Our business consists of two out-of-home media divisions: radio broadcasting and outdoor advertising. Our radio broadcasting business consists of radio stations for which we provide programming and sell on-air advertising time. Our outdoor advertising business includes traditional outdoor advertising displays, such as bulletins and posters, as well as alternative advertising displays that we install in public locations, including restaurants, health clubs, retail stores and entertainment venues.

 Radio Broadcasting Division

   We derive our radio broadcast revenues primarily from the sale of advertising time to local and national advertisers. Our radio division operating expenses consist primarily of employee salaries and commissions, programming expenses, advertising and promotion expenses, rental for studio premises, rental of transmission tower space and music license royalty fees. We seek to control these expenses by centralizing certain functions, such as finance, accounting, legal, human resources and management information systems and the overall programming management function and by requiring adherence to strict cost controls at the station level.

   Our radio advertising revenues generally reflect the advertising rates that our radio stations can charge and the number of advertisements that we can broadcast without jeopardizing listener levels and resulting ratings. We typically base our advertising rates upon demand for a station's advertising inventory and its ability to attract audiences in targeted demographic groups, as well as by the number of stations competing in the market.

   Most of our markets are mid-sized or suburban markets, which typically attract a larger percentage of advertising revenues from local, rather than national, advertising.

   The radio broadcast industry typically experiences seasonal revenue fluctuations due primarily to fluctuations in advertising expenditures by local and national advertisers, with revenues typically being the lowest in the first calendar quarter and the highest in the second and fourth calendar quarters of each year. A radio station's operating results in any period also may be affected by advertising and promotional expenditures that do not necessarily produce revenues in the period in which the expenditures are made.

 Outdoor Advertising Division

   We derive our outdoor advertising revenues primarily through contracts with local and national advertisers. Our outdoor division operating expenses consist primarily of employee salaries and commissions, rental of sites for advertising displays, costs for the installation of advertising frames, maintenance and shipping costs, printing of advertisements and reproduction costs.

   Our outdoor advertising revenues reflect advertising rates prevailing in the relevant market, the location of our displays and our available inventory. We generally base our advertising rates on a particular display's exposure, or number of "impressions" delivered, in relation to the demographics of the particular market and its location within that market. Our outdoor advertising display contracts typically have terms ranging from three months to one year.

   We estimate the number of impressions delivered by an outdoor display, for example, by estimating the number of individuals viewing the site during a defined period. We apply a similar formula for determining advertising rates for our other display products. Because roadside bulletin displays are large and generate a higher number of impressions than other outdoor products, advertising rates for bulletins are significantly higher than those for our other outdoor and alternative display products.

Factors Affecting Comparability

   We commenced operations in late-1999 when we completed our first acquisition. Our results of operations from period to period are not comparable because of the impact of the various acquisitions and dispositions that we have completed as well as our rapid build-up in personnel in anticipation of additional acquisitions. Moreover, our expected growth through acquisitions is likely to continue to limit the comparability of our results of operations.

   In the following analysis, broadcast cash flow consists of operating income before local marketing agreement fees, depreciation and amortization and corporate expenses from radio stations and billboard assets. EBITDA consists of operating income before local marketing agreement fees and depreciation and amortization. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles, we believe that they are useful to an investor in evaluating our operating performance and comparing us to other companies in our business who report similar measures. However, you should not consider broadcast cash flow and EBITDA in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of liquidity or profitability. Moreover, the way in which we calculate broadcast cash flow and EBITDA may differ from that of companies reporting similarly-named measures.

Critical Accounting Policies and Estimates

   Our consolidated financial statements are prepared in accordance with generally accepted accounting principles, which requires us to make certain estimates and assumptions. A summary of our significant accounting policies is provided in Note 1 to our consolidated financial statements. The following section is a summary of certain aspects of those accounting policies that both require our most difficult, subjective or complex judgments and are most important to the portrayal of our financial condition and results of operations. We believe that there is a low probability that the use of different estimates or assumptions in making these judgments would result in materially different amounts being reported on our consolidated financial statements.

   Acquisitions When we acquire radio station or outdoor advertising assets, we allocate the components of these acquisitions using relative fair values computed using our estimates and assumptions. These estimates and assumptions affect the amount of costs allocated between categories of property and equipment and between categories of intangible assets, as well as the costs assigned to individual properties in multiple property acquisitions. These allocations also affect depreciation expense and gains or losses recorded on sales of properties. We recognize an impairment loss on an asset used in operations if the asset's undiscounted expected future cash flows are less than its depreciated or amortized cost. We compute an asset's undiscounted expected future cash flows using certain estimates and assumptions.

   Bad debt allowance We report receivables net of an allowance for receivables that may be uncollectible in the future. We review our receivables regularly for potential collection problems in computing the allowance recorded against our receivables. This review process requires we make certain judgments regarding collections that are inherently difficult to predict.

Results of Operations

   The following tables present certain summary historical financial data in dollars and as a percentage of net revenues for the periods indicated on a consolidated basis and for each of our out-of-home media divisions.

                                                  Years Ended December 31,
                                                -------------------------------
                                                 2000      %      2001      %
                                                -------  -----  --------  -----
                                                   (dollars in thousands)
Consolidated Operating Data:
Net revenues................................... $41,772  100.0% $ 73,323  100.0%
Operating expenses.............................  27,384   65.6    48,756   66.5
Corporate expenses.............................   5,475   13.1     8,834   12.0
Restructuring expense..........................     374     NM        --     --
Depreciation and amortization..................   4,600   11.0    11,379   15.5
Local marketing agreement fees.................   2,932    7.0        20     NM
                                                -------         --------
Operating income...............................   1,007    2.4     4,334    5.9
Interest and other income (expense), net.......  (3,807)    NM   (14,462)    NM
Income tax expense.............................      38     NM       780    1.1
                                                -------         --------
  Net loss..................................... $(2,838)    NM  $(10,908)    NM
                                                =======         ========
Other Data:
Broadcast cash flow............................ $14,014   33.5  $ 24,567   33.5
EBITDA......................................... $ 8,539   20.4  $ 15,733   21.5

Radio Broadcasting Operating Data:
Net revenues................................... $36,063  100.0% $ 57,936  100.0%
Operating expenses.............................  22,770   63.1    38,874   67.1
Depreciation and amortization..................   4,189   11.6    10,010   17.3
Local marketing agreement fees.................   2,932    8.1        20     NM
                                                -------         --------
Operating income............................... $ 6,172   17.1  $  9,032   15.6
                                                =======         ========
Other Data:
Broadcast cash flow............................ $13,293   36.9  $ 19,062   32.9

Outdoor Advertising Operating Data:
Net revenues................................... $ 5,709  100.0% $ 15,387  100.0%
Operating expenses.............................   4,614   80.8     9,882   64.2
Restructuring expense..........................     374    6.6        --     --
Depreciation and amortization..................     411    7.2     1,369    8.9
                                                -------         --------
Operating income............................... $   310   12.0  $  4,136   26.9
                                                =======         ========
Other Data:
Broadcast cash flow............................ $   721   19.2  $  5,505   35.8

Year Ended December 31, 2001 Compared to the Year Ended December 31, 2000

   Net Revenues. Consolidated net revenues increased $31.5 million to $73.3 million in 2001 from $41.8 million in 2000. Radio net revenues increased $21.8 million to $57.9 million in 2001 from $36.1 million in 2000. Outdoor advertising net revenues increased $9.7 million to $15.4 million in 2001 from $5.7 million in 2000. These increases were due primarily to our completion of acquisitions in 2000 and 2001. On a pro forma basis, net revenues for 2001 and 2000 were flat at $86.2 million due to challenging operating conditions in the fourth quarter of 2001.

   Operating Expenses. Consolidated operating expenses increased $21.4 million to $48.8 million in 2001 from $27.4 million in 2000. Radio operating expenses increased $16.1 million to $38.9 million in 2001 from $22.8 million in 2000. Outdoor advertising operating expenses increased $5.3 million to $9.9 million in 2001 from $4.6 million in 2000. These increases were attributable primarily to our completion of acquisitions in 2000 and 2001. As a percentage of net revenues, consolidated operating expenses increased marginally from 65.6% to 66.5%.

   Corporate Expenses. Corporate expenses increased $3.3 million to $8.8 million in 2001 from $5.5 million in 2000. This increase was due primarily to higher salary, office and administrative costs made necessary by the higher volume of business and administration resulting from increased infrastructure requirements associated with our numerous acquisitions in 2000 and 2001. As a percentage of net revenues, corporate expenses declined from 13.1% to 12.0%.

   Other Operating Expenses. Consolidated depreciation and amortization increased $6.8 million to $11.4 million in 2001 from $4.6 million in 2000. Radio depreciation and amortization increased $5.8 million to $10.0 million in 2001 from $4.2 million in 2000. Outdoor advertising depreciation and amortization increased $1.0 million to $1.4 million in 2001 from $0.4 million in 2000. These increases were due primarily to the acquisition of radio stations and outdoor advertising business in 2000 and 2001. Local marketing agreement fees decreased from $2.9 million to $20,000 in 2001 due to a reduction in radio acquisitions preceded by local marketing agreements. Upon our acquisition of assets previously operated under a local marketing agreement, we no longer pay the associated local marketing agreement fees.

   Interest and Other Income (Expense), Net. Interest and other income (expense), net, consisting primarily of interest expense, increased to $15.8 million in 2001 from $3.8 million in 2000 due primarily to indebtedness incurred in connection with our acquisitions, partially offset by a gain of $1.4 million relating to the sale of broadcasting properties.

   Net Loss. Consolidated net loss increased $8.1 million to $10.9 million in 2001 from $2.8 million in 2000 as a result of the factors described above.

   Broadcast Cash Flow. As a result of the factors described above, consolidated broadcast cash flow increased $10.6 million to $24.6 million in 2001 from $14.0 million in 2000. Radio broadcast cash flow increased $5.8 million to $19.1 million in 2001 from $13.3 million in 2000. Outdoor advertising broadcast cash flow increased $4.8 million to $5.5 million in 2001 from $0.7 million in 2000. Our consolidated broadcast cash flow margin was 33.5% in 2000 and 2001 reflecting certain cost savings, offset by challenging operating conditions in the fourth quarter of 2001. Due to these challenging conditions, on a pro forma basis, broadcast cash flow decreased $2.7 million from $33.1 million in 2000 to $30.4 million in 2001.

   EBITDA. EBITDA increased $7.2 million to $15.7 million in 2001 from $8.5 million in 2000 as a result of the factors described above. EBITDA margin increased to 21.5% in 2001 from 20.4% in 2000, due primarily to lower corporate expenses as a percentage of net revenue.

Liquidity and Capital Resources

   We use a significant portion of our capital resources to consummate acquisitions. Through December 31, 2001, we funded our acquisitions from the following sources: capital contributions of approximately $297.2 million from NextMedia Investors, funded by equity investments from several private investment funds and our senior management, and aggregate borrowings of approximately $157.2 million. We expect to obtain financing for future acquisitions through the incurrence of debt, additional equity contributions, internally generated funds or a combination of the foregoing. There can be no assurance, however, that external financing will be available to us on terms we consider favorable or that cash flow from operations will be sufficient to fund our acquisition strategy.

   On July 5, 2001, we completed an offering of $200.0 million of our 10 3/4% senior subordinated notes due 2011. The proceeds from this offering were used to fund various acquisitions and repay all of our outstanding debt under the senior credit facility. Under the terms of the notes, semi-annual interest payments of approximately $10.8 million are due January 1 and July 1 of each year.

   On July 31, 2000, we entered into a $125.0 million senior credit facility. Amounts available under the senior credit facility begin decreasing quarterly, commencing in October 2003. The senior credit facility bears interest at floating rates and matures on July 31, 2007. Pursuant to the third amendment to the senior credit facility, and in connection with the offering of the old notes, the total loan commitments under the senior credit facility were reduced to $100.0 million. As of the date of this prospectus, we had no borrowings outstanding under the senior credit facility. Amounts available for borrowing under the senior credit facility are determined based on certain leverage requirements. No amounts were available for borrowing under the senior credit facility as of December 31, 2001. See "Description of Senior Credit Facility."

   Our senior credit facility contains customary restrictive covenants that, among other things, limit our ability to incur additional indebtedness and liens in connection therewith, pay dividends and make capital expenditures above specified limits. Under the senior credit facility, we must satisfy specified financial covenants, such as a maximum leverage ratio and a minimum ratio of consolidated EBITDA to consolidated net cash interest expense. As of December 31, 2001, we were in compliance with all these covenants.

   In July, 2001, GS Capital Partners 2000, L.P. and related funds committed to contribute $75.0 million to NextMedia Investors in exchange for Class A membership interests. GS Capital Partners 2000 and its related funds have agreed to make contributions over time, pursuant to the Second Amended and Restated Limited Liability Company Agreement of NextMedia Investors to enable us to fund investments and, so long as the leverage ratio (as defined in our senior credit facility) is not less than 6.0 to 1.0, to enable us to pay certain costs and expenses relating to our operations and to repay any indebtedness. In December, 2001, we received an initial $20.0 million of the original commitment.

   Net cash provided by (used in) operating activities was $9.5 million and $(3.6) million in 2001 and 2000, respectively. The change in our net cash provided by operating activities was due primarily to transactions we completed in these periods and their effects on income from operations and working capital requirements and timing of interest payments on our senior subordinated notes.

   As of December 31, 2001, we had net operating loss carry forwards of approximately $42.7 million, which are available to reduce future federal and state income taxes. The federal net operating loss carry forwards begin to expire at various times commencing in 2020.

   Net cash provided by financing activities was $134.7 million and $309.4 million in 2001 and 2000, respectively. Net cash used in investing activities was $114.6 million and $305.7 million in 2001 and 2000, respectively. These cash flows primarily reflect borrowings, capital contributions and expenditures for acquisitions and dispositions.

   The following table sets forth future payments due under our debt and lease obligations as of December 31, 2001 (in thousands):

                                                10
                                           3/4% Senior  Non-Cancellable
                                           Subordinated    Operating
                                             Notes(1)       Leases       Total
                                           ------------ --------------- --------
   2002...................................   $     --       $ 5,626     $  5,626
   2003...................................         --         5,143        5,143
   2004...................................         --         4,624        4,624
   2005...................................         --         3,909        3,909
   2006...................................         --         3,085        3,085
   2007 and thereafter....................    200,000        12,800      212,800
                                             --------       -------     --------
                                             $200,000       $35,187     $235,187
                                             ========       =======     ========

--------
(1) In each year from 2002 through 2010, we will make semi-annual cash interest payments of $10,750.

   We believe that cash from operations and capital contributions available from NextMedia Investors will be sufficient to permit us to meet our financial obligations and to fund our existing operations for the foreseeable future.

Market Risk

   In January 2002, we entered into two interest rate swap agreements with an aggregate notional amount of $75.0 million. Pursuant to the swap arrangements, we will pay interest on the notional amount at a floating rate based on LIBOR and we will receive a fixed rate of 10.75% on the notional amount until the expiration of the agreements in January 2004. To the extent that the three month LIBOR plus 7.3% exceeds 10.75% in the future, we would be required to pay amounts in excess of the fixed payments we receive under the swap arrangements. We will recognize quarterly income or expense to record the swap arrangements at fair value.

   Our remaining long-term debt has a fixed interest rate. Consequently, we do not believe we are currently exposed to any material interest rate or market risk in connection with our remaining long-term debt.

Inflation

   To date, our results of operations have not been affected materially by inflation.

Recent Accounting Pronouncements

   In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 141, "Business Combinations." SFAS No. 141 requires that all business combinations initiated or completed after June 30, 2001 be accounted for using the purchase method of accounting and also requires identified intangible assets acquired in a business combination be recognized as an asset apart from goodwill if they meet certain criteria. The impact of the adoption of SFAS No. 141 on our reported operating results, financial position and existing financial statement disclosure was not material.

   In June 2001, the FASB issued SFAS No. 142 "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 requires that intangible assets with definite lives be amortized over their estimated useful lives and reviewed for impairment in accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Adoption of SFAS No. 142 will require that we evaluate our existing intangible assets and goodwill that were acquired in a prior purchase business combination and make any reclassifications necessary in order to conform with the new criteria in SFAS No. 141 for recognition apart from goodwill. Upon adoption of SFAS No. 142, we will be required to reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible asset is identified as having an indefinite useful life, we will be required to test the intangible asset for impairment within the first interim period. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period. SFAS No. 142 is effective for years beginning after December 15, 2001; however, goodwill and intangible assets acquired after June 30, 2001 are immediately subject to the nonamortization provisions of the statement. We will adopt the provisions of SFAS No. 142 as of January 1, 2002 and will no longer recognize amortization expense related to goodwill and indefinite lived intangibles, which was approximately $7,288 in 2001. Upon adoption of SFAS No. 142, we will be required to reevaluate the realizability of certain deferred tax assets because future taxable temporary differences, related principally to indefinite lived intangibles, will not be amortized for book purposes. We are currently assessing additional effects that this statement will have on our business, results of operations or financial position.

   In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the recognition of a liability and offsetting asset for any legal obligation associated with the retirement of long-lived assets. The asset retirement cost is depreciated over the life of the related asset. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. We do not believe SFAS No. 143 will have a significant effect on our business, results of operations or financial position.

   In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for the recognition and measurement of the long-lived assets to be held and used and the measurement of long-lived assets to be disposed of by sale. Under SFAS No. 144, long-lived assets are measured at the lower of carrying amount of fair value less cost to sell. We will adopt the provisions of SFAS No. 144 as of January 1, 2002. We do not believe SFAS No. 144 will have significant effect on our business, results of operations or financial position.

Recent Results

   Since December 31, 2001, we have continued to experience net losses.

                                    BUSINESS

Overview

   We are a rapidly growing out-of-home media company that owns and operates radio stations and outdoor advertising properties throughout the United States. We own 56 radio stations in 14 mid-size markets, making us the 10th largest radio broadcasting company in the country as measured by number of radio stations. Our outdoor advertising business consists of traditional outdoor properties, including more than 4,200 bulletin, wall and poster displays located primarily in New York/New Jersey, Hartford, Baltimore, Washington, D.C., Philadelphia and San Francisco and alternative advertising displays located in more than 6,300 retail locations across the United States including approximately 5,100 sites in 34 of the 50 largest MSAs. For the year ended December 31, 2001, after giving effect to our completed transactions as if each had occurred on January 1, 2001, we had net revenues of approximately $86.3 million and EBITDA of approximately $20.8 million.

   The NextMedia companies were founded in late 1999, by Steven Dinetz and Carl
E. Hirsch, to capitalize on consolidation opportunities in the out-of-home media industry. Our company represents the fourth time that Mr. Dinetz or Mr. Hirsch have undertaken a consolidation strategy in the out-of-home media industry. In 1993, Mr. Dinetz founded Chancellor Broadcasting Corporation, where he served as President and Chief Executive Officer. Most recently, Mr. Dinetz served as President and Chief Operating Officer of Capstar Broadcasting Corporation. Mr. Hirsch's experience includes two years as Chief Executive Officer of OmniAmerica Inc., a broadcast and telecommunications tower company, six years as Chief Executive Officer of OmniAmerica Group, a radio station operator, and four years as Co-Chairman, President and Chief Executive Officer of Legacy Broadcasting. We believe that a substantial opportunity exists to acquire radio stations, clusters and groups in attractive mid-size and suburban markets because the five largest owners of radio stations account for less than 37% of total radio revenues. We believe the outdoor advertising industry is also highly fragmented and presents a similar opportunity for increased consolidation, with approximately 200,000 advertising displays owned by more than 1,000 small and mid-size operators across the United States. Since our inception, we have closed 30 acquisitions for an aggregate net purchase price of $446.8 million, net of acquisition costs, of which $297.2 million was provided in the form of equity from our investors, including Thomas Weisel Capital Partners, L.P., Alta Communications VIII, L.P., Weston Presidio Capital III, L.P. and GS Capital Partners 2000, L.P., and an aggregate of $24.0 million from Messrs. Dinetz and Hirsch.

   The out-of-home media industry encompasses advertising distributed via radio as well as outdoor and indoor display sites that are viewed in public locations, such as streets and highways, transit systems, bars and restaurants, supermarkets, sporting arenas and movie theaters. We believe that the out-of-home media industry is an attractive alternative to other media, such as broadcast television, newspapers, cable and the Internet, which increasingly compete for attention within the home. During the past decade, out-of-home media has garnered an increasingly larger percentage of total advertising revenue in the United States. In 2001, the out-of-home media industry generated approximately $24.4 billion of advertising revenues, representing 13.9% of the total $175.0 billion advertising spending as compared to approximately $14.8 billion in 1995, or approximately 12.4% of advertising spending. The out-of-home industry has experienced aggregate compound annual revenue growth of 9.3% since 1995. We believe that the out-of-home advertising industry will continue to experience strong revenue growth in the future.

Radio Broadcasting Division

   We seek to acquire radio stations located in high-growth mid-size markets and in suburban communities in close proximity to major markets. We intend to target markets where we believe we can quickly become the leading radio operator as measured by revenue and audience share. Currently, we own and operate a geographically diverse portfolio of 41 radio stations in rated markets. According to BIA Research, in eight of these nine rated markets we currently operate one of the top two radio clusters in terms of either revenue and/or audience share. The following table sets forth selected information about the rated markets in which we operate.

                                                         2001
                             2001 Market    Number      Market      Fall 2001
                            Radio Revenue of Stations  Revenue      Audience
                            ------------- ----------- ----------- -------------
   Radio Market                 Rank       FM    AM   Share  Rank Share(1) Rank
   ------------             ------------- ----- ----- -----  ---- -------- ----
   Wilmington, DE..........       79          1    -- 23.5%    3    22.0%    2
   Reno, NV................       85          4    --  8.4%    4    16.9%    3
   Greenville-New Bern-
    Jacksonville, NC.......       96          7     3 32.7%    2    39.2%    2
   Myrtle Beach, SC........      153          4     1 23.9%    3    34.1%    1
   Lubbock, TX.............      156          3    -- 31.2%    2    25.6%    2
   Canton, OH..............      164          1     1 62.8%    1    58.6%    1
   Erie, PA................      171          4     2 58.0%    1    57.5%    1
   Panama City , FL........      218          4     1 19.1%    2    28.6%    2
   Decatur, IL.............      264          3     2 57.6%    1    59.1%    1
                                          ----- -----
     Total.................                  31    10
                                          ===== =====

--------
(1) Reflects our radio station's share among stations broadcasting from that market.

   In addition to our radio stations in rated markets, we also own 15 radio stations licensed to communities contiguous to two large markets, Chicago and Dallas. We believe that forming station clusters in suburban markets contiguous to top 10 markets enables us to capture a unique combination of three revenue streams: local advertisers seeking to reach listeners in the communities in which they live, national advertisers seeking to reach affluent listeners in residential suburbs surrounding major metropolitan markets and large local and regional advertisers based in large markets but who seek to reach listeners in and around the communities in which they work. In suburban Chicago, for example, we are developing a regional advertising network to enable advertisers to reach a greater percentage of their targeted demographic groups in the suburbs. These markets also provide us with an opportunity to operate in and around large markets with very limited radio competition. The following table sets forth selected information about the suburban markets in which we operate and includes rankings of rated markets with populations equivalent in size to those of our corresponding suburban markets.

                               Number
                             of Stations                              Comparative
                             -----------      2000       2000 Retail      MSA
   Radio Market               FM    AM     Population       Sales     Ranking(1)
   ------------              ----- ----- -------------- ------------- -----------
                                         (in thousands) (in millions)
   Suburban Chicago, IL:
     Aurora/Naperville(2)..      1    --    1,366.5       $18,898.2        42
     Crystal Lake(3).......      1     1      877.9        12,156.1        64
     Joliet(4).............      3     1      541.2         4,384.6        89
     Kenosha,
      WI/Waukegan(5).......      3     2      961.2        12,766.3        59
   Suburban Dallas, TX:
     Sherman-Denison(6)....      3    --      181.0         1,736.4       212
                             ----- -----    -------       ---------
     Total.................     11     4    3,927.8       $49,941.6
                             ===== =====    =======       =========

--------
(1) Rankings of rated markets with populations equivalent in size to those of our corresponding suburban markets.
(2) Includes Kane, DuPage and Kendall counties.
(3) Includes McHenry and Lake counties.
(4) Includes Will and Kendall counties.
(5) Includes Racine and Kenosha counties in Wisconsin and Lake county in Illinois.
(6) Includes Grayson and Fannin counties in Texas and Bryan and Marshall counties in Oklahoma.

 Outdoor Advertising Division

   We seek to acquire outdoor advertising properties in high traffic locations in large and mid-size markets where we believe we can quickly establish a significant competitive presence. Our traditional outdoor advertising properties include outdoor advertising displays such as roadside bulletins and posters. We currently operate more than 4,200 bulletin, wall and poster displays, located primarily in New York/New Jersey, Hartford, Baltimore, Washington D.C., Philadelphia and San Francisco.

   We also own more than 29,000 alternative advertising displays located in retail and entertainment venues, including restaurants, supermarkets, retail stores, theaters, sporting arenas and gas stations. We believe we are a leading operator of indoor advertising assets in the United States as measured by revenues. We have exclusive arrangements with national and local retailers to operate advertising displays at more than 6,300 retail locations across the United States, including approximately 5,100 sites in 34 of the 50 largest MSAs.

Business Strategy

   Our goal is to establish ourselves as one of the leading out-of-home media companies in the United States by pursuing the following acquisition and operating strategies.

 Acquisition Strategy

   We seek to establish a leading position in each of our existing and future markets. We believe that building a competitive presence with out-of-home media properties in a market enables us to provide local, regional and national advertisers an efficient, cost-effective means of targeting specific demographic groups and to leverage our operating expertise. As a result, we target acquisitions of out-of-home media assets in markets that we believe meet our acquisition criteria and present the opportunity to achieve a minimum of $1.0 million in broadcast cash flow within one year of the acquisition through the application of our operating strategy.

   Radio. We seek to acquire radio stations, clusters and groups that have high quality technical facilities, strong signal strength with broad coverage of the market and that are located in attractive markets where the opportunity exists to be the market leader in revenue and audience share. In addition, we seek to acquire stations that are located in markets with some or all of the following characteristics:

  . the population and retail sales growth rates are greater than the national averages;

  . located in close proximity to top 10 markets to enable us to compete for local revenue and audience ratings in those markets;

  .   offer few other competing media outlets; and

  . provide unique sources of revenue, such as popular vacation destinations.

   Outdoor Advertising. We seek to acquire outdoor advertising portfolios and properties that:

  . are located in attractive, high traffic locations where we can maximize occupancy rates and pricing;

  . are located in markets where the opportunity exists to significantly increase coverage and inventory by developing new billboard sites; and

  . offer additional alternative advertising products that will complement our existing product base.

 Operating Strategy

   We seek to maximize the revenue and cash flow potential of our out-of-home media assets through the following strategies:

   Develop large, well-trained local sales forces. In each of our markets, we are committed to fielding a large, local sales staff to serve and expand our existing client base and to reach a wide range of prospective local and regional advertisers. We believe a large and highly focused local sales force is crucial to selling our radio inventory, increasing occupancy of our outdoor advertising properties, maximizing our advertising rates and demonstrating to advertisers the value of out-of-home advertising. Since entering our radio markets, we have increased our local sales teams and implemented comprehensive sales training programs. Because our local sales teams are critical to executing our marketing initiatives, we invest heavily in recruiting and training talented sales personnel and offer competitive compensation and performance-based incentives.

   Capitalize on our experienced and focused management team and its unique operating structure. Our founders, Steven Dinetz and Carl E. Hirsch, bring over 50 years of collective experience acquiring and developing underperforming assets in the out-of-home media industry. We intend to capitalize on our founders' significant experience by focusing their efforts on leading our acquisition initiatives and providing day-to-day strategic and operating direction to our senior operating teams. These senior operating teams focus exclusively on directing and enhancing our radio and outdoor advertising operations. Our two most senior radio managers have more than 43 years of collective experience in the radio industry, and our two most senior outdoor advertising managers have more than 39 years of collective experience operating out-of-home media assets. We believe our experienced management team and operating structure will enable us to effectively identify and integrate acquisition properties, improve the performance of our existing assets and significantly increase the portfolio of assets we can operate.

   Develop effective and innovative media products. We seek to offer compelling, cost-effective and specifically targeted out-of-home media products.

  . Radio. In each of our markets we seek to identify and tailor our programming to establish the leading audience share within the demographic groups we consider attractive to advertisers. Our radio division's management refines each station's programming, including music selection, on-air announcers and promotional activities, to enable the station to more effectively appeal to its target audience and local community. We believe that targeting our programming to the cities, towns, regions and particular demographic groups we serve increases audience ratings and our advertisers' return on investment. Since the acquisition of our radio stations in our nine rated markets, we have increased the aggregate ratings in eight of those markets within our target demographic groups. We supplement our programming by developing a distinctive local brand for each of our stations. We seek to extend that brand recognition to create non-traditional revenue sources, such as local football games, community source books, holiday events, rock concerts and other events.

  . Outdoor advertising. We seek to offer advertisers high-quality outdoor advertising displays in prominent, high traffic locations. Our bulletin displays on major highways and heavily traveled urban thoroughfares enable advertisers to reach broad demographic groups for products with widespread appeal. We also develop display sites and new products that fit our advertisers' specific needs. For example, we have created advertising space above baby changing stations in bathrooms of restaurants and other retail locations for advertisers specifically interested in targeting new parents. As a result of targeting this demographic, several major consumer products companies have purchased the display space above baby changing stations throughout our network. In addition, we have developed displays for specialized locations, such as health clubs and medical centers, to enable advertisers to more effectively target particular groups of consumers.

   Create additional outdoor advertising sites that complement our existing portfolios. We intend to increase our outdoor advertising presence in our existing markets by building new properties in these markets. In each of our outdoor advertising markets, we have established real estate teams focused on developing new sites to leverage our existing operational infrastructure. In addition, these teams identify and develop sites in new markets that fit our acquisition criteria. For example, we have established alternative advertising sites in New York City and Long Island, and outdoor advertising sites at Newark and Hartford Bradley international airports. We base our decision to pursue each new build of outdoor advertising sites on disciplined rate of return criteria.

   Leverage economies of scale and implement strict cost controls. We believe that numerous opportunities exist to leverage the shared resources, expertise and collective buying power of our portfolio of media properties to reduce operating and overhead costs. For example, since acquiring our radio stations, we have renegotiated and significantly reduced the fees under national sales representation contracts and implemented a company-wide radio network affiliation agreement to sell unsold inventory. We have added programming and engineering management at the corporate level to replace individual station consultants and have implemented uniform contracts in programming and engineering. By establishing a critical mass of our out-of-home media assets, we are able to operate our assets efficiently with skilled local management teams whose primary focus is audience, revenue and cash flow enhancement, while providing centralized back office and administrative, engineering and programming support to spread our costs over a larger asset base. We have consolidated operating facilities in 2 markets and are evaluating future consolidations. In addition, we have implemented strict financial reporting standards and cost control measures in each of our markets to increase productivity and enhance revenue and cash flow growth.

Radio Broadcasting Division

 Radio Station Portfolio

   We have acquired 56 radio stations in 17 transactions. Our radio stations are in 14 markets, nine of which are rated. The following chart sets forth certain information about the radio stations we own and operate in rated markets.

                        Market Rank                                                                      Fall 2001 (2)
                       --------------                                                           --------------------------------
                                                                                                 Audience    Audience
                         2001   2001                                                             Share in     Rank in    Market
                        Radio   Metro                                                Target       Target      Target    Audience
                       Revenues Rank  Frequency  Format                          Demographic(1) Demographic Demographic  Share
  Market/Stations      -------- ----- ---------- ------                          -------------- ----------- ----------- --------
 Wilmington......         79      75
 WJBR-FM.........                           99.5 Adult Contemporary                  W25-54        10.6%          2        7.1%
 Reno, NV........         85     127
 KRZQ-FM.........                          100.9 Alternative Rock                    M18-34         8.4           2        4.3
 KTHX-FM.........                          100.1 Adult Rock                          M25-54         7.6           2        5.3
 KSRN-FM.........                          107.7 Adult Standards                     P35-64         1.4          18        2.0
 KJZS-FM.........                           92.1 Smooth Jazz                         P35-54         4.3           7        3.5
                                                                                                                          ----
                                                                                                                          15.1
 Greenville-New Bern-
  Jacksonville, NC...     96      84
 WRNS-AM/FM......                       960/95.1 Country                             P25-54        14.2           1       13.0
 WERO-FM.........                           93.3 Adult Top 40                        W25-44         8.8           3        4.4
 WKOO-FM.........                           98.7 Oldies                              P25-54         1.9          12        1.5
 WANG-AM/FM......                     1330/105.1 Adult Standards                     P35-64         1.9          10        2.0
 WXQR-FM(3)......                          105.5 Rock                                M18-34         4.7           7        1.8
 WQSL-FM.........                           92.3 Rhythmic Contemporary Hit Radio     P18-34         9.4           3        5.0
 WANJ-FM(3)......                          101.1 Rhythmic Contemporary Hit Radio     M18-34         2.7           9        0.7
 WDLX-AM.........                            930 News/Talk                           P25-54         0.8          19        0.7
                                                                                                                          ----
                                                                                                                          29.1
 Myrtle Beach,
  SC.............        153     169
 WJYR-AM.........                           1450 Sports                              M25-54          --          --         --
 WRNN-FM.........                           99.5 News/Talk                           P35-54         4.9           4        6.8
 WYAV-FM.........                          104.1 Classic Rock                        M25-54         6.7           2        2.9
 WKZQ-FM.........                          101.7 Active Rock                         M18-34        16.7           1        4.7
 WMYB-FM.........                           92.1 Adult Contemporary                  W25-54        15.2           1        8.2
                                                                                                                          ----
                                                                                                                          22.6
 Lubbock, TX.....        156     180
 KLLL-FM.........                           96.3 Country                             P25-54        10.3           1       11.1
 KMMX-FM.........                          100.3 Hot Adult Contemporary              W25-44         8.0           3        5.9
 KONE-FM.........                          101.1 Classic Rock                        M25-54         9.5           2        4.5
                                                                                                                          ----
                                                                                                                          21.5
 Canton, OH......        164     128
 WHBC-FM.........                           94.1 Adult Contemporary                  W25-54        15.2           1        9.7
 WHBC-AM.........                           1480 Full Service                        P25-54         6.8           2       13.4
                                                                                                                          ----
                                                                                                                          23.1
 Erie, PA........        171     161
 WRTS-FM.........                          103.7 Contemporary Hit Radio/Top-40       W18-49        28.7           1       16.9
 WRKT-FM.........                          100.9 Classic Rock                        M25-54        14.7           1        9.4
 WFGO-FM.........                           94.7 Oldies                              P25-54        13.3           5       12.4
 WFNN-AM.........                           1330 Sports                              M25-54         3.9           9        1.8
 WJET-AM.........                           1400 News/Talk                           P25-54         3.9           6        3.9
 WRPL-FM.........                           93.9 Active Rock                         M18-34        10.4           3        4.5
                                                                                                                          ----
                                                                                                                          48.9
 Panama City,
  FL.............        218     240
 WILN-FM.........                          105.9 Contemporary Hit Radio/Top-40       P18-34         9.4           3        7.1
 WYYX-FM.........                           97.7 Active Rock                         M18-34        13.8           1        6.0
 WYOO-FM.........                          101.1 News/Talk                           P25-54         7.8           3        7.7
 WPCF-AM.........                           1290 Christian                           P25-54          --          --         --
 WQJM-FM.........                          100.1 Soft Adult Contemporary........     P25-54         4.3          10        4.4
                                                                                                                          ----
                                                                                                                          25.2
 Decatur, IL.....        264     262
 WSOY-FM.........                          102.9 Hot Adult Contemporary WCZQ-FM      W25-44        13.0           2        7.2
 WCZQ-FM.........                          105.5 Urban                               P35-54          --          --         --
 WDZQ-FM.........                           95.1 Country                             P25-54        13.3           1       10.9
 WSOY-AM.........                           1340 News/Talk/Sports                    P25-54        10.7           2       13.0
 WDZ-AM..........                           1050 Urban Adult Contemporary.......     P25-54         8.0           5        8.7
                                                                                                                          ----
                                                                                                                          39.8

--------
(1) P=Persons; M = Men; W = Women.
(2) Reflects the radio station's share among all radio station signals received in that market.
(3) Stations are simulcast.

   Wilmington, Delaware. Wilmington is the 75th ranked MSA and the 79th ranked radio market in the United States based on 2001 radio advertising revenue of $24.6 million, of which we had a 23.5% share. Radio advertising revenue in Wilmington grew at a compound rate of 5.0% during the five-year period ended December 31, 2001. The Wilmington market has a population of approximately 655,800. Our signal in Wilmington also reaches Philadelphia, including many of its affluent suburban communities.

   Our station WJBR-FM has been the number one or two rated station in the Wilmington market for the last five years. In addition, our citygrade signal over the metropolitan Philadelphia area enables us to attract advertisers seeking to reach residents in Philadelphia's affluent suburbs.

   Reno, Nevada. Reno is the 127th ranked MSA and the 85th ranked radio market in the United States based on 2001 radio advertising revenue of $21.9 million, of which we had a 8.4% share. Radio advertising revenue in Reno grew at a compound rate of 8.4% during the five-year period ended December 31, 2001.

   The Reno market has a year round population of approximately 399,200. We aim to capitalize on Reno's rapid population growth and popularity as a vacation destination and believe our high quality facilities position us to increase our market share and build revenues.

   Greenville-New Bern-Jacksonville, North Carolina. Greenville-New Bern-Jacksonville is the 84th ranked MSA and the 96th ranked radio market in the United States based on 2001 radio advertising revenue of $20.2 million, of which we had a 32.7% share. Radio advertising revenue in Greenville grew at a compound rate of 5.6% during the five-year period ended December 31, 2001.

   The Greenville-New Bern-Jacksonville market is the largest market that Arbitron covers in terms of geographic area and has a population of approximately 586,000. We operate ten stations in the market, including WRNS-FM, the leading regional country music station in the market. We recently repositioned four stations in the market WERO-FM, WKOO-FM, WQSL-FM and WXQR-FM, which we believe will enable us to capitalize on significant growth opportunities in Greenville-New Bern-Jacksonville.

   Myrtle Beach, South Carolina. Myrtle Beach is the 169th ranked MSA and the 153rd ranked radio market in the United States based on 2001 radio advertising revenue of $12.1 million, of which we had a 23.9% share. Radio advertising revenue in Myrtle Beach grew at a compound rate of 6.3% during the five-year period ended December 31, 2001.

   The Myrtle Beach market has a population of approximately 257,100. Myrtle Beach is one of the fastest growing cities on the east coast of the United States and a major vacation destination. Subsequent to entering the market in July 2000, we changed some of the formats and signals in our Myrtle Beach stations and have since maintained one of the leading ratings positions for a radio cluster in that market. We converted the programming focus of WJYR-AM from easy listening to sports, and hired new sales and marketing personnel at our stations to accelerate sales growth.

   Lubbock, Texas. Lubbock is the 180th ranked MSA and the 156th ranked radio market in the United States based on 2001 radio advertising revenue of $12.0 million, of which we had a 31.2% share. Radio advertising revenue in Lubbock grew at a compound rate of 4.3% during the five-year period ended December 31, 2001.

   The Lubbock market has a population of approximately 244,100. One of our stations, KLLL-FM, is the leading country station in the market, and our general manager of that station hosts the top-rated morning show in the market. We believe we will be able to establish the leading position in the market by enhancing local programming on our stations.

   Canton, Ohio. Canton is the 128th ranked MSA and the 164th ranked radio market in the United States based on 2001 radio advertising revenue of $10.9 million, of which we had a 62.8% share. Radio advertising revenue in Canton grew at a compound rate of 4.5% during the five-year period ended December 31, 2001.

   The Canton market has a population of approximately 407,900. We believe that Canton represents a significant growth opportunity for our business because the market is not served by any major television broadcasting station and had an established radio audience at the time we entered the market. Our two stations are Canton's leading radio group.

   Erie, Pennsylvania. Erie is the 161st ranked MSA and the 171st ranked radio market in the United States based on 2001 radio advertising revenue of $10.6 million, of which we had a 58.0% share. Radio advertising revenue in Erie grew at a compound rate of 4.3% during the five-year period ended December 31, 2001.

   The Erie market has a population of approximately 281,200. We have established our five stations as the leading radio cluster in the market. Two of our FM stations, WRKT-FM and WRTS-FM, are the number one and two ranked stations, respectively, in the market. We have consolidated three sites in Erie into one facility to streamline operations and reduce costs.

   Panama City, Florida. Panama City is the 240th ranked MSA and the 218th ranked radio market in the United States based on 2001 radio advertising revenue of $6.8 million, of which we had a 19.1% share. Radio advertising revenue in Panama City grew at a compound rate of 4.3% during the five-year period ended December 31, 2001.

   The Panama City market has a population of approximately 149,800. Panama City is a popular vacation destination, and competition among the 16 radio stations in the market is intense. We have implemented programming changes at our stations which we believe will enhance our revenue growth and broadcast cash flow margins. We are also beginning to realize the benefits of the recent consolidation of our assets in Panama City.

   Decatur, Illinois. Decatur is the 262nd ranked MSA and the 264th ranked radio market in the United States based on 2001 radio advertising revenue of $4.6 million, of which we had a 57.6% share. Radio advertising revenue in Decatur grew at a compound rate of 4.5% during the four-year period ended December 31, 2001.

   The Decatur market has a population of approximately 114,500. When entering the market, we acquired a superior technical facility, WSOY-FM, which we believe gives us the opportunity to compete for the leading position in the market. WSOY-AM's signal covers the market and has established the leading news/talk position. In addition, we changed the format of WDZ-AM from agricultural to urban, targeting the African-American community, a demographic that we believe was previously underserved by Decatur's existing radio stations. As a result, our ratings at WDZ-AM have increased from zero to 8.7% among listeners aged 12+ during the past two years.

   The following chart sets forth certain information about the radio stations we own and operate in unrated suburban markets.

                                                                      Target
Market/Stations                  Frequency Format                 Demographic(1)
---------------                  --------- ------                 --------------
Suburban Chicago
 Aurora, IL
  WERV-FM.......................    95.9   Classic Hits               P25-54
 Crystal Lake, IL
  WAIT-AM.......................     850   News/Talk                  P35-64
  WZSR-FM.......................   105.5   Adult Contemporary         W25-54
 Joliet, IL
  WBVS-FM.......................   100.7   Contemporary Hit Radio     P18-34
  WLLI-FM.......................    96.7   Active Rock                M18-34
  WJTW-FM.......................    93.5   Adult Contemporary         W25-54
  WJOL-AM.......................    1340   News/Talk/Sports           P25-54
 Kenosha, WI/Waukegan, IL
  WIIL-FM.......................    95.1   Adult Rock                 M18-49
  WXLC-FM.......................   102.3   Hot Adult Contemporary     W25-44
  WKRS-AM.......................    1220   News/Talk/Sports           P25-54
  WEXT-FM.......................   104.7   Country                    P25-54
  WLIP-AM.......................    1050   Adult Standards            P35-64
Suburban Dallas
 Sherman-Denison
  KLAK-FM.......................    97.5   Adult Contemporary         W25-54
  KMKT-FM.......................    93.1   Country                    P25-54
  KMAD-FM.......................   102.3   Country                    P25-54

--------
(1) P = Persons; M = Men; W = Women

   Suburban Chicago. Chicago is the third ranked MSA and the third ranked radio market in the United States based on 2001 radio advertising revenue of $499.2 million. Radio advertising revenue in Chicago grew at a compound rate of 7.4% during the five-year period ended December 31, 2001. The markets that comprise suburban Chicago are currently non-rated.

   The Chicago suburban markets we serve have an aggregate population of approximately 3.7 million, representing approximately $48.2 billion in retail sales. We believe the proximity of our cluster to Chicago will attract advertisers seeking to reach listeners in their daily commutes, as well as residents in these affluent communities. Our suburban Chicago network consists of 12 stations strategically clustered in four distinct local markets in the greater-Chicago area: Aurora, Crystal Lake, Joliet and Kenosha/Waukegan. We offer a range of formats throughout each cluster, and each of our stations offers a different format tailored to its local community. We are in the process of integrating and consolidating our suburban Chicago assets and are already realizing cost savings and enhanced advertising sales from cross-selling within the network.

   Suburban Dallas (Sherman-Denison). Dallas is the 5th ranked MSA and the 5th ranked radio market in the United States based on 2001 radio advertising revenue of $374.7 million. Radio advertising revenue in Dallas grew at a compound rate of 11.1% during the five-year period ended December 31, 2001. Sherman-Denison, an outlying suburb of Dallas, is currently a non-rated market.

   The Sherman-Denison market includes Lake Texoma, a popular vacation and recreation area in northern Texas, and Sherman-Denison, a fast-growing metropolitan area north of Dallas. The Sherman-Denison market has an aggregate population of approximately 181,000. Dallas is one of the fastest growing metropolitan centers in the United States and is expanding northward to the suburban markets that we serve. During 1999 and 2000, as our competitors in the Sherman-Denison market moved their signals to the Dallas metropolitan market, KLAK-FM and KMKT-FM became the only radio stations targeting this fast-growing, affluent area. We plan to significantly increase our local sales efforts in the Sherman-Denison market by increasing our sales staff.

 Advertising Sales

   In each of the radio markets we serve, we invest heavily in hiring and training a large local sales force to effectively serve our existing and prospective advertising clients. During 2001, we increased our local sales department personnel by approximately 16%. We seek to develop individual performance goals with each of our salespeople and implement incentive programs and enhanced accountability measures to increase productivity and revenues in each market. We also devise quarterly objectives with each of our sales managers. As salespeople gain experience in a particular market, we increase the portion of their compensation paid in commissions. Our most experienced and productive salespeople are paid exclusively in commissions.

   Our local sales force consists of more than 150 salespeople who solicit local advertising in each of our markets. In each market, we have one or more local radio sales managers and an average of 11 sales personnel. We employ Katz Media Group as our national advertising representative to coordinate and increase our national sales.

   We believe that having multiple stations in a market enables us to offer a variety of advertising options to advertisers. We believe we will be able to increase our sell-through percentages as new and existing advertisers recognize the desirability of our stations' diverse formats and audience reach. At each station, we determine the number of advertisements broadcast hourly that we believe maximizes the station's available revenue dollars without jeopardizing listener levels.

   Our revenue mix between local and national advertising varies significantly by market. Currently, across all of our markets approximately 75% of our advertising revenue is local and approximately 25% is national. We believe local advertising represents a more stable revenue source than national advertising. However, we consider national advertising important because it generally commands a higher dollar rate for each advertising spot than local advertising.

   In selected markets where we have created station clusters with a particularly broad audience reach such as suburban Chicago, we are developing or intend to develop regional advertising networks to enable advertisers to cost-effectively capture more listeners meeting their targeted demographics than they could by purchasing spot advertising on each station. In suburban Chicago, for example, our sales teams offer advertising on some or all of our 12 stations in that cluster to local advertisers. We believe this strategy will enhance the value of our stations to advertisers and enable us to build incremental advertising revenues.

 Programming

   We believe that compelling, live local programming is critical to the success of our radio stations. Within each of our network clusters, we target diverse demographic groups with a broad range of programming formats, including rock, adult contemporary, oldies, news/talk, country and alternative. We believe this diversity enables advertisers to target their audiences more accurately by selecting one or more stations on which to broadcast their commercials.

   We broadcast live local programming during the peak listening hours of 6 a.m. to 8 p.m. daily. We design the overall mix of each station's programming to fit the station's specific format, to target specific demographic audiences and to serve its local community. In determining the format for each of our stations, our station managers, together with our vice president of programming, consider local demographics and programming history to identify programming gaps within the specific market. In addition, we evaluate whether filling a programming gap would generate sufficient listenership to achieve desired revenue levels. Since acquiring our stations, we have increased the ratings of our radio stations in eight of the nine rated markets we serve.

   Each of our stations has a strong local focus, and we seek to reflect local lifestyles and issues with our programming. We broadcast local high school and college football games in many of our markets, including Decatur, Canton, Kenosha/Waukegan, Joliet and Sherman-Denison. We obtain the exclusive broadcast rights to these events, then sell advertising time during the programming.

   We broadcast nationally syndicated programs on some of our stations in order to serve particular segments of the local community. For example, in Canton, Ohio, WHBC-AM features syndicated programming including Dr. Laura, Larry King Live and Paul Harvey's "The rest of the story," and WRNN-FM in Myrtle Beach, South Carolina features Dr. Laura and Rush Limbaugh, which we believe are attractive to those stations' target demographic groups.

Outdoor Advertising Division

 Products

   We seek to offer advertisers a wide range of outdoor advertising products and continually assess opportunities to complement our existing portfolio with new products. Our inventory of outdoor advertising products consists of both traditional outdoor and alternative displays, including:

  . Bulletins, which are large painted boards, and range in size from 14 feet high and 48 feet long to 20 feet high and 60 feet long. They are strategically placed in high traffic locations, typically along interstate highways. Billboard structures are durable, have long useful lives and do not require substantial maintenance.

  . Wall displays, which are located on the sides of buildings and range in size from 14 feet high and 14 feet long to 60 feet high and 60 feet long. We generally place these displays in large metropolitan areas with substantial amounts of traffic. These displays are durable, have long useful lives and require nominal maintenance.

  . 8-sheet posters, which are generally 6 feet high and 12 feet wide. Advertisements are applied to a display face by means of a pre-pasted silkscreen or lithographed paper sheets. We generally place these displays in high pedestrian traffic areas in major metropolitan areas.

  . Displays located in retail locations, such as restaurants, bars, retail stores, health clubs and sporting arenas. We install a variety of displays typically located in restrooms and dressing rooms. Because these displays are viewed by specific demographic groups, they represent a unique opportunity for advertisers to more effectively target these groups.

  . Gas station displays, which consist of a display and base that are placed on top of pumps at gas stations and on the islands on which the pumps are located.

   We have more than 750 bulletins and wall displays and 3,400 posters. In addition, we have exclusive arrangements with national and local retailers, including restaurant and bar chains and retail stores, to operate advertising displays in more than 6,300 alternative display sites.

   Although our outdoor advertising business focuses primarily on bulletins and 8-sheet posters and indoor displays, we also offer a limited number of additional products, including 30-sheet posters, wall murals and transit displays, and we intend to develop these products further.

   The following table sets forth selected information about traditional outdoor advertising markets among the top fifty ranked markets in which we operate.

                                                           # of    # of   # of
Traditional Outdoor Display Market           Market Rank Bulletins Walls Posters
----------------------------------           ----------- --------- ----- -------
New York/New Jersey.........................       1         84      17   2,458
San Francisco...............................       4         --      33      --
Philadelphia................................       5         --      --     750
Washington, D.C.............................       9         19      --      90
St. Louis...................................      19         44      --      --
Baltimore...................................      20        338      --      --
Hartford....................................      46        173      --     151
All other                                         NA         64      --      --
                                                            ---     ---   -----
  Total.....................................                722      50   3,449
                                                            ===     ===   =====

   The following table sets forth selected information about our alternative outdoor advertising markets.

                                                                 # of      # of
Alternative Display Market                         Market Rank Locations Displays
--------------------------                         ----------- --------- --------
New York/Long Island, NY..........................       1         845     2,528
Los Angeles/Orange Co., CA........................       2         585     1,580
Chicago, IL.......................................       3         209       630
San Francisco, CA.................................       4          81       342
Philadelphia, PA..................................       5         124       382
Dallas/Ft. Worth, TX..............................       6         246     1,019
Detroit, MI.......................................       7         233       831
Boston, MA........................................       8          69        95
Washington, D.C...................................       9          86       234
Houston, TX.......................................      10         243       899
Atlanta, GA.......................................      11         198       648
Miami, FL.........................................      12          91       154
Seattle/Tacoma, WA................................      14         300     1,316
San Diego, CA.....................................      16          22        44
Minneapolis/St. Paul, MN..........................      17         542     3,510
St. Louis, MO.....................................      19          87       413
Baltimore, MD.....................................      20          31        49
Tampa, FL.........................................      21           9        27
Pittsburgh, PA....................................      22         124       531
Denver, CO........................................      23         250     1,388
Cleveland, OH.....................................      24          79       258
Portland, OR......................................      25          89       296
Riverside, CA.....................................      29          16        28
Kansas City, MO...................................      30          67       365
Milwaukee, WI.....................................      31          57       320
San Antonio, TX...................................      32          73       271
Columbus, OH......................................      34          82       346
Charlotte, NC.....................................      37         164       657
Norfolk, VA.......................................      38           8        24
Indianapolis, IN..................................      40          66       197
Greensboro-Winston-Salem, NC......................      43           3         9
Memphis, TN.......................................      45           8        24
Raleigh, NC.......................................      48          89       276
All Other                                               NA       1,162     9,383
                                                       ---       -----    ------
  Total...........................................               6,338    29,074
                                                                 =====    ======


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 Advertising Sales

   National advertising in most of our markets currently comprises approximately 40% of our total outdoor advertising sales. We believe that local advertisers represent a largely untapped market with significant growth potential, and we intend to increase the percentage of local outdoor advertising sales to improve our overall occupancy rates by opening local sales offices in those markets where we establish a critical mass of local inventory.

   We have a total of 27 sales people in our outdoor division, who are divided among each of our traditional and alternative outdoor advertising businesses.

   We have 16 traditional outdoor salespeople, the majority of whom have joined our company as a result of our acquisition of PNE Media. These salespeople have strong ties with the advertising community and local market experience, which we believe will enable us to quickly identify and take advantage of new opportunities for building display sites.

   We currently field a team of 10 salespeople in our alternative advertising sales force. We have alternative advertising sales offices in New York, Dallas and Minneapolis. Although we generally employ at least one sales representative in each office who is dedicated exclusively to national sales, we encourage our sales representatives to develop national, regional and local accounts to maximize occupancy rates and advertising revenues.

   Typically our customer contracts with local advertisers range from six to twelve months for bulletins and one to twelve months for poster and alternative displays. National advertisers for our outdoor advertising products generally enter into contracts for one to three months. In addition, from time to time advertisers buy displays to promote particular events.

   As of December 31, 2001, the average occupancy rate of our bulletins across all of our traditional outdoor markets was approximately 71%. Although we seek to improve both pricing and occupancy across our markets, we emphasize different goals according to the particular characteristics of each market. We typically enter into contracts with our advertisers to place advertisements in numerous displays at a particular site and price our displays according to the product type, location and number of displays covered by a contract.

 Site Leases

   We believe that obtaining attractive sites for our displays is critical to generating advertising sales and building our business. Currently, most of our traditional outdoor displays are located on leased properties; in some instances, however, we purchase the site on which our display is located or rely on an easement to use the property. Most of our leases have terms of 15 to 20 years. We are also developing new sites in our existing markets. However, we generally do not begin construction on a new site until we have pre-sold a certain amount of advertising for that new site and expect the new site to achieve our targeted rate of return.

   We lease indoor display sites under exclusive agreements with either corporate customers, individual franchisees or local proprietors. Most of our alternative display sites are subject to revenue sharing provisions, under which we typically retain 80% to 90% of the revenue. Our leases typically have terms of three to five years.

   In each of our outdoor advertising markets, we have real estate teams focused on developing new sites. Our director of real estate oversees real estate and lease development, including regulatory issues, across our markets. Our local real estate managers are focused on achieving competitive lease rates on attractive sites in each of our markets.

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 Installation and Maintenance

   Each of our advertisers pays the production cost of its displays. While our national customers generally provide their own advertisements, we often assist our local customers in creating or procuring their advertisements. We use two or three printers in each market to create alternative displays, and we have an in-house art department based in Minneapolis that produces alternative displays for our local advertisers. We obtain frames produced specially for our displays from third party vendors, then assemble the displays in Minneapolis before we ship them to the installation sites.

   We employ third party contractors to paint and post our traditional outdoor advertisements. Our sales force inspects the displays weekly to ensure that the advertisements are clean and well lit. Depending on the market, we have or employ third party maintenance crews to regularly monitor and maintain the displays. In most of our markets, we are able to guarantee our advertisers a maximum of 48 hours in which to replace damaged displays. Our crews also change displays in our 8-sheet posters and alternative displays at regular intervals in accordance with some of our customer contracts.

Competition

   The out-of-home media industry is highly competitive. Our out-of-home media properties compete for advertising revenues within their respective markets with other out-of-home media properties, as well as with other forms of local media such as newspapers, magazines, network and cable television, the Internet and direct mail.

   Radio Broadcasting Division. The success of each of our radio stations depends largely upon audience ratings and share of the overall advertising revenue within a market. Our stations compete for listeners and advertising revenue directly with other radio stations within their respective markets. Radio stations compete for listeners primarily on the basis of program content that appeals to a particular demographic group. In addition, each radio station competes on the basis of management experience, the station's local audience share in its market, transmitter power, assigned frequency, local program acceptance and the number of other radio stations and other advertising media in the market area.

   The radio broadcasting industry is subject to competition from new or developing media technologies. For example:

  . cable television operators have introduced a service commonly referred to as "cable radio" which provides cable television subscribers with several high-quality channels of music, news and other information;

  . direct satellite broadcast television companies are supplying subscribers with several high quality music channels;

  .   the Internet offers new and diverse forms of program distribution;

  . satellite digital audio radio technology, initially developed for automotive applications, could result in new high quality satellite radio services; and

  . the introduction of in-band on-channel digital radio and new low-power FM radio could provide radio services in the same bandwidth currently occupied by traditional FM and AM radio services.

   The FCC has adopted licensing and operating rules for satellite delivered audio and awarded two licenses for this service in April 1997. Satellite delivered audio may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and/or national audiences. Digital technology also may be used in the future by terrestrial radio broadcast stations either on existing or alternate broadcasting frequencies, and the FCC has stated that it will consider making changes to its rules to permit AM and FM radio stations to offer digital sound following industry analysis of technical standards. We cannot

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predict what other matters might be considered in the future by the FCC, nor can we assess in advance what impact, if any, the implementation of any of these proposals or changes might have on our business.

   Outdoor Advertising Business. In each of our outdoor advertising markets, we face competition from a wide variety of in-home media, including broadcast and cable broadcasting, print media and direct mail marketers, as well as other out-of-home media. We compete primarily on the basis of the location of our displays and, to a lesser extent, on the cost-per-thousand impressions. According to the OAAA and industry reports, the traditional outdoor advertising industry is highly fragmented, with over 1,000 companies operating approximately 200,000 advertising displays. Similarly, the alternative advertising industry is highly fragmented and characterized by a large number of local operators, many of which focus on particular products, including products that we currently or intend to offer.

   On a national level, we compete with a small number of major outdoor advertising companies such as Clear Channel Communications, Infinity Outdoor and Lamar Advertising Co., as well as with other small and mid-sized operators. In each of our markets, we compete primarily on the basis of advertising rates, the locations in which we have displays, and the quality of our customer service. Many of our competitors have greater experience and more established customer relationships than we have in the markets in which we currently or seek to operate. We believe we will be able to compete effectively upon entering new markets on the strength of our existing national advertising accounts. Moreover, we believe our strong emphasis on developing local relationships and expertise will enable us to secure attractive sites at competitive rates, and develop long-term advertising relationships in each of our markets.

Government Regulation

 Radio Licensing and Regulation

   The radio broadcasting industry is subject to extensive and changing regulation of, among other things, program content, advertising content, technical operations and business and employment practices. The ownership, operation and sale of radio stations are subject to the jurisdiction of the Federal Communications Commission. Among other things, the FCC:

  .   assigns frequency bands for broadcasting;

  . determines the particular frequencies, locations and operating power of stations;

  .   issues, renews, revokes and modifies station licenses;

  . determines whether to approve changes in ownership or control of station licenses;

  .   regulates equipment used by stations; and

  . adopts and implements regulations and policies that directly affect the ownership, operation and employment practices of stations.

   The FCC is authorized to impose penalties for violations of its rules or the Communications Act, including the imposition of monetary forfeitures, the issuance of short-term licenses, the imposition of a condition on the renewal of a license, nonrenewal of licenses and the revocation of operating authority.

   FCC Licenses. Radio stations operate pursuant to renewable broadcasting licenses that are ordinarily granted by the FCC for maximum terms of eight years. A station may continue to operate beyond the expiration date of its license if a timely filed license renewal application is pending. During the periods when renewal applications are pending, petitions to deny license renewals can be filed by interested parties, including members of the public. The FCC is required to hold hearings on a station's renewal application if a substantial or material question of fact exists as to whether the station has served the public interest, convenience and necessity. If, as a result of an evidentiary hearing, the FCC determines that the licensee has failed to meet certain requirements and that no mitigating factors justify the imposition of a lesser sanction, then the FCC may

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

deny a license renewal application. Only after a license renewal application is denied will the FCC accept and consider competing applications for the vacant frequency. Historically, the FCC has generally renewed licenses. We have no reason to believe that our licenses will not be renewed in the ordinary course, although we cannot assure you that any or all of our licenses will be renewed. The non-renewal of one or more of our licenses could have a material adverse effect on our business.

   Transfer or Assignment of License. The Communications Act prohibits the assignment of broadcast licenses or the transfer of control of a broadcast licensee without the prior approval of the FCC. In determining whether to grant such approval, the FCC considers a number of factors pertaining to the licensee and proposed licensee, including:

  . compliance with the various rules limiting common ownership of media properties in a given market;

  . the character of the licensee and those persons holding attributable interests in the licensee; and

  . history of compliance with the Communications Act's limitations on alien ownership as well as compliance with other FCC regulations and policies.

   To obtain FCC consent to assign or transfer control of a broadcast license, appropriate applications must be filed with the FCC. If the application involves a substantial change in ownership or control, for example, the transfer or acquisition of 50.0% or more of the voting stock, the application must be placed on public notice for not less than 30 days during which time petitions to deny or other objections against the application may be filed by interested parties, including members of the public. These types of petitions are filed from time to time with respect to proposed acquisitions. If the FCC grants an assignment or transfer application, interested parties have 30 days from public notice of the grant to seek reconsideration of that grant. The FCC usually has an additional ten days to set aside the grant on its own motion. An application that does not involve a substantial change in ownership or control (a "pro forma application") is not subject to the public notice and 30-day petition to deny procedure. The pro forma application is nevertheless subject to informal objections that may be filed against it at any time until the FCC acts on the application. When ruling on an assignment or transfer application, the FCC is prohibited from considering whether the public interest might be served by an assignment or transfer of control of the broadcast license to any party other than the assignee or transferee specified in the application.

   Multiple Ownership Rules. The Communications Act and FCC rules and policies impose specific limits on the number of commercial radio stations an entity can own in a single market. These rules and policies may preclude us from acquiring certain stations we might otherwise seek to acquire. The rules and policies also effectively prevent us from selling stations in a market to a buyer that has reached its ownership limit in the market unless that buyer divests other stations. The local radio ownership rules are as follows:

  . in markets with 45 or more commercial radio stations, ownership is limited to eight commercial stations, no more than five of which can be either AM or FM;

  . in markets with 30 to 44 commercial radio stations, ownership is limited to seven commercial stations, no more than four of which can be either AM or FM;

  . in markets with 15 to 29 commercial radio stations, ownership is limited to six commercial stations, no more than four of which can be either AM or FM; and

  . in markets with 14 or fewer commercial radio stations, ownership is limited to five commercial stations or no more than 50.0% of the market's total, whichever is lower, and no more than three of which can be either AM or FM.

   The FCC is presently considering proposed changes to the method of counting market radio stations for purposes of the local radio ownership rules. One proposal would eliminate from the total number of radio stations in a market all radio stations to be owned by the purchaser after the acquisition is consummated. The FCC has deferred taking action on acquisitions potentially affected by this proposal until finalization of the rule changes.

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

   The FCC has adopted policies providing for special review of a proposed transaction that raises competitive concerns. The FCC uses a "50/70" revenue test to identify these applications. Specifically, an application proposing a radio station combination having 50% or more of the revenue in an Arbitron metro market or an application that will result in two station owners controlling stations having 70% or more of the revenue in an Arbitron metro market is placed on public notice with a special legend inviting public comment on the application's impact on competition and diversity in the market. In the past, the FCC has delayed or withheld approval of these applications. The FCC has introduced a policy of preparing draft actions on these applications within six months after filing. Applications determined to be ungrantable due to competition or diversity concerns will be designated for hearing or, at the applicant's option, deferred until after finalization of the rule changes.

   The FCC's revised radio/television cross-ownership rule permits a single owner to own up to two television stations, consistent with the FCC's rules on common ownership of television stations, together with one radio station in all markets. In addition, an owner is permitted to own additional radio stations, not to exceed the local ownership limits for the market, as follows:

  . in markets where 20 media voices will remain, an owner may own an additional five radio stations, or, if the owner only has one television station, an additional six radio stations; and

  . in markets where 10 media voices will remain, an owner may own an additional three radio stations.

   A "media voice" includes each independently owned, full-power television and radio station and each daily newspaper that has a circulation exceeding 5.0% of the households in the market, plus one voice for all cable television systems operating in the market.

   In addition to the limits on the number of radio stations and radio/television combinations that a single owner may own, the FCC's broadcast/newspaper cross-ownership rule prohibits the same owner from owning a broadcast station and a daily newspaper in the same geographic market.

   The FCC generally applies its ownership limits to attributable interests held by an individual, corporation, partnership or other association. In the case of corporations controlling broadcast licenses, the interests of officers, directors and those who, directly or indirectly, have the right to vote 5% or more of the corporation's voting stock are generally attributable. In addition, certain passive investors are attributable if they hold 20.0% or more of the corporation's voting stock. The FCC treats all partnership interests as attributable, except for those limited partnership interests that under FCC policies are considered "insulated" from "material involvement" in the management or operation of the media related activities of the partnership. The FCC currently treats limited liability companies like limited partnerships for purposes of attribution.

   The FCC has a rule known as the equity-debt-plus rule that causes certain otherwise unattributable creditors or investors to be attributable owners of a station. Under this rule, a major programming supplier or a same-market owner will be an attributable owner of a station if the supplier or owner holds debt or equity, or both, in the station that is greater than 33.0% of the value of the station's total debt plus equity. A major programming supplier includes any programming supplier that provides more than 15.0% of the station's weekly programming hours. A same-market owner includes any attributable owner of a media company, including broadcast stations, cable television and newspapers, located in the same market as the station, but only if the owner's interest in the media company is attributable under an FCC attribution rule other than the equity-debt-plus rule.

   Alien Ownership Rules. The Communications Act prohibits the issuance or holding of broadcast licenses by persons who are not U.S. citizens, whom the Communications Act refers to as "aliens," including any corporation if more than 20.0% of its capital stock is owned or voted by aliens. In addition, the FCC may prohibit any corporation from holding a broadcast license if the corporation is controlled by any other corporation of which more than 25.0% of the capital stock is owned of record or voted by aliens, if the FCC finds that the prohibition is in the public interest. Our certificate of incorporation prohibits the ownership, voting and transfer of our capital stock in violation of these FCC restrictions, and prohibits the issuance of capital stock or the voting rights such capital stock represents to or for the account of aliens or corporations otherwise subject to domination or control by aliens in excess of the FCC limits. The certificate of incorporation authorizes our board of directors to enforce these prohibitions. For example, the certificate of incorporation provides for the redemption of shares of our capital stock by action of the board of directors to the extent necessary to comply with these alien ownership restrictions.

   Local Marketing Agreements. Over the past few years, a number of radio stations have entered into what have commonly been referred to as local marketing agreements. While these agreements may take varying forms, under a typical local marketing agreement, separately owned and licensed radio stations agree to enter into cooperative arrangements of varying sorts, subject to compliance with the requirements of antitrust laws and with FCC's rules and policies. Under these arrangements, separately owned stations could agree to function cooperatively in programming, advertising sales and similar matters, subject to the requirement that the licensee of each station maintain independent control over the programming and operations of its own station. One typical type of local marketing agreement is a programming agreement between two separately-owned radio stations serving a common service area, whereby the licensee of one station provides substantial portions of the broadcast programming for airing on the other licensee's station, subject to ultimate editorial and other controls being exercised by the latter licensee, and sells advertising time during those program segments.

   The FCC's rules provide that a radio station that brokers more than 15.0% of the weekly broadcast time on another station serving the same market will be considered to have an attributable ownership interest in the brokered station for purposes of the FCC's local radio ownership limits. As a result, in a market where we own a radio station, we would not be permitted to enter into a local marketing agreement with another radio station in the same market if we could not own the brokered station under the multiple ownership rules, unless our programming on the brokered station constituted 15% or less of the brokered station's programming time on a weekly basis. FCC rules also prohibit a broadcast station from duplicating more than 25.0% of its programming on another station in the same broadcast service, that is AM-AM or FM-FM, through a local marketing agreement where the brokered and brokering stations which it owns or programs serve substantially the same area.

   Joint Sales Agreement. Joint sales agreements ("JSAs") permit broadcasters to sell advertising time on stations owned by others. In the past, the FCC has declined to consider JSAs as attributable media interests because they do not generally affect programming. Presently, the FCC is considering revisions to its regulatory treatment of JSAs. If these revisions ultimately result in the attribution of additional stations in radio markets to us or our attributable owners, we may have to terminate JSAs or take other steps to comply with the FCC's multiple ownership rules.

   Programming and Operations. The Communications Act requires broadcasters to serve the public interest. The FCC gradually has relaxed or eliminated many of the more formalized procedures it had developed in the past to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. A licensee continues to be required, however, to present programming that is responsive to community problems, needs and interests and to maintain records demonstrating this responsiveness. Complaints from listeners concerning a station's programming often will be considered by the FCC when it evaluates renewal applications of a licensee, but listener complaints may be filed at any time. Complaints are required to be maintained in the station's public file and generally may be considered by the FCC at any time. Stations also must pay regulatory and application fees and follow various rules promulgated under the Communications Act. Those rules regulate, among other things, political advertising, sponsorship identifications, the advertisement of contests and lotteries, obscene and indecent broadcasts and technical operations, including limits on human exposure to radio frequency radiation.

   In January 2000, the FCC adopted new rules prohibiting employment discrimination by broadcast stations on the basis of race, religion, color, national origin and gender; and requiring broadcasters to implement programs to promote equal employment opportunities at their stations. These new equal employment opportunity rules were designed to replace the FCC's prior rules, some of which were ruled unconstitutional by the U.S. Court of Appeals for the District of Columbia Circuit. The new rules were vacated by the U.S. Court of Appeals on January 16, 2001 and, effective January 31, 2001, the FCC suspended these rules. The FCC is presently considering the adoption of revised equal employment opportunity rules, which will likely result in new broadcast equal opportunity employment regulation.

   Proposed and Recent Changes. Congress and the FCC may in the future consider and adopt new laws, regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation, ownership and profitability of our radio stations, including the loss of audience share and advertising revenues for our radio stations, and an inability to acquire additional radio stations or to finance those acquisitions. These matters may include:

  changes in the FCC's cross-interest, multiple ownership and attribution policies;

  .   regulatory fees, spectrum use fees or other fees on FCC licenses;

  .   foreign ownership of broadcast licenses;

  . restatement in revised form of the FCC's equal employment opportunity rules and revisions to the FCC's rules relating to political broadcasting;

  .   technical and frequency allocation matters; and

  . proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages on radio.

   The FCC currently is considering standards for evaluating, authorizing and implementing terrestrial digital audio broadcasting technology, including in-band on-channel technology for FM radio stations. Digital audio broadcasting's advantages over traditional analog broadcasting technology include improved sound quality and the ability to offer a greater variety of auxiliary services. In-band on-channel technology would permit an FM station to transmit radio programming in both analog and digital formats, or in digital only formats, using the bandwidth that the radio station is currently licensed to use. It is unclear what regulations the FCC will adopt regarding digital audio broadcasting or in-band on-channel technology and what effect such regulations would have on our business or the operations of our radio stations.

   The FCC has created a new low-power FM ("LPFM") radio service, which operates at a maximum power of between 10 and 100 watts in the existing FM commercial and noncommercial band. LPFM stations are used by governmental and nonprofit organizations to provide noncommercial educational programming or public safety and transportation radio services. No existing broadcaster or other media entity, including us, is permitted to have an ownership interest or enter into any program or operating agreement with any LPFM station. During the first two years of the new service, applicants must be based in the area that they propose to serve. Applicants will not be permitted to own more than one station nationwide during the initial two-year period. After the initial two-year period, entities will be allowed to own up to five stations nationwide, and after three years, the limit will be raised to ten stations nationwide. A single person or entity may not own two LPFM stations whose transmitters are less than seven miles from each other. The authorizations for the new stations will not be transferable.

   At this time, it is difficult to assess the competitive impact of the LPFM stations. The LPFM stations must comply with certain technical requirements aimed at protecting existing FM radio stations from interference, although we cannot be certain of the level of interference that LPFM stations will cause after they begin operating. Moreover, if LPFM stations are licensed in the markets in which we operate our stations, the low-power stations may compete for listeners. The LPFM stations may also limit our ability to obtain new licenses or to modify our existing facilities, although FCC engineers have conducted interference testing and have concluded that the new 10-watt power LPFM stations will not produce unacceptable levels of interference to existing FM stations, such as those owned by us.

   Finally, the FCC has adopted procedures for the auction of broadcast spectrum in circumstances where two or more parties have filed for new or major change applications which are mutually exclusive. Such procedures may limit our efforts to modify or expand the broadcast signals of our stations.

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   Federal Antitrust Laws. The agencies responsible for enforcing the federal antitrust laws, the Federal Trade Commission and the Department of Justice, may investigate certain acquisitions. We cannot predict the outcome of any specific FTC or Department of Justice investigation. Any decision by the FTC or the Department of Justice to challenge a proposed acquisition could affect our ability to consummate an acquisition or to consummate it on the terms acceptable to us.

   For an acquisition meeting certain size thresholds, the Hart-Scott-Rodino Act requires the parties to file Notification and Report Forms concerning antitrust issues with the FTC and the Department of Justice and to observe specified waiting period requirements before consummating the acquisition. If the investigating agency raises substantive issues in connection with a proposed transaction, then the parties frequently engage in lengthy discussions or negotiations with the investigating agency concerning possible means of addressing those issues, including restructuring the proposed acquisition or divesting assets. In addition, the investigating agency could file suit in federal court to enjoin the acquisition or to require the divestiture of assets, among other remedies. Acquisitions that are not required to be reported under the Hart-Scott-Rodino Act may be investigated by the FTC or the Department of Justice under the antitrust laws before or after consummation. In addition, private parties may under certain circumstances bring legal actions to challenge an acquisition under the antitrust laws.

   As part of its increased scrutiny of radio station acquisitions, the Department of Justice has stated publicly that it believes that local marketing agreements, joint sales agreements and other similar agreements customarily entered into in connection with radio station transfers could violate the Hart-Scott-Rodino Act if such agreements take effect prior to the expiration of the waiting period under the Hart-Scott-Rodino Act. Furthermore, the Department of Justice has noted that joint sales agreements may raise antitrust concerns under Section 1 of the Sherman Act and has challenged joint sales agreements in certain locations. The Department of Justice also has stated publicly that it has established certain revenue and audience share concentration benchmarks with respect to radio station acquisitions, above which a transaction may receive additional antitrust scrutiny. However, to date, the Department of Justice has also investigated transactions that do not meet or exceed these benchmarks and has cleared transactions that do exceed these benchmarks.

 Regulation of Outdoor Advertising

   The outdoor advertising industry is subject to governmental regulation at the federal, state and local levels. Federal law, principally the Highway Beautification Act of 1965, established incentives for states to implement legislation to restrict billboards located within 660 feet of, or visible from, interstate and primary highways, except in commercial or industrial areas. Every state has adopted regulations at least as stringent as the provisions of the Highway Beautification Act, including prohibitions on the construction of new billboards adjacent to federally-aided highways and the removal at the owner's expense and without any compensation of any illegal signs on such highways. The Highway Beautification Act, and the various state statutes implementing it, require the payment of just compensation whenever government authorities require the removal from federally-aided highways of billboards that have been legally erected and maintained.

   Numerous state and local jurisdictions have, in some cases, passed additional and more restrictive regulations on the construction, repair, upgrading, height, size and location of, and, in some instances, content of advertising copy being displayed on outdoor advertising structures adjacent to federally-aided highways and other thoroughfares. These regulations, often in the form of municipal building, sign or zoning ordinances, specify minimum standards for the height, size and location of billboards. In some cases, the construction of new billboards or relocation of existing billboards is prohibited. Some jurisdictions also have restricted the ability to enlarge or upgrade existing billboards, such as converting from wood to steel or from non-illuminated to illuminated structures. From time to time governmental authorities order the removal of billboards by the exercise of eminent domain. We may be unable to obtain satisfactory compensation for the government-ordered removal of any of our structures.

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

   Amortization of billboards has also been adopted in varying forms in certain jurisdictions. Amortization permits the billboard owner to operate its billboard as a non-conforming use for a specified period of time until it has recouped its investment, after which it must remove or otherwise conform its billboard to the applicable regulations at its own cost without any compensation. Amortization and other regulations requiring the removal of billboards without compensation have been subject to vigorous litigation in state and federal courts and cases have reached differing conclusions as to the constitutionality of these regulations. To date, regulations in our markets have not materially affected our operations.

   As the owner, lessee or operator of various real properties and facilities, we are subject to various federal, state and local environmental laws and regulations. Historically, compliance with these laws and regulations has not had a material adverse effect on our business. There can be no assurance, however, that compliance with existing or new environmental laws and regulations will not require us to make significant expenditures of funds.

Employees

   As of December 31, 2001, we had a staff of approximately 575 full-time employees and 350 part-time employees. We believe that our relations with our employees are good.

Properties and Facilities

   Our principal executive offices are located at 6312 S. Fiddlers Green Circle, Suite 360E, Englewood, Colorado 80111. In each of our radio markets, we typically lease offices, studios and transmitter and antenna sites. In each of our outdoor advertising markets, we typically lease or have easements on the property on which our billboard and poster displays are located.

   No single facility is material to us. We believe that our facilities are generally in good condition and suitable for our operations. However, we continually look for opportunities to upgrade our facilities and may do so in the future.

Legal Proceedings

   From time to time, we are involved in litigation incidental to the conduct of our business, but we are not currently a party to any lawsuit or proceeding material to us.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to the registered notes. This prospectus, which is a part of the registration statement, omits certain information included in the registration statement and the exhibits thereto. For further information with respect to us and the notes, we refer you to the registration statement and its exhibits. The descriptions of each contract and document contained in this prospectus are summaries and qualified in their entirety by reference to the copy of each such contract or document filed as exhibits to the registration statement. You may read and copy the registration statement, including exhibits thereto, at the SEC's Public Reading Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reading Room by calling the SEC at 1-800-SEC-0300. The SEC also maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants such as us who file electronically with the SEC.

   Upon completion of the exchange offer, we will be subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, will file reports, proxy and information statements with the SEC. You may inspect and copy these reports, proxy and information statements and other information at the addresses set forth above.

                                   MANAGEMENT

Directors, executive officers and senior officers

   The names of the executive officers, directors and senior officers of NextMedia Operating, Inc. and their respective ages and positions are as follows:

   Name                      Age Position
   ----                      --- --------
   Carl E. Hirsch...........  55 Director, Executive Chairman of the Board
   Steven Dinetz............  55 Director, President and Chief Executive Officer
                                 Senior Vice President and Chief Financial
   Sean Stover..............  39 Officer
   Samuel "Skip" Weller.....  46 President and Co-Chief Operating Officer of the
                                 Radio Division
   Jeffrey Dinetz...........  43 Executive Vice President and Co-Chief Operating
                                 Officer of the Radio Division
   Jim Matalone.............  40 President and Chief Operating Officer of the
                                 Outdoor Division
   Matthew Leibowitz........  51 Secretary
   Steven M. Smith..........  37 Vice President Finance
   Schuyler Hansen..........  33 Chief Accounting Officer, Treasurer and
                                 Assistant Secretary

   The names of the board members of NextMedia Investors LLC, our indirect parent, and their respective ages are as follows:

   Name                      Age
   ----                      ---
   Carl E. Hirsch...........  55
   Steven Dinetz............  55
   Thomas W. Weisel.........  61
   Daniel Dross.............  43
   Douglas F. Londal........  36
   Kenneth Pontarelli.......  36
   Philip Halperin..........  38
   Brian McNeil.............  46

   Carl E. Hirsch has been our Executive Chairman of the Board since our inception and Executive Chairman of the Board of NextMedia Investors LLC since its inception. From February 1997 to March 1999, Mr. Hirsch was President and Chief Executive Officer of OmniAmerica, Inc., a broadcast and telecommunications tower company. From January 1991 to February 1997, Mr. Hirsch was the Chairman and Chief Executive Officer of OmniAmerica Group, a multimarket radio station group operator.

   Steven Dinetz has been our President and Chief Executive Officer since our inception and President and Chief Executive Officer of NextMedia Investors LLC since its inception. From October 1998 to March 1999, Mr. Dinetz was the President and Chief Operating Officer of Capstar Broadcasting Company. From 1993 to 1997, Mr. Dinetz was President and Chief Executive Officer of Chancellor Broadcasting.

   Sean Stover has been our Senior Vice President and Chief Financial Officer since our inception. From October 1996 to November 1999, Mr. Stover was a partner in the mergers and acquisitions practice of PricewaterhouseCoopers LLP. Mr. Stover has an MBA from Northwestern University's Kellogg Graduate School of Business.

   Samuel "Skip" Weller has been President and Co-Chief Operating Officer of our radio division since our inception. From September 1998 to October 1999, Mr. Weller was retired. From January 1996 to September 1998, Mr. Weller was Executive Vice President and Regional Manager for Chancellor Media Corporation and AMFM, Inc., overseeing 24 radio stations in Denver, Phoenix, Pittsburgh, Long Island and Sacramento.

   Jeffrey Dinetz has been the Executive Vice President and Co-Chief Operating Officer of our radio division since January 2001. From October 1997 to December 1999, Mr. Dinetz was a Vice President and Regional Manager of the midwestern markets of Connoisseur Communications. From January 1996 to September 1997, he was Vice President and General Manager of WHTZ-FM for Chancellor Broadcasting Company. Jeffrey Dinetz is the nephew of Steven Dinetz.

   Jim Matalone has been the President and Chief Operating Officer of the outdoor division since February 2001. From April 1999 to May 2000, Mr. Matalone served as the Chief Operating Officer of Advantage Outdoor Inc. From October 1996 to April 1999, Mr. Matalone served as the Northeast Regional Manager for Universal Outdoor Holdings. From April 1994 to September 1996, Mr. Matalone served as general manager for Trade Advantage, a division of PLA, an outdoor advertising company.

   Matthew Leibowitz has been our Secretary since our inception. Since 1981, Mr. Leibowitz has run the law firm of Leibowitz & Associates, P.A., which he founded. Mr. Leibowitz has a J.D. from the University of Miami School of Law.

   Steven M. Smith has been our Vice President of Finance since our inception. From February 1997 to March 1999, Mr. Smith was the Vice President of Finance and Assistant Secretary for OmniAmerica, Inc. From January 1992 to February 1997, Mr. Smith was Vice President of Finance for OmniAmerica Group.

   Schuyler Hansen has been our Treasurer, Chief Accounting Officer and Assistant Secretary since September 2001. From July 1999 to September 2000, Mr. Hansen was Senior Vice President and Chief Accounting Officer of AMFM Inc., formerly Chancellor Broadcasting Company. Prior to that, Mr. Hansen was a Director in the mergers and acquisitions practice of PricewaterhouseCoopers LLP. Mr. Hansen has an MBA from the University of Texas at Austin Graduate School of Business.

   Thomas W. Weisel has served as a board member of NextMedia Investors since January 2002. Mr. Weisel has been chairman and Chief Executive Officer of Thomas Weisel Partners, a merchant bank, since January 1999. Previously, Mr. Weisel was Chairman and Chief Executive Officer of Montgomery Securities, a firm he founded in 1971, which was acquired by NationsBank in 1997. Mr. Weisel currently serves as a director of the Securities Industry Association and is Chairman of its Investment Banking Committee.

   Daniel Dross has served as a board member of NextMedia Investors since March 2000. Since May 1999, Mr. Dross has been a partner in the Private Equity Group of Thomas Weisel Partners LLC. From January 1991 to April 1999, Mr. Dross was employed with Hicks Muse, Tate & Furst, most recently as a principal. Mr. Dross presently serves as a director of Bruher AXS Inc., Phase Forward Incorporated, Scheduling.com, Inc. and GeoVideo Networks, Inc.

   Douglas F. Londal has served as a board member of NextMedia Investors since June 2001. Mr. Londal is a Managing Director of Goldman, Sachs & Co. in the Merchant Banking Division. He joined Goldman, Sachs & Co. in 1991 and was made a Managing Director in 1999. He serves as a director of 21st Century Newspapers, Inc., Ruth's Chris Steak House, Inc., Village Voice Media and Orion Power Holdings, Inc.

   Kenneth Pontarelli has served as a board member of NextMedia Investors since September 2001. Mr. Pontarelli is a Vice President of Goldman, Sachs & Co. in the Merchant Banking Division. He joined Goldman Sachs in 1992 and was made a Vice President in 2000. Mr. Pontarelli received a B.A. from Syracuse University and an M.B.A. from Harvard Business School. He also serves on the Board of Directors of Carmike Cinemas.

   Philip Halperin has served as a board member of NextMedia Investors since March 2000. Mr. Halperin has been a general partner of Weston Presidio, a venture capital firm, since October 1993. Mr. Halperin currently serves as a director of Virage, Inc., as well as several private companies.

   Brian McNeil has served as a board member of NextMedia Investors since March 2000. Mr. McNeil has served as a Managing Partner of Alta Communications since June 1996. Mr. McNeil is currently or has been an investor and/or director with several broadcasting companies, including Radio One, Inc., Marathon Media, Acme Television, Tichenor Media System Inc. (now Hispanic Broadcasting Corp.), NewCity Communications Inc. (now part of Cox Radio Inc.) and Shockley Communications Inc.

Board Composition

   Directors are elected at our annual meeting of stockholders and hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her resignation or removal, if earlier.

Compensation of Directors

   Steven Dinetz, our Chief Executive Officer, receives no additional compensation for service as a director. As described below, we have an employment agreement with Carl E. Hirsch under which Mr. Hirsch serves as the Executive Chairman of our board of directors. We reimburse directors for their reasonable expenses incurred in connection with attending board or committee meetings.

Security Ownership of Management

   The following table sets forth the amount of NextMedia Investors LLC membership interests beneficially owned by our directors as of December 31, 2001.

Title of Class  Name of Beneficial Owner  Amount and Nature of Beneficial Ownership   Percent of Class
--------------  ------------------------ -------------------------------------------- ----------------
Class A         Carl E. Hirsch           12.2 million of membership interests, direct        4.2%
Class B                                  13.6 units, direct                                 26.3%
Class A         Steven Dinetz            12.2 million of membership interests, direct        4.2%
Class B                                  13.6 units, direct                                 26.3%

Compensation Committee Interlocks and Insider Participation

   We do not have a compensation committee. The compensation committee of the board of NextMedia Investors determines the salary of Carl E. Hirsch, our Executive Chairman and Steven Dinetz, our Chief Executive Officer. The members of the compensation committee are Daniel Dross, Phil Halperin and Brian McNeil. The salaries of our remaining executive officers are determined by Steven Dinetz subject to the approval of the compensation committee of NextMedia Investors.

Executive Compensation

   The following table sets forth, for the year ended December 31, 2001, the compensation paid to the chief executive officer and the other four most highly-paid executives in 2001. We have not granted any stock options.

                           Summary Compensation Table

                                            Annual Compensation
                                           ----------------------  All Other
       Name and Principal Position         Year  Salary   Bonus   Compensation
       ---------------------------         ---- -------- -------- ------------
Carl E. Hirsch............................ 2001 $300,000 $100,000      --
 Executive Chairman of the Board           2000 $300,000 $150,000      --
                                           1999 $ 25,000       --      --

Steven Dinetz............................. 2001 $300,000 $100,000      --
 President and Chief Executive Officer     2000 $300,000 $150,000      --
                                           1999 $ 25,000       --      --

Sean Stover............................... 2001 $270,833 $130,000      --
 Senior Vice President and Chief Financial 2000 $250,000 $175,000      --
  Officer
                                           1999 $ 20,833       --      --

Samuel Weller............................. 2001 $270,833 $130,000      --
 President and Co-Chief Operating Officer
  of                                       2000 $250,000 $175,000      --
 the Radio Division                        1999 $190,413       --      --

Jeffrey Dinetz............................ 2001 $258,333 $100,000      --
 Executive Vice President and Co-Chief     2000 $250,000 $125,000      --
  Operating
 Officer of the Radio Division             1999       --       --      --

Employment Agreements

   Our direct parent, NextMedia Group, Inc., has employment agreements with seven of our executives: Carl E. Hirsch as Executive Chairman of the board of directors; Steven Dinetz as President and Chief Executive Officer; Sean Stover as Senior Vice President and Chief Financial Officer; Samuel Weller as President and Co-Chief Operating Officer of the Radio Division; Jeffrey Dinetz as Executive Vice President and Co-Chief Operating Officer of the Radio Division; Steven Smith as Vice President of Finance; and Schuyler Hansen as Treasurer, Chief Accounting Officer and Assistant Secretary. Each of these agreements has a term of five years, the first of which expires on March 6, 2005. In 2001, in contemplation of our acquisition of PNE Media, our subsidiary, NextMedia Outdoor, Inc., entered into employment agreements with James Matalone as President and Chief Executive Officer of the Outdoor Division and Scot McArtor as Executive Vice President and Chief Operating Officer of the Outdoor Division. Each of these agreements has a term of three years, and automatically renews for two one-year periods unless earlier terminated.

   Compensation. Under the employment agreements we will pay an annual base salary in 2002 of $300,000 for Messrs. Steven Dinetz and Hirsch; $275,000 for Messrs. Stover and Weller; $260,000 for Jeffrey Dinetz; $180,250 for Mr. Matalone; $164,800 for Mr. McArtor; $160,000 for Mr. Smith; and $110,000 for Mr. Hansen. The base salary for each executive is subject to annual increases at the discretion of the compensation committee of NextMedia Investors' board of directors. Each executive is also entitled to an annual bonus equal to a percentage of his base salary as determined by the compensation committee.

   Termination and Severance. Under the terms of each of the employment agreements, if the employment of an executive is terminated without cause (as defined in the agreement) or the executive resigns for good reason (as defined in the agreement) prior to the expiration of the initial term (or of any renewal periods, if applicable), the executive will be entitled to receive, among other things:

  . any base salary and bonus earned but unpaid through the date of termination;

  . in lump sum, an amount equal to 220% (in the case of the agreements of NextMedia Group) and 100% (in the case of the agreements of NextMedia Outdoor) of the executive's base salary then in effect provided that the executive is in compliance with the confidentiality, non-competition and non-solicitation covenants of the agreement; and

  . in lump sum, any accrued but unused or unpaid vacation.

   If the executive's employment is terminated by NextMedia Group or NextMedia Outdoor, as the case may be, for cause, by the executive without good reason or as a result of his death or disability prior to the expiration of the initial term (or of any renewal periods, if applicable), he generally will be entitled to any base salary and bonus earned but unpaid through the date of termination. However, under certain circumstances, the executive will receive in a lump sum, one year of his base salary then in effect. In either case, no further base salary, bonus or other benefits will accrue or be payable for any period after the date of termination.

   Confidentiality, Non-Competition, Non-Solicitation. Each of the employment agreements contains confidentiality, non-competition and non-solicitation covenants. Under the agreements with NextMedia Group, each executive will not for the time he is employed by NextMedia Group and for a period of five years thereafter reveal confidential information (as defined in the agreements) of or relating to NextMedia Group, NextMedia Investors or their respective affiliates, including us. Each executive has also agreed not to compete with NextMedia Group for a period of two years following the earlier of the expiration date and the date of termination, and not to solicit the employees of NextMedia Group or NextMedia Investors or their respective affiliates, including us, for a period two years after the date of termination. Under the agreements with NextMedia Outdoor, each executive will not for the time he is employed by NextMedia Outdoor and for a period of five years thereafter, reveal confidential information (as defined in the agreements) of or relating to NextMedia Outdoor, NextMedia Group and their respective affiliates, including us. Each executive has also agreed not to compete with NextMedia Outdoor for a period of two years following the earlier of the expiration date and the date of termination, and not to solicit the employees of NextMedia Outdoor, NextMedia Group and their respective affiliates, including us, for a period equal to the number of months in which the executive receives severance payments under the agreement, but in no event less than one year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NextMedia Investors Limited Liability Company Agreement

   NextMedia Investors was established pursuant to a limited liability company agreement, dated as of February 28, 2000, and amended and restated as of April 17, 2000 and as of June 13, 2001. The NextMedia Investors limited liability company agreement provides for three classes of membership interests: Class A, Class B and Class C membership interests.

   The Class A members consist of Thomas Weisel Capital Partners, L.P., Weston Presidio Capital III, L.P., Alta Communications VIII, L.P., GS Capital Partners 2000, L.P., PNE Media LLC and their respective affiliates, Steven Dinetz, Carl
E. Hirsch and certain of the other Class B members listed below. Under the terms of the agreement, each Class A member has made capital contributions or, in the case of GS Capital Partners, has committed to make, a contribution to NextMedia Investors to fund investment opportunities until April 2005. This period will terminate sooner upon the earliest to occur of the following: 1) either Mr. Hirsch or Mr. Steven Dinetz ceases to be associated with NextMedia Investors or one of its affiliates, or 2) NextMedia Investors completes an initial public offering of its capital stock meeting certain criteria.

   The Class B members consist of Steven Dinetz, Carl E. Hirsch, Samuel Weller, Jeffrey Dinetz, Sean Stover, Allen Stieglitz, Steven Smith, Matthew Leibowitz, James Matalone, Scot McArtor, Bruce Washburn and Michael Morrill. 51.677 percent of the authorized Class B membership interests are currently issued and outstanding. The Class B Members are not required to make capital contributions to NextMedia Investors.

   Under the terms of the agreement, NextMedia Investors may issue non-voting Class C membership interests. Currently there are thirteen Class C members representing an aggregate deemed capital contribution of approximately $10.0 million. The Class C members are not required to make additional capital contributions to NextMedia Investors.

   In the event that NextMedia Investors makes any distribution, the distribution will be paid first to certain Class A and Class C members based on a formula set forth in the agreement, generally until such members have recovered their total contributions. A portion of the excess over amounts contributed by Class A and Class C members in addition to a portion of the excess over amounts contributed by Class A members and Class C members prior to June 13, 2001 and before the distribution of other contributed amounts will be distributed to the Class B members based on a formula set forth in the agreement, and the Class A members and Class C members will be entitled to the remaining amounts. In general, the portion to be received by the Class B members, which will be allocated among them in proportion to their respective Class B membership interests, will equal 13.785% with respect to capital contributed or committed as of the date hereof. This percentage will decline in accordance with the terms of the agreement in the event that additional equity is contributed after the date hereof.

   Under the terms of the limited liability company agreement, the board of directors of NextMedia Investors shall be comprised of eight seats, two of which may be designated by Thomas Weisel Capital Partners, two of which may be designated by the holders of the Class B interests who are Management Members (as such term is defined in the NextMedia Investors limited liability company agreement), one of which may be designated by Weston Presidio Capital, one of which may be designated by Alta Communications and two of which may be designated by GS Capital Partners.

Financial Advisory Agreement

   Each of NextMedia Group, Inc., our direct parent, and NextMedia Outdoor, Inc., our subsidiary, was a party to a Financial Advisory Agreement, dated as of March 6, 2000, with the Class A members of NextMedia Investors and certain members of our management, including Carl E. Hirsch, Steven Dinetz, Sean Stover, Samuel Weller, Allen Stieglitz, Steven Smith and Jeffrey Dinetz, under which NextMedia Group and

NextMedia Outdoor retained each of these parties to provide financial advisory services in connection with transactions. In exchange for services provided under the agreement, NextMedia Group or NextMedia Outdoor, as applicable, agreed to pay the advisors a cash fee representing an aggregate of 1.0% of the value of any transaction valued at $10.0 million or more. The advisors agreed to share in any such compensation as provided in the agreement. In 2000, NextMedia Group accrued an aggregate of $2.6 million in fees under the agreement, which were subsequently waived and treated as a capital contribution. The agreement was terminated as of June 13, 2001, and no further fees are payable thereunder.

Management Notes

   To fulfill their capital commitments under the NextMedia Investors amended and restated limited liability company agreement, each of Carl E. Hirsch and Steven Dinetz executed a promissory note, dated as of December 31, 2000, in the amount of $173,460, payable to NextMedia Investors. The notes bear interest at a maximum rate of 7% per annum and mature on December 31, 2005. Each note is secured by, among other things, the rights of the borrower thereunder in the Class A membership interests of NextMedia Investors and the dividends or distributions from those membership interests.

   To secure their obligations under the promissory notes, each of Messrs. Hirsch and Dinetz entered into a pledge agreement with NextMedia Investors, also dated as of December 31, 2000.

                     DESCRIPTION OF SENIOR CREDIT FACILITY

   On July 31, 2000, we executed a new senior secured credit agreement with Bankers Trust Company, as administrative agent for the lenders party thereto, and have amended the credit agreement four times since then, most recently on December 20, 2001. The credit agreement initially allowed us to borrow up to $125.0 million on a revolving basis. We also have the option, on no more than three occasions prior to July 31, 2003 and subject to the satisfaction of certain conditions precedent, to request our lenders to increase the amount of the revolving credit facility by an amount equal to no more than $75.0 million in the aggregate; however our lenders are not obligated to do so. Letters of credit are also available to us under the credit agreement. Aggregate letters of credit outstanding at any time may not exceed the lesser of $30.0 million or the available revolving commitment amount.

   The revolving loans borrowed under the credit agreement may be prepaid by us at any time, and will mature on July 31, 2007. Pursuant to the third amendment to the credit agreement, because the proceeds of the offering exceeded $170.0 million, we were required to reduce the revolving loan commitments by $25.0 million. The revolving loan commitments may be voluntarily reduced by us at any time, and are subject to required permanent reduction on a quarterly basis commencing on October 31, 2003 and ending on July 31, 2007. Any time the amount of outstanding revolving loans exceeds the amount of the revolving credit commitment, as reduced from time to time, we will be required to make a mandatory prepayment of the outstanding loans in an amount equal to such excess. In addition to mandatory commitment reductions, we will also be required to make mandatory prepayments of the outstanding loans (but without a corresponding commitment reduction) to the extent we, our direct parent company, or our subsidiaries receive certain capital contributions or issue or sell our or their equity (subject to certain exceptions set forth in the senior secured credit facility).

   The outstanding revolving loans under our credit agreement bear interest, at our option, at a base rate or an adjusted LIBOR rate, plus margins that range from zero to 2.50% depending on our direct parent company's consolidated leverage ratio. Interest on base rate loans is payable quarterly in arrears, and interest on LIBOR loans is payable at the end of the interest period therefor (or, every three months if the interest period exceeds three months). We must pay an unused commitment fee ranging from .50% to .75%, and we are also required to pay fees for letters of credit issued on our behalf under the credit agreement.

   Our obligations under the credit agreement are guaranteed on a joint and several basis by our direct and indirect domestic subsidiaries and by our direct parent company. Our obligations under the credit agreement and those of our subsidiaries under their respective guarantees are secured by substantially all of our and their assets, other than certain parcels of real estate, including 100% of the capital stock of our domestic subsidiaries. The obligations of our parent company under its guarantee are secured by a pledge of all of our capital stock. In the event we or our subsidiaries acquire additional subsidiaries in the future, we will be required to pledge all of the stock of such subsidiaries (unless such new subsidiaries are formed outside of the United States, in which case we will generally only be required to pledge 65% of the stock of such subsidiaries), and to cause such subsidiaries to become guarantors of our indebtedness and to secure such guarantee with their assets.

   The credit agreement requires our direct parent company to comply, on a consolidated basis, with certain financial ratios and tests, including ratios of EBITDA (as defined in the credit agreement) to interest expense, EBITDA to total indebtedness and EBITDA to senior indebtedness. The credit agreement also contains certain restrictive covenants that, among other things, limit the ability of our direct parent company, us, and our subsidiaries to:

  .   dispose of assets;

  . make capital expenditures per year in excess of the sum of 2% of our parent company's consolidated net revenues from operations during the previous fiscal year (on a pro forma basis) plus $5.0 million;

  .   incur indebtedness or liens;

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

  . pay dividends or make other payments in respect of capital stock or subordinated indebtedness;

  .   make investments or other acquisitions;

  .   engage in mergers or consolidations;

  .   engage in transactions with affiliates; and

  .   engage in any business other than specified businesses.

   The credit agreement contains events of default customarily found in senior credit facilities, including, among other things:

  .   the failure to pay principal when due;

  . the failure to pay interest or fees within three business days after they become due;

  . the inaccuracy of representations and warranties in any material respect;

  . the default by our parent company, us or our subsidiaries in the performance of certain covenants and other obligations which, in some cases, continues for thirty days;

  . the default by our parent company, us or our subsidiaries in respect of any of such person's indebtedness above specified levels;

  .   the occurrence of certain bankruptcy events;

  . the entry of certain judgments against our parent company, us or our subsidiaries;

  . the occurrence of a change of control (as defined in the senior secured credit agreement); and

  .   the existence of certain environmental and ERISA claims or liabilities.

                      DESCRIPTION OF THE REGISTERED NOTES

General

   We will issue the registered notes pursuant to the indenture among us, the Subsidiary Guarantors and U.S. Bank National Association, as trustee, that we entered into in connection with the issuance of the old notes. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

   You can find definitions of certain capitalized terms used in this description under "Certain Definitions." For purposes of this section, the "Company," "our" or "we" means only NextMedia Operating, Inc. and not any of its Subsidiaries.

   The following description is only a summary of certain provisions of the indenture and the notes that we consider material. You can receive a copy of the indenture and the form of notes upon request to us at the address set forth under "Where You Can Find More Information."

Brief Description of the Registered Notes and the Subsidiary Guarantees

 The registered notes:

  .   are our unsecured senior subordinated obligations;

  . will be unconditionally guaranteed on an unsecured senior subordinated basis by each of the Subsidiary Guarantors;

  . are subordinated in right of payment to all of our existing and future Senior Indebtedness; and

  . are senior in right of payment to all of our existing and future Subordinated Obligations.

 The Subsidiary Guarantees:

  . will be general unsecured senior subordinated obligations of each Subsidiary Guarantor;

  . will be subordinated in right of payment to all existing and future Senior Indebtedness of each Subsidiary Guarantor; and

  . are senior in right of payment to all existing and future Subordinated Obligations of each Subsidiary Guarantor.

Principal, Maturity and Interest

   The registered notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge shall be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

   The notes will be our unsecured senior subordinated obligations, limited in aggregate principal amount to $300.0 million, of which $200.0 million were issued in July 2001. The registered notes will mature on July 1, 2011. We will pay interest on the registered notes semi-annually in arrears on January 1 and July 1 of each year, commencing January 1, 2002, to the holders of record of the registered notes on the immediately preceding December 15 and June 15. The notes issued under the indenture, whether issued on the issue date or thereafter, will be treated as a single class for purposes of the indenture.

Optional Redemption

   Except as set forth below, the notes will not be redeemable at our option prior to July 1, 2006. Thereafter, the notes will be redeemable, at our option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 1 of the years set forth below:

                                                                      Redemption
      Period                                                            Price
      ------                                                          ----------
      2006...........................................................  105.375%
      2007...........................................................  103.583%
      2008...........................................................  101.792%
      2009 and thereafter............................................  100.000%

   In addition, at any time and from time to time prior to July 1, 2004, we may redeem in the aggregate up to 35% of the aggregate principal amount of the notes issued under the indenture with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 110.750%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

  . at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of each such redemption; and

  . each such redemption occurs within 90 days after the date of the related Public Equity Offering.

Selection and Notice of Redemption

   If we are redeeming less than all the notes at any time, the trustee will select notes on a pro rata basis, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate.

   We will redeem notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

   If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. We will issue a new note in principal amount equal to the unredeemed portion of the original note in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Subsidiary Guarantees

   Our obligations pursuant to the notes and the indenture will be unconditionally guaranteed, on an unsecured senior subordinated basis, by the Subsidiary Guarantors.

   Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor, after giving effect to all of its other contingent and fixed liabilities (including, without limitation, any guarantees under the Credit Facility) without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. A court could also subordinate any Subsidiary Guarantee to all other indebtedness (including guarantees and other contingent liabilities) of the relevant Subsidiary Guarantor, and, depending on the amount of such indebtedness, the Subsidiary Guarantor's liability on its Subsidiary Guarantee could be reduced to zero.

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   Pursuant to the indenture, a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "Certain Covenants-- Merger, Consolidation and Sale of Assets"; provided, however, that if such other Person is not the Company or another Subsidiary Guarantor, the Subsidiary Guarantor's obligations under its Subsidiary Guarantee must be expressly assumed by such other person. However, upon (a) the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the indenture or (b) the sale or other disposition (including by way of consolidation or merger) of the Capital Stock of a Subsidiary Guarantor so that it no longer constitutes a Subsidiary, or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor (in each case other than to us or one of our Affiliates) in accordance with the indenture, any such Subsidiary Guarantor will be released and relieved from all its obligations under the indenture and such Subsidiary Guarantee shall terminate.

Ranking

   The Indebtedness evidenced by the notes and the Subsidiary Guarantees will be senior subordinated obligations of us and the Subsidiary Guarantors, as the case may be. The payment of the principal of, premium, if any, and interest on the notes will be subordinate in right of payment to the prior payment in full in cash or Temporary Cash Investments of all of our Senior Indebtedness.

   As of December 31, 2001, we had no outstanding consolidated Senior Indebtedness. Although the indenture contains limitations on the amount of additional Indebtedness that we may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "Certain Covenants--Limitation on Indebtedness."

   The obligations of a Subsidiary Guarantor under its Subsidiary Guarantee will be subordinate in right of payment to the prior payment in full in cash or Temporary Cash Investments of all Senior Indebtedness of such Subsidiary Guarantor, including its guaranty of obligations under the Credit Facility. The terms of the subordination provisions described herein with respect to our obligations under the notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee. Notwithstanding anything contained herein to the contrary, neither the trustee nor the holders of notes may receive or accept payments under a Subsidiary Guarantee at a time when they are not entitled to receive payment under the notes.

   Only Indebtedness of us or the Subsidiary Guarantors that is Senior Indebtedness will rank senior in right of payment to the notes and the relevant Subsidiary Guarantee in accordance with the provisions of the indenture. The notes and the Subsidiary Guarantees will in all respects have the same rank in right of payment as all other Senior Subordinated Indebtedness of us and the Subsidiary Guarantors, respectively, and will rank senior in right of payment to all other Subordinated Obligations of us and the Subsidiary Guarantors, respectively.

   We are not permitted to pay principal of, premium, if any, or interest (or other amounts) on the notes or make any deposit pursuant to the provisions described under "Defeasance" below and may not repurchase, redeem or otherwise retire any notes (collectively, "pay the notes") if:

     (1) a payment default on any Designated Senior Indebtedness (including upon any acceleration of the maturity thereof) occurs and is continuing; or

     (2)any other default on Designated Senior Indebtedness occurs that permits holders of the Designated Senior Indebtedness to accelerate the maturity thereof and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Indebtedness.

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   Payments on notes may and shall be resumed:

     (1) in the case of a payment default, upon the date on which such default is cured or waived; and

     (2) in case of a nonpayment default, upon the earlier of (x) the date on which such nonpayment default is cured or waived (so long as no other event of default exists) and (y) 180 days after the date on which the applicable Payment Blockage Notice is received.

   No new Payment Blockage Notice may be delivered unless and until 360-days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

   No known default (other than a payment default) that existed upon the commencement of a Payment Blockage Notice (whether or not such event of default is on the same issue of Designated Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Notice.

   Upon any payment or distribution of the assets of either us or any Subsidiary Guarantor or its property upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to either the Company or any Subsidiary Guarantor or its property:

     (1) the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Temporary Cash Investments of all such Senior Indebtedness (including interest accruing after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Indebtedness, whether or not such interest is an allowed claim in any such proceeding) before the Holders of the notes are entitled to receive any payment;

     (2) until the Senior Indebtedness is paid in full, any payment or distribution to which holders of the notes would be entitled but for the subordination provisions of the indenture will be made to Holders of such Senior Indebtedness as their interests may appear; and

     (3) if a distribution is made to holders of the notes that, due to the subordination provisions, should not have been made to them, such holders of the notes are required to hold it in trust for the Holders of Senior Indebtedness and pay it over to them as their interests may appear.

   If payment or distribution of the notes is accelerated because of an Event of Default, we or the Trustee shall promptly notify the holders of Designated Senior Indebtedness under the Credit Facility or the Representative of such holders of the acceleration. If any Designated Senior Indebtedness under the Credit Facility is outstanding at such time, such acceleration shall not be effective until the earlier of five Business Days after the Representatives of the Designated Senior Indebtedness under the Credit Facility receive notice of such acceleration declaration (but only if such Event of Default is continuing) and the acceleration of Indebtedness under the Credit Facility.

   No provision contained in the indenture or the notes will affect our obligation, which is absolute and unconditional, to pay the notes when due. The subordination provisions of the indenture and the notes will not prevent the occurrence of any Default or Event of Default under the indenture or limit the rights of the Trustee or any holder to pursue any other rights or remedies with respect to the notes.

   By reason of the subordination provisions contained in the indenture, in the event of a liquidation or insolvency proceeding, creditors of us or a Subsidiary Guarantor who are holders of Senior Indebtedness of us or a Subsidiary Guarantor may recover more, ratably, than the holders of the notes, and creditors of us or a Subsidiary Guarantor who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the notes.

   The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the notes pursuant to the provisions described under "Defeasance."

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Same-Day Payment

   The indenture requires us to make payments in respect of the notes (including principal, premium and interest) by wire transfer of immediately available funds to the U.S. dollar accounts with banks in the U.S. specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

Change of Control

   Upon the occurrence of a Change of Control, each Holder shall have the right to require that we repurchase that Holder's notes pursuant to the offer described below at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

   Within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the trustee (the "Change of Control Offer") describing the transaction or transactions that constitute the Change of Control and offering to repurchase the notes on the date specified in such notice, which date must be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in such notice.

   Prior to the mailing of the notice referred to above, but in any event within 30 days following any Change of Control, we covenant to:

      (1) repay in full and terminate all commitments under Indebtedness under the Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Facility and all other such Senior Indebtedness and to repay the Indebtedness owed to (and terminate the commitments of) each lender that has accepted the offer; or

     (2) obtain the requisite consents under the Credit Facility and all other such Senior Indebtedness to permit the repurchase of the notes as provided below.

   We shall first comply with the covenant in the immediately preceding sentence before we will be required to either repurchase notes pursuant to the provisions described below or send the notice pursuant to the provisions described above. Our failure to comply with the covenant described in the second preceding sentence will constitute an Event of Default described in clause (4) and not in clause (2) under "Events of Default" below.

   We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue thereof.

   The Change of Control purchase feature is a result of negotiations between us and the initial purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability and the ability of our Restricted Subsidiaries to incur additional Indebtedness are contained in the covenant described under "Certain Covenants--Limitation on Indebtedness." Such restrictions can be waived only with

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the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

   The Credit Facility contains, and our future Indebtedness may contain, prohibitions on the occurrence of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us or because that indebtedness prohibits purchases of the notes. Finally, our ability to pay cash to the Holders of the notes following the occurrence of a Change of Control may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases or that our other Indebtedness, including Senior Indebtedness, will not prevent us from repurchasing the notes upon the Change of Control. The provisions under the indenture relating to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain Covenants

   The indenture contains covenants including, among others, the following:

   Limitation on Indebtedness. (a) We will not, and shall not permit any Restricted Subsidiary to, incur, directly or indirectly, any Indebtedness (including, without limitation, Acquired Indebtedness); provided, however, that we and the Subsidiary Guarantors may Incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary that is not or will not, upon such Incurrence, become a Subsidiary Guarantor may incur Acquired Indebtedness, in each case if, on the date of such Incurrence and after giving effect thereto on a pro forma basis no Default or Event of Default has occurred and is continuing and our Leverage Ratio is less than 7.0 to 1.0.

   (b) Notwithstanding the foregoing paragraph (a), we and our Restricted Subsidiaries, as applicable, may incur any or all of the following
Indebtedness:

     (1) Indebtedness incurred pursuant to the Credit Facility; provided that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed $125.0 million less the amount of any mandatory permanent repayments of revolving loans made by us thereunder (which are accompanied by a corresponding permanent commitment reduction) with the Net Available Cash from Asset Sales;

     (2) intercompany Indebtedness between or among us and a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to us, a Restricted Subsidiary or the holder of a Lien permitted under the indenture) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, and
  (B) if we are the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes;

     (3) the old notes, registered notes and the Private Exchange Notes (as defined in the Registration Rights Agreement), if any, and the Subsidiary Guarantees;

     (4) Indebtedness of us or any Restricted Subsidiary outstanding on the issue date (other than Indebtedness described in clause (1), (2) or (3) of this clause (b), less the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

     (5) Indebtedness consisting of Permitted Interest Rate or Currency Agreements;

     (6) Indebtedness represented by guarantees by us or our Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under the indenture; provided that, in the case of a guarantee by a Restricted Subsidiary, the Restricted Subsidiary complies with the "Future Guarantors" covenant to the extent applicable;

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     (7) Indebtedness of us or any of our Restricted Subsidiaries in respect of bid, payment and performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

     (8) Indebtedness of us or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

     (9) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) above or pursuant to clause (3) or (4) above or this clause (9); and

     (10) additional Indebtedness of us and the Restricted Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Facility).

   (c) For purposes of determining compliance with the foregoing covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraphs (a) or (b) above, we, in our sole discretion, may divide and classify (and later reclassify, in whole or in part, if at the time of reclassification we could incur the item of Indebtedness being reclassified under the clauses to which it is being so reclassified) such item of Indebtedness as being incurred pursuant to paragraph
(a), one or more of the above clauses of paragraph (a) or (b) or any combination of the foregoing. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock and change in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an Incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the covenant described under "-- Limitation on Indebtedness."

   Limitation on Restricted Payments. (a) We will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time we or the Restricted Subsidiary makes the Restricted Payment:

     (1) a Default has occurred and is continuing (or would result therefrom);

     (2) we are not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or

     (3) the aggregate amount of the Restricted Payment and all other Restricted Payments made since the Issue Date would exceed the sum of, without duplication:

       (A) (x) 100% of our aggregate Consolidated EBITDA (or, in the event such Consolidated EBITDA is a deficit, minus 100% of the deficit) for the period (taken as one accounting period) from the fiscal quarter commencing immediately prior to the issue date to the most recent date for which financial information is available to us, taken as one accounting period, less (y) 1.4 times Consolidated Interest Expense for the same period;

       (B) 100% of the aggregate Net Cash Proceeds received by us from the issuance or sale of our Capital Stock (other than Disqualified Stock) subsequent to the issue date (other than an issuance or sale to one of our Subsidiaries and other than an issuance or sale to an employee stock ownership plan or to a trust established by us or any of our Subsidiaries for the benefit of our respective employees);

       (C) 100% of the aggregate Net Cash Proceeds received by us as a capital contribution subsequent to the issue date; and

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       (D) the amount equal to the net reduction in Investments (other than
    Permitted Investments) made by us or any of our Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments (valued at the lower of fair market value and the amount of the initial Investment) by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser and repayments of loans or advances or other transfers of assets by such Person to us or any Restricted Subsidiary or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued at the fair market value thereof) and the amount of the initial Investment(s)) previously made by us or any Restricted Subsidiary in such Unrestricted
    Subsidiary, which amount was included in the calculation of Restricted Payments.

   (b) The provisions of the foregoing paragraph (a) will not prohibit:

     (1) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have been permitted;

     (2) the acquisition of any shares of our Capital Stock, either (i) solely in exchange for shares of our Capital Stock (other than Disqualified Stock) or (ii) through the application of Net Cash Proceeds of a substantially concurrent sale for cash (other than to one of our Subsidiaries) or as a capital contribution in respect of shares of our Capital Stock (other than Disqualified Stock);

     (3) the acquisition of any Indebtedness of us or a Subsidiary Guarantor that is subordinate or junior in right of payment to the notes or the Subsidiary Guarantor's Guarantee, as the case may be, either (i) solely in exchange for shares of our Capital Stock (other than Disqualified Stock), or (ii) through the application of Net Cash Proceeds of a substantially concurrent sale for cash (other than to one of our Subsidiaries) of (a) shares of our Capital Stock (other than Disqualified Stock) or (b) Refinancing Indebtedness;

     (4) if no Default or Event of Default has occurred and is continuing, dividends or distributions to NextMedia Group, Inc. to permit it to repurchase common stock of NextMedia Group, Inc. or purchases by us of such common stock (or options or warrants to purchase such common stock) from directors, officers and employees of NextMedia Group, Inc. or us or any of our Subsidiaries or our authorized representatives upon the death, disability, retirement or termination of employment of such directors, officers or employees, in an aggregate amount not to exceed $2.5 million;

     (5) cash payments in lieu of the issuance of fractional shares in connection with the exercise of any warrants, options or other securities convertible into or exchangable for equity interests of us or NextMedia Group, Inc.;

     (6) the making of any payment of any dividend or distribution by us to NextMedia Group, Inc. for its bona fide costs and operating expenses directly related to our operations and the Restricted Subsidiaries in an amount not to exceed $2.0 million in any calendar year; and

     (7) the making of any payment of any dividend or distribution by us to NextMedia Group, Inc. to pay taxes in an amount not to exceed the amount we would be required to pay on a stand-alone basis.

   In determining the aggregate amount of Restricted Payments made subsequent to the issue date in accordance with clause (3) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2) (ii), 3(ii)(a) and (4) will be included in such calculation.

   The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by us or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any property, assets or Investments required by this covenant to be determined shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the transfer agent.

   Limitation on Restrictions on Distributions from Restricted Subsidiaries. We will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or

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restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to us or a Restricted Subsidiary or pay any Indebtedness owed to us or any other Restricted Subsidiary, (b) make any loans or advances to us or (c) transfer any of its property or assets to us or any other Restricted Subsidiary except:

     (1) any encumbrance or restriction pursuant to an agreement in effect on the issue date to the extent and in the manner such agreements are in effect on the issue date;

     (2) any encumbrance or restriction pursuant to the Credit Facility or an agreement governing other Senior Indebtedness permitted to be Incurred under the indenture; provided that, with respect to any agreement governing such other Senior Indebtedness, the provisions relating to such encumbrance or restriction are no less favorable to us in any material respect as determined by our Board of Directors in its reasonable and good faith judgment than the provisions contained in the Credit Facility as in effect on the Issue Date;

     (3) the notes and the indenture;

     (4) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

     (5) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1), (2) or (4) of this covenant or this clause (5) or contained in any amendment to an agreement referred to in clause (1), (2) or (4) of this covenant or this clause (5); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially less favorable, taken as a whole, to the Holders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

     (6) any encumbrance or restriction consisting of customary non-assignment provisions in any contract or in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased hereunder;

     (7) in the case of (c) above, restrictions contained in security agreements, mortgages or other arrangements securing Indebtedness or other obligations of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements, mortgages or other arrangements;
     (8) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

     (9) any encumbrance or restriction in respect of any Indebtedness of a Subsidiary Guarantor permitted to be Incurred under the indenture.

   Limitation on Sales of Assets. We will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

     (1) we or the applicable Restricted Subsidiary, as the case may be, receive consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration) of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors);

     (2) at least 75% of the consideration received by us or the Restricted Subsidiary, as the case may be, from such Asset Disposition shall be in the form of cash or Temporary Cash Investments and is received at the time of such disposition; and

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     (3) upon the consummation of an Asset Disposition, we will apply, or cause the Restricted Subsidiary to apply, the Net Available Cash relating to such Asset Disposition within 360 days of receipt thereof either:

       (A) to prepay any Senior Indebtedness or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor and, in the case of any Senior Indebtedness or such other Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

       (B) to make an investment in properties and assets that are used or useful in a Permitted Business; or

       (C) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

   On the 361st day after an Asset Disposition or such earlier date, if any, as our Board of Directors or of the Restricted Subsidiary determines not to apply the Net Available Cash relating to such Asset Disposition as set forth in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each, a "Net Available Cash Offer Trigger Date"), the aggregate amount of Net Available Cash that has not been applied on or before the Net Available Cash Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each a "Net Available Cash Offer Amount") will be applied by us or the Restricted Subsidiary to make an offer to purchase (the "Net Available Cash Offer") on a date (the "Net Available Cash Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Available Cash Offer Trigger Date, from all Holders (and from the holders of any other Indebtedness ranking on a parity with notes and entitled to the benefits of such offer) on a pro rata basis, that amount of notes (and such other Indebtedness) equal to the Net Available Cash Offer Amount at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by us or any Restricted Subsidiary, as the case may be, in connection with any Asset Disposition is converted into or sold or otherwise disposed of for cash (other than interest, dividends or other distributions received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Disposition hereunder and the Net Available Cash thereof shall be applied in accordance with this covenant.

   Notwithstanding the two immediately preceding paragraphs, we and our Restricted Subsidiaries will be permitted to consummate an Asset Disposition without complying with those paragraphs to the extent at least 75% of the consideration for such Asset Sale constitutes Additional Assets and such Asset Disposition is for fair market value (as determined in good faith by the Board of Directors of the Company and certified to in an officer's certificate); provided that any cash consideration not constituting Additional Assets received by us or any of our Restricted Subsidiaries in connection with any Asset Dispositions permitted to be consummated under this paragraph shall be subject to the provisions of the preceding paragraphs.

   Notwithstanding the foregoing provisions of this paragraph, we and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this section exceeds $10.0 million (at which time, the entire unutilized Net Available Cash Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph). Pending application of Net Available Cash pursuant to this covenant, we will invest the Net Available Cash in Permitted Investments or use the Net Available cash to temporarily reduce revolving credit borrowings.

   For the purposes of this covenant, the following are deemed to be cash or Temporary Cash Investments:

      (1) the assumption of Indebtedness of us or any Restricted Subsidiary and the release of us or the Restricted Subsidiary from all liability on such Indebtedness in connection with the Asset Disposition (in which case, the assumption of such Indebtedness shall be deemed the concurrent receipt of cash and its use in full compliance with clause (3) of the first paragraph of this covenant), and

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     (2) securities received by us or any Restricted Subsidiary from the transferee that are promptly converted by us or such Restricted Subsidiary into cash.

   In the event of the transfer of substantially all (but not all) of the property and assets of us and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," which transaction does not constitute a Change of Control, the successor corporation will be deemed to have sold the properties and assets of us and the Restricted Subsidiaries not so transferred for purposes of this covenant, and will comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Disposition. In addition, the fair market value of such properties and assets of us or the Restricted Subsidiaries deemed to be sold will be deemed to have been sold in compliance with the indenture and to be Net Available Cash for purposes of this covenant.

   Each Net Available Cash Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Available Cash Offer Trigger Date, with a copy to be mailed to the Trustee, and will comply with the procedures set forth in the indenture. Upon receiving notice of the Net Available Cash Offer, Holders may elect to tender their notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender notes in an amount exceeding the Net Available Cash Offer Amount, notes of tendering Holders (and the Indebtedness any other holder of which is entitled to the benefits of such offer) will be purchased on a pro rata basis (based on amounts tendered). A Net Available Cash Offer will remain open for a period of 20 business days or such longer period as may be required by law.

   We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

   Limitation on Affiliate Transactions. (a) We will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any of our Affiliates (an "Affiliate Transaction") unless the terms thereof:

     (1) are no less favorable to us or the Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a person who is not such an Affiliate;

     (2) if the Affiliate Transaction involves an amount in excess of $2.0 million (x) are set forth in writing and (y) have been approved by a majority of the disinterested members of our Board of Directors, if any; and

     (3) if the Affiliate Transaction involves an amount in excess of $10.0 million have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to us and the Restricted Subsidiaries.

    (b) The provisions of the foregoing paragraph (a) will not prohibit:

      (1) any Permitted Investment and any Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on Restricted Payments";

     (2) any employment agreement or employee benefit arrangement with any officer or director entered into in the ordinary course of business;

     (3) the payment of reasonable fees to directors of us and the Restricted Subsidiaries who are not employees of us or the Restricted Subsidiaries;

     (4) any Affiliate Transaction between us and a Restricted Subsidiary or between Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by the indenture;

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

     (5) the issuance or sale of any of our Capital Stock (other than Disqualified Stock);

     (6) indemnification of officers and directors of us or any Restricted Subsidiary pursuant to bylaws, statutory provisions or reasonable and customary indemnification agreements; and

     (7) any transaction pursuant to agreements in effect on the issue date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the issue date.

   Limitation on Preferred Stock of Restricted Subsidiaries. We will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to issue any Preferred Stock (other than to us or to a Restricted Subsidiary) or permit any person (other than us or a Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary that is not a Subsidiary Guarantor.

   Limitation on Business Activities. We will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

   Merger, Consolidation and Sale of Assets. We will not consolidate with or merge with or into, or sell, assign, convey, transfer or lease or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, convey, transfer, lease or otherwise dispose of), in one transaction or a series of related transactions, all or substantially all of our (or its) assets (determined on a consolidated basis for us and our Restricted Subsidiaries) to any person, unless:

     (1) the resulting, surviving or transferee person (the "Successor Company") is a person (if not us) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not us) expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all our Obligations under the notes and the indenture;

     (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an Obligation of the Successor Company or any Subsidiary as a result of such transaction as having been incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default has occurred and is continuing;

     (3) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; and

     (4) we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

   The Successor Company will be the successor to us and shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture provided that, in the case of a lease, the predecessor company will not be released from the obligation to pay the principal of and interest on the notes.

   Notwithstanding the foregoing or anything below in this covenant, any Restricted Subsidiary may merge into or transfer all or part of its properties and assets to us or any Subsidiary Guarantor.

   We will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer, lease, in one transaction or a series of transactions, all or substantially all of its assets to, any person (other than to us or another Subsidiary Guarantor) unless:

      (1) the resulting, surviving or transferee person (if not such Subsidiary Guarantor) is a person organized and existing under the laws of the jurisdiction under which the Subsidiary Guarantor was organized or under the laws of the United States of America, any State thereof or the District of Columbia,

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  and such Person (if not the Subsidiary Guarantor) expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in a form satisfactory to the trustee, all the obligations of the Subsidiary Guarantor, if any, under its Subsidiary Guarantee;

     (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an Obligation of the resulting, surviving or transferee person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default has occurred and is continuing; and

     (3) we have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

   The provisions of clauses (1) and (2) shall not apply to any transactions that constitute an Asset Disposition if we have complied with the applicable provisions of the covenant described under "--Limitation on Sales of Assets" above.

   Future Guarantors. If we or any of our Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that provides a Guarantee under the Credit Facility and that is not a Subsidiary Guarantor, or if we or any of our Restricted Subsidiaries organizes, acquires or otherwise invests in another Restricted Subsidiary that provides a Guarantee under the Credit Facility, then the transferee or acquired or other Restricted Subsidiary will (1) by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, unconditionally Guarantee on an unsecured senior subordinated basis all of our Obligations under the notes and the indenture; and (2) deliver to the trustee an officer's certificate and an opinion of counsel each stating that such supplemental indenture complies with the indenture. Thereafter, such Restricted Subsidiary will be a Subsidiary Guarantor for all purposes of the indenture.

   Limitation on Liens. We will not, and will not permit any of our Restricted Subsidiaries to, create, Incur or assume any consensual Liens of any kind against or upon any of their respective property or assets, or any proceeds, income or profit therefrom that secure Senior Subordinated Indebtedness or Subordinated Obligations, unless:

      (1) in the case of Liens securing Subordinated Obligations, the notes are secured by a Lien on such property, assets, proceeds, income or profit that is senior in priority to such Liens; and

     (2) in the case of Liens securing Senior Subordinated Indebtedness, the notes are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit.

   Prohibition on Incurrence of Senior Subordinated Debt. Neither we nor any Subsidiary Guarantor will incur or suffer to exist Indebtedness that is senior in right of payment to the notes or the Subsidiary Guarantor's Subsidiary Guarantee and subordinate in right of payment to any other Indebtedness of us or such Subsidiary Guarantor, as the case may be.

   Limitation on Sale/Leaseback Transactions. We will not, and will not permit any of our Restricted Subsidiaries, to enter into any Sale/Leaseback Transaction with respect to any property unless:

      (1) we or the Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "--Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the notes pursuant to the covenant under "--Limitation on Liens";

     (2) the net proceeds received by us or any Restricted Subsidiary in connection with the Sale/Leaseback Transaction are at least equal to the fair market value (as determined by our Board of Directors) of such property; and

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     (3) we apply the proceeds of the transaction in compliance with the covenant described under "--Limitation on Sale of Assets."

   SEC Reports. Whether or not required by the SEC, so long as any notes are outstanding, we will furnish to the trustee, within the time periods specified in the SEC's rules and regulations (or, if the Exchange Offer Registration Statement has not yet been declared effective, within 15 days of such dates):

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file those forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

     (2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file those reports.

   The information contained in the Exchange Offer Registration Statement will be deemed to satisfy the foregoing requirements.

   In addition, for so long as any notes remain outstanding, we will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial owner of notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder.

Defaults

   Each of the following is an Event of Default:

     (1) a Default in the payment of interest on the notes when due, continued for 30 days (whether or not such payment is prohibited by the subordination provisions of the indenture),

     (2) a Default in the payment of principal of any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of the indenture),

     (3) the failure by us or any Subsidiary Guarantor to comply with our respective obligations under "Certain Covenants--Merger, Consolidation and Sale of Assets" above,

     (4) a Default in the observance or performance of any other covenant or agreement contained in the indenture which Default continues for a period of 30 days after we receive written notice specifying the default and demanding that such Default be remedied from the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes,

     (5) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of us or any Restricted Subsidiary, or the acceleration of the final Stated Maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by us or the Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of the Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has passed), aggregates $10.0 million (the "cross-acceleration provision"),

     (6) certain events of bankruptcy, insolvency or reorganization of us or any Significant Subsidiary (the "bankruptcy provisions"),

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     (7) any judgment or decree for the payment of money in excess of $10.0 million is entered against us or any Significant Subsidiary, remains outstanding for a period of 60 days following entry of such judgment and is not discharged, bonded, waived or stayed within 30 days (the "judgment default provision"), or

     (8) a Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or is declared to be null and void and unenforceable or the Subsidiary Guarantee of a Significant Subsidiary is found to be invalid or a Subsidiary Guarantor that is a Significant Subsidiary denies its liability under its Subsidiary Guarantee (other than by reason of release of the Subsidiary Guarantor in accordance with the terms of the indenture), provided, however, that an Event of Default will also be deemed to occur with respect to Subsidiary Guarantors that are not Significant Subsidiaries ("Insignificant Subsidiaries") if the Subsidiary Guarantees of such Insignificant Subsidiaries cease to be in full force and effect or are declared null and void and unenforceable or such Insignificant Subsidiaries deny their liability under their Subsidiary Guarantees (other than in accordance with the terms of such Subsidiary Guarantee), if when aggregated and taken as a whole the Insignificant Subsidiaries subject to this clause
  (8) would meet the definition of a Significant Subsidiary.

   If an Event of Default (other than an Event of Default specified in clause
(6) with respect to us) occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately provided, however, that if upon such declaration there are any amounts outstanding under the Credit Facility and the amounts thereunder have not been accelerated, such principal and interest shall be due and payable upon the earlier of the time such amounts under the Credit Facility are accelerated and five (5) Business Days after receipt by us and the Representative under the Credit Facility of such declaration (but only if such Event of Default is then continuing). If an Event of Default resulting from certain events of bankruptcy, insolvency or organization occurs and is continuing with respect to us, the principal of and accrued and unpaid interest on all the notes will by such event itself become and be immediately due and payable without any declaration or other act on the part of the trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and their consequences. The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.

   Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the trustee in personal liability.

   The indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders. In addition, we are required to deliver to the trustee, within 90 days after the end of each fiscal year, an Officers' Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event that would constitute certain Defaults, their status and what action we are is taking or propose to take in respect thereof.

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Amendments and Waivers

   Subject to certain exceptions, the indenture may be amended with the consent of the Holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange for the notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. However, without the consent of each Holder of an outstanding note affected thereby, no amendment may, among other things,

      (1) reduce the amount of notes whose Holders must consent to an amendment;

     (2) reduce the rate of or change the time for payment of interest on any note;

     (3) reduce the principal of or change the Stated Maturity of any note;

     (4) reduce the amount payable upon the redemption of any note or change the time at which any note may be redeemed as described under "Optional Redemption;"

     (5) make any note payable in money other than that stated in the note;

     (6) impair the right of any Holder to receive payment of principal of and interest on such Holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's notes;

     (7) affect the ranking of the notes in any material respect;

     (8) release any Subsidiary Guarantor that is a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or the indenture other than in accordance with the terms of the indenture; or

     (9) make any change in the amendment provisions that require each holder's consent or in the waiver provisions.

   Without the consent of any Holder, we and the trustee may amend the indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a Successor Company of the obligations of us and/or the Subsidiary Guarantors under the indenture in accordance with "Certain Covenants--Merger, Consolidation and Sale of Assets," to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of
Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the notes, to secure the notes, to release a Subsidiary Guaranty when permitted by the indenture, to add to our covenants for the benefit of the Holders or to surrender any right or power conferred upon us, to make any other change that does not adversely affect in material respects the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

   The consent of the Holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

   After an amendment under the indenture becomes effective, we are required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

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Legal Defeasance and Covenant Defeasance

   We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

     (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such notes when such payments are due from the trust referred to below;

     (2) our obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the trustee, and our and the Subsidiary Guarantors' obligations in connection therewith; and

     (4) the Legal Defeasance provisions of the indenture.

   In addition, we may, at our option and at any time, elect to have the obligations of us and the Subsidiary Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Defaults" will no longer constitute an Event of Default with respect to the notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

      (1) we must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes at the Stated Maturity or on the applicable Redemption Date, as the case may be, and we must specify whether the notes are being defeased to maturity or to a particular redemption date;

     (2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default may have occurred and be continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

     (5) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the

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  Company or any of its Restricted Subsidiaries is a party or by which we or any of the Restricted Subsidiaries is bound; and

     (6) we must deliver to the trustee an officers' certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

   The Credit Agreement restricts our ability to effect a Legal Defeasance or a Covenant Defeasance.

Satisfaction and Discharge

   The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration, transfer of exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:

     (1) either:

        (A) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

       (B) all notes not theretofore delivered to the trustee for cancellation have become due and payable, have been called for redemption by us in accordance with as described under "Optional Redemption" or are callable within one year of the date of redemption, and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

     (2) we have paid all other sums payable under the indenture by us; and

     (3) we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Concerning the Trustee

   U.S. Bank Trust National Association is to be the trustee under the indenture and has been appointed by us as Registrar and Paying Agent with regard to the notes.

   The indenture contains certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

   The Holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that if an Event of Default occurs (and is not cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the indenture.

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Certain Definitions

   "Acquired Indebtedness" of any person means Indebtedness of any other person existing at the time such other person merged with or into such person or became a Restricted Subsidiary of such person or assumed by such person in connection with the acquisition of assets from any other person, and not incurred by such other person in connection with, or in contemplation of, such other person merging with or into such first person or becoming a Restricted Subsidiary of such first person or such acquisition.

   "Additional Assets" means

     (1) any property or assets (other than Indebtedness and Capital Stock) used or useful in a Permitted Business;

     (2) the Capital Stock of a person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by us or a Restricted Subsidiary; or

     (3) Capital Stock constituting a minority interest in any person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

   "Affiliate" of any specified person means any other person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the indenture, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of our Voting Stock (on a fully diluted basis) or of rights or warrants to purchase our Capital Stock (whether or not currently exercisable) and any person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

   "Asset Disposition" means any sale, lease, transfer, assignment or other disposition (or series of related sales, leases, transfers, assignments or dispositions) by us or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

     (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than us or a Restricted Subsidiary),

     (2) all or substantially all the assets of any division or line of business of us or any Restricted Subsidiary or

     (3) any other assets of us or any Restricted Subsidiary outside of the ordinary course of business of us or such Restricted Subsidiary;

provided, however, that Asset Dispositions shall not include:

     (a) a disposition by a Restricted Subsidiary to us or by us or a Restricted Subsidiary to a Wholly Owned Subsidiary;

     (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets";

     (c) for purposes of the covenant described under "Limitation on Sales of Assets " only, a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under "Limitation on Restricted Payments";

     (d) disposition of assets with a fair market value of less than $500,000; and

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     (e) disposals or replacements of obsolete equipment in the ordinary course of business.

   "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transactions, determined in accordance with GAAP, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

   "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (x) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (y) the sum of all such payments.

   "Board of Directors" means our Board of Directors or any committee thereof duly authorized to act on behalf of the Board of Directors.

   "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

   "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

   "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated and whether or not voting) equity of the person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

   "Change of Control" means the occurrence of one or more of the following events:

     (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of our Voting Stock (other than the Permitted Holders) (for the purpose of this clause (1) a person shall be deemed to beneficially own the Voting Stock of a corporation that is beneficially owned (as defined above) by another corporation (a "parent corporation") if such person beneficially owns (as defined above) at least 50% of the aggregate voting power of all classes of Voting Stock of such parent corporation);

     (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by our shareholders was approved or ratified by a vote of 662/3% of our directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or ratified) cease for any reason to constitute a majority of the Board of Directors then in office;

     (3) the adoption of a plan relating to our liquidation or dissolution;
  or

     (4) our merger or consolidation with or into another person or the merger of another person with or into us, or the sale of all or substantially all of our assets to another person (other than the Permitted Holders), and, in the case of any such merger or consolidation, our securities that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of our Voting

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  Stock are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Consolidated EBITDA" means, with respect to any person, for any period, the sum (without duplication) of

     (1) Consolidated Net Income and

     (2) to the extent Consolidated Net Income has been reduced thereby, (a) all income taxes of the person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses), (b) Consolidated Interest Expense and (c) Consolidated Non-Cash Charges, all as determined on a consolidated basis for the person and its Subsidiaries in conformity with GAAP.

   "Consolidated Interest Expense" means, with respect to any person, for any period, the consolidated interest expense of person and its Restricted Subsidiaries for such period determined in accordance with GAAP, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount (other than to the extent arising from the incurrence of Indebtedness together with the issuance of another security as part of an interest unit), non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings and net payments, if any, pursuant to Hedging Obligations).

   "Consolidated Net Income" means, with respect to any person, for any period, the aggregate net income (or loss) of the person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

     (1) after-tax items classified as extraordinary or nonrecurring gains or losses;

     (2) the net income of any person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent person or is merged or consolidated with the referent person or any Restricted Subsidiary of the referent person;

     (3) the net income (but not loss) of any Restricted Subsidiary of the referent person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise, other than as permitted by the "Limitation on Restrictions of Distributions from Restricted Subsidiaries" covenant;

     (4) the net income of any person, other than a Restricted Subsidiary of the referent person, except to the extent of cash dividends or distributions paid to us or to a Restricted Subsidiary by such person;

     (5) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the issue date;

     (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

     (7) non-cash charges relating to compensation expense in connection with benefits provided under employee stock option plans, restricted stock option plans and other employee stock purchase or stock incentive plans.

   "Consolidated Net Worth" of any person means the consolidated stockholders' equity of such person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Stock of such person.

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

   "Consolidated Non-Cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization and other non-cash expenses (including non-cash compensation) of such person and its Subsidiaries (excluding any such charges constituting an extraordinary or nonrecurring item) reducing Consolidated Net Income of such person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

   "Credit Facility" means the credit agreement dated as of July 31, 2000 among NextMedia Group, Inc., us, the lenders from time to time party thereto in their respective capacities as lenders thereunder and Bankers Trust Company, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

   "Currency Agreement" means in respect of a person, any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such person against fluctuations in currency values.

   "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

   "Designated Senior Indebtedness" means

     (1) the Indebtedness under the Credit Facility; and

     (2) any other of our Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by us in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the indenture.

   "Disqualified Stock" means, with respect to any person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event

      (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

       (ii) is convertible or exchangeable into Indebtedness or Disqualified Stock; or

        (iii) is redeemable or must be purchased, upon the occurrence of certain events or otherwise, by the person at the sole option of the holder thereof, in whole or in part,

in each case on or prior to the Stated Maturity of the notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to purchase or redeem such Capital Stock, upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if:

     (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the notes and described under "Certain Covenants--Limitation on Sales of Assets" and "Certain Covenants--Change of Control"; and

     (2) any such requirement only becomes operative after compliance with such terms applicable to the notes, validly including the purchase of any notes tendered pursuant thereto.

   "DTC" means The Depository Trust Company, its nominees and their respective successors.

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

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other statements by such other entity as approved by a significant segment of the accounting profession of the United States, which are in effect on the issue date.

   "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any person and any obligation, direct or indirect, contingent or otherwise, of such person

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) for the purpose of assuring the lender under such Indebtedness of the payment of such Indebtedness, or

     (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning. The term "guarantor" shall mean any Person guaranteeing any obligation.

   "Hedging Obligations" of any person means the obligations of such person pursuant to any Interest Rate Agreement or Currency Agreement.

   "Holder" or "noteholder" means the person in whose name a note is registered on the Registrar's books.

   "incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. The term "incurrence" when used as a noun shall have a correlative meaning.

   "Indebtedness" means, with respect to any person on any date of determination (without duplication):

     (1) all Obligations of the person for borrowed money;

     (2) all Obligations of the person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all Capital Lease Obligations of the person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by the person;

     (4) all Obligations of the person issued or assumed as the deferred purchase price of property, all conditional sale obligations of the person and all Obligations of the person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     (5) all Obligations of the person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

     (6) the amount of all Obligations of the person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

     (7) all Obligations of the type referred to in clauses (1) through (6) of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

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     (8) all Obligations of the type referred to in clauses (1) through (7)
  of other persons secured by any Lien on any property or asset of the person (whether or not such obligation is assumed by the person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

     (9) to the extent not otherwise included in this definition, Obligations under Hedging Obligations of the person.

   The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the Obligation, of any contingent Obligations at such date.

   "Interest Rate Agreement" means in respect of a person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such person against fluctuations in interest rates.

   "Investment" by any person in any other person means, with respect to any person, any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such other person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments,"

     (1) "Investment" shall include the portion (proportionate to our equity interest in such Subsidiary) of the fair market value of the net assets of our Subsidiaries at the time that the Subsidiary is designated an Unrestricted Subsidiary; and

     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

   "issue date" means the date on which the notes are originally issued.

   "Leverage Ratio" shall mean the ratio of (i) the aggregate outstanding amount of Indebtedness of us and the Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP (subject to the terms described in the next paragraph) plus the aggregate liquidation preference of all outstanding Preferred Stock of the Restricted Subsidiaries (except Preferred Stock issued to us or one of our Wholly Owned Restricted Subsidiaries) on such date to (ii) our Consolidated EBITDA for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination.

   For purposes of this definition, (i) the amount of Indebtedness that is issued at a discount will be deemed to be the accreted value of such Indebtedness at the end of the Four Quarter Period, whether or not such amount is the amount then reflected on a balance sheet prepared in accordance with GAAP, and (ii) the aggregate outstanding principal amount of Indebtedness of us and the Restricted Subsidiaries and the aggregate liquidation preference of all outstanding Preferred Stock of Restricted Subsidiaries that are not Subsidiary Guarantors for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and Preferred Stock giving rise to the need to perform such calculation had been Incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being Incurred or Preferred Stock is being issued had occurred, on the last day of the Four Quarter Period. In addition to the foregoing, for purposes of this definition, "Consolidated EBITDA" will be calculated on a pro forma basis after giving effect to (i) the Incurrence of the Indebtedness of such Person and its Restricted Subsidiaries and the issuance of the Preferred Stock of such Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any Incurrence (and the application of the

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proceeds therefrom) or repayment of other Indebtedness, other than the
Incurrence or repayment of Indebtedness pursuant to working capital facilities, at any time subsequent to the beginning of the Four Quarter Period and on or prior to the date of determination, as if such Incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Four Quarter Period, (ii) any asset dispositions or asset acquisitions (including, without limitation, any asset acquisition giving rise to the need to make such calculation as a result of such person or one of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of such asset acquisition) incurring, assuming or otherwise becoming liable for Acquired Indebtedness and also including any Consolidated EBITDA associated with such asset acquisition (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Exchange Act) attributable to the assets that are the subject of the asset acquisition or asset disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the date of determination, as if such asset disposition or asset acquisition (including the Incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

   "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, lease in the nature thereof and any agreement to give any security interest).

   "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received), in each case net of

     (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition,

     (2) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,

     (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition, and

     (4) the deduction of appropriate amounts provided by the seller as a contractual escrow account as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by us or any Restricted Subsidiary after such Asset Disposition.

   The amounts in clauses (1) through (4) above, to the extent estimates are necessary, will be estimated reasonably and in good faith by us.

   "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters', or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

   "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Permitted Business" means radio and outdoor advertising and related businesses, as determined in good faith by us.

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   "Permitted Holders" shall mean, together, Carl E. Hirsch, Steven Dinetz,
Thomas Weisel Capital Partners, L.P., Alta Communications and Weston Presidio Capital III, L.P. and their respective principles and Affiliates.

   "Permitted Interest Rate or Currency Agreement" of any person means any Interest Rate or Currency Agreement entered into with one or more financial institutions that is designed to protect such person against fluctuations in interest rates or currency exchange rates with respect to Indebtedness Incurred and which shall have a notional amount no greater than the payments due with respect to the Indebtedness being hedged thereby, or in the case of currency protection agreements, against currency exchange rate fluctuations relating to then existing financial obligations or then existing or sold production and not for purposes of speculation.

   "Permitted Investment" means an Investment by us or any Restricted Subsidiary in

     (1) us, a Subsidiary Guarantor, another Restricted Subsidiary or a person that will, upon the making of the Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business;

     (2) another person if as a result of such Investment such other person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, us, a Subsidiary Guarantor or another Restricted Subsidiary; provided, however, that such person's primary business is a Permitted Business;

     (3) Temporary Cash Investments;

     (4) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

     (5) loans and advances to employees and officers us and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not to exceed $2.0 million at any one time outstanding;

     (6) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to as or any Restricted Subsidiary or in satisfaction of judgments;

     (7) any investment made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with the covenant described under "Limitations on Sales of Assets";

     (8) Investments in Permitted Interest Rate or Currency Agreements;

     (9) Investments represented by guarantees that are otherwise permitted under the indenture;

     (10) Investments the payment for which is Capital Stock (other than Disqualified Stock) of us or NextMedia Group, Inc.; and

     (11) other Investments in any person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the date of the indenture, not to exceed $10.0 million.

   "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

   "Preferred Stock," as applied to the Capital Stock of any person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such Person.

   "Public Equity Offering" means an underwritten primary public offering of common stock of us or NextMedia Group, Inc. pursuant to an effective registration statement under the Securities Act; provided, however, that in the event of a Public Equity Offering by NextMedia Group, Inc., the proceeds thereof are contributed to us.

   "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

   "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of us or any Restricted Subsidiary incurred pursuant to paragraph
(a) or clauses (3), (4) or (9) of paragraph (b) of the covenant described under "--Limitation on Indebtedness", including Indebtedness that Refinances Refinancing Indebtedness; provided however, that

     (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

     (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, and

     (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided, further, however, that Refinancing Indebtedness will not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that Refinances our Indebtedness or (y) Indebtedness of us or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

   "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

   "Restricted Payment" with respect to any person means

      (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such person) to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to us or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Restricted Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

     (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into our Capital Stock that is not Disqualified Stock);

     (3) the repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

     (4) the making of any Investment in any person (other than a Permitted Investment).

   "Restricted Subsidiary" means any of our Subsidiaries that is not an Unrestricted Subsidiary.

   "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby we or a Restricted Subsidiary transfers such property to a person and we or a Restricted Subsidiary leases it from such person.

   "SEC" means the Securities and Exchange Commission.

   "Senior Indebtedness" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of us or a Subsidiary Guarantor, as the case may be, whether outstanding on the issue date or thereafter created, Incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the notes or the Subsidiary Guarantee, as applicable. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

     (1) all monetary obligations (including Guarantees thereof) of every nature of us or a Subsidiary Guarantor under the Credit Facility, including, without limitation, obligations (including Guarantees) to pay principal, premium (if any) and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

     (2) all obligations under Interest Rate Agreements (including guarantees thereof); and

     (3) all obligations under Currency Agreements (including guarantees thereof),

in each case whether outstanding on the issue date or thereafter incurred.

   Notwithstanding the foregoing, "Senior Indebtedness" shall not include:

     (1) any of our Indebtedness to any of our Subsidiaries or any Indebtedness of a Subsidiary Guarantor to us or another of our Subsidiaries;

     (2) any Indebtedness to, or guaranteed on behalf of, any director, officer or employee, in such capacities, of us or any of our Subsidiaries (including, without limitation, amounts owed for compensation);

     (3) Indebtedness to trade creditors and other amounts incurred (but not under the Credit Facility) in connection with obtaining goods, materials or services;

     (4) Indebtedness represented by Disqualified Stock;

     (5) any liability for federal, state, local or other taxes owed or owing by us or any Subsidiary Guarantor;

     (6) that portion of any Indebtedness incurred in violation of the indenture provisions set forth under "Certain Covenants--Limitation on Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the trustee has received an officers' certificate from us to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the indenture);

     (7) Indebtedness that, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse us; and

     (8) any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of us or a Subsidiary Guarantor.

   "Senior Subordinated Indebtedness" means (i) with respect to us, the notes and any other of our Indebtedness that specifically provides that such Indebtedness is to have the same rank as the notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other of our obligations that is not Senior Indebtedness and (ii) with respect to any Subsidiary Guarantor, the Subsidiary Guarantees and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to have the same rank as the Subsidiary Guarantees in right of payment and is not subordinated by its terms in right or payment to any Indebtedness or other obligation of such Subsidiary Guarantor which is not Senior Indebtedness.

   "Significant Subsidiary" means any Restricted Subsidiary that would be our "Significant Subsidiary" within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

   "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

   "Subordinated Obligation" means any of our Indebtedness (whether outstanding on the issue date or thereafter incurred) that is subordinate or junior in right of payment to the notes pursuant to a written agreement to that effect.

   "Subsidiary" means, in respect of any person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by

     (1) such person,

     (2) such person and one or more Subsidiaries of such person, or

     (3) one or more Subsidiaries of such person.

   "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of our obligations with respect to the notes.

   "Subsidiary Guarantor" means (1) each of NextMedia Licensing, Inc., NextMedia Outdoor, Inc., NextMedia Franchising, Inc. and NextMedia Outdoor, LLC and (2) any other person organized under the laws of the United States or any state of the United States or District of Columbia that becomes a Restricted Subsidiary and provides a Guarantee under the Credit Facility that pursuant to the covenant described under "Future Guarantors" or otherwise in the future executes a supplemental indenture in which such Restricted Subsidiary unconditionally guarantees, jointly and severally, on a senior subordinated basis the Company's obligations under the notes and the indenture; provided that any person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms of the indenture.

   "Temporary Cash Investments" means any of the following:

     (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,

     (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the

  United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

     (3) repurchase obligations with a term of not more than 360 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above,

     (4) investments in commercial paper, maturing not more than 360 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and

     (5) investments in securities with maturities of 360 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and, at the time of acquisition thereof, is rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc., and

     (6) investments in money market funds of the type described in clauses
  (1) through (5) above,

   "Unrestricted Subsidiary" means

     (1) any of our Subsidiaries that at the time of determination is designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below, and

     (2) any Subsidiary of an Unrestricted Subsidiary.

   The Board of Directors may designate any of our Subsidiaries (including any newly acquired or newly formed Restricted Subsidiary) to be an Unrestricted Subsidiary unless, at the time of such designation, such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, us or any other Restricted Subsidiary that is not a Subsidiary of the Restricted Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments" or as a Permitted Investment.

   The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) we could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (y) no Default has occurred and is continuing. Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the resolution of the Board of Directors giving effect to such designation and an officers certificate certifying that such designation complied with the foregoing provisions.

   "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

   Except as described under "Certain Covenants--Limitations on Indebtedness," whenever it is necessary to determine whether we have complied with any covenant in the indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

   "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

   "Voting Stock" of a person means all classes of Capital Stock or other interests (including partnership interests) of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

   "Wholly Owned Subsidiary" means a Restricted Subsidiary, all the Capital Stock of which (other than directors' qualifying shares and, in the case of a non-US Restricted Subsidiary, nominal shares required to be held by foreign nationals) is owned by us or one or more Wholly Owned Subsidiaries.

Form of Registered Notes

   The certificates representing the registered notes will be issued in fully registered form, without coupons. Except as described in the next paragraph, the registered notes will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC's nominee, in the form of a global note. Holders of the registered notes will own book-entry interests in the global note evidenced by records maintained by DTC.

   Book-entry interests may be exchanged for certificated notes of like tenor and equal aggregate principal amount, if

  1. DTC notifies us that it is unwilling or unable to continue as depositary or we determine that DTC is unable to continue as depositary and we fail to appoint a successor depositary,

  2. we provide for the exchange pursuant to the terms of the indenture, or

  3. we determine that the book-entry interests will no longer be represented by global notes and we execute and deliver to the Trustee instructions to that effect.

   As of the date of this prospectus, no certificated notes are issued and outstanding.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

   The following is a summary of the material U.S. federal income tax considerations relating to the exchange of old notes for registered notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of old notes who hold the old notes as "capital assets" (in general, assets held for investment). Special situations, such as the following, are not addressed:

  . tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid U.S. federal income tax;

  . tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

  . tax consequences to holders whose "functional currency" is not the U.S. dollar;

  . tax consequences to persons who hold notes through a partnership or similar pass-through entity;

  . U.S. federal gift tax, estate tax or alternative minimum tax consequences, if any; or

  .   any state, local or foreign tax consequences.

   The discussion below is based upon the provisions of the Code, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

   The exchange of your old notes for registered notes in the exchange offer should have no federal income tax consequences to you.

   The preceding discussion of certain U.S. federal income tax considerations of the exchange offer is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging old notes for registered notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives registered notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those registered notes. We reserve the right in our sole discrection to purchase or make offers for, or to offer registered notes for, any old notes that remain outstanding subsequent to the expiration of the exchange offer pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered notes received in exchange for old notes that were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until            , 2002 all dealers effecting transactions in the
registered notes may be required to deliver a prospectus.

   We will not receive any proceeds from any sale of the registered notes by broker-dealers. Registered notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the registered notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any registered notes. Any broker-dealer that resells registered notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of registered notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of the registered notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer "including the expenses of one counsel to the initial purchaser of the old notes, other than commissions or concessions of any brokers or dealers and will indemnify holders of the noted, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   Certain legal matters in connection with the notes offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

                                    EXPERTS

   The financial statements of NextMedia Operating, Inc. as of December 31, 2001 and 2000 and for each of the two years in the period ended December 31, 2001 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Pinnacle Broadcasting as of August 31,1999 and February 28, 2000 and for the periods ended August 31,1999 and February 28, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of PNEH Carve-Out Businesses as of June 30, 2001, December 31, 2000 and 1999 and for the six months ended June 30, 2001 and for each of the two years in the period ended December 31, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of AJ Indoor Advertising, Inc. as of May 22, 2000 and December 31, 1999 and for the periods ended May 22, 2000 and December 31, 1999, included in this prospectus have been so included in reliance on the report of Ritchie, Luukkonen, Campbell & Co. Ltd., independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Pride Communication LLC as of October 31, 2000 and December 31, 1999 and for the ten months ended October 31, 2000 and the year ended December 31, 1999, included in this prospectus have been so included in reliance on the report of McGladrey & Pullen, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Beaverkettle Company as of September 30, 2000 and for the nine months then ended, included in this prospectus have been so included in reliance on the report of Hall Kistler & Co., LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements as of December 31, 1999 and for the year then ended, included in this prospectus have been so included in reliance on the report of Phillips and Phillips CPAs, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Wilmington WJBR-FM, LLC as of March 6, 2000 and December 31, 1999 and 1998 and for the period ended January 1, 2000 to March 6, 2000 and the years ended December 31, 1999 and 1998, included in this prospectus have been so included in reliance on the report of Weeks, Holderboum, Hubber and DeGraw, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                                                                            Page
                                                                            ----
Report of Independent Accountants.......................................... F-4

Consolidated Balance Sheets
as of December 31, 2001 and 2000........................................... F-5

Consolidated Statements of Operations
for the Years Ended December 31, 2001 and 2000............................. F-6

Consolidated Statements of Stockholder's Equity
for the Years Ended December 31, 2001 and 2000............................. F-7

Consolidated Statements of Cash Flows
for the Years Ended December 31, 2001 and 2000............................. F-8

Notes to Consolidated Financial Statements................................. F-9

PNEH CARVE-OUT BUSINESSES

INDEX TO COMBINED FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----
Report of Independent Accountants........................................ F-26

Combined Balance Sheets
as of December 31, 2000 and 1999 and June 30, 2001....................... F-27

Combined Statements of Operations
for the Six Months Ended June 30, 2001 and for the Years Ended December
31, 2000 and 1999 ....................................................... F-28

Combined Statements of Changes in Divisional (Deficit) Equity
for the Six Months Ended June 30, 2001 and for the Years Ended December
31, 2000 and 1999 ....................................................... F-29

Combined Statements of Cash Flows
for the Six Months Ended June 30, 2001 and for the Years Ended December
31, 2000 and 1999 ....................................................... F-30

Notes to Combined Financial Statements................................... F-31

WILMINGTON WJBR-FM, LLC

                                                                            Page
                                                                            ----
Independent Auditors' Report............................................... F-38

Balance Sheets December 31, 1999 and 1998.................................. F-39

Statements of Operations and Members' Deficiency
For the Years Ended December 31, 1999 and 1998............................. F-40

Statements of Cash Flows
For the Years Ended December 31, 1999 and 1998............................. F-41

Notes to Financial Statements.............................................. F-42

WILMINGTON WJBR-FM, LLC

                                                                          Page
                                                                          ----
Independent Auditors' Report............................................. F-49

Balance Sheet March 6, 2000.............................................. F-50

Statement of Operations and Members' Deficiency
For the Period of January 1, 2000 to March 6, 2000....................... F-51

Statement of Cash Flows
For the Period of January 1, 2000 to March 6, 2000....................... F-52

Notes to Financial Statements............................................ F-53

AJ INDOOR ADVERTISING, INC. AND SUBSIDIARY
                                                                          Page
                                                                          ----
Independent Auditor's Report............................................. F-60
Consolidated Balance Sheets
May 22, 2000 and December 31, 1999....................................... F-61
Consolidated Statements of Operations
Period Ended May 22, 2000 and Year Ended December 31, 1999............... F-62
Consolidated Statement of Stockholders' Deficit
Period Ended May 22, 2000 and Year Ended December 31, 1999............... F-63
Consolidated Statements of Cash Flows
Period Ended May 22, 2000 and Year Ended December 31, 1999............... F-64
Notes to Consolidated Financial Statements
May 22, 2000 and December 31, 1999....................................... F-65

PINNACLE BROADCASTING COMPANY, INC. AND SUBSIDIARIES
                                                                          Page
                                                                          ----
Report of Independent Accountants........................................ F-71
Consolidated Balance Sheets
As of August 29, 1999 and February 28, 2000.............................. F-72
Consolidated Statements of Operations
For the Year Ended August 29, 1999 and the Six Months Ended February 28,
2000..................................................................... F-73
Consolidated Statements of Stockholder's Deficit
For the Year Ended August 29, 1999 and the Six Months Ended February 28,
2000..................................................................... F-74
Consolidated Statements of Cash Flows
For the Year Ended August 29, 1999 and the Six Months Ended February 28,
2000..................................................................... F-75
Notes to Consolidated Financial Statements............................... F-76

BEAVERKETTLE COMPANY

                                                                          Page
                                                                          ----
Independent Auditor's Report............................................. F-83
Balance Sheets
September 30, 2000 and December 31, 1999................................. F-84
Income Statements
For the Nine Months Ended September 30, 2000 and Year Ended December 31,
1999..................................................................... F-85
Statements of Retained Earnings
For the Nine Months Ended September 30, 2000 and Year Ended December 31,
1999..................................................................... F-86
Statements of Cash Flows
For the Nine Months Ended September 30, 2000 and Year Ended December 31,
1999..................................................................... F-87
Notes to Financial Statements
September 30, 2000 and December 31, 1999................................. F-88

PRIDE COMMUNICATIONS
                                                                          Page
                                                                          ----
Independent Auditor's Report............................................. F-92
Balance Sheets
October 31, 2000 and December 31, 1999................................... F-93
Statements of Income
Ten Months Ended October 31, 2000 and Year Ended December 31, 1999....... F-94
Statements of Members' Equity
Ten Months Ended October 31, 2000 and Year Ended December 31, 1999....... F-95
Statements of Cash Flows
Ten Months Ended October 31, 2000 and Year Ended December 31, 1999....... F-96
Notes to Financial Statements............................................ F-97

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of
NextMedia Operating, Inc.

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholder's equity and cash flows present fairly, in all material respects, the financial position of NextMedia Operating, Inc. and subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
February 25, 2002

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                                     December 31, December  31,
                                                         2001         2000
                                                     ------------ -------------
Assets
Current assets:
  Cash and cash equivalents.........................   $ 30,501     $    836
  Accounts receivable, net of allowance for doubtful
   accounts of $1,209 and $783, respectively........     13,604       11,992
  Prepaid expenses and other current assets.........      2,129        1,098
                                                       --------     --------
    Total current assets............................     46,234       13,926
Property and equipment, net.........................     40,844       24,887
Other assets........................................     10,576        3,588
Other intangibles, net..............................      1,169        1,654
Goodwill, net.......................................    148,297       31,082
FCC licenses, net...................................    252,544      251,930
                                                       --------     --------
    Total assets....................................   $499,664     $327,067
                                                       ========     ========
Liabilities and Stockholder's Equity
Current liabilities:
  Accounts payable..................................   $  2,284     $  1,305
  Accrued expenses..................................     15,116        3,791
  Deferred revenue..................................        676          442
  Other current liabilities.........................          9        5,652
                                                       --------     --------
    Total current liabilities.......................     18,085       11,190
Long-term debt......................................    197,102      106,945
Other long-term liabilities.........................      1,846          550
                                                       --------     --------
    Total liabilities...............................    217,033      118,685
                                                       --------     --------
Commitments and contingencies (Note 9)

Stockholder's equity:
NextMedia Operating, Inc.:
  Common stock, $.01 par value, 3,000 shares
   authorized, 3,000 and 1,000 shares issued and
   outstanding, respectively........................          1            1
NextMedia Group II, Inc.:
  Common stock, Class A, $.01 par value, 1,500,010
   shares authorized, none and 1,500,010 shares
   issued and outstanding, respectively ............         --           15
  Common stock, Class B, $.01 par value, 1,500,000
   shares authorized, none and 1,500,000 shares
   issued and outstanding, respectively.............         --           15
Additional paid-in capital..........................    297,244      212,057
Accumulated deficit.................................    (14,614)      (3,706)
                                                       --------     --------
    Total stockholder's equity......................    282,631      208,382
                                                       --------     --------
    Total liabilities and stockholder's equity......   $499,664     $327,067
                                                       ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)

                                                               Years ended
                                                               December 31,
                                                             -----------------
                                                               2001     2000
                                                             --------  -------
Gross revenue............................................... $ 79,398  $45,783
Less: agency commissions....................................    6,075    4,011
                                                             --------  -------
    Net revenue.............................................   73,323   41,772
                                                             --------  -------
  Operating expenses........................................   48,756   27,384
  Corporate expenses........................................    8,834    5,475
  Restructuring expense.....................................       --      374
  Depreciation and amortization.............................   11,379    4,600
  Local marketing agreement fees............................       20    2,932
                                                             --------  -------
    Total operating expenses................................   68,989   40,765
                                                             --------  -------
Operating income............................................    4,334    1,007
Other income (expense):
  Interest income...........................................      375      264
  Interest expense..........................................  (16,191)  (4,071)
  Gain on sale of broadcasting properties...................    1,354       --
                                                             --------  -------
Loss before provision for income taxes......................  (10,128)  (2,800)
Provision for income taxes..................................      780       38
                                                             --------  -------
    Net loss................................................ $(10,908) $(2,838)
                                                             ========  =======



  The accompanying notes are an integral part of these consolidated financial statements.

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                             (Dollars in thousands)

                           Common Stock
                         ------------------ Membership   Additional    Accumulated
                           Shares    Amount Interests  Paid-in Capital   Deficit    Total
                         ----------  ------ ---------- --------------- ----------- --------
Balance, January 1,
 2000...................         --   $ --     $300       $     --      $   (868)  $   (568)
NextMedia Operating,
 Inc.:
  Issuance of shares....      1,000      1       --             --            --          1
NextMedia Group II,
 Inc.:
  Issuance of Class A
   shares...............  1,500,010     15       --             --            --         15
  Issuance of Class B
   shares...............  1,500,000     15       --             --            --         15
Merger of NextMedia
 Outdoor LLC into
 NextMedia Group II,
 Inc. (Note 1)..........         --     --     (300)           300            --         --
Capital contributions
 from Parent, net.......         --     --       --        211,757            --    211,757
Net loss................         --     --       --             --        (2,838)    (2,838)
                         ----------   ----     ----       --------      --------   --------
Balance, December 31,
 2000...................  3,001,010     31       --        212,057        (3,706)   208,382
Merger of NextMedia
 Group II, Inc. into
 NextMedia Operating,
 Inc. (Note 1).......... (3,000,010)   (30)      --             30            --         --
Issuance of shares in
 connection with merger
 (Note 1)...............      2,000     --       --             --            --         --
Capital contributions
 from Parent, net.......         --     --       --         85,115            --     85,115
Vesting of Parent
 company Class B
 membership units.......         --     --       --             42            --         42
Net loss................         --     --       --             --       (10,908)   (10,908)
                         ----------   ----     ----       --------      --------   --------
Balance, December 31,
 2001...................      3,000   $  1     $ --       $297,224      $(14,614)  $282,631
                         ==========   ====     ====       ========      ========   ========


  The accompanying notes are an integral part of these consolidated financial statements.

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                             Years ended
                                                            December 31,
                                                         --------------------
                                                           2001       2000
                                                         ---------  ---------
Cash Flows From Operating Activities
Net loss................................................ $ (10,908) $  (2,838)
Adjustments to reconcile net loss to net cash provided
 by (used in) operating activities:
  Depreciation and amortization.........................    11,379      4,600
  Non-cash interest expense.............................       728        199
  Provision for bad debt expense........................     1,773        853
  Non-cash compensation expense.........................        42         --
  Gain on sale of broadcasting properties...............    (1,354)        --
Changes in assets and liabilities, net of effect of
 acquisitions:
  Accounts receivable...................................    (3,385)   (11,047)
  Prepaid expenses and other assets.....................    (1,035)    (1,445)
  Accounts payable......................................       728        884
  Accrued expenses......................................    11,325      3,104
  Deferred revenue......................................       234        (12)
  Other current liabilities.............................       (23)     2,057
                                                         ---------  ---------
    Net cash provided by (used in) operating
     activities.........................................     9,504     (3,645)
                                                         ---------  ---------
Cash Flows From Investing Activities
Purchase of equipment...................................    (7,077)    (1,680)
Payments for acquisitions, net of cash acquired.........  (112,953)  (305,054)
Proceeds from sale of broadcasting properties...........     5,442      1,000
                                                         ---------  ---------
    Net cash used in investing activities...............  (114,588)  (305,734)
                                                         ---------  ---------
Cash Flows From Financing Activities
Proceeds from Senior Subordinated Notes.................   197,020         --
Proceeds from revolving credit facilities...............    18,000    135,049
Repayment of revolving credit facilities................  (124,945)   (29,442)
Capital contributions from Parent.......................    53,465    206,488
Payments of financing related costs.....................    (8,408)    (2,872)
Other...................................................      (383)       213
                                                         ---------  ---------
    Net cash provided by financing activities...........   134,749    309,436
                                                         ---------  ---------
Net increase in cash....................................    29,665         57
Cash at beginning of period.............................       836        779
                                                         ---------  ---------
Cash at end of period................................... $  30,501  $     836
                                                         =========  =========
Supplemental Cash Flow Information
Cash payments during the period for:
  Interest.............................................. $   5,742  $   3,282
                                                         =========  =========
  Taxes................................................. $      55  $      38
                                                         =========  =========
Non-Cash Investing and Financing Activities:
  Liability for purchase price earn-out................. $      --  $   3,595
                                                         =========  =========
  Capital contribution of financial advisory services... $      --  $   2,600
                                                         =========  =========
  Capital contribution in the form of broadcasting
   property............................................. $      --  $   3,000
                                                         =========  =========
  Capital contribution in the form of outdoor
   advertising assets................................... $  31,650  $      --
                                                         =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                  NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (Dollars in thousands)

1. Organization and Summary of Significant Accounting Policies

The Company

   NextMedia Operating, Inc. and its subsidiaries (the "Company"), operates two advertising media segments: (1) a group of radio broadcast stations in fourteen small and mid-sized markets and (2) an outdoor advertising business.

   The Company is a wholly-owned subsidiary of NextMedia Group, Inc., which in turn is wholly-owned by NextMedia Investors LLC, (the "Parent") an investment partnership formed by Thomas Weisel Merchant Banking Partners, Weston Presidio Capital, Alta Communications, Inc., GS Capital Partners 2000 L.P. and management of the Company.

   The consolidated financial statements include the accounts of NextMedia Operating, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated upon consolidation.

   Prior to January 10, 2001, the operations of the Company took place through three entities, NextMedia Operating, Inc. and its subsidiaries, NextMedia Group II, Inc. and NextMedia Outdoor LLC. NextMedia Group II, Inc. and NextMedia Outdoor LLC were effectively controlled by NextMedia Operating, Inc. based on its ownership of 99.99% of the economic interest of NextMedia Group II, Inc. and NextMedia Outdoor LLC and the existence of common management. By January 10, 2001, NextMedia Group II, Inc. and NextMedia Outdoor LLC were merged into NextMedia Operating, Inc. Accordingly, the results for 2001 have been consolidated. Amounts included in these financial statements for periods prior to January 10, 2001 represent the combined financial position, operating results and cashflows of these three companies.

   NextMedia Operating, Inc. was formed in early 2000. NextMedia Group II, Inc. was formed in late 1999 (as NextMedia Group, LLC and converted to NextMedia Group II, Inc. in early 2000). NextMedia Outdoor LLC was formed in late 1999. We commenced operations in late 1999 with our acquisition of an 80% interest in GSA Network, an outdoor advertising company, for $300. Operations in 1999 were limited to organization activities and included de minimus revenues of $171 and total expenses of $1,039. Results of operations for 1999 are not presented as the amounts are insignificant.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

Reclassifications

   Certain prior year amounts have been reclassified in order to conform with the current year presentation.

Revenue Recognition

   The Company recognizes revenues in accordance with Staff Accounting Bulletin 101. The primary source of the Company's radio revenues is the sale of broadcasting time for local, regional and national advertising. The primary source of the Company's outdoor/indoor display advertising revenue is the sale of signage space. Revenues for radio broadcasting advertisements are recognized when the commercial is broadcast. Revenues for outdoor and logo sign advertising contracts are recognized ratably over the period in which advertisement displays are posted in the display units. Payments received in advance of billings are recorded as deferred revenue and recognized over the remaining period of the contract, generally less than one year in duration.

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                             (Dollars in thousands)


Trade Agreements

   The Company trades commercial air time and display advertising for goods and services used principally for promotional, sales and other business activities. An asset and liability are recorded at the fair market value of the goods or services received. Trade revenue is recorded and the liability relieved when commercials are broadcast or displayed and the trade expense is recorded and the asset relieved when goods or services are received or used. The net trade asset or liability is included in current assets (liabilities) in the accompanying financial statements. During the years ended December 31, 2001 and 2000, the Company recognized trade revenues of $3,934 and $1,981, respectively, and trade expenses of $3,763 and $1,668, respectively.

Cash Equivalents

   For purposes of the accompanying consolidated statement of cash flows, the Company considers liquid investments with maturities at date of purchase of three months or less to be cash equivalents.

Accounts receivable

   Accounts receivable are recorded at cost, net of allowance for doubtful accounts of $1,209 and $783 as of December 31, 2001 and 2000, respectively. The allowance for doubtful accounts is reconciled as follows for the years ended December 31, 2001 and 2000:

                                                                  Years ended
                                                                  December 31,
                                                                  -------------
                                                                   2001    2000
                                                                  -------  ----
Allowance for doubtful accounts--opening balance................. $   783  $ --
Provision for bad debt expense...................................   1,773   853
Write-offs.......................................................  (1,347)  (70)
                                                                  -------  ----
Allowance for doubtful accounts--closing balance................. $ 1,209  $783
                                                                  =======  ====

Property and Equipment

   Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets. Repair and maintenance costs are charged to expense when incurred. Leasehold improvements are amortized over the shorter of their useful life or the lease term. The cost of assets retired or otherwise disposed of and the related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is included in income.

Intangible Assets

   The excess of cost over fair value of the net tangible assets acquired consists primarily of FCC licenses and goodwill, which are being amortized by the straight-line method over forty years for those amounts related to acquisitions initiated prior to July 1, 2001. Amounts assigned to FCC licenses and goodwill related to acquisitions initiated subsequent to June 30, 2001 are not amortized. External direct costs of pending acquisitions are deferred and capitalized as part of completed acquisitions or expensed in the period in which the pending acquisition is terminated.

   Should events or circumstances indicate a possible impairment, it is the Company's policy to evaluate intangible, goodwill and other long-lived assets for potential impairment in accordance with the provisions of SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of," by analyzing the operating results, future cash flows on an undiscounted basis, trends and

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                             (Dollars in thousands)

prospects of the Company's businesses as well as comparing them to their competitors. The Company would also take into consideration recent acquisition patterns within the media industry, the impact of recently enacted or potential legislation and any other events or circumstances that might indicate potential impairment. Should such analysis indicate an asset is impaired, the asset would be written down to its fair value. At this time, in the opinion of management, no impairment has occurred.

Debt Issuance Costs

   Debt issue costs which consist of legal, professional, commissions and financing fees incurred in connection with the issuance of the Senior Subordinated Notes and the Revolving Credit Facility are included in other non-current assets and are being amortized over the term of the related agreements on the interest method. During the years ended December 31, 2001 and 2000, the Company recognized interest expense related to amortization of debt issuance costs of approximately $646 and $199, respectively.

Concentration of Credit Risks

   In the opinion of management, credit risk with respect to accounts receivable is limited due to the large number of diversified customers and the geographic diversification of the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible accounts receivable are maintained.

Local Marketing Agreements

   The Company enters into local marketing agreements ("LMAs") with respect to certain radio stations it intends to acquire. The Company operates the stations under the LMA whereby the Company agrees to purchase from the broadcast station licensee certain broadcast time and provide programming to and sell advertising on the stations during the purchased time. Fees incurred pursuant to LMAs are recognized as operating expenses. The Company's financial statements include broadcasting revenues and operating expenses of stations marketed under LMAs. The LMA terminates upon the closing of the acquisition of the station(s). The Company operated up to 24 radio stations at one time under such agreements in 2000 with a total of 34 radio stations operated under an LMA at some point during the year ended December 31, 2000. The company operated 4 radio stations under LMAs at some point during the year ended December 31, 2001 and does not operate any radio stations under LMAs as of December 31, 2001.

Income Taxes

   Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                             (Dollars in thousands)


Recent Accounting Pronouncements

   In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 141, "Business Combinations." SFAS No. 141 requires that all business combinations initiated or completed after June 30, 2001 be accounted for using the purchase method of accounting and also requires identified intangible assets acquired in a business combination be recognized as an asset apart from goodwill if they meet certain criteria. The impact of the adoption of SFAS No. 141 on our reported operating results, financial position and existing financial statement disclosure was not material.

   In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 requires that intangible assets with definite lives be amortized over their estimated useful lives and reviewed for impairment in accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Adoption of SFAS No. 142 will require that the Company evaluate its existing intangible assets and goodwill that were acquired in a prior purchase business combination and make any reclassifications necessary in order to conform with the new criteria in SFAS No. 141 for recognition apart from goodwill. Upon adoption of SFAS No. 142, the Company will be required to reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible asset is identified as having an indefinite useful life, the Company will be required to test the intangible asset for impairment within the first interim period. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period. SFAS No. 142 is effective for years beginning after December 15, 2001; however, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the nonamortization provisions of the statement. The Company will adopt the provisions of SFAS No. 142 as of January 1, 2002 and is currently assessing the effect that this statement will have on its results of operations and financial position. The Company will no longer record amortization expense related to indefinite lived intangibles, which expense was approximately $7,288 in 2001. Upon adoption of SFAS No. 142, the Company will be required to reevaluate the realizability of certain deferred tax assets since future taxable temporary differences, related principally to indefinite lived intangibles, will not be amortized for book purposes.

   In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the recognition of a liability and offsetting asset for any legal obligation associated with the retirement of long-lived assets. The asset retirement cost is depreciated over the life of the related asset. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. Management does not believe SFAS No. 143 will have a significant effect on our operating results or financial position.

   In August 2001, the FASB issued SFAS No.144, "Accounting for the Impairment or Disposal of Long-Lived Asset." SFAS No. 144 replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 144 retains the fundamental provisions of SFAS No.121 for the recognition and measurement of the long-lived assets to be held and used and the measurement of long-lived assets to be disposed of by sale. Under SFAS No.144, long-lived assets are measured at the lower of carrying amount or fair value less cost to sell. The Company will adopt the provision of SFAS No. 144 as of January 1, 2002. Management does not believe SFAS No.144 will have significant effect on our operating results or financial position.

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                             (Dollars in thousands)


2. Acquisitions and Dispositions

   The Company completed 12 acquisitions during the year ended December 31, 2001 and 15 acquisitions during the year ended December 31, 2000. The aggregate purchase price for these acquisitions (including acquisition costs) was $141.2 million and $313.2 million, in cash and non-cash capital contributions from the Parent in 2001 and 2000, respectively.

   The acquisitions were accounted for by the purchase method of accounting. As such, the accompanying consolidated balance sheet includes the acquired assets and liabilities and the statement of operations includes the results of operations of the acquired entities from their respective dates of acquisition. A summary of the transactions is presented below:

                                                           Date of    Purchase
                      Transaction                        Acquisition   Price
                      -----------                        ------------ --------
2001:
CitiVision, Inc......................................... 28 February  $  4,206
Cumulus Broadcasting....................................   30 April      2,158
Radioworks..............................................   30 April      3,583
KMAD....................................................   15 June         562
PNE Media...............................................    5 July      92,953
GAESS Outdoor...........................................    5 July      10,141
Scenic Outdoor..........................................  6 October        161
Fairview Radio..........................................  15 October     4,326
Capital Outdoor.........................................  16 October     8,951
Sailing Billboards Outdoor Media, LLC...................  26 October    12,093
AMI, LLC................................................ 19 December       855
Onsite Advertising Services, LLC........................ 27 December     1,200
                                                                      --------
                                                                      $141,189
                                                                      ========
2000:
Styles Broadcasting of Alabama, Inc.....................  31 January  $  3,902
Empire Broadcasting System, LLP......................... 23 February     4,756
Wilmington WJBR-FM, LLC.................................   7 March      32,931
Hilltop Church..........................................   30 April      1,552
ComStock Communications.................................   30 April      1,553
SALT Broadcasting, Inc..................................   31 March      7,576
AJ Indoor, Inc..........................................    23 May      19,316
H.S. Lake Broadcasting L.P. and H.S. Red River Radio,
 L.P....................................................    31 May      14,854
Rambaldo Communications, Inc............................   30 June      15,677
Pinnacle Broadcasting Company, Inc......................   31 July      76,571
The Jet Broadcasting Co., Inc...........................  17 August     10,493
Hirsh Broadcasting Group, L.P...........................   31 July      12,482
Beaverkettle Company.................................... 30 September   44,370
Belvidere Broadcasting, L.P.............................  31 October     9,236
Pride Communications, LLC...............................  31 October    57,980
                                                                      --------
                                                                      $313,249
                                                                      ========

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                             (Dollars in thousands)


   An allocation of the aggregate purchase prices to the fair values of the assets acquired and liabilities assumed is presented below.

                                                       December 31, December 31,
                                                           2001         2000
                                                       ------------ ------------
   Current assets.....................................   $     --     $  1,983
   Property and equipment.............................     12,836       24,448
   FCC licenses.......................................     10,290      254,585
   Deductible goodwill................................    118,063       31,094
   Non-compete agreements and other...................         --        1,898
   Current liabilities................................         --         (759)
                                                         --------     --------
                                                         $141,189     $313,249
                                                         ========     ========

   Deductible goodwill acquired by our radio segment was $13,032 in 2000. Deductible goodwill acquired by our outdoor advertising segment was $118,063 and $18,062 in 2001 and 2000, respectively.

   During the year ended December 31, 2001, the Parent issued its Class C stock to the seller for part of the PNE Media assets, which was valued at $31,650 and contributed these assets to the Company. The value assigned to the shares of stock issued in connection with the acquisition was determined based on concurrent cash sales of stock.

   During the year ended December 31, 2000, the Parent issued its Class C stock to the seller for part of the Rambaldo Communications, Inc. assets, which was valued at $3,000 and contributed these assets to the Company. The value assigned to the shares of stock issued in connection with the acquisition was determined based on concurrent cash sales of stock.

   During the year ended December 31, 2000, the Company was provided approximately $2,600 of services under a financial advisory services agreement related to acquisitions we had made. These fees have been recorded in these financial statements as additional costs related to the specific acquisitions. Amounts due under the agreement were waived and the value of services treated as a capital contribution.

   During the year ended December 31, 2000, as part of the purchase agreement for AJ Indoor, Inc., the purchase price was adjusted for an earn-out based on eight times 2000 pro forma earnings before taxes and interest with addbacks for negotiated terms. Under this earn-out, the purchase price was increased by $3,595, which was included in goodwill and other current liabilities as of December 31, 2000. The earnout was paid in 2001.

   Subsequent to certain acquisitions, the Company collects amounts for receivables and other assets, which were not purchased. Such amounts are remitted periodically to the sellers and the balances of $1,194 and $1,775 as of December 31, 2001 and December 31, 2000, respectively, are included in other long-term and current liabilities.

   In October and November 2001, the Company sold a radio frequency and related radio station assets in Erie, Pennsylvania for an aggregate of $5,442 with a resultant gain of $1,354.

   In December 2000, the Company sold a radio station in Myrtle Beach, South Carolina for $1,000. The Company recorded no gain or loss on the sale.

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                             (Dollars in thousands)


   The following unaudited pro forma income statement information has been prepared as if the significant acquisitions made during the years ended December 31, 2001 and 2000 had occurred on January 1, 2000. The pro forma income statement information is not necessarily indicative of the results, which actually would have occurred if these acquisitions had been consummated on January 1, 2000.

                                                               Years ended
                                                               December 31,
                                                            -------------------
                                                              2001       2000
                                                            ---------  --------
   Net revenues............................................ $  86,257  $ 86,058
   Total expenses..........................................  (100,022)  (98,255)
                                                            ---------  --------
   Net loss................................................ $ (13,765) $(12,197)
                                                            =========  ========

3. Prepaid expenses and other current assets

   Prepaid expenses and other current assets consist of the following:

                                                       December 31, December 31,
                                                           2001         2000
                                                       ------------ ------------
   Prepaid rent.......................................    $  852       $  198
   Prepaid insurance, taxes and other.................     1,277          900
                                                          ------       ------
                                                          $2,129       $1,098
                                                          ======       ======

4. Property and Equipment

   Property and equipment consist of the following:

                                           Depreciable December 31, December 31,
                                              Life         2001         2000
                                           ----------- ------------ ------------
   Land and improvements..................     --        $ 5,161      $ 4,829
   Construction in progress...............     --            376           --
   Buildings and improvements.............     20          7,927        8,290
   Leasehold improvements.................     10          1,779          166
   Broadcast equipment....................   5 - 20        6,757        5,776
   Office equipment.......................      7          2,106        1,767
   Computer software and systems..........    3 - 5          951          657
   Tower and antennae.....................   5 - 20        3,189        2,671
   Vehicles...............................      3            988          762
   Furniture and fixtures.................      7          1,175          816
   Advertising displays...................   3 - 15       15,055          361
                                                         -------      -------
                                                          45,464       26,095
   Less accumulated depreciation..........                (4,620)      (1,208)
                                                         -------      -------
                                                         $40,844      $24,887
                                                         =======      =======

   Depreciation expense for the years ended December 31, 2001 and 2000 was $3,530 and $1,234, respectively.

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                             (Dollars in thousands)


5. Intangible Assets

   Intangible assets consist of the following:

                                          Estimated  December 31, December 31,
                                         Useful Life     2001         2000
                                         ----------- ------------ ------------
   Gross:
     FCC licenses.......................      --       $261,524     $254,585
     Goodwill...........................      --        149,712       31,549
     Other intangibles, primarily non-
      compete agreements................      --          1,970        1,898
                                                       --------     --------
                                                       $413,206     $288,032
                                                       ========     ========
   Less, accumulated amortization:
     FCC licenses.......................      40       $ (8,980)    $ (2,655)
     Goodwill...........................      40         (1,415)        (467)
     Other intangibles, primarily non-
      compete agreements................     1-3           (801)        (244)
                                                       --------     --------
                                                       $(11,196)    $ (3,366)
                                                       ========     ========
   Net:
     FCC licenses.......................      --       $252,544     $251,930
     Goodwill...........................      --        148,297       31,082
     Other intangibles, primarily non-
      compete agreements................      --          1,169        1,654
                                                       --------     --------
                                                       $402,010     $284,666
                                                       ========     ========

   Amortization expense for intangible assets for the years ended December 31, 2001 and 2000 was $7,849 and $3,366, respectively. Upon adoption of SFAS No. 142, amortization expense will no longer be provided on FCC licenses and goodwill. Amortization expense related to FCC licenses and goodwill was approximately $7,288 in 2001.

6. Accrued Expenses

   Accrued expenses consist of the following:

                                                       December 31, December 31,
                                                           2001         2000
                                                       ------------ ------------
   Accrued compensation and bonuses...................   $   980       $1,554
   Accrued commissions................................       444          624
   Accrued interest...................................    10,511          790
   Accrued property taxes.............................       336          374
   Accrued rents......................................       931           --
   Accrued franchise taxes............................       725           --
   Other..............................................     1,189          449
                                                         -------       ------
                                                         $15,116       $3,791
                                                         =======       ======

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                             (Dollars in thousands)


7. Other current liabilities

   Other current liabilities consist of the following:

                                                       December 31, December 31,
                                                           2001         2000
                                                       ------------ ------------
   Payments due to sellers............................     $--         $5,370
   Other..............................................       9            282
                                                           ---         ------
                                                           $ 9         $5,652
                                                           ===         ======

8. Long-Term Debt

   Long-term debt consists of the following:

                                                      December 31, December 31,
                                                          2001         2000
                                                      ------------ ------------
   Revolving Credit Facility.........................   $     --     $106,945
   Senior Subordinated Notes, $200,000 principal,
    including unamortized discount of $2,898, due
    2011.............................................    197,102           --
                                                        --------     --------
                                                        $197,102     $106,945
                                                        ========     ========

Revolving Credit Facility

   On July 31, 2000, the Company entered into a credit agreement with various banks (the "Revolving Credit Facility"). The Revolving Credit Facility, as amended, consists of a $100.0 million revolving loan facility. Amounts available under the Revolving Credit Facility reduce quarterly beginning in October 2003. The Revolving Credit Facility matures on July 31, 2007. Included within the Revolving Credit Facility is $30.0 million available to the Company for the issuance of letters of credit. At December 31, 2001, $115 of letters of credit were outstanding. Amounts available for borrowing under the Revolving Credit Facility are determined based on certain leverage requirements. No amounts were available for borrowing under the Revolving Credit Facility as of December 31, 2001.

   Borrowings under the Revolving Credit Facility bear interest at a rate based, at the option of the Company, on (i) a base rate defined as the higher of the Prime Lending Rate at such time and one-half of 1% in excess of the overnight Federal Funds Rate at such time plus an incremental rate or (ii) the Eurodollar rate plus an incremental rate. The weighted-average interest rate on loans outstanding under the Revolving Credit Facility at December 31, 2000 was 9.0%. The Company pays fees of .5% per annum on the aggregate unused portion of the loan commitment based on the leverage ratio for the most recent quarter ended. Commitment fees were $391 and $105 in 2001 and 2000, respectively. In addition, the Company is required to pay letter of credit fees.

   The Revolving Credit Facility contains customary restrictive covenants which, among other things and with certain exceptions, limit the ability of the Company to incur additional indebtedness and liens in connection therewith, pay dividends and make capital expenditures above specified limits. Under the Revolving Credit Facility, the Company is required to satisfy certain financial covenants such as maximum leverage ratio and minimum consolidated EBITDA to consolidated net cash interest expense. As of December 31, 2001 and 2000, the Company was in compliance with all applicable covenants.

   The Company has collateralized the Revolving Credit Facility by granting a first priority-perfected pledge of its assets including, without limitation, the capital stock of NextMedia Operating, Inc. and its subsidiaries and affiliates.

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                             (Dollars in thousands)


Senior Subordinated Notes

   On July 5, 2001, the Company issued $200.0 million in aggregate principal amount of its 10 3/4% Senior Subordinated Notes due July 1, 2011 (the "Notes"). The Notes are general unsecured obligations of the Company, subordinated to all senior indebtedness of the Company, and are guaranteed on a senior subordinated basis, jointly and severally, by all of the Company's subsidiaries. The subsidiary guarantors are wholly owned subsidiaries of the Company. The Company may redeem the Notes, in whole or in part, at any time on or after July 1, 2006 at prices ranging from 105.375% at July 1, 2006 and declining to 100% after July 1, 2009, plus in each case accrued and unpaid interest. In addition, prior to July 1, 2004, the Company may redeem up to 35% of the original aggregate principal amount of the Notes at a price equal to 110.75% plus accrued and unpaid interest, out of the proceeds of one or more public equity offerings. Upon the occurrence of a change in control (as defined in the Note indenture), holders of the Notes can require the Company to repurchase the Notes and the Company will be required to make an offer to purchase the Notes at a price of 101%, plus accrued and unpaid interest. The Notes indenture contains limitations on incurrence of additional indebtedness, and restricted payments, as well as other restrictive covenants. Pursuant to a registration rights agreement entered into coincidental with the initial offering of the Notes, the Company has agreed to register the notes with the SEC within 330 days of issue date of the Notes and consummate an exchange offer for the Notes within 30 days of the effective date of the respective registration statement. The registration rights agreement provides for the payment of additional interest if the Company fails to consummate the exchange offer. Interest is payable on the Notes on January 1 and July 1 of each year, commencing January 1, 2002.

   There are no maturities or sinking fund requirements related to outstanding long-term debt until 2011.

   In January of 2002, the Company entered into two interest rate swap agreements (the "Swaps") with an aggregate notional amount of $75.0 million. Pursuant to the Swaps, the Company will pay interest on the notional amount at a floating rate based on LIBOR and the Company will receive a fixed rate of 10.75% on the notional amount until the expiration of the agreements in January of 2004. The Company will recognize quarterly income or expense to record the Swaps at fair value.

9. Commitments and Contingencies

Leases

   The Company leases office, studio, tower space and advertising space under various non-cancellable operating leases expiring through 2018. Rent expense for the years ended December 31, 2001 and 2000 was approximately $4,513 and $1,842, respectively, including approximately $15 of contingent rental expense in 2001. Contingent rentals are included in certain leases for advertising space and are determined based on a percentage of net revenue. Future minimum lease commitments are as follows:

   Year ended December 31:
     2002............................................................... $ 5,626
     2003...............................................................   5,143
     2004...............................................................   4,624
     2005...............................................................   3,909
     2006...............................................................   3,085
     Thereafter.........................................................  12,800
                                                                         -------
                                                                         $35,187
                                                                         =======

Acquisitions

   The Company has entered into several agreements pursuant to which the Company will acquire up to 13 advertising display sites as they are constructed. The purchase price for the sites is based on a variable formula

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                             (Dollars in thousands)

dependent on whether the sites are acquired with advertising contracts in place or not and dependent on the economics of those contracts.

Equity Interests Granted to Management

   In connection with the formation of NextMedia Investors, LLC (Note 1), Class B ownership units of NextMedia Investors, LLC were granted to certain members of management of the Company. The Class B units provide a 12.8% interest in the capital in excess of the amount of capital committed by the Class A members of NextMedia Investors, LLC upon the occurrence of a defined liquidity event. The interest vests over four years. Vesting accelerates in the event of a change of control. No expense has been recorded by the Company related to the Class B units issued to management as the grant price equalled fair value at the date of grant.

   Additional Class B ownership units of NextMedia Investors, LLC were granted to certain members of management in 2001, providing for an additional 0.9% interest, with like vesting provisions. Non-cash compensation expense of $315 in aggregate, is recorded ratably over the vesting period as the fair value at the date of grant exceeded the grant price.

Legal

   The Company is subject to various legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not have a material impact on the consolidated financial position or results of operations or cash flows of the Company.

10. Income Taxes

   The Company has not provided any current or deferred United States federal income tax provision or benefit as it has experienced operating losses since its inception. The Company has provided a current state income tax provision resulting from franchise tax and separate state income tax liability. The Company has provided a full valuation allowance on the net deferred tax asset, consisting primarily of net operating losses, due to uncertainty regarding its realizability.

   As of December 31, 2001 and 2000, the Company has net operating loss carryforwards of approximately $42.7 million and $6.4 million, respectively, related to United States federal and state jurisdictions. The federal net operating loss begins to expire at various times beginning in 2020.

   The Internal Revenue Code of 1986 places certain limitations on the annual amount of net operating loss carry forwards which can be utilized if certain changes in the Company's ownership occur.

   The provision for income taxes consists of the following:

                                                                    Years Ended
                                                                   December 31,
                                                                   -------------
                                                                    2001   2000
                                                                   ------ ------
   Current:
     Federal...................................................... $   -- $  --
     State........................................................    780    38
                                                                   ------ -----
     Total current................................................    780    38
                                                                   ------ -----
   Deferred
     Federal......................................................     --    --
     State........................................................     --    --
                                                                   ------ -----
     Total deferred...............................................     --    --
                                                                   ------ -----
   Provision for income taxes..................................... $  780 $  38
                                                                   ====== =====

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                             (Dollars in thousands)

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                 Years Ended
                                                                 December 31,
                                                                ---------------
                                                                 2001     2000
                                                                -------  ------
   Deferred tax assets:
     Net operating loss carryforward........................... $16,747  $2,358
     Accounts receivable allowance.............................     475     292
     Accrued liabilities and deferred revenue..................     805     211
                                                                -------  ------
     Total deferred tax assets.................................  18,027   2,861
                                                                -------  ------
   Deferred tax liabilities:
     Property, equipment and intangibles....................... (13,474) (1,829)
     Other.....................................................      26      --
                                                                -------  ------
     Total deferred tax liabilities............................ (13,448) (1,829)
                                                                -------  ------
     Net deferred tax assets...................................   4,579   1,032
   Valuation allowance.........................................  (4,579) (1,032)
                                                                -------  ------
     Net deferred tax assets................................... $    --  $   --
                                                                =======  ======

   The change in the valuation allowance for the years ended December 31, 2001 and 2000 was $3,547 and $1,032, respectively.

   The provision (benefit) for income taxes differs from the amount computed by applying the U.S. federal income tax rate of 35% to income (loss) before income taxes as follows for the year ended:

                                                              Years Ended
                                                              December 31,
                                                             ---------------
                                                              2001     2000
                                                             -------  ------
   U.S. federal income tax expense (benefit) at statutory
    rate.................................................... $(3,545) $ (965)
   State income taxes.......................................    (425)    (91)
   Change in valuation allowance............................   3,547   1,032
   Franchise taxes..........................................     507      38
   Other permanent items....................................     696      24
                                                             -------  ------
   Provision for income taxes............................... $   780  $   38
                                                             =======  ======

11. Segment Data

   The Company determined that two reportable operating segments--radio broadcasting and outdoor advertising--best reflect how the Company is currently managed.

   The radio broadcasting segment is comprised of radio stations and networks for which the Company is the licensee or for which the Company programs and sells on-air advertising time under local marketing agreements. At December 31, 2001, the radio broadcasting segment included 56 radio stations for which the Company is the licensee. All of these stations operate in domestic markets. The radio broadcasting segment also operates various radio networks.

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                             (Dollars in thousands)


   The outdoor advertising segment includes traditional outdoor advertising displays, such as roadside bulletins, posters and transit displays that the Company owns or operates under lease arrangements, as well as advertising displays that the Company installs in public locations, including restaurants, health clubs, retail stores and entertainment venues. At December 31, 2001, the outdoor advertising segment owned or operated approximately 29,000 indoor advertising display faces and approximately 4,200 outdoor billboard displays. All of these displays are located in domestic markets.

   The accounting policies of the segments are the same as those described in the summary of significant accounting policies in Note 1. There are no intersegment sales or transfers.

   There are no customers that comprise greater than 10% of the consolidated revenues of the Company for the years ended December 31, 2001 and 2000.

   Although broadcast/billboard cashflows (BCF) are not measures of performance calculated in accordance with generally accepted accounting principles, the Company believes they are useful in evaluating operating performance. Broadcast/billboard cashflows consist of operating income before (if applicable) local marketing agreement fees, depreciation, amortization and corporate expenses.

                                                               Years Ended
                                                               December 31,
                                                             -----------------
                                                               2001     2000
                                                             --------  -------
Net revenue:
  Radio Broadcasting........................................ $ 57,936  $36,063
  Outdoor Advertising.......................................   15,387    5,709
                                                             --------  -------
Consolidated................................................   73,323   41,772
                                                             --------  -------
Operating expenses:
  Radio Broadcasting........................................   38,874   22,770
  Outdoor Advertising.......................................    9,882    4,614
  Outdoor Advertising restructuring expense.................       --      374
                                                             --------  -------
Consolidated................................................   48,756   27,758
                                                             --------  -------
BCF:
  Radio Broadcasting........................................   19,062   13,293
  Outdoor Advertising.......................................    5,505      721
                                                             --------  -------
Consolidated................................................   24,567   14,014
Corporate expenses..........................................   (8,834)  (5,475)
Depreciation and amortization...............................  (11,379)  (4,600)
Local marketing agreement fees..............................      (20)  (2,932)
                                                             --------  -------
Operating income............................................    4,334    1,007
Interest income.............................................      375      264
Interest expense............................................  (16,191)  (4,071)
Gain on sale of broadcasting properties.....................    1,354       --
                                                             --------  -------
Net loss before taxes....................................... $(10,128) $(2,800)
                                                             ========  =======

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                             (Dollars in thousands)

                                                                 Years Ended
                                                                December 31,
                                                              -----------------
                                                                2001     2000
                                                              -------- --------
Depreciation and amortization:
  Radio Broadcasting......................................... $ 10,010 $  4,189
  Outdoor Advertising........................................    1,369      411
                                                              -------- --------
Consolidated................................................. $ 11,379 $  4,600
                                                              ======== ========
Total identifiable assets:
  Radio Broadcasting......................................... $343,588 $305,300
  Outdoor Advertising........................................  156,076   21,767
                                                              -------- --------
Consolidated................................................. $499,664 $327,067
                                                              ======== ========
Goodwill, net:
  Radio Broadcasting......................................... $ 12,543 $ 12,869
  Outdoor Advertising........................................  135,754   18,213
                                                              -------- --------
Consolidated................................................. $148,297 $ 31,082
                                                              ======== ========
Additions to long lived assets:
  Radio Broadcasting......................................... $ 14,950 $294,462
  Outdoor Advertising........................................  133,316   19,037
                                                              -------- --------
Consolidated................................................. $148,266 $313,499
                                                              ======== ========

12. Fair Value of Financial Instruments

   The carrying value of receivables, payables and accrued expenses approximate fair value due to the short maturity of these instruments. The fair value of long-term debt is estimated at $211,000 at December 31, 2001 based on current market rates.

13. Subsequent Events

   Subsequent to December 31, 2001, the Company acquired certain outdoor advertising assets in several transactions with an aggregate cost of approximately $2,700 and sold radio station WKKD-AM, located in Aurora, Illinois for approximately $800.

14. Supplemental Guarantor Information

   The Company's senior subordinated notes are guaranteed on a senior subordinated basis, jointly and severally, by all of the Company's subsidiaries (the "Guarantor Subsidiaries"). The Company has collateralized the revolving credit facility by granting a first priority-perfected pledge of its assets including, without limitation, the capital stock of NextMedia Operating, Inc. and its subsidiaries.

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                             (Dollars in thousands)

                           NextMedia Operating, Inc.
                      Supplemental Combining Balance Sheet
                               December 31, 2001

                                  NextMedia     Guarantor   Eliminating
                               Operating, Inc. Subsidiaries   Entries    Total
                               --------------- ------------ ----------- --------
Assets
 Current assets:
  Cash and cash equivalents..     $ 31,044       $   (543)   $      --  $ 30,501
  Accounts receivable, net...        9,925          3,679           --    13,604
  Prepaid and other current
   assets....................          566          1,563           --     2,129
                                  --------       --------    ---------  --------
    Total current assets.....       41,535          4,699           --    46,234
 Property and equipment,
  net........................       25,531         15,313           --    40,844
 Intangibles, net............       13,497        388,513           --   402,010
 Other.......................       12,011             94       (1,529)   10,576
 Investment in subsidiaries..      402,482             --     (402,482)       --
                                  --------       --------    ---------  --------
    Total assets.............     $495,056       $408,619    $(404,011) $499,664
                                  ========       ========    =========  ========
Liabilities and Stockholder's
 Equity
 Current liabilities:
  Accounts payable, accrued
   expenses and other current
   liabilities...............     $ 14,826       $  4,788    $  (1,529) $ 18,085
                                  --------       --------    ---------  --------
  Total current liabilities..       14,826          4,788       (1,529)   18,085
 Long-term debt..............      197,102             --           --   197,102
 Other long-term
  liabilities................          497          1,349           --     1,846
                                  --------       --------    ---------  --------
    Total liabilities........      212,425          6,137       (1,529)  217,033
 Stockholder's equity........      282,631        402,482     (402,482)  282,631
                                  --------       --------    ---------  --------
    Total liabilities and
     stockholder's equity....     $495,056       $408,619    $(404,011) $499,664
                                  ========       ========    =========  ========

                           NextMedia Operating, Inc.
                      Supplemental Combining Balance Sheet
                               December 31, 2000

                                  NextMedia     Guarantor   Eliminating
                               Operating, Inc. Subsidiaries   Entries    Total
                               --------------- ------------ ----------- --------
Assets
 Current assets:
  Cash and cash equivalents..     $    325       $    511    $      --  $    836
  Accounts receivable, net...       10,316          1,676           --    11,992
  Prepaid and other current
   assets....................          543            555           --     1,098
                                  --------       --------    ---------  --------
    Total current assets.....       11,184          2,742           --    13,926
 Property and equipment,
  net........................       24,273            614           --    24,887
 Intangibles, net............       14,337        270,329           --   284,666
 Other.......................        4,684             12       (1,108)    3,588
 Investment in subsidiaries..      271,221             --     (271,221)       --
                                  --------       --------    ---------  --------
    Total assets.............     $325,699       $273,697    $(272,329) $327,067
                                  ========       ========    =========  ========
Liabilities and Stockholder's
 Equity
 Current liabilities:
  Accounts payable, accrued
   expenses and other current
   liabilities...............     $  9,976       $  1,214    $      --  $ 11,190
                                  --------       --------    ---------  --------
  Total current liabilities..        9,976          1,214           --    11,190
 Long-term debt..............      106,945             --           --   106,945
 Other long-term
  liabilities................          396          1,262       (1,108)      550
                                  --------       --------    ---------  --------
    Total liabilities........      117,317          2,476       (1,108)  118,685
 Stockholder's equity........      208,382        271,221     (271,221)  208,382
                                  --------       --------    ---------  --------
    Total liabilities and
     stockholder's equity....     $325,699       $273,697    $(272,329) $327,067
                                  ========       ========    =========  ========

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                             (Dollars in thousands)

                           NextMedia Operating, Inc.
                 Supplemental Combining Statement of Operations
                      For the Year Ended December 31, 2001

                                 NextMedia     Guarantor   Eliminating
                              Operating, Inc. Subsidiaries   Entries    Total
                              --------------- ------------ ----------- --------
Net revenue.................     $ 57,936       $15,387      $   --    $ 73,323
Operating expenses..........       38,874         9,882          --      48,756
Corporate expenses..........        5,441         3,393          --       8,834
Depreciation and
 amortization...............        3,472         7,907          --      11,379
Local marketing agreement
 fees.......................           20            --          --          20
                                 --------       -------      ------    --------
  Operating income (loss)...       10,129        (5,795)         --       4,334
Interest expense............      (16,188)           (3)         --     (16,191)
Other income................        1,729            --          --       1,729
Equity in loss of
 subsidiaries...............       (5,923)           --       5,923          --
                                 --------       -------      ------    --------
  Income (loss) before
   provision for income
   taxes....................      (10,253)       (5,798)      5,923     (10,128)
Provision for income taxes..          655           125          --         780
                                 --------       -------      ------    --------
  Net income (loss).........     $(10,908)      $(5,923)     $5,923    $(10,908)
                                 ========       =======      ======    ========

                           NextMedia Operating, Inc.
                 Supplemental Combining Statement of Operations
                      For the Year Ended December 31, 2000

                                 NextMedia     Guarantor   Eliminating
                              Operating, Inc. Subsidiaries   Entries    Total
                              --------------- ------------ ----------- -------
Net revenue..................     $36,063       $ 5,709      $   --    $41,772
Operating expenses...........      22,770         4,614          --     27,384
Corporate expenses...........       4,707           768          --      5,475
Restructuring expense........          --           374          --        374
Depreciation and
 amortization................       1,534         3,066          --      4,600
Local marketing agreement
 fees........................       2,932            --          --      2,932
                                  -------       -------      ------    -------
  Operating income (loss)....       4,120        (3,113)         --      1,007
Interest expense.............      (4,071)           --          --     (4,071)
Other income.................         264            --          --        264
Equity in loss of
 subsidiaries................      (3,124)           --       3,124         --
                                  -------       -------      ------    -------
  Income (loss) before
   provision for income
   taxes.....................      (2,811)       (3,113)      3,124     (2,800)
Provision for income taxes...          27            11          --         38
                                  -------       -------      ------    -------
  Net income (loss)..........     $(2,838)      $(3,124)     $3,124    $(2,838)
                                  =======       =======      ======    =======

                   NEXTMEDIA OPERATING, INC. AND SUBSIDIARIES

                             (Dollars in thousands)


                           NextMedia Operating, Inc.
                 Supplemental Combining Statement of Cash Flows
                      For the Year Ended December 31, 2001

                              NextMedia     Guarantor   Eliminating
                           Operating, Inc. Subsidiaries   Entries     Total
                           --------------- ------------ ----------- ---------
Net cash provided by
 (used in) operations....     $   8,446       $1,058        $--     $   9,504
                              ---------       ------        ---     ---------
Cash Flows From Investing
 Activities
Purchase of equipment....        (3,892)      (3,185)        --        (7,077)
Payments for
 acquisitions, net of
 cash acquired...........      (112,953)          --         --      (112,953)
Proceeds from sale of
 broadcasting
 properties..............         5,442           --         --         5,442
                              ---------       ------        ---     ---------
    Net cash used in
     investing
     activities..........      (111,403)      (3,185)        --      (114,588)
                              ---------       ------        ---     ---------
Cash Flows From Financing
 Activities
Proceeds from Senior
 Subordinated Notes......       197,020           --         --       197,020
Proceeds from revolving
 credit facilities.......        18,000           --         --        18,000
Repayment of revolving
 credit facilities.......      (124,945)          --         --      (124,945)
Capital contributions
 from Parent.............        53,465           --         --        53,465
Payments of financing
 related costs...........        (8,408)          --         --        (8,408)
Other....................        (1,456)       1,073         --          (383)
                              ---------       ------        ---     ---------
    Net cash provided by
     financing
     activities..........       133,676        1,073         --       134,749
                              ---------       ------        ---     ---------
Net increase in cash.....        30,719       (1,054)                  29,665
Cash at beginning of
 period..................           325          511         --           836
                              ---------       ------        ---     ---------
Cash at end of period....     $  31,044       $ (543)       $--     $  30,501
                              =========       ======        ===     =========

                           NextMedia Operating, Inc.
                 Supplemental Combining Statement of Cash Flows
                      For the Year Ended December 31, 2000

                               NextMedia     Guarantor   Eliminating
                            Operating, Inc. Subsidiaries   Entries    Total
                            --------------- ------------ ----------- --------
Net cash provided by (used
 in) operations............    $  (1,690)     $(1,955)       $--     $ (3,645)
                               ---------      -------        ---     --------
Cash Flows From Investing
 Activities
Purchase of equipment......       (1,375)        (305)        --       (1,680)
Payments for acquisitions,
 net of cash acquired......     (305,054)          --         --     (305,054)
Proceeds from sale of
 broadcasting properties...        1,000           --         --        1,000
                               ---------      -------        ---     --------
    Net cash used in
     investing activities..     (305,429)        (305)        --     (305,734)
                               ---------      -------        ---     --------
Cash Flows From Financing
 Activities
Proceeds from revolving
 credit facilities.........      135,049           --         --      135,049
Repayment of revolving
 credit facilities.........      (29,442)          --         --      (29,442)
Capital contributions from
 Parent....................      206,488           --         --      206,488
Payments of financing
 related costs.............       (2,872)          --         --       (2,872)
Other......................       (1,779)       1,992         --          213
                               ---------      -------        ---     --------
    Net cash provided by
     financing activities..      307,444        1,992         --      309,436
                               ---------      -------        ---     --------
Net increase in cash.......          325         (268)        --           57
Cash at beginning of
 period....................           --          779         --          779
                               ---------      -------        ---     --------
Cash at end of period......        $ 325        $ 511        $--     $    836
                               =========      =======        ===     ========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of PNE Media Holdings, LLC:

   In our opinion, the accompanying combined balance sheets and the related combined statements of operations, changes in divisional equity (deficit) and cash flows present fairly, in all material respects, the financial position of PNEH Carve-Out Businesses (the "Company") at June 30, 2001, and December 31, 2000 and 1999 and the results of their operations and their cash flows for the six months ended June 30, 2001 and for the two years ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Parent's management (see Note 1); our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   The Company is fully integrated with the Parent; consequently, as indicated in Note 1, these combined financial statements have been derived from the consolidated financial statements and accounting records of the Parent, and reflect significant assumptions and allocations. Moreover, as indicated in Note 1, the Company relies on its Parent for administrative, management and other services. Accordingly, these combined financial statements do not necessarily reflect the financial position, results of operations, changes in divisional equity (deficit) and cash flows of the Company had it been a separate stand-alone entity, independent of its Parent.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
February 25, 2002

                           PNEH CARVE-OUT BUSINESSES

                            COMBINED BALANCE SHEETS

                                          June 30,    December 31,  December 31,
                                            2001          2000          1999
                                         -----------  ------------  ------------
Assets
Current assets:
  Accounts receivable, net of allowance
   for doubtful accounts of $741,000,
   $637,000, and $400,000 at June 30,
   2001, December 31 and 2000 and 1999,
   respectively......................... $ 2,885,852  $ 1,387,683   $ 2,362,327
  Prepaid expenses and other current
   assets...............................     604,535      500,077       860,711
                                         -----------  -----------   -----------
    Total current assets................   3,490,387    1,887,760     3,223,038
  Property and equipment, net...........  12,041,489   12,279,987    11,587,713
  Deferred financing costs, net.........     835,400      936,700     1,139,800
  Lease rights, net.....................  33,878,787   36,157,957    40,687,523
  Goodwill, net.........................   5,178,510    5,528,128     6,227,364
  Non-compete agreements, net...........     705,761      760,050       868,629
                                         -----------  -----------   -----------
    Total assets........................ $56,130,334  $57,550,582   $63,734,067
                                         ===========  ===========   ===========
Liabilities and Divisional Equity
 (Deficit)
Current liabilities:
  Accounts payable, accrued expenses and
   other current liabilities............ $   931,045  $ 1,119,413   $   648,668
  Income taxes payable..................     190,455      381,831       440,066
  Acquisition debt incurred by Parent...  58,085,757   55,608,533    51,959,833
                                         -----------  -----------   -----------
    Total current liabilities...........  59,207,257   57,109,777    53,048,567
  Deferred tax liability................   1,037,837    1,235,953     1,258,781
                                         -----------  -----------   -----------
    Total liabilities...................  60,245,094   58,345,730    54,307,348
                                         -----------  -----------   -----------
Commitments and contingencies (Notes 8,
 9 and 10)
Divisional equity (deficit).............  (4,114,760)    (795,148)    9,426,719
                                         -----------  -----------   -----------
    Total liabilities and divisional
     equity............................. $56,130,334  $57,550,582   $63,734,067
                                         ===========  ===========   ===========


    The accompanying notes are an integral part of these combined financial statements.

                           PNEH CARVE-OUT BUSINESSES

                       COMBINED STATEMENTS OF OPERATIONS

                                     Six months ended  Year ended    Year ended
                                         June 30,     December 31,  December 31,
                                           2001           2000          1999
                                     ---------------- ------------  ------------
Revenue
  Gross advertising revenue.........   $ 8,975,724    $18,020,104   $13,679,712
  Less, agency commissions..........      (829,847)    (1,788,794)   (1,350,785)
                                       -----------    -----------   -----------
    Net revenue.....................     8,145,877     16,231,310    12,328,927
Expenses
  Operating expenses................     3,305,142      6,218,974     4,211,112
  Selling, general and
   administrative expenses..........     1,356,147      2,395,751     1,752,334
  Allocated Parent expenses.........       754,666      1,072,706       617,011
  Depreciation and amortization.....     3,175,562      6,280,112     4,909,108
                                       -----------    -----------   -----------
    Income (loss) from operations...      (445,640)       263,767       839,362
  Interest expense..................     3,158,100      6,174,700     4,185,133
                                       -----------    -----------   -----------
    Loss before income taxes........    (3,603,740)    (5,910,933)   (3,345,771)
  Provision for income taxes........       190,455        170,494       386,543
                                       -----------    -----------   -----------
    Net loss........................   $(3,794,195)   $(6,081,427)  $(3,732,314)
                                       ===========    ===========   ===========


    The accompanying notes are an integral part of these combined financial statements.

                           PNEH CARVE-OUT BUSINESSES

         COMBINED STATEMENTS OF CHANGES IN DIVISIONAL EQUITY (DEFICIT)

Balance at January 1, 1999........................................ $ 8,572,218
Net loss..........................................................  (3,732,314)
Net intercompany transfers from Parent............................   4,586,815
                                                                   -----------
Balance at December 31, 1999...................................... $ 9,426,719
                                                                   ===========
Net loss..........................................................  (6,081,427)
Net intercompany transfers to Parent..............................  (4,140,440)
                                                                   -----------
Balance at December 31, 2000...................................... $  (795,148)
                                                                   ===========
Net loss..........................................................  (3,794,195)
Net intercompany transfers to Parent..............................     474,583
                                                                   -----------
Balance at June 30, 2001.......................................... $(4,114,760)
                                                                   ===========



    The accompanying notes are an integral part of these combined financial statements.

                           PNEH CARVE-OUT BUSINESSES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                       Year ended   Year ended
                                      Six months ended  December     December
                                       June 30, 2001    31, 2000     31, 1999
                                      ---------------- -----------  -----------
Cash flows from operating activities
  Net loss..........................    $(3,794,195)   $(6,081,427) $(3,732,314)
  Adjustments to reconcile net loss
   to net cash provided by operating
   activities
    Depreciation and amortization...      3,175,562      6,280,112    4,909,108
    Amortization of deferred
     financing costs................        101,300        203,100      177,700
    Provision for benefit from
     deferred income taxes..........       (198,116)       (22,828)    (105,820)
    Increase in acquisition debt
     incurred by Parent due to
     interest in arrears............      2,477,224      3,648,700    2,700,633
    Changes in operating assets and
     liabilities, net of effects of
     acquisitions:
     Accounts receivable, net.......     (1,498,169)       974,644   (1,888,122)
     Prepaid expenses and other
      current assets................       (104,458)       360,634      711,568
     Accounts payable, accrued
      expenses,and other current
      liabilities...................       (188,368)       470,745      226,100
     Income taxes payable...........       (191,376)       (58,235)    (387,438)
                                        -----------    -----------  -----------
      Net cash provided by operating
       activities...................       (220,596)     5,775,445    2,611,415
                                        -----------    -----------  -----------
Cash flows from investing activities
  Cash paid for acquisitions........             --             --  (41,320,690)
  Capital expenditures..............       (253,987)    (1,625,255)  (2,288,156)
                                        -----------    -----------  -----------
      Net cash used in investing
       activities...................       (253,987)    (1,625,255) (43,608,846)
                                        -----------    -----------  -----------
Cash flows from financing activities
  Net amount (paid to) received from
   Parent...........................       (474,583)    (4,150,190)  40,997,431
                                        -----------    -----------  -----------
      Net cash (used in) provided by
       financing activities.........       (474,583)    (4,150,190)  40,997,431
                                        -----------    -----------  -----------
      Net (decrease) increase in
       cash and cash equivalents....             --             --           --
Cash and cash equivalents--beginning
 of year............................             --             --           --
                                        -----------    -----------  -----------
Cash and cash equivalents--end of
 year...............................    $        --    $        --  $        --
                                        ===========    ===========  ===========
Supplemental cash flow information
  Cash paid for interest............    $   528,152    $ 2,247,624  $ 1,264,100
                                        ===========    ===========  ===========
  Cash paid for income taxes........    $   566,522    $   251,497  $    52,297
                                        ===========    ===========  ===========

    The accompanying notes are an integral part of these combined financial statements.

                           PNEH CARVE-OUT BUSINESSES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. Background and Basis of Presentation

Background

   PNE Media Holdings, L.L.C. ("PNEH") was formed on December 31, 1997 and through its wholly-owned subsidiary, PNE Media, L.L.C. is engaged in the outdoor media advertising business, primarily in connection with providing display space for outdoor advertising on billboards. PNEH commenced its principal operations in January 1998 via the acquisition of existing outdoor advertising businesses and made additional acquisitions during 1998 and 1999. PNEH, PNE Media, L.L.C. and its subsidiaries (collectively the "Parent") operates bulletin, poster, 8 sheet, shelter and transit operations in the following major markets: New York City/New Jersey, Baltimore, Maryland/Washington D.C., Hartford, Connecticut and surrounding areas, Cumberland, Maryland and surrounding areas, Asheville, North Carolina and surrounding areas, Charlotte, North Carolina and surrounding areas, Charleston, South Carolina and surrounding areas, Augusta, Georgia and surrounding areas, Allentown and Harrisburg, Pennsylvania and surrounding areas. As of December 1, 2000, the Parent no longer operates bulletin, shelter and transit operations in Allentown, Pennsylvania, Asheville, North Carolina and surrounding areas.

   As of January 1, 2001, the Parent no longer operates bulletin and poster operations in Charleston, South Carolina and surrounding areas, Augusta, Georgia and surrounding areas. Effective April 1, 2001, the Parent no longer operates bulletin and poster operations in Charlotte, North Carolina and surrounding areas, Cumberland, Maryland and surrounding areas.

Basis of Presentation

   The accompanying combined financial statements are designed to generally reflect on a carve-out basis the combined financial position, results of operations and cash flows of certain businesses comprising the Parent and which are located in the following markets: Baltimore, Maryland/Washington, D.C. and surrounding areas, Hartford, Connecticut and surrounding areas, Harrisburg, Pennsylvania and surrounding areas and New Jersey (collectively, the "PNEH Carve-Out Business" or the "Carve-Out Businesses").

   For the purposes of these combined financial statements, the financial statements of the Carve-Out Businesses are presented herein on a combined basis and the Carve-Out Businesses are herein referred to as the "Company".

   The accompanying combined financial statements have been prepared by management of the Parent and reflect the assets, certain liabilities, revenues and expenses that were directly related to the Company. Certain Parent corporate expenses and interest expense on debt incurred by the Parent in order to finance the acquisitions of the Carve-Out Businesses have been allocated to these combined financial statements as more fully described below. However, the financial information included herein may not necessarily reflect the combined financial position, results of operations and cash flows of the Company in the future or had the Company been a separate stand-alone entity during the periods presented.

   As of July 5, 2001 effective July 1, 2001, the acquisition of PNEH Carve-Out Businesses by NextMedia Operating, Inc. from the Parent was consummated.

Corporate Allocation

   For purposes of these combined financial statements, certain corporate allocations have been included as described below. The combined financial statements do not include corporate assets (including cash) or liabilities of the Parent not specifically related to the Company.

                           PNEH CARVE-OUT BUSINESSES

   The Parent provides the Company management, accounting and financial reporting, human resources, legal, taxes and other corporate services. The allocation of these expenses, which is generally based on the percentage of net revenues earned by the Company to consolidated net revenues of the Parent, is reflected in the accompanying combined financial statements as allocated Parent expenses (see Note 10). In addition, the Parent allocated interest expense and debt to the Company based on the percentage of debt incurred to purchase the Carve-Out Businesses to total debt incurred by the Parent in connection with all of its acquisitions. Deferred financing costs incurred by the Parent in connection with its debt financing and related amortization expense has been treated in a similar manner. Management believes that these methods of allocation are reasonable.

2. Significant Accounting Policies

Property and Equipment

   Property and equipment purchased in the acquisitions of the Carve-Out Businesses (see Note 3) are stated based on the Parent's purchase price allocation at the date of each respective acquisition. Property and equipment acquired other than through such acquisitions are stated at cost. Depreciation of property and equipment is recorded using the straight-line method (depreciation expense for the six months ended June 30, 2001 and for the years ended December 31, 2000 and 1999 was approximately $0.5 million and $0.9 million, and $0.7 million respectively) over the estimated useful lives of the assets, as follows:

      Billboard structures............................................. 15 years
      Machinery and equipment..........................................  4 years
      Furniture and fixtures...........................................  7 years

   Major additions and improvements are capitalized, while replacements, maintenance and repairs that do not improve or extend the life of the assets are charged to expense.

Deferred Financing Costs

   Deferred financing costs incurred by the Parent in connection with its debt financing are amortized using the straight-line method over the respective terms of the Parent's underlying debt agreements. Amortization expense allocated to the Company and recorded in the accompanying statements of operations was approximately $0.1 million for the six months ended June 30, 2001 and $0.2 for each of the years ended December 31, 2000 and 1999, respectively, and is included in interest expense. Accumulated amortization was approximately $0.6 million at June 30, 2001 and $0.3 and $0.5 million at December 31, 2000 and 1999, respectively.

Intangible Assets

   Intangible assets (see Note 5) represent the excess of cost over the net identifiable tangible assets at the respective dates of acquisition and consist of lease rights, which entitle the Company to maintain outdoor billboard structures for advertising space, goodwill and non-compete agreements and are amortized on a straight-line basis over a 10-year period. The Company evaluates intangible assets for potential impairment by comparing their unamortized balances to the undiscounted cash flows they are projected to generate. Amortization expense was approximately $2.7 million for the six months ended June 30, 2001 and for the years ended December 31, 2000 and 1999 was approximately $5.3 million and $4.2 million, respectively.

                           PNEH CARVE-OUT BUSINESSES

Revenue Recognition

   Revenue is recognized ratably over the contract term following the posting of the advertisement on outdoor billboard structures.

Income Taxes

   The Parent is a limited liability company ("LLC") formed pursuant to the Delaware Limited Liability Company Law (the "Delaware Law"). The members have no personal liability for the losses, debt, claims or expenses of, or encumbrances against, the Parent or its property. In accordance with the provisions of Delaware Law, the Parent essentially functions as a corporation for financial reporting purposes and as a partnership for tax purposes. Accordingly, no provision for federal, state and local income taxes has been recorded by the Company in these combined financial statements except for certain of the Carve-Out Businesses which are corporate subsidiaries of the Parent that are required to pay federal, state and local income taxes.

   Deferred income taxes for certain of the Carve-Out Businesses noted above are provided for differences between the financial statements and tax bases of assets and liabilities at enacted rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts expected to be realized.

Use of Estimates

   The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions, that affect the amounts reported in the financial statements and notes thereto, as well as disclosure of contingent assets and liabilities at the date of the financial statements. The most significant estimates are with respect to the allowance for doubtful accounts and recoverability of long-lived assets. Actual results could differ from those estimates.

Fair Value of Financial Instruments

   The carrying values of financial instruments, including accounts receivable, accounts payable, accrued expenses and other current liabilities approximate fair value at June 30, 2001 because of the short-term nature of these instruments. The carrying values of acquisition debt incurred by Parent (see
Note 6) approximates fair value at June 30, 2001 because interest rates on these instruments are based on market interest rates available to the Parent.

Concentration of Credit Risk

   Financial instruments, which potentially expose the Company to concentration of credit risk, consist primarily of accounts receivable. The Company generally does not require collateral to support trade accounts receivable.

Divisional Equity (Deficit)

   Divisional Equity (Deficit) includes historical investments and advances from the Parent, including net transfers to/from the Parent, third party liabilities paid on behalf of the Company by the Parent and amounts due to/from the Parent for services and other changes, as well as current period net loss.

                           PNEH CARVE-OUT BUSINESSES

Segment Information

   The Company adopted SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," as of December 31, 1999, and had determined that the Company has only one segment, outdoor advertising on billboards. The Company came to this conclusion because the Company has one product, has the same class of customer and operating strategy in each market and has only one management group that manages the entire Company and provides information on the Company's results as one segment to the key decision-makers.

3. Acquisition of Carve-Out Businesses

   During 1999, the Parent purchased certain outdoor advertising operations via the purchase of certain assets and/or capital stock and assumption of certain liabilities. The aggregate purchase price for such Carve-Out Businesses was approximately $41.3 million.

   These acquisitions have been accounted for using the purchase method of accounting and, accordingly, the purchase price of each acquisition has been allocated to the assets acquired and liabilities assumed based upon their fair values at the date of each acquisition. The principal assets acquired were billboard structures and intangible assets, principally lease rights and goodwill. Liabilities assumed were not significant. The operating results of each acquisition have been included in the consolidated operating results from the date of each respective acquisition.

   The following unaudited pro forma financial data presents information as if the acquisitions had been completed on January 1, 1999. The pro forma amounts include certain adjustments, primarily to recognize depreciation and amortization based on the allocated purchase price of the aforementioned assets and do not reflect any benefits from economies which might be achieved from combining operations. The pro forma information does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the Company.

                                                                       1999
                                                                    -----------
   Net revenue..................................................... $14,790,000
   Net loss........................................................ $(5,464,200)

4. Property and Equipment

   Property and equipment consists of the following:

                                          June 30,          December 31,
                                         -----------  -------------------------
                                            2001         2000          1999
                                         -----------  -----------  ------------
   Billboard structures................. $14,096,099  $13,858,128  $ 12,290,120
   Machinery and equipment..............     193,966      177,979       122,544
   Furniture and fixtures...............      60,701       60,672        58,860
                                         -----------  -----------  ------------
                                          14,350,766   14,096,779    12,471,524
   Less: accumulated depreciation.......  (2,309,277)  (1,816,792)     (883,811)
                                         -----------  -----------  ------------
                                         $12,041,489  $12,279,987  $ 11,587,713
                                         ===========  ===========  ============

                           PNEH CARVE-OUT BUSINESSES

5. Intangible Assets

   Intangible assets consist of the following:

                                       June 30,           December 31,
                                     ------------  ---------------------------
                                         2001          2000          1999
                                     ------------  ------------  -------------
   Gross:
     Lease rights................... $ 45,583,406  $ 45,583,406  $  45,583,406
     Goodwill.......................    6,992,352     6,992,352      6,992,352
     Non-compete agreements.........    1,085,787     1,085,787      1,085,787
                                     ------------  ------------  -------------
                                     $ 53,661,545  $ 53,661,545   $ 53,661,545
                                     ============  ============  =============
   Less, accumulated amortization:
     Lease rights................... $(11,704,619) $ (9,425,449) $  (4,895,883)
     Goodwill.......................   (1,813,842)   (1,464,224)      (764,988)
     Non-compete agreements.........     (380,026)     (325,737)      (217,158)
                                     ------------  ------------  -------------
                                     $(13,898,487) $(11,215,410) $ (5,878,029)
                                     ============  ============  =============
   Net:
     Lease rights................... $ 33,878,787  $ 36,157,957  $  40,687,523
     Goodwill.......................    5,178,510     5,528,128      6,227,364
     Non-compete agreements.........      705,761       760,050        868,629
                                     ------------  ------------  -------------
                                     $ 39,763,058  $ 42,446,135   $ 47,783,516
                                     ============  ============  =============

6. Acquisition Debt Incurred by Parent

   During 1999 and 1998, the Parent purchased certain outdoor advertising operations via the purchase of certain assets and/or capital stock and assumption of certain liabilities that represent the Carve-Out Businesses. The Parent financed these acquisitions with bank debt at interest rates ranging from 8.9% to 11.7%, non-convertible subordinated notes with an interest rate of 15% and convertible (into the Parent's LLC member units), subordinated notes with an interest rate of 5%. Both sets of subordinated notes were issued to certain member unit holders of the Parent. All of the aforementioned debt is due by 2006.

   Such debt plus accrued and unpaid interest has been allocated to the Carve-Out Businesses in these combined financial statements and classified as "Acquisition debt incurred by Parent." The allocation methodology is described in Note 1. At June 30, 2001, December 31, 2000 and 1999 the Parent was in violation of its debt covenants under its bank and subordinated note agreements. Such debt is collateralized by the Carve-Out Businesses assets. Accordingly, the Company has classified the Acquisition debt incurred by Parent as a current liability (see Note 1).

   Subsequent to June 30, 2001 upon completion of the acquisition of the Company by NextMedia, the bank debt and related accrued interest were repaid in full.

                           PNEH CARVE-OUT BUSINESSES

7. Income Taxes

   The provision for income taxes consists of the following as of:

                                                 Six months
                                                 ended June     Year ended
                                                    30,        December 31,
                                                 ---------- -------------------
                                                    2001      2000      1999
                                                 ---------- --------  ---------
   Current Provision:
     Federal....................................  $297,646  $170,681  $ 432,556
     State......................................        --    22,641     59,807
                                                  --------  --------  ---------
                                                   297,646   193,322    492,363
                                                  --------  --------  ---------
   Deferred Provision (Benefit):
     Federal....................................  (146,625)  (29,326)  (108,242)
     State......................................    39,434     6,498      2,422
                                                  --------  --------  ---------
                                                  (107,191)  (22,828) (105,820)
                                                  --------  --------  ---------
   Provision for income taxes...................  $190,455  $170,494  $ 386,543
                                                  ========  ========  =========

   A reconciliation of income taxes computed at the U.S. federal statutory income tax rate (35%) to the provision for income taxes is as follows:

                                        Six months
                                           ended           Year ended
                                         June 30,         December 31,
                                        -----------  ------------------------
                                           2001         2000         1999
                                        -----------  -----------  -----------
   Benefit for income taxes at U.S.
    federal statutory rate of 35%.....  $(1,269,446) $(2,009,717) $(1,137,562)
   Permanent differences:
     Losses from nontaxable entities..    1,213,100    1,741,467    1,212,269
     Amortization of intangible assets
      and other.......................      213,365      419,512      270,765
   State taxes........................       33,436       19,232       41,071
                                        -----------  -----------  -----------
   Provision for income taxes.........  $   190,455  $   170,494  $   386,543
                                        ===========  ===========  ===========

   Deferred tax assets and liabilities are as follows as of:

                                                June 30,      December 31,
                                               ---------- ---------------------
                                                  2001       2000       1999
                                               ---------- ---------- ----------
   Deferred tax assets:
     Net operating loss carryforwards........  $   10,456 $   67,311 $   81,928
   Deferred tax liabilities:
     Property and equipment..................   1,048,293  1,303,264  1,340,709
                                               ---------- ---------- ----------
       Net deferred tax liability............  $1,037,837 $1,235,953 $1,258,781
                                               ========== ========== ==========

8. Land Lease Commitments

   The Company has lease commitments with third parties, which entitle the Company to maintain outdoor billboard structures for advertising space. The Company also has commitments with transit authorities, which entitle the Company to sell advertising space on buses. Certain of these agreements are renewed on a year-to-year basis. Under substantially all of these agreements, the lessor is entitled to specified guaranteed payment. Rent expense under such commitments for the six months ended June 30, 2001 and for the years ended December 31, 2000 and 1999 was approximately $1.9 million, $3.4 million, and $2.5 million respectively.

                           PNEH CARVE-OUT BUSINESSES

   Exclusive of lease agreements which historically have been renewed on a year-to-year basis, expected future minimum payments, by year and in the aggregate, under the aforementioned leases and other non-cancelable operating leases with initial or remaining terms in excess of one year as of December 31, 2000, are as follows:

   Year Ended December 31,
     2001.......................................................... $2.1 million
     2002.......................................................... $1.6 million
     2003.......................................................... $1.4 million
     2004.......................................................... $1.2 million
     2005.......................................................... $1.0 million

   Expected minimum payments for 2001 including year-to-year leases are approximately $3.8 million.

9. Commitments and Contingencies

   From time to time, the Parent is involved in various claims and litigation arising in the ordinary course of business. In the opinion of Parent management, the outcome of such matters will not have a material adverse effect on the Company's combined financial position, results of operations and cash flows.

   The Company leases its executive and sales offices; its executive office is leased from its Parent. The rent expense for office space for the six months ended June 30, 2001 and for the years ended December 31, 2000 and 1999 was approximately $95,000, $180,000 and $136,000, respectively, including amounts paid to related parties. Commitments for future rent payments under such space leases, including commitments to the related parties are approximately $169,000, $169,000, $175,000, $182,000 and $0 for the years 2001, 2002, 2003,
2004 and 2005, respectively.

10. Related Parties

   For the six months ended June 30, 2001, and during the years ended December 31, 2000 and 1999, the Company paid approximately $164,000, $263,000 and $200,000 respectively, for services and warehouse space to companies owned by certain managing members.

   As discussed in Note 1, the Parent provides services to the Company for management, accounting and financial reporting, human resources, legal, taxes and other corporate services. Expenses for such services have been allocated to the Company.

   During the periods covered by these combined financial statements, substantially all of the Company's assets were pledged as collateral under certain financing agreements entered into by the Parent (see Note 6). These financing agreements limited the Parent from incurring additional indebtedness and liens on assets, including assets of the Carve-Out Businesses.

                          INDEPENDENT AUDITORS' REPORT

To the Members
Wilmington WJBR-FM, LLC

   We have audited the accompanying balance sheets of Wilmington WJBR-FM, LLC (a limited liability company) as of December 31, 1999 and 1998, and the related statements of operations and members' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wilmington WJBR-FM, LLC as of December 31, 1999 and 1998, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Weeks Holderbaum Huber & DeGraw, LLP

February 3, 2000
except for Notes 4 and 10,
as to which the date is
April 19, 2001
Bridgewater, NJ

                            WILMINGTON WJBR-FM, LLC

                                 BALANCE SHEETS

                           December 31, 1999 and 1998

                                                         1999         1998
                                                     ------------  -----------
Assets
Current Assets:
  Cash.............................................. $    400,199  $    99,413
  Accounts receivable, less allowance for doubtful
   accounts of $79,000 in 1999 and $90,200 in 1998..      785,678      760,584
  Other current assets..............................       43,108       41,043
                                                     ------------  -----------
    Total Current Assets............................    1,228,985      901,040
Property and Equipment--Net.........................      490,953      553,503
Intangible Assets--Net..............................   31,386,442   37,352,452
Other Assets:
  Security deposits.................................        4,874        8,453
  Debt acquisition costs--Net.......................      311,490      454,986
                                                     ------------  -----------
    Total Other Assets..............................      316,364      463,439
                                                     ------------  -----------
    Total Assets.................................... $ 33,422,744  $39,270,434
                                                     ============  ===========
Liabilities and Members' Deficiency
Current Liabilities:
  Current maturities of long-term debt.............. $ 43,687,312  $ 1,137,033
  Related party payable.............................    2,835,972    1,480,255
  Accounts payable..................................       34,961       44,028
  Accrued expenses..................................      286,059      145,706
                                                     ------------  -----------
    Total Current Liabilities.......................   46,844,304    2,807,022
Long-term Debt......................................           --   40,911,354
Commitments.........................................           --           --
Members' Deficiency.................................  (13,421,560)  (4,447,942)
                                                     ------------  -----------
    Total Liabilities and Members' Deficiency....... $ 33,422,744  $39,270,434
                                                     ============  ===========

   The Notes to Financial Statements are an Integral Part of this Statement.

                            WILMINGTON WJBR-FM, LLC

                STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIENCY

                 For the Years Ended December 31, 1999 and 1998

                                                         1999         1998
                                                     ------------  -----------
Revenues:
  Broadcast revenue................................. $  6,620,580  $ 5,923,285
  Less: agency commissions..........................     (618,128)    (525,551)
                                                     ------------  -----------
    Net Broadcast Revenue...........................    6,002,452    5,397,734
                                                     ------------  -----------
  Other Revenue.....................................      136,056       45,140
                                                     ------------  -----------
    Total Revenue...................................    6,138,508    5,442,874
Expenses:
  Programming and technical.........................      714,253      858,004
  Sales and advertising.............................    2,095,002    1,496,833
  Administrative....................................    1,050,626      863,990
  Depreciation......................................      135,383      142,404
  Amortization......................................    1,109,507    1,107,401
Loss on impairment of intangible assets.............    5,000,000           --
                                                     ------------  -----------
Total Expenses......................................   10,104,771    4,468,632
                                                     ------------  -----------
Income from Operations..............................   (3,966,263)     974,242
Other (Income) Expenses:
  Interest expense..................................    4,946,758    4,919,838
  Interest income...................................       (9,599)      (2,769)
  Miscellaneous expense.............................       70,196        8,003
                                                     ------------  -----------
Total Other (Income) Expenses.......................    5,007,355    4,925,072
                                                     ------------  -----------
    Net Loss........................................   (8,973,618)  (3,950,830)
Members' Deficiency at Beginning of Year............   (4,447,942)    (497,112)
                                                     ------------  -----------
Members' Deficiency at End of Year.................. $(13,421,560) $(4,447,942)
                                                     ============  ===========


    The Notes to Financial Statements are an Integral Part of this Statement

                            WILMINGTON WJBR-FM, LLC

                            STATEMENTS OF CASH FLOWS

                 For the Years Ended December 31, 1999 and 1998

                                                        1999         1998
                                                     -----------  -----------
Cash Flows From Operating Activities:
Net loss............................................ $(8,973,618) $(3,950,830)
Adjustments to Reconcile Net Loss to Net Cash
 Provided (Used) by Operating Activities:
  Depreciation and amortization.....................   1,244,890    1,249,805
  Loss on impairment of intangible assets...........   5,000,000           --
  Loss on disposal of property......................      82,936       21,720
  Bad debt (recovery) provision.....................     (11,200)      15,200
  Non-cash interest accrued on long-term
   obligations......................................   2,746,449    2,311,900
  (Increase) decrease in accounts receivable........     (13,894)     123,061
  (Increase) decrease in other current assets.......      (2,065)      (4,328)
  Recovery (payment) of security deposits...........       3,579       (1,517)
  Increase in accounts payable......................     131,286       41,452
                                                     -----------  -----------
    Total Adjustments...............................   9,181,981    3,757,293
                                                     -----------  -----------
    Net Cash Provided (Used) by Operating
     Activities.....................................     208,363     (193,537)
Cash Flows From Investing Activities:
Purchase of property and equipment..................    (119,682)    (233,841)
Proceeds from disposition of property...............       2,913           --
                                                     -----------  -----------
    Net Cash Used by Investing Activities...........    (116,769)    (233,841)
Cash Flows from Financing Activities:
Proceeds from bank loans............................          --      301,368
Proceeds from member loans..........................   1,355,717    1,480,255
Repayment of bank loans.............................  (1,125,000)  (1,385,100)
Principal payments on installment obligation........     (21,525)      (9,631)
                                                     -----------  -----------
    Net Cash Provided by Financing Activities.......     209,192      386,892
                                                     -----------  -----------
Net Increase (Decrease) in Cash.....................     300,786      (40,486)
Cash at Beginning of Year...........................      99,413      139,899
                                                     -----------  -----------
Cash at End of Year................................. $   400,199  $    99,413
                                                     ===========  ===========
Summary of Noncash Financing Activities:
Capital lease financing............................. $    39,000  $    19,501
                                                     ===========  ===========

    The Notes to Financial Statements are an Integral Part of this Statement

                            WILMINGTON WJBR-FM, LLC

                         NOTES TO FINANCIAL STATEMENTS

Note 1--Significant Accounting Policies

Organization and Nature of Business

   Wilmington WJBR-FM, LLC (the Company) operates as a radio station in the Wilmington, Delaware area. The Company commenced operations on September 5, 1997 with its acquisition of the net assets of WJBR-FM from Commodore Media of Delaware, Inc. The Company derives its revenue primarily from the sale of radio advertising to local and national advertisers.

Revenue Recognition

   Broadcasting operations derive revenue primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the program and commercial announcements are broadcast.

Barter Transactions

   The Company barters unsold advertising time for products and services. Such transactions are recorded at the estimated fair value of the products or services received. Barter revenue is recorded when commercials are broadcast and related expenses are recorded when the bartered product or service is used.

   The fair value of barter and trade-out transactions is included in broadcasting revenue and broadcasting expense. Barter transactions that were charged to operations for the years ended December 31,

                                                           1999        1998
                                                        -----------  ---------
   Trade sales......................................... $ 1,098,507  $ 883,955
   Trade expense.......................................  (1,070,606)  (791,652)
                                                        -----------  ---------
     Net Trade Transactions............................ $    27,901  $  92,303
                                                        ===========  =========

Advertising Costs

   The Company incurs various marketing and promotional costs to add and maintain listenership. These are expensed as incurred. Total marketing and promotional expense was approximately $214,583 and $54,977 for the years ended December 31, 1999 and 1998, respectively.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from those estimates.

Property and Equipment

   The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed on the double declining balance method for financial reporting purposes and for income tax purposes.

   Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

                            WILMINGTON WJBR-FM, LLC

   The useful lives of property and equipment for purposes of computing depreciation are:

   Office equipment and fixtures....................................   3-7 years
   Studio and transmission equipment................................     7 years
   Leasehold improvements........................................... 10-40 years
   Automobiles......................................................   3-5 years

Intangible Assets

   Intangible assets consist of an FCC License and Goodwill. The cost of the FCC License is being amortized on the straight-line method over 40 years. Goodwill represents the excess of the cost of assets acquired over the fair value of the net assets at the dates of acquisition and is being amortized on the straight-line method over 40 years.

Long-lived Assets

   The Company periodically evaluates long-lived assets for potential impairment by analyzing the operating results, future cash flows on an undiscounted basis, trends and prospects of the Company's stations, as well as by comparing them to their competitors. The Company also takes into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential FCC rules and regulations and any other events or circumstances, which might indicate potential impact.

Debt Acquisition Costs

   Legal and banking fees and other expenses associated with acquisition of the bank financing are being amortized on the interest method over the term of the underlying note. Amortization expense charged to operations was $143,495 and $141,389 in 1999 and 1998, respectively.

Income Taxes

   The Company, a limited liability company, has elected to be treated as a partnership for income tax purposes. Accordingly, the items of income, loss and credit are taxed directly to the members.

Cash Flows

   For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less.

   Cash paid for interest and income taxes for the years ended December 31,

                                                              1999       1998
                                                           ---------- ----------
   Interest............................................... $2,200,309 $2,607,938
   Income taxes...........................................         --         --

Note 2--Concentration of Credit Risk

Concentration of Credit Risk

   In the ordinary course of business, the Company maintains cash balances in a money market fund. Such balances are not insured.

   The Company periodically maintains cash balances with financial institutions in excess of the $100,000 FDIC insurance limit.

                            WILMINGTON WJBR-FM, LLC

   The Company's business activity is with customers located within the immediate geographic area. Blocks of advertising time are generally sold on credit on standard business terms. The company does not have any customers that represent greater than 10% of the accounts receivable balance at December 31, 1999 and 1998, as well as the revenue for the years then ended.

   The Company's revenue and accounts receivable primarily relates to advertising of products and services within the radio stations' broadcast areas. The Company performs ongoing credit evaluations of its customers' financial condition and, generally requires no collateral from its customers. Credit losses have been within management's expectations and adequate allowances for any uncollectible accounts receivables are maintained.

   The radio broadcasting industry is subject to federal regulation by the Federal Communications Commission. These governmental regulations and policies could change over time and there can be no assurance that such changes would not have a material impact upon the Company.

Note 3--Property and Equipment

   Property and equipment consisted of the following at December 31,

                                                             1999       1998
                                                           ---------  ---------
   Leasehold improvements................................. $ 162,030  $ 162,030
   Studio and transmission equipment......................   221,259    212,930
   Music library..........................................     8,000      8,000
   Office equipment and fixtures..........................   216,856    243,416
   Property held under capital lease......................    58,501     42,501
   Automobiles............................................    64,236     64,236
                                                           ---------  ---------
     Total................................................   730,882    733,113
                                                           ---------  ---------
   Less: accumulated depreciation.........................  (239,929)  (179,610)
                                                           ---------  ---------
   Net Property and Equipment............................. $ 490,953  $ 553,503
                                                           =========  =========

   Depreciation charged to operations amounted to $135,383 and $142,404 in 1999 and 1998, respectively.

   Property and equipment are pledged as collateral for bank loans (See Note
6).

Note 4--Intangible Assets

   Intangible assets consisted of the following at December 31,

                                                          1999         1998
                                                       -----------  -----------
   FCC license........................................ $32,619,999  $32,619,999
   Goodwill...........................................   1,020,470    6,020,470
                                                       -----------  -----------
     Total............................................  33,640,469   38,640,469
   Less: accumulated amortization.....................  (2,254,027)  (1,288,017)
                                                       -----------  -----------
   Net Intangible Assets.............................. $31,386,442  $37,352,452
                                                       ===========  ===========

   Amortization charged to operations amount to $966,012 and $966,012 in 1999 and 1998, respectively.

   During the period, certain intangible assets (Goodwill) that were acquired in 1997 were deemed to be impaired. This impairment arose due to the subsequent sale of the stations assets, which is more fully described in note
5. As a result, Goodwill has been written down by $5,000,000. The write off of Goodwill is included in the financial statements as Loss on Impairment.

                            WILMINGTON WJBR-FM, LLC

Note 5--Impairment of Assets

   Based on the subsequent sale of the Company (Note 11), the fair market values of the Company's tangible and intangible assets are lower than their stated net book values. Accordingly, the Company has recorded an impairment loss amounting to $5,000,000 for the year ended December 31, 1999.

Note 6--Long-term Debt

   Long-term debt consists of the following at December 31:

                                                        1999          1998
                                                    ------------- ------------
Line of credit--bank
  Interest payable quarterly in arrears at the base
   rate of 1/2 of 1% of the higher of Federal Funds
   Rate or Prime Lending Rate plus the applicable
   margin rate of 1.75%, which was 8% at December
   31, 1999 and 1998. Matures September 2003,
   collateralized by all assets of the company and
   has been guaranteed by the parent corporation of
   a member, maximum available credit $1,000,000... $     693,854 $    693,854
Term obligation--bank
  Interest payable quarterly in arrears at the base
   rate of 1/2 of 1% of the higher of Federal Funds
   Rate or Prime Lending Rate plus the applicable
   margin rate of 1.75%, which was 8% at December
   31, 1999 and 1998. Quarterly payments of
   principal are currently $250,000. Matures
   September 2003, collateralized by all assets of
   the company and guaranteed by the parent
   corporation of a member.........................    25,625,000   26,750,000
Note payable--related party                            17,326,278   14,579,829
  This note has a face value in the amount of
   $65,011,165 due
   September 2007. Interest accrues on this
   obligation at 18% per annum through September
   2008............................................    17,326,278   14,579,829
Capital Lease Obligations..........................        42,180       24,704
                                                    ------------- ------------
Total Long-Term Debt...............................    43,687,312   42,048,387
Less: Current Portion, yielding weighted average
 interest rates of 12% and 8% for 1999 and 1998,
 respectively......................................  (43,687,312)  (1,137,033)
                                                    ------------- ------------
Long-term Debt..................................... $          -- $ 40,911,354
                                                    ============= ============

   The following are the scheduled maturities of long-term debt for each of the next five years, inclusive of capital lease obligations described below.

   Year Ending December 31,
                                                                      43,687,312
     2001............................................................         --
     2002............................................................         --
     2003............................................................         --
     2004............................................................         --

   At December 31, 1999, the Company had $306,146 of unused lines of credit with a bank to be drawn upon as needed.

                            WILMINGTON WJBR-FM, LLC

   The bank loan agreements contain various covenants pertaining to the maintenance of various record keeping, reporting and ratio requirements. Specifically, at December 31, 1999 and 1998, the Company was in default of the covenants related to the maintenance of its leverage ratio, interest coverage ratio, and broadcast earnings.

   Under the terms of the agreement, the bank may call the loan if the Company is in violation of any restrictive covenant. The bank had not waived the requirement; however, on March 7, 2000 the bank lines were fully repaid from proceeds of the sale of the station. (See Note 11)

   All remaining debt obligations were satisfied from the proceeds resulting from the sale of the station on March 7, 2000. (See Note 11)

Capital Lease

   The Company is the lessee of office equipment under capital leases expiring in various years through 2002. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over the lower of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for 1999 and 1998.

   Depreciation on assets under capital leases charged to expense was $11,241 and $8,733 in 1999 and 1998, respectively.

   Following is a summary of property held under capital leases for the year ended December 31, 1999:

Copiers............................................................... $ 58,501
Less: Accumulated depreciation........................................  (14,027)
                                                                       --------
  Property held under Capital leases--net............................. $ 44,474
                                                                       ========

   Minimum future lease payments under capital leases as of December 31, 1999 are:

Total minimum lease payments........................................... $46,268
Less: Amount representing interest.....................................  (4,088)
                                                                        -------
Present value of net minimum lease payment............................. $42,180
                                                                        =======

   Obligations under these leases were assumed by the purchaser of the station on March 7, 2000.

   Interest rates on these capitalized leases are imputed based on the lower of the company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

Note 7--Commitments

Guarantee of Indebtedness

   The Company has guaranteed the 13 1/4% senior subordinated notes dated April 2, 1995 which have a principal value of $76,808,000 of Capstar Radio Broadcasting Partners, Inc., the parent corporation of the Company's non-voting member.

                            WILMINGTON WJBR-FM, LLC

Employment Contract

   The Company has entered into an employment contract with its managing member through September 1999 that provides for a minimum annual salary. At December 31, 1999, the total commitment was $40,000.

Operating Leases

   The Company leases office space under an operating lease expiring through July 2002 with an option for an additional five years.

   The company leases tower facilities under an operating lease expiring January 2010.

   The Company contracts for a variety of services and equipment through short term agreements and leases under cash or barter arrangements. These agreements and leases are renewed or replaced at the end of their term at the discretion of management.

   Minimum future rentals under non-cancelable operating leases having remaining terms in excess of one year for each of the next five years and in the aggregate are as follows:

Year ended December 31,
  2000................................................................ $ 89,380
  2001................................................................   92,760
  2002................................................................   64,380
  2003................................................................   36,000
  2004................................................................   36,000
  Subsequent to 2004..................................................  216,000
                                                                       --------
    Total minimum future rentals......................................  534,520
                                                                       ========

   The rental costs incurred in 1999 and 1998 were $92,747 and $88,290 respectively.

   Obligations under these leases were assumed by the purchaser of the station on March 7, 2000.

Note 8--401k Plan

   The Company has a 401(k) Profit Sharing Plan covering all full time employees meeting eligibility requirements. There were no employer contributions for the years ended December 31, 1999 and 1998, respectively.

Note 9--Related Parties

   As part of the acquisition of WJBR-FM, the Company borrowed from the parent corporation of one of its members, monies to complete the acquisition. The note has a face value of $65,011,165 and is due in September 2007. The note has been discounted to its present value at the rate of 18% and was, accordingly, assigned a value of $11,600,000 and is subordinate to the bank obligations. The note, including accumulated interest, is convertible at the option of the holder at any time, into a maximum of 13,000 member interests in the company based on a prescribed formula (See Note 10).

   The Company, as a result of its inability to cover principal and interest payments on its bank lines as they came due, relied on the guarantee of a member to meet the obligations. The member had advanced $2,835,972 and $1,480,255 to the Company to meet its obligations at December 31, 1999 and 1998, respectively.

                            WILMINGTON WJBR-FM, LLC

Note 10--Members' Equity

   The members of the Company have liability for the debts, obligations and liabilities of the Company up to the amount of capital contributed to the Company.

   The Company is authorized to issue up to 14,000 limited liability company interests, which may be designated as voting interests or non-voting interests upon issuance. Subject to obtaining necessary consent, outstanding non-voting interests are convertible, at any time, upon the election of the holder into a like number of voting interests.

   At December 31, 1999, the Company had a total of 1,000 interests outstanding, of which 700 were voting interests.

Note 11--Subsequent Event

   On March 7, 2000 the Company sold its tangible and intangible assets including property, equipment, FCC Licenses and other intellectual property to Next Media Group, LLC. The selling price was $32,400,000. A portion of the proceeds from the sale, equivalent to $25,987,622, was used to pay off the bank debt of the Company. All other liabilities, including accounts receivable and cash, were distributed amongst the members of the Company.

                          INDEPENDENT AUDITORS' REPORT

To the Members
Wilmington WJBR-FM, LLC

   We have audited the accompanying balance sheet of Wilmington WJBR-FM, LLC (a limited liability company) as of March 6, 2000, and the related statement of operations and members' deficiency, and cash flows for the period of January 1, 2000 to March 6, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wilmington WJBR-FM, LLC for the period of January 1, 2000 to March 6, 2000, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.

/s/ Weeks Holderbaum Huber & DeGraw, LLP

April 19, 2001
Bridgewater, New Jersey

                            WILMINGTON WJBR-FM, LLC

                                 BALANCE SHEET

                                 March 6, 2000

Assets
Current Assets:
  Cash........................................................... $    312,191
  Accounts receivable, less allowance for doubtful accounts of
   $10,000.......................................................      537,600
  Other current assets...........................................        6,070
    Total Current Assets.........................................      855,861
Property and Equipment--Net......................................      490,387
Intangible Assets--Net...........................................   31,229,920
Debt Acquisition Costs--Net......................................      287,669
                                                                  ------------
    Total Assets................................................. $ 32,863,837
                                                                  ============
Liability and Members' Deficiency
Current Liabilities:
  Current maturities of long-term debt........................... $ 43,861,803
  Related party payable..........................................    3,345,231
  Accounts payable and accrued expenses..........................      175,955
  Other current liabilities......................................       21,927
                                                                  ------------
    Total Current Liabilities....................................   47,404,916
Commitments
Members' Deficiency..............................................  (14,541,079)
                                                                  ------------
    Total Liabilities and Members' Deficiency.................... $ 32,863,837
                                                                  ============


   The Notes to Financial Statements are an Integral Part of this Statement.

                            WILMINGTON WJBR-FM, LLC

                STATEMENT OF OPERATIONS AND MEMBERS' DEFICIENCY

               For the Period of January 1, 2000 to March 6, 2000

Revenues:
  Broadcast revenue.............................................. $  1,041,113
  Less: agency commissions.......................................     (131,337)
                                                                  ------------
    Total Net Revenue............................................      909,776
Expenses:
  Programming and technical......................................       56,586
  Sales and advertising..........................................      310,163
  Administrative.................................................      283,885
  Depreciation...................................................       16,291
  Amortization...................................................      180,343
                                                                  ------------
    Total Expenses...............................................      847,268
                                                                  ------------
Income from Operations...........................................       62,508
Other (Income) Expenses:
  Interest expense...............................................    1,186,597
  Interest income................................................       (4,570)
                                                                  ------------
    Total Other (Income) Expenses................................    1,182,027
                                                                  ------------
Net Loss.........................................................   (1,119,519)
Members' Deficiency at Beginning of Period.......................  (13,421,560)
                                                                  ------------
Members' Deficiency at End of Period............................. $(14,541,079)
                                                                  ============


   The Notes to Financial Statements are an Integral Part of this Statement.

                            WILMINGTON WJBR-FM, LLC

                            STATEMENT OF CASH FLOWS

               For the Period of January 1, 2000 to March 6, 2000

Cash Flows From Operating Activities:
Net loss.......................................................... $(1,119,519)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating
 Activities:
  Depreciation and amortization...................................     196,634
  Bad debt recovery...............................................     (61,972)
  Non-cash interest accrued on long-term obligations..............     552,100
  Decrease in accounts receivable.................................     310,050
  Decrease in other current assets................................      41,912
  Decrease in accounts payable, accrued expenses, and other
   current liabilities............................................    (123,138)
                                                                   -----------
    Total Adjustments.............................................     915,586
                                                                   -----------
    Net Cash Used by Operating Activities.........................    (203,933)
Cash Flows From Investing Activities:
Purchase of property and equipment................................     (15,725)
Cash Flows from Financing Activities:
Proceeds from member loans........................................   1,009,259
Repayment of member loans.........................................    (500,000)
Repayment of bank loans...........................................    (375,027)
Principal payments on installment obligation......................      (2,582)
                                                                   -----------
Net Cash Provided by Financing Activities.........................     131,650
                                                                   -----------
Net Decrease in Cash..............................................     (88,008)
Cash at Beginning of Period.......................................     400,199
                                                                   -----------
Cash at End of Period............................................. $   312,191
                                                                   ===========


   The Notes to Financial Statements are an Integral Part of this Statement.

                            WILMINGTON WJBR-FM, LLC

                         NOTES TO FINANCIAL STATEMENTS

Note 1--Significant Accounting Policies

Organization and Nature of Business

   Wilmington WJBR-FM, LLC (the Company) operates as a radio station in the Wilmington, Delaware area. The Company commenced operations on September 5, 1997 with its acquisition of the net assets of WJBR-FM from Commodore Media of Delaware, Inc. The Company derives its revenue primarily from the sale of radio advertising.

Revenue Recognition

   Broadcasting operations derive revenue primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the program and commercial announcements are broadcast.

Barter Transactions

   The Company barters unsold advertising time for products and services. Such transaction are recorded at the estimated fair value of the products or services received. Barter revenue is recorded when commercials are broadcast and related expenses are recorded when the bartered product or service is used.

   The fair value of barter and trade-out transactions is included in broadcasting revenue and broadcasting expense. Barter transactions that were charged to operations for the period ended March 6, 2000:

   Trade sales...................................................... $ 176,376
   Trade expense....................................................  (290,523)
                                                                     ---------
   Net Trade Transactions........................................... $(114,147)
                                                                     =========

Advertising Costs

   The Company incurs various marketing and promotional costs to add and maintain listenership. These are expensed as incurred. Total marketing and promotional expense was approximately $53,233 for the period ended March 6, 2000.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from those estimates.

Property and Equipment

   The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed on the double declining balance method for financial reporting purposes and for income tax purposes.

                            WILMINGTON WJBR-FM, LLC

   Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

   The useful lives of property and equipment for purposes of computing depreciation are:

   Office equipment and fixtures..................................   3 - 7 years
   Studio and transmission equipment..............................       7 years
   Leasehold improvements......................................... 10 - 40 years
   Automobiles....................................................   3 - 5 years

Intangible Assets

   Intangible assets consist of an FCC License and Goodwill. The cost of the FCC License is being amortized on the straight-line method over 40 years. Goodwill represents the excess of the cost of assets acquired over the fair value of their net assets at the dates of acquisition and is being amortized on the straight-line method over 40 years.

Long-lived Assets

   The Company periodically evaluates long-lived assets for potential impairment by analyzing the operating results, future cash flows on an undiscounted basis, trends and prospects of the Company's stations, as well as by comparing them to their competitors. The Company also takes into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential FCC rules and regulations and any other events or circumstances, which might indicate potential impact. At this time, in the opinion of management, no impairment has occurred.

Debt Acquisition Costs

   Legal and banking fees and other expenses associated with acquisition of the bank financing are being amortized on the interest method over the term of the underlying note. Interest charged to operations amounted to $23,822 for the period ended March 6, 2000.

Income Taxes

   The Company, a limited liability company, has elected to be treated as a partnership for income tax purposes. Accordingly, the items of income, loss and credit are taxed directly to the members.

Cash Flows

   For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less.

   Cash paid for interest and income taxes for the period ended March 6, 2000:

   Interest............................................................ $634,497
   Income taxes........................................................       --

                            WILMINGTON WJBR-FM, LLC

Note 2--Property and Equipment

   Property and equipment consisted of the following at March 6, 2000:

   Leasehold improvements............................................ $ 162,030
   Studio and transmission equipment.................................   224,889
   Music library.....................................................     8,000
   Office equipment and fixtures.....................................   228,951
   Property held under capital lease.................................    58,501
   Automobiles.......................................................    64,236
                                                                      ---------
     Total...........................................................   746,607
   Less: accumulated depreciation....................................  (256,220)
                                                                      ---------
   Net Property and Equipment........................................ $ 490,387
                                                                      =========

   Depreciation charged to operations amounted to $16,291 for the period ended March 6, 2000.

   Property and equipment are pledged as collateral for bank loans (See Note
4).

Note 3--Intangible Assets

   Intangible assets consisted of the following at March 6, 2000:

   FCC license..................................................... $32,619,999
   Goodwill........................................................   1,020,470
                                                                    -----------
     Total.........................................................  33,640,469
   Less: accumulated amortization..................................  (2,410,549)
                                                                    -----------
   Net Intangible Assets........................................... $31,229,920
                                                                    ===========

   Amortization charged to operations amount to $180,343 for the period ended March 6, 2000.

                            WILMINGTON WJBR-FM, LLC

Note 4--Long-term Debt

   Long-term debt consists of the following at March 6, 2000:

Line of credit--bank
  Interest payable quarterly in arrears at the base rate of 1/2 of 1% of the higher of Federal Funds Rate or Prime Lending
   Rate plus the applicable margin rate of 1.75%, which was 8% at
   March 6, 2000. Matures September 2003, collateralized by all assets of the company and has been guaranteed by the parent
   corporation of a member, maximum available credit $1,000,000..  $    693,827
Term obligation--bank
  Interest payable quarterly in arrears at the base rate of 1/2 of 1% of the higher of Federal Funds Rate or Prime Lending
   Rate plus the applicable margin Rate of 1.75%, which was 8% at
   March 6, 2000. Quarterly payments of principal are currently
   $250,000. Matures September 2003, collateralized by all assets of the company and guaranteed by the parent corporation of a
   member........................................................    25,250,000
Note payable--related party
  This note has a face value in the amount of $65,011,165 due
   September 2007. Interest accrues on this obligation at 18% per
   annum through September 2008. (See Note 7)....................    17,878,378
Capital Lease Obligations........................................        39,598
                                                                   ------------
Total Long-Term Debt.............................................    43,861,803
Less: Current Portion, yielding weighted average interest rate of
 12%.............................................................   (43,861,803)
                                                                   ------------
Long-Term Debt...................................................  $        --
                                                                   ============

   The bank loan agreements contain various covenants pertaining to the maintenance of various record keeping, reporting and ratio requirements.

   Specifically, at March 6, 2000, the Company was in default of the covenants related to the maintenance of its leverage ratio, interest coverage ratio, and broadcast earnings.

   Under the terms of the agreement, the bank may call the loan if the Company is in violation of any restrictive covenant. However, on March 7, 2000 the bank lines were fully repaid from proceeds of the sale of the station. (See
Note 10)

   All remaining indebtedness was satisfied through the sale of the station on March 7, 2000. (See Note 10)

Capital Lease

   The Company is the lessee of office equipment under capital leases expiring in various years through 2002. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over the lower of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense.

   Depreciation on assets under capital leases charged to expense was $1,705 for the period ended March 6, 2000.

                            WILMINGTON WJBR-FM, LLC

   Following is a summary of property held under capital leases for the period ended March 6, 2000:

   Copiers............................................................ $ 58,501
   Less: Accumulated depreciation.....................................  (15,732)
                                                                       --------
     Property held under Capital leases--net.......................... $ 42,769
                                                                       ========

   Minimum future lease payments under capital leases as of March 6, 2000 are:

   Total minimum lease payments........................................ $43,140
   Less: Amount representing interest..................................  (3,542)
                                                                        -------
   Present value of net minimum lease payment.......................... $39,598
                                                                        =======

   Interest rates on these capitalized leases are imputed based on the lower of the company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

   The aforementioned leases were assumed by the purchaser of the station on March 7, 2000. (See Note 10)

Note 5--Commitments

Guarantee of Indebtedness

   The Company has guaranteed the 13% senior subordinated notes dated April 2, 1995 which have a principal value of $76,808,000 of Capstar Radio Broadcasting Partners, Inc., the parent corporation of the Company's non-voting member.

Operating Leases

   The Company leases office space under an operating lease expiring through July 2002 with an option for an additional five years.

   The company also leases tower facilities under an operating lease expiring January 2010.

   The Company also contracts for a variety of services and equipment through short term agreements and leases under cash or barter arrangements. These agreements and leases are renewed or replaced at the end of their term at the discretion of management.

   Minimum future rentals under non-cancelable operating leases having remaining terms in excess of one year for each of the next five years and in the aggregate are as follows:

   Year ended March 6,
     2001............................................................. $ 92,760
     2002.............................................................   64,380
     2003.............................................................   36,000
     2004.............................................................   36,000
     2005.............................................................   36,000
     Subsequent to 2005...............................................  180,000
                                                                       --------
       Total Minimum Lease Payments................................... $445,140
                                                                       ========

                            WILMINGTON WJBR-FM, LLC

   The rental costs incurred during the period ended March 6, 2000 was $16,034.

   The aforementioned leases were assumed by the purchaser of the station on March 7, 2000. (See Note 10)

Note 6--401k Plan

   The Company has a 401(k) Profit Sharing Plan covering all full time employees meeting eligibility requirements. There were no employer contributions for the period ended March 6, 2000.

Note 7--Related Parties

   As part of the acquisition of WJBR-FM, the Company borrowed from the parent corporation of one of its members, monies to complete the acquisition. The note has a face value of $65,011,165 and is due in September 2007. The note has been discounted to its present value at the rate of 18% and was, accordingly, assigned a value of $11,600,000 and is subordinate to the bank obligations. The note, including accumulated interest, is convertible at the option of the holder at any time, into a maximum of 13,000 member interests in the company based on a prescribed formula (See Note 8).

   The Company, as a result of its inability to cover principal and interest payments on its bank lines as they came due, relied on the guarantee of a member to meet the obligations. At March 6, 2000, the member had advanced $3,345,231 to the Company to meet its obligations.

Note 8--Members' Equity

   The members of the Company have liability for the debts, obligations and liabilities of the Company up to the amount of capital contributed to the Company.

   The Company is authorized to issue up to 14,000 limited liability company interests which may be designated as voting interests or non-voting interests upon issuance. Subject to obtaining necessary consent, outstanding non-voting interests are convertible, at any time, upon the election of the holder into a like number of voting interests.

   At March 6, 2000, the Company had a total of 1,000 interests outstanding, of which 700 were voting interests.

Note 9--Concentration of Credit Risk

   In the ordinary course of business, the Company maintains cash balances in a money market fund. Such balances are not insured.

   The Company periodically maintains cash balances with financial institutions in excess of the $100,000 FDIC insurance limit.

   The Company's business activity is with customers located within the immediate geographic area. Blocks of advertising time are generally sold on credit on standard business terms. The company does not have any customers that represent greater than 10% of the accounts receivable balance at March 6, 2000, as well as the revenue for the period then ended.

   The Company's revenue and accounts receivable primarily relates to advertising of products and services within the radio stations' broadcast areas. The Company performs ongoing credit evaluations of its customers' financial condition and, generally requires no collateral from its customers. Credit losses have been within management's expectations and adequate allowances for any uncollectible accounts receivables are maintained.

                            WILMINGTON WJBR-FM, LLC

   The radio broadcasting industry is subject to federal regulation by the Federal Communications Commission. These governmental regulations and policies could change over time and there can be no assurance that such changes would not have a material impact upon the Company.

Note 10--Subsequent Event

   On March 7, 2000 the Company sold its tangible and intangible assets including property, equipment, FCC Licenses and other intellectual property to Next Media Group, LLC. The selling price was $32,400,000. A portion of the proceeds from the sale, equivalent to $25,987,622, was used to pay off the bank debt of the Company. All other assets and liabilities, including accounts receivable and cash, were distributed amongst the members of the Company.

                          INDEPENDENT AUDITOR'S REPORT

The Stockholders and Board of Directors
AJ Indoor Advertising, Inc. and Subsidiary
Minneapolis, Minnesota

   We have audited the accompanying consolidated balance sheets of AJ Indoor Advertising, Inc. and Subsidiary as of May 22, 2000 and December 31, 1999, and the related consolidated statements of operations, stockholders' deficit and cash flows for the period ended May 22, 2000 and year ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of AJ Indoor Advertising, Inc. and Subsidiary as of May 22, 2000 and December 31, 1999, and the results of its consolidated operations and its consolidated cash flows for the period ended May 22, 2000 and year ended December 31, 1999 in conformity with generally accepted accounting principles.

   As discussed in Notes 3, 9 and 10 to the consolidated financial statements, the Company changed its method of revenue recognition, recorded amortization and compensation expenses related to employee incentive stock options and common stock sales in 1999 and recorded additional accounts payable.

/s/ Ritchie, Luukkonen, Campbell & Co. Ltd.

Minneapolis, Minnesota
April 19, 2001

                   AJ INDOOR ADVERTISING, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                       May 22, 2000 and December 31, 1999

                                                         2000         1999
                                                      -----------  -----------
                                                                   (Restated)
Assets
Current assets
  Cash and cash equivalents.......................... $   224,649  $   330,957
  Receivables
    Trade, less allowance for doubtful accounts of
     $57,850 in 2000 and $50,000 in 1999.............   1,077,198    1,101,378
    Shareholders.....................................     196,255       37,164
    Notes............................................          --        7,145
  Prepaid expenses...................................     186,830       82,416
  Deposits...........................................       8,454        7,205
                                                      -----------  -----------
      Total current assets...........................   1,693,386    1,566,265
                                                      -----------  -----------
Other assets
  Financing costs, net of accumulated amortization of
   $62,236 in 2000 and $2,008 in 1999................         234       60,462
  Notes receivable, less allowance for uncollectible
   amounts of $7,500 in 2000 and $15,000 in 1999.....      27,361       21,423
  Goodwill, net of accumulated amortization of
   $25,240 in 2000 and $14,516 in 1999--Note 8.......     513,997      207,720
                                                      -----------  -----------
                                                          541,592      289,605
                                                      -----------  -----------
Equipment
  Frames.............................................     418,786      329,845
  Office equipment...................................     131,690      131,690
  Vehicles...........................................     155,141      150,115
  Computer equipment.................................     331,200      310,368
                                                      -----------  -----------
                                                        1,036,817      922,018
  Less accumulated depreciation......................    (599,067)    (549,193)
                                                      -----------  -----------
                                                          437,750      372,825
                                                      -----------  -----------
                                                      $ 2,672,728  $ 2,228,695
                                                      ===========  ===========
Liabilities and Stockholders' Deficit
Current Liabilities
  Current maturities of long-term debt--Note 2....... $   548,965  $   363,931
  Accounts payable...................................     176,206      318,854
  Accrued expenses
    Compensation.....................................     131,572       89,462
    Interest.........................................      22,750       29,347
    Other............................................      52,006       69,655
  Deferred revenue--Note 10..........................     558,055      740,390
                                                      -----------  -----------
      Total current liabilities......................   1,489,554    1,611,639
                                                      -----------  -----------
Long-term debt, less current maturities--Note 2......   3,042,893    3,090,033
                                                      -----------  -----------
Stockholders' deficit
  Common stock, par value $.001 per share
    Authorized, 10,000,000, shares; issued and
     outstanding, 3,089,127 shares in 2000 and 1999..       3,089        3,089
    Additional paid-in capital.......................   2,398,235      287,955
    Deferred compensation--Note 3....................          --      (39,503)
    Deficit..........................................  (4,261,043)  (2,724,518)
                                                      -----------  -----------
                                                       (1,859,719)  (2,472,977)
                                                      -----------  -----------
                                                      $ 2,672,728  $ 2,228,695
                                                      ===========  ===========

                See notes to consolidated financial statements.

                   AJ INDOOR ADVERTISING, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

           Period Ended May 22, 2000 and Year Ended December 31, 1999

                                                           2000         1999
                                                        -----------  ----------
                                                                     (Restated)
Revenue................................................ $ 2,526,782  $4,230,726
Cost of revenue........................................     823,831   1,596,260
                                                        -----------  ----------
Gross profit...........................................   1,702,951   2,634,466
                                                        -----------  ----------
Operating expenses
  Selling..............................................     271,979     593,619
  General and administrative...........................   2,680,066   1,356,586
  Depreciation and amortization........................     134,458     338,052
                                                        -----------  ----------
    Total operating expenses...........................   3,086,503   2,288,257
                                                        -----------  ----------
Operating income (loss)................................  (1,383,552)    346,209
Other income (expense)
  Interest income......................................         239         235
  Interest expense.....................................    (149,803)   (323,300)
  Gain (loss) on sale of fixed assets..................      (1,884)      2,354
                                                        -----------  ----------
Net income (loss)...................................... $(1,535,000) $   25,498
                                                        ===========  ==========



                See notes to consolidated financial statements.

                   AJ INDOOR ADVERTISING, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

           Period Ended May 22, 2000 and Year Ended December 31, 1999

                           Common Stock   Additional
                         ----------------  Paid-In     Deferred
                          Shares   Amount  Capital   Compensation    Deficit       Total
                         --------- ------ ---------- ------------  -----------  -----------
Balance, December 31,
 1998, as previously
 reported............... 2,489,127 $2,489 $       -- $        --   $(2,379,717) $(2,377,228)
 Restatements
  Guarantee of
   promissory notes
   payable--Note 9......        --     --     34,000          --       (50,679)     183,321
  Change in method of
   revenue recognition
   and recording
   additional accounts
   payable--Note 10.....        --     --         --          --      (319,620)    (319,620)
                         --------- ------ ---------- -----------   -----------  -----------
Balance, December 31,
 1998, as restated...... 2,489,127  2,489    234,000          --    (2,750,016)  (2,513,527)
  Sale of common
   shares-- Note 9......   600,000    600      5,400          --            --        6,000
  Deferred
   compensation-- Note
   3....................        --     --     48,555     (48,555)           --           --
  Amortization of
   deferred
   compensation--Note
   3....................        --     --         --       9,052            --        9,052
  Net income (as
   restated--see Notes
   3, 9 and 10).........
                         --------- ------ ---------- -----------   -----------  -----------
Balance, December 31,
 1999, as restated...... 3,089,127  3,089    287,955     (39,503)   (2,724,518)  (2,472,977)
  Dividends.............        --     --         --          --        (1,525)      (1,525)
  Deferred
   compensation--Note
   3....................        --     --  2,110,280  (2,110,280)           --           --
  Amortization of
   deferred
   compensation--Note
   3....................        --     --         --   2,149,783            --    2,149,783
  Net loss..............        --     --         --          --    (1,535,000)  (1,535,000)
                         --------- ------ ---------- -----------   -----------  -----------
Balance, May 22, 2000... 3,089,127 $3,089 $2,398,235 $        --   $(4,261,043) $(1,859,719)
                         ========= ====== ========== ===========   ===========  ===========


                See notes to consolidated financial statements.

                   AJ INDOOR ADVERTISING, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

           Period Ended May 22, 2000 and Year Ended December 31, 1999

                                                          2000         1999
                                                       -----------  -----------
                                                                    (Restated)
Operating Activities
Net income (loss)....................................  $(1,535,000) $    25,498
Charges and credits to net income (loss) not
 affecting cash
  (Gain) loss on sale of fixed assets................        1,884       (2,354)
  Depreciation.......................................       62,682      131,626
  Amortization.......................................       71,776      206,426
  Provision for losses on accounts receivable........       61,165      214,623
  Compensation expense related to employee incentive
   stock options.....................................    2,149,783        9,052
Changes in assets and liabilities
  Receivables........................................     (203,575)    (978,489)
  Prepaid expenses...................................     (102,414)       6,652
  Deposits...........................................       (1,249)       2,582
  Accounts payable...................................     (142,648)     220,619
  Accrued expenses...................................       17,864       (1,254)
  Deferred revenue...................................     (182,335)     475,823
                                                       -----------  -----------
    Net cash from operating activities...............      197,933      310,804
                                                       -----------  -----------
Investing Activities
Equipment purchases..................................     (144,100)    (164,442)
Proceeds from sale of fixed assets...................       13,783       23,725
Payments received on notes receivable................        8,707       33,466
Cash paid for purchase of the leases of Interpoll
 Advertising, Inc., Advertising Network, LLC, and G&M
 Entertainment, Inc..................................           --     (145,000)
Cash paid for purchase of the leases of Bird Dog
 Media, Inc., Witko Indoor Advertising, Inc., and
 Interpoll Advertising, Inc..........................     (319,000)          --
                                                       -----------  -----------
    Net cash used for investing activities...........     (440,610)    (252,251)
                                                       -----------  -----------
Financing Activities
Principal payments on notes payable and long-term
 debt................................................      (43,432)  (3,145,750)
Proceeds from long-term debt.........................       31,326    3,421,606
Increase in revolving credit line....................      150,000           --
Common stock issued..................................           --        6,000
Financing costs paid.................................           --      (61,065)
Dividends paid.......................................       (1,525)          --
                                                       -----------  -----------
    Net cash from financing activities...............      136,369      220,791
                                                       -----------  -----------
Net increase (decrease) in cash and cash
 equivalents.........................................  $  (106,308) $   279,344
Cash and cash equivalents at beginning of period.....      330,957       51,613
                                                       -----------  -----------
Cash and cash equivalents at end of period...........  $   224,649  $   330,957
                                                       ===========  ===========
Supplemental Disclosures of Cash Flow Information
Cash paid during the year
  Interest...........................................  $   156,400  $   351,255
                                                       ===========  ===========

                See notes to consolidated financial statements.

                   AJ INDOOR ADVERTISING, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       May 22, 2000 and December 31, 1999

1. Business Activity, Significant Accounting Policies and Use of Estimates

Principles of Consolidation

   The accompanying consolidated financial statements include the accounts of AJ Indoor Advertising, Inc. and its wholly owned subsidiary, AJ Indoor International, Inc. All material intercompany accounts and transactions have been eliminated in consolidation.

Principal Business Activity

   AJ Indoor Advertising, Inc. promotes restroom advertising in restaurants, night clubs, movie theaters and convention centers in the central and western United States. AJ Indoor International, Inc. sells indoor advertising franchises throughout the United States. Franchise fees accounted for 3% of revenue for the period ended May 22, 2000 and 2% of revenue for the year ended December 31, 1999.

Revenue and Expense Recognition

   The Company recognizes revenue from advertising contracts ratably over the life of the contract. All costs related to these contracts are expensed as incurred.

   The Company estimates the fair value of goods or services received in exchange for advertising based on the cost of such goods or services.

Franchise Fees

   Revenue from sales of individual franchises is recognized, net of an allowance for uncollectible amounts, when substantially all significant services to be provided to the franchisee have been performed.

Advertising and Sales Promotion Expenses

   Advertising and sales promotion expenses are expensed as incurred and recorded in selling expenses in the accompanying consolidated statements of operations. These expenses were $75,331 and $256,184 in 2000 and 1999, respectively.

Concentrations of Credit Risk

   The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. At May 22, 2000 and December 31, 1999, accounts receivable are due from customers in the central and western United States. In 2000, two customers individually accounted for approximately 23% and 10% of accounts receivable. One of these customers accounted for 27% of revenue in 2000. In 1999, one customer accounted for approximately 41% of accounts receivable and 27% of revenue. Receivables generally are due in 30 days. No other customers accounted for more than 10% of revenue or accounts receivable.

   The Company maintains cash balances in bank deposit accounts in excess of federally insured limits.

Intangibles

   Cost in excess of assets acquired (goodwill) is amortized over 15 years on the straight-line method. Financing costs are amortized over the term of the financing obtained.

                   AJ INDOOR ADVERTISING, INC. AND SUBSIDIARY

                       May 22, 2000 and December 31, 1999


Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Equipment

   Equipment is stated at cost. Repairs and maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the following estimated useful lives:

      Frames....................................................... 3 - 11 years
      Office equipment............................................. 3 - 10 years
      Vehicles.....................................................      5 years

Stock-Based Compensation

   The Company has elected to follow the accounting provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, for stock-based compensation and to furnish the pro forma disclosures required under Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation.

Long-Lived Assets

   The Company continually evaluates long-lived assets based on fair values or undiscounted cash flows whenever significant events or changes in circumstances occur which indicate the carrying amounts may not be recoverable.

Income Taxes

   The Company and its subsidiary have elected to be "S" corporations under the provisions of the Internal Revenue Code, whereby the stockholders report their proportionate share of the Company's taxable income or loss on their individual income tax returns. Therefore, no provision for income taxes is reflected in these financial statements.

Cash Equivalents

   The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Reclassifications

   The 1999 financial statements have been reclassified to agree with the 2000 presentation.

                   AJ INDOOR ADVERTISING, INC. AND SUBSIDIARY

                       May 22, 2000 and December 31, 1999


2. Long-term Debt

   Long-term debt consists of:

                                                           2000        1999
                                                        ----------  ----------
Revolving credit line of $3,500,000, due April 30,
 2000, at which time it is convertible into a 60 month
 installment loan, monthly interest payments at 1.5%
 over base rate (11% at May 22, 2000) secured by
 accounts receivable, equipment, inventory, and
 personal guarantees of three stockholders............  $3,500,000  $3,350,000
9% note payable due in monthly installments of $746,
 including interest, to January 2001, secured by
 assets acquired......................................          --      33,502
Other notes payable, due in monthly installments
 totaling $2,654, including interest at rates ranging
 from 3.9% to 10.99%, secured by vehicles.............      91,858      70,462
                                                        ----------  ----------
                                                         3,591,858   3,453,964
Less current maturities...............................    (548,965)   (363,931)
                                                        ----------  ----------
                                                        $3,042,893  $3,090,033
                                                        ==========  ==========

   The revolving credit line agreement contains certain restrictive covenants which include requirements for operating cash flow, senior leverage ratio, fixed charge average ratio and advances to related parties. See Note 11.

   Long-term debt maturities are as follows:

      Periods Ending May 22,                                            Amount
      ----------------------                                          ----------
      2001........................................................... $  548,965
      2002...........................................................    549,205
      2003...........................................................    711,946
      2004...........................................................    828,723
      2005...........................................................    952,332
      Thereafter.....................................................        687
                                                                      ----------
                                                                      $3,591,858
                                                                      ==========

3. Incentive Stock Options

   The Company issued incentive stock options in 2000 and 1999 to certain employees to purchase 20,000 and 124,500 shares of common stock, respectively, for $.01 a share. The employees become vested in these options on December 31, 2003 or upon the sale of a majority of the Company's assets. Based on a business valuation, the incentive stock options issued in 1999 were determined to have an estimated fair value of $.40 a share at the date of grant. The incentive stock options issued in 2000 were determined to have a fair value of $3.84 a share at the date of grant based on the sale of the Company in May, 2000. See Note 11. As a result, the net income for the year ended December 31, 1999 has been restated to record compensation expense of $9,052. Compensation expense related to these incentive stock options for the period ended May 22, 2000 was $116,103.

   In 2000, the Company granted incentive stock options to three of its officer/shareholders to purchase 530,987 shares of its common stock for $.01 a share. The fair value of these stock options based on the sale of

                   AJ INDOOR ADVERTISING, INC. AND SUBSIDIARY

                       May 22, 2000 and December 31, 1999

the Company in May, 2000 was determined to be $3.84 a share. See Note 11. The Company has recorded compensation expense of $2,033,680 during the period ended May 22, 2000 related to these stock options.

   The following is a summary of incentive stock option activity:

                                                                    Weighted-
                                                         Number      Average
                                                       of Options Exercise Price
                                                       ---------- --------------
   Outstanding at December 31, 1998...................       --        $ --
     Granted..........................................  124,500         .01
     Exercised........................................       --          --
     Forfeited........................................       --          --
                                                        -------
   Outstanding at December 31, 1999...................  124,500         .01
     Granted..........................................  550,987         .01
     Exercised........................................       --          --
     Forfeited........................................       --          --
                                                        -------
   Outstanding at May 22, 2000........................  675,487         .01
                                                        =======

   The weighted-average grant-date fair value of options granted during 1999 and 2000 was $.40 and $3.84, respectively, per share.

   The following table summarizes information about stock options as of May 22, 2000.

                                Options Outstanding
        ------------------------------------------------------------------------------------
                                     Remaining                                  Weighted-
          Number                    Contractual                                  Average
        of Options                  Life-Years                                Exercise Price
        ----------                  -----------                               --------------
        124,500                        3.58                                        $.01
        550,987                        3.58                                         .01
        -------
        675,487                        3.58                                        $.01
         =======

   All of the above incentive stock options expire on December 31, 2004. The vesting of these incentive stock options was accelerated upon the sale of the Company on May 23, 2000. On May 23, 2000, all of the above incentive stock options were exercised for $.01 a share.

   The proforma net income disclosures utilizing the minimum value option pricing model for nonpublic companies required by SFAS No. 123 have not been presented since they do not differ materially from net income (loss) presented in the consolidated statements of operations. Significant assumptions utilized in this computation were risk-free interest rate of 4.8%, dividend yield of 0%, volatility factor of 0% and an expected life of 3 to 16 months.

4. Leases

   The Company leases buildings and equipment under long-term lease agreements. The leases are operating leases which expire in various years through 2003. Generally, the Company is required to pay executory costs such as property taxes, maintenance and insurance.

   Rental expense for operating leases consists of:

                                                                 2000     1999
                                                                ------- --------
   Minimum rentals............................................. $54,707 $120,113
                                                                ======= ========

                   AJ INDOOR ADVERTISING, INC. AND SUBSIDIARY

                       May 22, 2000 and December 31, 1999


   Minimum lease payments for operating leases in future years are as follows:

      Periods Ending May 22,                                             Amount
      ----------------------                                             -------
      2001.............................................................. $33,505
      2002..............................................................  32,681
      2003..............................................................   6,164
                                                                         -------
                                                                         $72,350
                                                                         =======

   The Company also leases the space used to place advertisements under lease agreements. Payments under these leases are based on a percentage of the revenue received from the advertisements. The leases are cancelable by the Company at any time upon written notification. Rental expense for these leases charged to operations was $298,736 and $530,632 for the period ended May 22, 2000 and year ended December 31, 1999, respectively.

5. Franchise Fees

   The subsidiary sold two franchises in 2000 and one franchise in 1999. Initial franchise fees of $35,500 and $15,000 were recorded in 2000 and 1999, respectively. Continuing franchise fees, sales of materials and startup kits totaled $35,349 and $66,867 for the period ended May 22, 2000 and year ended December 31, 1999, respectively. There are no significant commitments or obligations arising from the franchise agreements for services that have not been performed as of May 22, 2000 and December 31, 1999.

6. Barter Transactions

   The Company estimates that the fair value of goods and services received in exchange for advertising was $150,000 and $360,000 in 2000 and 1999, respectively. These transactions have been reflected in the consolidated statements of operations and have no effect on consolidated net income (loss) since the revenue equals expense for these transactions.

7. Employee Benefit Plans

   The Company has a qualified profit-sharing plan which covers all employees who meet eligibility requirements. The Company's contribution to the plan, as determined by the Board of Directors, is discretionary but may not exceed 15 percent of the annual aggregate compensation paid to all participating employees. Employees are also permitted to make voluntary contributions up to 20 percent of their annual aggregate compensation. The Company's contributions for 2000 were $10,325. The Company did not make a contribution for 1999.

8. Acquisitions

   The Company purchased, for cash, leases of three advertising companies in 2000 and 1999 for $319,000 and $145,000, respectively. The excess of the purchase price over tangible assets acquired has been recorded as goodwill in the accompanying consolidated financial statements. The goodwill recorded in 2000 and 1999 was $317,000 and $145,000, respectively.

                   AJ INDOOR ADVERTISING, INC. AND SUBSIDIARY

                       May 22, 2000 and December 31, 1999


9. Guarantee of Promissory Notes Payable

   On March 1, 1998, the Company redeemed 1,557,364 of its outstanding common shares and $850,000 of subordinated debentures from certain shareholders in exchange for promissory notes payable of approximately $2,172,000. Three of the Company's officer/shareholders pledged their shares of the Company's stock and personally guaranteed the repayment of these promissory notes payable.

   On February 15, 1999, the Company sold 600,000 shares of common stock to these officer/shareholders for $.01 a share in consideration of their above actions. Based on a business valuation as of February 15, 1999, the estimated fair value of these shares is $.40 a share.

   The fair value of the promissory notes payable guarantee of $234,000 has been recorded as an asset and amortized over the terms of the promissory notes payable on the straight-line method from March, 1998 through November, 1999, when the promissory notes payable were refinanced with a bank revolving credit line. As a result, the December 31, 1998 consolidated deficit has been restated and increased $50,679 and consolidated net income for the year ended December 31, 1999 has been restated and decreased $183,321.

10. Change in Method of Revenue Recognition and Recording Additional Accounts Payable

   At January 1, 1999, the Company changed its method of revenue recognition to agree with the revenue recognition policy of NextMedia, Inc., which acquired the Company on May 23, 2000. See Note 11. Previously, the Company recognized a portion of the revenue when the advertisement was placed and the remainder of the revenue ratably over the term of the contract. This method was utilized because the costs associated with producing and placing the advertisement were incurred prior to the placement and these costs represented the majority of the total costs incurred over the life of the contract.

   The method of revenue recognition has been changed to recognize revenue ratably over the life of the contract. Also, the Company recorded additional accounts payable at December 31, 1998 and 1999. The following is a summary of the effects of these changes on consolidated deficit at December 31, 1998 and net income for the year ended December 31, 1999:

                                                         Increase (Decrease)
                                                     ---------------------------
                                                     Consolidated   Net Income
                                                      Deficit at  for Year Ended
                                                     December 31,  December 31,
      Description                                        1998          1999
      -----------                                    ------------ --------------
      Accounts payable..............................   $ 55,053     $ (74,592)
      Revenue recognition...........................    264,567      (475,823)
                                                       --------     ---------
                                                       $319,620     $(550,415)
                                                       ========     =========

   Deferred revenue at May 22, 2000 and December 31, 1999 reported on the accompanying consolidated balance sheets represents amounts billed in advance of revenue recognition.

11. Subsequent Event

   On May 23, 2000, the Company sold substantially all of its assets, net of certain related liabilities, and operations to NextMedia, Inc. for approximately $19,500,000. The Company's bank revolving credit line and other notes payable were paid off from these proceeds.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To The Board of Directors and Management of
Pinnacle Broadcasting Company, Inc.

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholder's deficit and cash flows present fairly, in all material respects, the financial position of Pinnacle Broadcasting Company, Inc. and Subsidiaries at August 29, 1999 and February 28, 2000, and the results of their operations and their cash flows for the year ended August 29, 1999 and the six months ended February 28, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
June 6, 2001

              PINNACLE BROADCASTING COMPANY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                   (dollars in thousands, except share data)

                                                        August 29, February 28,
                                                           1999        2000
                                                        ---------- ------------
Assets
Cash...................................................  $    527    $    265
Accounts receivable, less allowance for doubtful
 accounts of $262 in 1999 and $245 in 2000.............     2,448       2,025
Prepaid expenses and other.............................       971       1,338
Federal income tax receivable..........................        80          --
Deferred tax asset.....................................     1,550       1,458
                                                         --------    --------
    Total current assets...............................     5,576       5,086
Property and equipment, net............................     9,816       9,643
Intangible assets, net.................................    15,732      15,143
Other assets...........................................       258         282
                                                         --------    --------
    Total assets.......................................  $ 31,382    $ 30,154
                                                         ========    ========

Liabilities and Stockholder's Deficit
Trade accounts payable.................................  $    390    $    983
Accrued liabilities....................................     1,051         707
Accrued interest.......................................       313         304
Current portion of long-term debt......................     2,649       2,499
                                                         --------    --------
    Total current liabilities..........................     4,403       4,493
Long-term debt, net of current portion.................    21,782      21,852

Commitments and contingencies (Note 10)................        --          --

Redeemable Series A preferred stock, convertible, $.01
 par value; 50,000 shares authorized; 44,051 shares
 issued and outstanding; liquidation preference of
 $6,124................................................     6,124       6,124

Stockholder's deficit:
  Class A common stock, voting, $.01 par value; 120,000
   shares authorized; 4,500 shares issued and
   outstanding.........................................        --          --
  Class B common stock, nonvoting, convertible, $.01
   par value; 120,000 shares authorized; 42,503 issued
   and outstanding.....................................        --          --
  Class C common stock, nonvoting, convertible, $.01
   par value; 25,000 shares authorized; 5,750 shares
   issued and outstanding..............................        --          --
  Additional paid-in capital...........................    24,655      24,655
  Accumulated deficit..................................   (25,582)    (26,970)
                                                         --------    --------
    Total stockholder's deficit........................      (927)     (2,315)
                                                         --------    --------
      Total liabilities and stockholder's deficit......  $ 31,382    $ 30,154
                                                         ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

              PINNACLE BROADCASTING COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (dollars in thousands)

                                                                     Six Months
                                                         Year Ended    Ended
                                                         August 29, February 28,
                                                            1999        2000
                                                         ---------- ------------
Gross revenue...........................................  $14,616     $ 6,722
Agency commissions......................................   (1,283)       (594)
                                                          -------     -------
    Net revenue.........................................   13,333       6,128

Operating expenses:
  Operating.............................................    4,967       2,400
  Selling...............................................    2,640       1,367
  General and administrative............................    1,857         703
  Depreciation and amortization.........................    2,226       1,220
  Corporate general and administrative..................      778         447
                                                          -------     -------
    Total operating expenses............................   12,468       6,137

Income (loss) from operations...........................      865          (9)
Interest expense........................................    2,271       1,256
Other (income) expense..................................      (27)         15
                                                          -------     -------
Income (loss) before income taxes.......................   (1,379)     (1,280)
Income tax expense (benefit)............................   (1,476)        108
                                                          -------     -------
    Net income (loss)...................................  $    97     $(1,388)
                                                          =======     =======



  The accompanying notes are an integral part of these consolidated financial statements.

              PINNACLE BROADCASTING COMPANY, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S DEFICIT
                   (dollars in thousands, except share data)

                                  Common Stock  Additional
                                  -------------  Paid-in   Accumulated
                                  Shares Amount  Capital     Deficit    Total
                                  ------ ------ ---------- ----------- -------
Balance at August 30, 1998....... 52,753  $--    $24,655    $(25,679)  $(1,024)
Net income.......................     --   --         --          97        97
                                  ------  ---    -------    --------   -------
Balance at August 29, 1999....... 52,753   --     24,655     (25,582)     (927)
Net loss.........................     --   --         --      (1,388)   (1,388)
                                  ------  ---    -------    --------   -------
Balance at February 28, 2000..... 52,753  $--    $24,655    $(26,970)  $(2,315)
                                  ======  ===    =======    ========   =======





    The accompanying notes are an integral part of these combined financial statements.

              PINNACLE BROADCASTING COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)

                                                                    Six Months
                                                        Year Ended    Ended
                                                        August 29, February 28,
                                                           1999        2000
                                                        ---------- ------------
Cash Flows From Operating Activities
Net income (loss).....................................   $    97     $(1,388)
Adjustments to reconcile net income (loss) to net cash
 provided by operating activities:
  Depreciation........................................       823         458
  Amortization........................................     1,403         762
  Deferred income taxes...............................    (1,550)         92
Changes in operating assets and liabilities:
  Accounts receivable.................................       563         423
  Prepaid expenses and other..........................      (814)       (367)
  Federal income tax receivable.......................       731          80
  Other assets........................................     1,156         (24)
  Accounts payable and accrued liabilities............    (1,296)        249
  Accrued interest....................................       (51)         (9)
                                                         -------     -------
    Net cash provided by operating activities.........     1,062         276

Cash Flows From Investing Activities
Station acquisitions..................................    (3,284)        (90)
Capital expenditures..................................      (426)       (290)
Other.................................................        --         (78)
                                                         -------     -------
    Net cash used in investing activities.............    (3,710)       (458)

Cash Flows From Financing Activities
Proceeds from borrowings..............................     4,343         731
Repayment of debt.....................................    (1,478)       (811)
                                                         -------     -------
    Net cash provided by (used in) financing
     activities.......................................     2,865         (80)
Net increase (decrease) in cash.......................       217        (262)
Cash at beginning of year.............................       310         527
                                                         -------     -------
Cash at end of year...................................   $   527     $   265
                                                         =======     =======
Supplement Disclosure of Cash Flow Information
Interest paid.........................................   $ 2,322     $ 1,264
Income taxes paid.....................................       355          --

  The accompanying notes are an integral part of these consolidated financial statements.

              PINNACLE BROADCASTING COMPANY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (dollars in thousands)

1. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

   Pinnacle Broadcasting Company, Inc. (the "Company") commenced operations on September 1, 1987. The Company owns and operates radio stations in Lubbock, Texas, Decatur, Illinois and various cities in North Carolina and South Carolina. The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries and other entities controlled and managed by the Company. All significant intercompany balances and transactions have been eliminated.

Property and Equipment

   Property and equipment are recorded at cost and depreciated on a straight-line basis over the assets' estimated useful lives, which are as follows:

      Buildings and improvements................................. 30 to 40 years
      Technical equipment........................................ 5 to 15 years
      Furniture and fixtures.....................................  5 to 8 years

Intangible Assets

   Intangible assets consist primarily of broadcast licenses, goodwill and other identifiable intangible assets. Intangible assets resulting from acquisitions are valued based upon estimated fair values. They are recorded at cost and amortized on a straight-line basis over the estimated periods of benefit, which are as follows:

      Goodwill....................................................      20 years
      Broadcast license...........................................      20 years
      Network affiliation agreements..............................      10 years
      Favorable lease agreements.................................. 4 to 10 years
      Noncompete agreements.......................................       3 years

   The Company continually evaluates the propriety of the carrying amount of goodwill and other intangible assets and related amortization periods to determine whether current events or circumstances warrant adjustments to the carrying value of these assets or the estimates of their amortization periods. These evaluations consist of the projection of undiscounted cash flows over the remaining amortization periods of the related intangible assets. To the extent such projections indicate that undiscounted cash flows are not expected to be adequate to recover the carrying amounts of the related intangible assets, such carrying amounts are written down by charges to expense. At this time, the Company believes that no impairment of goodwill or other intangible assets has occurred.

Deferred Financing Costs

   Costs related to the issuance of debt are capitalized as other assets and amortized using the effective interest method over the terms of the related debt. Amortization expense was approximately $49 and $26 for the year ended August 29, 1999 and the six months ended February 28, 2000, respectively.

Income Taxes

   Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable

              PINNACLE BROADCASTING COMPANY, INC. AND SUBSIDIARIES

                             (dollars in thousands)

income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts more likely than not to be realized. Income tax expense is the total of tax payable for the period and the change in deferred tax assets and liabilities which impacted operations.

Revenue Recognition and Time Brokerage Fees

   Radio broadcast revenue is derived from the sale of advertising time to local and national advertisers and is recognized as advertisements are broadcast. Fees paid pursuant to time brokerage agreements are expensed as incurred and are included in station operating expenses in the consolidated statements of operations.

Barter Transactions

   The Company trades commercial airtime for merchandise and services used principally for promotional, sales and other business activities. These barter transactions are included in gross revenues and broadcast expenses at the estimated fair value of the merchandise or services received. Such revenue is recognized upon broadcast of the advertisements, and expenses are recorded when merchandise is used or services are received. Barter revenues amounted to $548 and $253 in 1999 and 2000, respectively, and barter expenses were $689 and $229 in 1999 and 2000, respectively.

Advertising Costs

   The Company incurs various marketing and promotional costs to add and maintain listenership. These are expensed as incurred. Total marketing and promotional expense was approximately $228 and $176 for the year ended August 29, 1999 and the six months ended February 28, 2000.

Accounting Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Reclassifications

   Certain reclassifications have been made to the prior year's consolidated financial statements to conform to current year presentation.

2. Station Acquisitions

   In May 1999, the Company acquired the assets of WDZQ-FM and WDZ-AM in Decatur, Illinois, and WCZQ-FM in Monticello, Illinois for $3,000. The Company had previously operated these stations under time brokerage agreements.

   These station acquisitions were accounted for as purchase business combinations. Accordingly, the purchase price was allocated to the assets acquired based on their estimated fair values. The Company has recorded $1,998 of excess purchase price over the property and equipment acquired, of which $1,449 was allocated to the FCC License and $549 to goodwill, both being amortized over 15 years.

              PINNACLE BROADCASTING COMPANY, INC. AND SUBSIDIARIES

                             (dollars in thousands)


   The accompanying consolidated financial statements include the results of operations of the acquired stations from their date of acquisition.

3. Property and Equipment

   Property and equipment consisted of the following at:

                                                         August 29, February 28,
                                                            1999        2000
                                                         ---------- ------------
   Land.................................................  $ 2,276     $ 2,276
   Buildings and improvements...........................    2,206       2,206
   Furniture and fixtures...............................      254         255
   Technical equipment and other........................    9,846      10,130
                                                          -------     -------
                                                           14,582      14,867
   Less accumulated depreciation........................   (4,766)     (5,224)
                                                          -------     -------
                                                          $ 9,816     $ 9,643
                                                          =======     =======

4. Intangible Assets

   Intangible assets consisted of the following at:

                                                       August 29, February 28,
                                                          1999        2000
                                                       ---------- ------------
   Goodwill...........................................  $ 4,432     $  4,332
   Broadcast licenses and network affiliation
    agreements........................................   19,195       19,396
   Favorable lease agreements.........................    1,855        1,855
                                                        -------     --------
                                                         25,482       25,583
   Less accumulated amortization......................   (9,750)     (10,440)
                                                        -------     --------
                                                        $15,732     $ 15,143
                                                        =======     ========

5. Long-Term Debt

   Long-term debt consisted of the following at:

                                                           August 29, 1999
                                                      -------------------------
                                                      Current Long-Term  Total
                                                      ------- --------- -------
   Term Loan......................................... $   --   $21,000  $21,000
   Subordinate Note
     Senior..........................................    985        --      985
     Junior..........................................    624        --      624
   Notes--station acquisition........................    901       188    1,089
   Other.............................................     64       368      432
   Equipment leases..................................     75       226      301
                                                      ------   -------  -------
                                                      $2,649   $21,782  $24,431
                                                      ======   =======  =======

              PINNACLE BROADCASTING COMPANY, INC. AND SUBSIDIARIES

                             (dollars in thousands)


                                                          February 28, 2000
                                                      -------------------------
                                                      Current Long-Term  Total
                                                      ------- --------- -------
   Term Loan......................................... $   --   $21,256  $21,256
   Subordinate Notes
     Senior--related party...........................    985        --      985
     Junior..........................................    624        --      624
   Notes--station acquisition........................    732        12      744
   Other.............................................     78       383      461
   Equipment leases..................................     80       201      281
                                                      ------   -------  -------
                                                      $2,499   $21,852  $24,351
                                                      ======   =======  =======

   At August 29, 1999 and February 28, 2000, the carrying value of the Company's long-term debt approximated fair value. Estimates of fair value are primarily based on the borrowing rates available to the Company for debt with similar terms and average maturities.

Term Loan

   The Company entered into a Term Loan agreement dated December 22, 1994, as amended on September 30, 1998. Total borrowings under the Term Loan aggregated $21,000 and $21,256 as of August 29, 1999 and February 28, 2000, respectively. Of the total borrowings at February 28, 2000, $600 represents a working capital loan that bears interest at 13%. Except for the working capital loan, interest on the Term Loan is the commercial paper rate plus 4.5%. At August 29, 1999 and February 28, 2000, the term loan rate was 9.6% and 10.3%, respectively.

   Substantially all the assets of the Company are pledged as collateral along with a limited guaranty by the Company's Chairman and sole stockholder.

   The Term Loan contains certain restrictive covenants that, among other things, limit capital expenditures and corporate overhead and also require certain levels of operating income and debt service. As of February 28, 2000, the Company was in compliance with all debt convenants.

   On September 30, 1999, the Company amended its Term Loan with the lender. The amendment provided for $1,000 of additional borrowings, extended the maturity date of the Term Loan until September 30, 2000 and revised certain restrictive covenants.

Subordinated Notes

   The Company is obligated to its Chairman under terms of the 12.5% Senior Subordinated Notes and 8% Junior Subordinated Notes (the "Subordinated Notes"). The Subordinated Notes were originally issued to fund the acquisition of several broadcast properties and are due 30 days after the earliest of (a) the closing date of the asset purchase agreement between the Company and NextMedia Group, Inc. ("NextMedia") dated February 11, 2000 (see Note 12), or (b) the termination of the asset purchase agreement. Interest on $816 of the Senior Subordinated Notes is payable monthly, while interest on $169 of the Senior Subordinated Notes and the Junior Subordinated Notes is due at maturity. Subordination features include restrictions on payment of principal or interest if there is an event of default under the terms of the Term Loan.

Notes--Station Acquisition

   On February 28, 1997, the Company acquired two radio stations in South Carolina, issuing noninterest-bearing notes totaling $5,125. Interest is imputed at 10% and the discount is deducted from the face amount for

              PINNACLE BROADCASTING COMPANY, INC. AND SUBSIDIARIES

                             (dollars in thousands)

financial statement presentation. The stations were acquired by a wholly-owned subsidiary formed for that purpose and the common stock of that subsidiary as well as all of its assets are pledged as collateral for the notes.

Annual Repayments

   Future maturities of long-term debt are as follows:

         Year Ended                                      Amount
         ----------                                      -------
          2001.......................................... $ 2,499
          2002..........................................  21,757
          2003..........................................      95
                                                         -------
                                                         $24,351
                                                         =======

6. Related Party Transactions

   The Company's Chairman is the holder of senior subordinated notes for $985, the Junior Subordinated note for $624 and the Series A Preferred Stock for $6,124. Interest of $236 and $87 was paid to the Chairman in each of the periods ended August 29, 1999 and February 28, 2000, respectively. Interest expense on the Senior and Junior subordinated note of $192 and $96 was recognized in the year ended August 29, 1999 and the six months ended February 28, 2000, respectively.

   As of August 29, 1999 and February 28, 2000, the Company had advanced approximately $875 and $1,168, respectively, to a company which is owned by the Chairman. Balances from these advances are reflected in prepaid and other assets in the accompanying balance sheets. Effective February 1, 2000, the Chairman issued a note to the Company in the amount of $1,609 to structure the repayment of the advances. The note bears interest at 12.5% and calls for full payment of principal and accrued interest 30 days after the earliest of (a) the closing date of the asset purchase agreement between the Company and NextMedia dated February 11, 2000 (see Note 12), or (b) the termination of the asset purchase agreement.

7. Taxes

   The income tax provision (benefit) consists of the following:

                                                        Fiscal Year  Six Months
                                                           Ended       Ended
                                                        August 29,  February 28,
                                                           1999         2000
                                                        ----------- ------------
   Federal income taxes:
     Current...........................................   $    --       $ --
     Deferred..........................................    (1,550)        92
   Total federal income tax provision (benefit)........    (1,550)        92
   State taxes.........................................        74         16
       Total...........................................   $(1,476)      $108

   The net operating loss carryforward of approximately $12,200 expires in fiscal years 2008 to 2020. Future utilization of approximately $6,700 of the carryforward is limited to approximately $500 per year as a result of a prior year change of ownership. The Company also has an alternative minimum tax credit carryfoward of approximately $155, which has no expiration date.

              PINNACLE BROADCASTING COMPANY, INC. AND SUBSIDIARIES

                             (dollars in thousands)


   As a result of the asset purchase agreement between the Company and NextMedia dated February 11, 2000 (see Note 12), the Company considers it more likely than not that a portion of the deferred tax assets will be realized. Therefore, for the year ended December 31, 1999, the Company recognized a portion of its net deferred tax asset through a $906 reduction in the valuation allowance. For the six month period ended February 28, 2000, the Company increased the valuation allowance $545 due to a revision of the estimated gain on sale of assets to NextMedia.

   Income tax expense (benefit) differed from the U.S. statutory federal income tax rate of 34% as applied to pretax income (loss) as a result of the following:

                                                       Fiscal Year  Six Months
                                                          Ended       Ended
                                                       August 29,  February 28,
                                                          1999         2000
                                                       ----------- ------------
   Computed tax expense...............................   $  (469)     $(435)
   Permanent differences..............................         3          1
   Adjustment due to change in valuation allowance....      (906)       545
   State income taxes, net of federal benefit.........        --         16
   Other..............................................      (104)       (19)
                                                         -------      -----
                                                         $(1,476)     $ 108
                                                         =======      =====

   Deferred tax assets and liabilities consist of the following:

                                                       August 29, February 28,
                                                          1999        2000
                                                       ---------- ------------
   Deferred tax assets, primarily net operating loss
    carryforward......................................  $ 3,808     $ 4,439
   Deferred tax liabilities, related to depreciation
    and amortization..................................     (513)       (692)
   Valuation allowance................................   (1,745)     (2,289)
                                                        -------     -------
                                                        $ 1,550     $ 1,458
                                                        =======     =======

8. Redeemable Preferred Stock

   The Series A Preferred Stock is convertible into an equal number of Class A Stock, subject to adjustment and restrictions noted in the Company's certificate of incorporation. The Series A Preferred Stock is redeemable at the option of the holder after May 15, 1997, at $139.05 per share. The Company was required to redeem one-half of all Series A Preferred Stock on May 19, 1998, and the remainder on May 15, 1999, for $138.78 per share plus all declared but unpaid dividends at the date of redemption. However, because certain covenants of the Term Loan agreement restrict the redemption of the Series A Preferred Stock, the Preferred Stock was not redeemed. The Series A Preferred Stock has a preference on liquidation over all of the Company's common stock.

   There is no quoted marked price for the Series A Preferred Stock, nor is there a quoted market price for the Class A Stock into which it is convertible. The redemption value of the Series A Preferred Stock is the same as its carrying value of $6,124.

9. Common Stock

   The Class B and Class C Nonvoting Stock is convertible into an equal number of shares of Class A Stock, subject to restrictions in the Company's certificate of incorporation.

              PINNACLE BROADCASTING COMPANY, INC. AND SUBSIDIARIES

                             (dollars in thousands)


10. Commitments and Contingencies

   The Company is obligated under certain noncancelable operating leases. Rent expense, principally for office space and transmitter sites, amounted to $233 and $104 for the year ended August 29, 1999 and the six months ended February 28, 2000, respectively. On July 30, 2000, the Company paid monies to lessors releasing them from the lease obligations.

11. Concentration of Credit Risk

   The Company maintains cash at financial institutions in excess of federally insured limits.

   Accounts receivable potentially expose the Company to concentrations of credit risk. The Company provides credit in its normal course of business to a large number of advertisers. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses.

12. Subsequent Event

   On February 11, 2000, the Company entered into an asset purchase agreement to sell substantially all of the assets used in connection with the operation of its radio stations to NextMedia for $75,000 in cash. Also on February 11, 2000, the Company entered into a time brokerage agreement with NextMedia, effective March 1, 2000, to sell all of the broadcast time of its stations pending the closing of the aforementioned asset purchase agreement.

   On July 31, 2000, the aforementioned asset purchase agreement was closed with the Company selling substantially all operating assets to NextMedia. The Company also paid all outstanding debt with the proceeds from the sale.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Beaverkettle Company
Canton, Ohio

   We have audited the balance sheet of Beaverkettle Company (an Ohio corporation) as of September 30, 2000 and the related statements of income, retained earnings and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Beaverkettle Company as of December 31, 1999, were audited by other auditors whose report dated May 10, 2000, expressed an unqualified opinion on those statements.

   We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion the September 30, 2000 financial statements referred to above present fairly, in all material respects, the financial position of Beaverkettle Company as of September 30, 2000, and the results of its operations and its cash flows for the nine months then ended in conformity with U.S. generally accepted accounting principles.

   As more fully discussed in Note F, as of June 15, 2000 the Company entered into an agreement to sell essentially all of its assets relating to radio broadcasting. Historically, assets and operations of radio broadcasting have represented essentially the entire business operations of the Company.

/s/ Hall, Kistler & Company, L.L.P.

Canton, Ohio
May 4, 2001

                              BEAVERKETTLE COMPANY

                                 BALANCE SHEETS

                    September 30, 2000 and December 31, 1999

                                                        September
                                                           30,     December 31,
                                                          2000         1999
                                                       ----------- ------------
Assets
Current assets
Cash and cash equivalents............................. $   255,923  $  282,427
  Accounts receivable--net............................     172,183     988,239
  Receivable--sale....................................  43,443,248          --
  Prepaid expenses....................................          --      20,262
  Note receivable.....................................      37,433      51,153
                                                       -----------  ----------
    Total current assets..............................  43,908,787   1,342,081
Property and equipment
  Land................................................          --     222,449
  Building improvements...............................          --     510,440
  Transmitters and equipment..........................          --   2,214,528
  Office furniture and fixtures.......................          --     188,102
                                                       -----------  ----------
                                                                --   3,135,519
  Less accumulated depreciation.......................          --   2,234,130
                                                       -----------  ----------
                                                                --     901,389
Other assets
  Goodwill............................................          --   2,006,149
  Deposits............................................       1,776       1,776
                                                       -----------  ----------
                                                             1,776   2,007,925
                                                       -----------  ----------
                                                       $43,910,563  $4,251,395
                                                       ===========  ==========
Liabilities and Stockholders' Equity
Current liabilities
  Line of credit...................................... $   125,500  $  170,500
  Current portion of note payable.....................      31,200      60,000
  Accounts payable....................................      18,471      18,471
  Accrued payroll.....................................      14,087     164,644
  Accrued expenses and taxes..........................      23,852      38,241
                                                       -----------  ----------
    Total current liabilities.........................     213,110     451,856
Long-term liabilities
  Note payable--less current portion..................     338,800     352,400
Stockholders' equity
  Common stock, no par value, 9,000 shares authorized,
   6,210 issued and outstanding.......................      25,153      25,153
  Paid in capital.....................................   2,781,038   2,781,038
  Retained earnings...................................  40,552,462     640,948
                                                       -----------  ----------
                                                        43,358,653   3,447,139
                                                       -----------  ----------
    Total liabilities and stockholders' equity........ $43,910,563  $4,251,395
                                                       ===========  ==========

   The accompanying notes are an integral part of these financial statements.

                              BEAVERKETTLE COMPANY

                               INCOME STATEMENTS

 For the Nine Months Ended September 30, 2000 and Year Ended December 31, 1999

                                                       Nine Months
                                                          Ended
                                                        September    Year Ended
                                                           30,      December 31,
                                                          2000          1999
                                                       -----------  ------------
Revenues
  Broadcasting income................................. $ 3,345,929   $6,283,910
                                                       -----------   ----------
    Total operating revenues..........................   3,345,929    6,283,910
Operating expenses
  Engineering department..............................      86,218      144,751
  Program and sports..................................     562,114    1,090,058
  News department.....................................      94,638      169,468
  Sales department....................................     912,662    1,633,269
  General and administration..........................     609,901    1,051,621
                                                       -----------   ----------
    Total operating expenses..........................   2,265,533    4,089,167
                                                       -----------   ----------
    Operating income..................................   1,080,396    2,194,743
Other income (expense)
  Gain on sale of assets..............................  40,406,188        1,919
  Time brokerage and facility fees....................     606,233           --
  Miscellaneous income................................      31,763      445,272
  Interest income.....................................       4,995        7,348
  Interest expense....................................     (40,048)     (28,971)
  Miscellaneous expense...............................    (128,213)    (647,975)
                                                       -----------   ----------
    Total other income (expense)......................  40,880,918     (222,407)
                                                       -----------   ----------
    Net income........................................ $41,961,314   $1,972,336
                                                       ===========   ==========


   The accompanying notes are an integral part of these financial statements.

                              BEAVERKETTLE COMPANY

                        STATEMENTS OF RETAINED EARNINGS

 For the Nine Months Ended September 30, 2000 and Year Ended December 31, 1999

Balance--December 31, 1998......................................... $   871,812
Net income.........................................................   1,972,336
                                                                    -----------
                                                                      2,844,148
Distributions--cash................................................  (2,203,200)
                                                                    -----------
Balance--December 31, 1999.........................................     640,948
Net income.........................................................  41,961,314
                                                                    -----------
                                                                     42,602,262
Distributions--cash................................................  (2,049,800)
                                                                    -----------
Balance--September 30, 2000........................................ $40,552,462
                                                                    ===========



   The accompanying notes are an integral part of these financial statements.

                              BEAVERKETTLE COMPANY

                            STATEMENTS OF CASH FLOWS

 For the Nine Months Ended September 30, 2000 and Year Ended December 31, 1999

                                                    Nine Months
                                                       Ended
                                                     September     Year Ended
                                                        30,       December 31,
                                                        2000          1999
                                                    ------------  ------------
Cash Flows from Operating Activities
Net income......................................... $ 41,961,314  $ 1,972,336
Adjustments to reconcile net income to operating
 activities:
  Depreciation.....................................       58,688       93,305
  Decrease in accounts receivable..................      643,849       61,954
  Gain on sale of assets...........................  (40,406,188)          --
  Decrease in notes receivable.....................       13,720        3,991
  Decrease in prepaid expenses.....................       20,262       21,105
  Increase in accounts payable.....................           --       13,364
  (Decrease) in tax payable and accrued taxes......       (9,160)      (5,983)
  (Decrease) increase in accrued payroll...........     (100,386)      21,121
                                                    ------------  -----------
    Net cash provided by operating activities......    2,182,099    2,181,193
Cash Flows from Investing Activities
Proceeds from sale of assets.......................        4,000           --
Purchases of property and equipment................      (75,403)    (328,320)
                                                    ------------  -----------
    Net cash (used in) investing activities........      (71,403)    (328,320)
Cash Flows from Financing Activities
Principal payments.................................      (42,400)    (218,400)
Net borrowings on line of credit...................      (45,000)      48,000
Proceeds of long-term debt.........................           --      412,400
Dividends paid.....................................   (2,049,800)  (2,203,200)
                                                    ------------  -----------
    Net cash (used in) financing activities........   (2,137,200)  (1,961,200)
                                                    ------------  -----------
Net (decrease) in cash.............................      (26,504)    (108,327)
Cash at beginning of year..........................      282,427      390,754
                                                    ------------  -----------
Cash at end of period or year...................... $    255,923  $   282,427
                                                    ============  ===========


   The accompanying notes are an integral part of these financial statements.

                              BEAVERKETTLE COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                    September 30, 2000 and December 31, 1999

Note A--Summary of Significant Accounting Policies

Nature of Business

   Beaverkettle Company (the "Company") is a radio broadcasting company that owned and operated AM channel 1480 WHBC and Mix 94.1 WHBC FM in Stark County, Ohio and the surrounding metropolitan area. (See Note F).

Cash and Cash Equivalents

   The Company considers all investments purchased with a maturity of three months or less to be cash equivalents. They include cash on hand, demand deposits and money market funds.

Use of Estimates

   The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Accounts Receivable

   Accounts receivable are recorded at cost--net of allowance for bad debts of $24,723 and $10,723 as of September 30, 2000 and December 31, 1999,
respectively.

Property and Equipment

   Property and equipment are recorded at cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using the straight-line method as follows:

   Buildings........................................................... 31 years
   Transmitters, radio equipment, furniture and fixtures...............  8 years

   Total depreciation expense for the nine months ended September 30, 2000 and year ended December 31, 1999 was $58,688 and $93,305, respectively.

Goodwill

   Goodwill at December 31, 1999 represents the excess paid over the net assets acquired when the Company purchased the radio stations in 1967. Goodwill is recorded at cost in accordance with Accounting Principles Board No. 17, in that goodwill assigned to purchases before November 1, 1970 is not required to be amortized.

Impairment of Long-lived Assets

   Long-lived assets consist of property and equipment and goodwill. The recoverability of long-lived assets is evaluated each period based on management's analysis of fair value. As of December 31, 1999 there was no impairment of the Company's long-lived assets.

                              BEAVERKETTLE COMPANY

                    September 30, 2000 and December 31, 1999


Income Taxes

   The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in the financial statements.

Revenue Recognition

   Broadcasting income is recorded on the accrual basis of accounting. The Company derives substantially all revenues from the sale of broadcasting time. Revenue from these sales is recognized when the advertisement is aired.

Major Customers

   No customer represented more than 10% of total revenues for the nine months ended September 30, 2000 and year ended December 31, 1999.

Barter Transactions

   In the normal course of operations, and in accordance with industry custom, the Company trades its broadcasting time with those of some of its suppliers. These transactions are recorded at fair values when the goods and services are received. Amounts included in revenues and operating expenses resulting from bartered transactions were as follows:

                                                       Nine Months
                                                          Ended      Year Ended
                                                      September 30, December 31,
                                                          2000          1999
                                                      ------------- ------------
   Revenues..........................................    $88,189      $172,035
   Operating expenses................................     88,189       172,035
                                                         -------      --------
   Gain recognized...................................    $    --      $     --
                                                         =======      ========

Advertising Costs

   The Company's policy is to expense advertising costs as incurred. Total advertising expense for the nine months ended September 30, 2000 and the year ended December 31, 1999 was $56,553 and $102,393, respectively.

Miscellaneous Income and Miscellaneous Expense

   Miscellaneous income consists primarily of fees charged for community events sponsored or co-sponsored by the Company. Miscellaneous expense consists primarily of the related expenses to sponsor or co-sponsor these community events.

Note B--Notes Receivable

   Notes receivable at December 31, 1999 represents amounts due from one shareholder/employee ($37,433) and one employee advance ($10,870). The $37,433 note is due on demand with 6% interest payable quarterly.

                              BEAVERKETTLE COMPANY

                    September 30, 2000 and December 31, 1999

   Subsequent to September 30, 2000, the note was fully collected. The employee advance with a balance of $10,870 was deemed uncollectible and was written off to expense during the nine months ended September 30, 2000.

Note C--Line of Credit and Long-term Liabilities

   At September 30, 2000, the Company had an unsecured line of credit with maximum borrowings available of $300,000 ($125,500 and $170,500 borrowed at September 30, 2000 and December 31, 1999, respectively). Principal payments are due on demand with interest paid monthly at bank's prime rate (9.50% and 8.50% at September 30, 2000 and December 31, 1999, respectively).

   At September 30, 2000, the Company had a $370,000 ($412,400 at December 31,
1999) term loan with its principal bank. Principal payments are due in monthly installments of $5,000 plus interest at bank's prime rate (9.50% and 8.5% at September 20, 2000 and December 31, 1999, respectively).

   The line of credit and term note were paid in October 2000 with proceeds from the sale of assets to NextMedia Group, Inc. (See Note F).

Note D--Cash Flow Disclosures

   Interest paid was $40,048 and $28,971 for the nine months ended September 30, 2000 and year ended December 31, 1999, respectively.

   An account receivable of $43,443,248 was received in consideration for property and equipment including goodwill and net of liabilities assumed of $3,037,060 during the nine months ended September 30, 2000.

                              BEAVERKETTLE COMPANY

                    September 30, 2000 and December 31, 1999


Note E--Defined Benefit Plan

   The Company has a defined benefit pension plan covering substantially all of its salaried employees. Benefits are equal to 15% of the first $3,000 of final average compensation and 40% of final average annual compensation in excess of $3,000, reduced by 1/25th for each year of service less than 25. The Plan is currently overfunded and therefore no Company contributions have been accrued or paid for the period ended September 30, 2000 and year ended December 31, 1999, respectively. The following table provides further information about the plan:

                                                          Pension Benefits
                                                     --------------------------
                                                     September 30, December 31,
                                                         2000          1999
                                                     ------------- ------------
   Fair value of plan assets.......................   $2,676,186    $2,702,522
   Benefit obligation..............................      746,458     1,126,243
                                                      ----------    ----------
   Funded status...................................   $1,929,728    $1,576,279
                                                      ==========    ==========
   Prepaid (accrued) benefit cost recognized in the
    balance sheet..................................   $       --    $       --
                                                      ==========    ==========
   Weighted-average assumptions:
     Discount rate.................................         7.50%         7.50%
     Expected return on plan assets................           --            --
     Rate of compensation increase.................         5.00%         5.00%
   Benefit cost....................................   $       --    $       --
   Employer contributions..........................           --            --
   Plan participants' contributions................           --            --
   Benefits paid...................................      111,830       162,354

   Because the plan is being terminated and the plan is overfunded in 2000 and 1999, the actuary used an expected rate of return on plan assets of zero.

Note F--Sale to NextMedia Group, Inc.

   On June 15, 2000, the Company entered into an agreement to sell, subject to FCC approval which was granted August 2000, substantially all of its assets in connection with the operations and business of the radio stations to NextMedia Group, Inc. ("NextMedia") for $43,500,000 cash. Between June 16, 2000 and September 30, 2000, the Company operated under a Time Brokerage Agreement (the "Agreement") with NextMedia until the assignment of the Company's radio licenses had been approved by the FCC. Under the Agreement, NextMedia broadcasted programming time and sold advertising until the closing date of the sale (September 30, 2000).

   During the nine months ended September 30, 2000, the Company received $600,000 plus a monthly facility fee as defined in the Agreement. These fees are recorded as Time brokerage and facility fees in the September 30, 2000 income statement.

   The net cash proceeds were deposited during the month of October 2000 and is shown as Receivable-sale in the September 30, 2000 balance sheet.

Note G--Status of Company

   Since the sale to NextMedia, the Company has ceased operating the radio stations and activities have been limited to collecting accounts receivable and distributing proceeds of the sale to its stockholders.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Pride Communications, LLC
Crystal Lake, Illinois

   We have audited the accompanying balance sheets of Pride Communications, LLC as of October 31, 2000 and December 31, 1999, and the related statements of income, members' equity, and cash flows for the ten months ended October 31, 2000 and the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pride Communications, LLC as of October 31, 2000 and December 31, 1999, and the results of its operations and its cash flows for the ten months ended October 31, 2000 and the year ended December 31, 1999, in conformity with generally accepted accounting principles.

   As further discussed in Note 10 to the financial statements, effective November 1, 2000, Pride Communications LLC sold substantially all its assets and intends to cease operations by December 31, 2001.

/s/ McGladrey & Pullen, LLP

Schaumburg, Illinois
May 1, 2001

                           PRIDE COMMUNICATIONS, LLC

                                 BALANCE SHEETS

                     October 31, 2000 and December 31, 1999

                                                            2000        1999
                                                         ----------- -----------
Assets
Current Assets
  Cash.................................................  $   466,229 $   111,510
  Trade accounts receivable, less allowance for
   doubtful accounts 2000$158,650 and 1999 $66,100.....    1,683,261   1,669,033
  Prepaid expenses and other...........................      109,644      18,492
                                                         ----------- -----------
    Total current assets...............................    2,259,134   1,799,035
Property and Equipment, less accumulated depreciation..    4,026,350   3,447,386
Intangibles, less accumulated amortization.............    6,333,142   6,867,084
Deposits...............................................        8,330     131,485
                                                         ----------- -----------
                                                         $12,626,956 $12,244,990
                                                         =========== ===========

Liabilities and Members' Equity
Current Liabilities
  Note payable, bank...................................  $   901,133 $   120,000
  Current maturities of long-term debt.................    7,265,272   1,393,613
  Current maturities of notes payable, members.........      200,000     200,000
  Accounts payable.....................................      163,698     146,346
  Accrued expenses.....................................      212,463     292,107
  Due to NextMedia.....................................       47,399          --
  Interest payable, members............................       53,918          --
  Class B member preferred return payable..............       64,417          --
                                                         ----------- -----------
    Total current liabilities..........................    8,908,300   2,152,066
Long-Term Debt, less current maturities................           --   7,069,468
Notes Payable, members.................................    1,400,000   1,600,000
Members' Equity........................................    2,318,656   1,423,456
                                                         ----------- -----------
                                                         $12,626,956 $12,244,990
                                                         =========== ===========


                       See Notes to Financial Statements.

                           PRIDE COMMUNICATIONS, LLC

                              STATEMENTS OF INCOME

       Ten Months Ended October 31, 2000 and Year Ended December 31, 1999

                                                             2000       1999
                                                          ---------- ----------
Revenue.................................................. $8,579,302 $9,401,618
                                                          ---------- ----------
Expenses:
  Programming............................................  1,293,704  1,359,381
  Technical..............................................    462,164    564,909
  Selling................................................  1,856,529  2,165,383
  General and administrative.............................  3,075,823  3,651,602
                                                          ---------- ----------
                                                           6,688,220  7,741,275
                                                          ---------- ----------
Operating income.........................................  1,891,082  1,660,343
  Interest expense.......................................    750,018    911,742
                                                          ---------- ----------
    Net income........................................... $1,141,064 $  748,601
                                                          ---------- ----------
    Net income applicable to Class A members............. $1,076,647 $  500,536
                                                          ========== ==========



                       See Notes to Financial Statements.

                           PRIDE COMMUNICATIONS, LLC

                         STATEMENTS OF MEMBERS' EQUITY

       Ten Months Ended October 31, 2000 and Year Ended December 31, 1999

                                                 Members' Equity
                                               --------------------
                                                Class A    Class B     Total
                                               ----------  --------  ----------
Balance, December 31, 1998.................... $  149,920  $602,235  $  752,155
  Net income..................................    500,536   248,065     748,601
  Preferred return to Class B member..........         --   (77,300)    (77,300)
                                               ----------  --------  ----------
Balance, December 31, 1999....................    650,456   773,000   1,423,456
  Net income..................................  1,076,647    64,417   1,141,064
  Preferred return to Class B member..........         --   (64,417)    (64,417)
  Dividends...................................   (181,447)       --    (181,447)
                                               ----------  --------  ----------
Balance, October 31, 2000..................... $1,545,656  $773,000  $2,318,656
                                               ==========  ========  ==========




                       See Notes to Financial Statements.

                           PRIDE COMMUNICATIONS, LLC

                            STATEMENTS OF CASH FLOWS

       Ten Months Ended October 31, 2000 and Year Ended December 31, 1999

                                                          2000        1999
                                                       ----------  ----------
Cash Flows From Operating Activities
Net income............................................ $1,141,064  $  748,601
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation........................................    389,022     615,741
  Amortization........................................    533,942     656,164
  Gain on disposition of property and equipment.......     (2,165)         --
Change in operating assets and liabilities:
  Trade accounts receivable...........................    (14,228)   (410,383)
  Prepaid expenses and other..........................    (91,152)    (17,209)
  Accounts payable....................................     17,352      20,806
  Accrued expenses....................................    (79,644)      6,319
  Due to NextMedia....................................     47,399          --
  Interest payable, members...........................     53,918          --
                                                       ----------  ----------
    Net cash provided by operating activities.........  1,995,508   1,620,039
                                                       ----------  ----------
Cash Flows From Investing Activities
Addition to deposits..................................         --     (11,485)
Refund of deposit.....................................      3,155          --
Deposit on land.......................................         --    (120,000)
Cash received for sale of division....................         --     730,000
Proceeds on sale of equipment.........................      8,157          --
Purchase of property and equipment....................   (853,978)   (215,129)
                                                       ----------  ----------
    Net cash provided by (used in) investing
     activities.......................................   (842,666)    383,386
                                                       ----------  ----------
Cash Flows From Financing Activities
Proceeds from borrowings under line of credit, net....    781,133     120,000
Principal payments on long-term debt.................. (1,197,809) (2,115,461)
Principal payments on notes payable, members..........   (200,000)         --
Dividends to members..................................   (181,447)         --
Payment of Class B member preferred return............         --    (140,969)
                                                       ----------  ----------
    Net cash (used in) financing activities...........   (798,123) (2,136,430)
                                                       ----------  ----------
Net increase (decrease) in cash.......................    354,719    (133,005)
Cash:
  Beginning...........................................    111,510     244,515
                                                       ----------  ----------
  Ending.............................................. $  466,229  $  111,510
                                                       ==========  ==========
Supplemental Disclosures of Cash Flow Information
Cash payments for interest............................ $  712,979  $1,090,799
Supplemental Schedules of Noncash Financing and
 Investing Activities
Deposit applied to purchase of property............... $  120,000  $       --
Class B member preferred return accrued...............     64,417          --
Sale of division and radio station property:
Assets sold:
  Property and equipment..............................             $  274,800
  Intangible assets...................................                455,200
                                                                   ----------
                                                                      730,000
  Cash received.......................................                730,000
                                                                   ----------
  (Gain) loss on sale.................................             $       --
                                                                   ==========

                       See Notes to Financial Statements.

                           PRIDE COMMUNICATIONS, LLC

                         NOTES TO FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies

   Nature of business: The Company operates nine commercial radio stations in Crystal Lake, Joliet, and Coal City, Illinois, and Racine and Kenosha, Wisconsin. The Company is a limited liability company organized under the laws of the State of Illinois.

   A summary of the Company's significant accounting policies follows:

   Year-end: As described in Note 10, the Company sold its business operations effective November 1, 2000. Accordingly, the 2000 financial statements presented are as of and for the ten months ended October 31, 2000, whereas the preceding year's comparative financial statements ended December 31, 1999, cover a full year. The results of operations for the ten months ended October 31, 2000, are not indicative of the results of operations that may be expected for a full year.

   Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   Revenue recognition: The Company's primary source of revenue is selling commercial airtime to advertisers. Revenue is recognized when commercial advertisements are broadcast. Credit terms are net 30 days.

   Concentrations of credit risk: The Company had no customers in 2000 or 1999 representing greater than ten percent of revenue or accounts receivable.

   Property and equipment: Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the related assets primarily using accelerated depreciation methods.

   Estimated useful lives used to compute depreciation generally are as follows:

   Asset Description                                                       Years
   -----------------                                                       -----
   Building and building improvements.....................................    39
   Broadcast equipment....................................................     5
   Furniture and office equipment......................................... 3 - 7
   Music library..........................................................     5
   Vehicles and mobile transmitter........................................     5

Intangibles:

   Broadcast license: The broadcast license is carried at cost and is amortized using the straight-line method over ten years.

   Costs in excess of net assets of business acquired: Costs in excess of net assets of business acquired are being amortized using the straight-line method over fifteen years.

   Other intangibles: Other intangibles are carried at cost and are amortized using the straight-line method over five to ten years.

   Impairment of long-lived assets: The Company reviews the carrying value of its long-lived assets, including property and equipment, goodwill and other intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable.

                           PRIDE COMMUNICATIONS, LLC

Recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset. If estimated future undiscounted net cash flows are less than the carrying amount of the asset, the asset is considered impaired and an expense is recorded in an amount required to reduce the carrying amount of the asset to its then fair value.

   Financial instruments: The Company has no financial instruments for which the carrying value materially differs from fair value.

   Income taxes: Limited liability companies (LLCs) operate under sections of Federal and state income tax law, which provide that, in lieu of company level income taxes, the members separately account for their pro rata shares, as allocated in accordance with the members' operating agreement, of the LLC's items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements with respect to the LLC's income, except for state taxes in Illinois and Wisconsin which are included in general and administrative expenses.

   Advertising costs: The Company incurs various marketing and promotional costs to add and maintain listenership. These are expensed as incurred.

   Reclassifications: Certain reclassifications have been made to the 1999 financial statements to conform to the 2000 presentation.

Note 2. Business Divestitures

   The Company sold a radio station tower comprised of land, building, and tower to an unrelated company in February 1999 for $180,000. The radio station tower was located in Ottawa, Illinois.

   The Company sold one of its radio stations, FM station WKOT located in Marseilles, Illinois, in June 1999 for $550,000. Net sales of this station were approximately $39,000 and $155,000 for 1999 and 1998, respectively, and operating (losses) income were approximately $(22,000) and $15,000, respectively.

   The selling price of the assets sold approximate their carrying value at the time of sale for both transactions.

Note 3. Property and Equipment

   Property and equipment at October 31, 2000 and December 31, 1999, consisted of the following:

                                                             2000       1999
                                                          ---------- ----------
   Land.................................................. $  387,500 $  387,500
   Buildings.............................................  2,887,748  2,125,110
   Broadcast equipment...................................  2,067,215  1,969,089
   Furniture and office equipment........................  1,179,901  1,097,163
   Music library.........................................    248,727    248,727
   Vehicles and mobile transmitter.......................    276,307    269,772
   Building improvements.................................     29,754     21,418
                                                          ---------- ----------
                                                           7,077,152  6,118,779
   Less accumulated depreciation.........................  3,050,802  2,671,393
                                                          ---------- ----------
                                                          $4,026,350 $3,447,386
                                                          ========== ==========

                           PRIDE COMMUNICATIONS, LLC

Note 4. Intangibles

   Intangibles at October 31, 2000 and December 31, 1999, consisted of the following:

                                                             2000       1999
                                                          ---------- ----------
   Broadcast license, less accumulated amortization 2000
    $612,932; 1999 $551,630.............................. $  122,689 $  183,991
   Costs in excess of net assets of business acquired,
    less accumulated amortization 2000 $1,877,155; 1999
    $1,431,440...........................................  6,145,702  6,591,417
   Other, less accumulated amortization 2000 $329,558;
    1999 $302,633........................................     64,751     91,676
                                                          ---------- ----------
                                                          $6,333,142 $6,867,084
                                                          ========== ==========

Note 5. Notes Payable, Members

   Notes payable, members, are unsecured with annual principal payments of $200,000 to $240,000. Interest is payable semiannually at 10% per annum and the notes are due January 2007.

   Interest expense to members was $143,917 and $184,198 for the ten months ended October 31, 2000 and the year ended December 31, 1999, respectively.

Note 6. Notes Payable and Long-Term Debt

   The Company has a $1,010,000 bank revolving line of credit under an agreement that expires in January 2001. Borrowings under this agreement bear interest at the prime rate (9.5% at October 31, 2000). The loan is collateralized by substantially all assets of the Company and is personally guaranteed by the Company's majority member. At October 31, 2000 and December 31, 1999, borrowings under the line of credit were $901,133 and $120,000, respectively, and the weighted average interest rates were 9.5% and 8.58%, respectively.

   Long-term debt consisted of the following at:

                                                        October 31, December 31,
                                                           2000         1999
                                                        ----------- ------------
   Notes payable, bank, payable in monthly
    installments of $ 130,761 including interest at
    LIBOR (6.37% at October 31, 2000) plus 2 1/2%, due
    February 2008 guaranteed by the majority member...  $6,734,653   $7,787,432
   Mortgage payable, bank, payable in monthly
    installments of $5,955 including interest at
    8.25%, due April 2006, guaranteed by the majority
    member............................................     301,358      336,082
   Note payable, unrelated third party, unsecured,
    payable in monthly installments of $11,344
    including interest at 5.61%, due August 2001......     110,562      216,096
   Mortgage payable, bank, payable in monthly
    installments of $1,299 including interest at 8.0%,
    balloon payment due August 2002, guaranteed by the
    majority member...................................     118,699      123,471
                                                        ----------   ----------
                                                         7,265,272    8,463,081
   Less current maturities............................   7,265,272    1,393,613
                                                        ----------   ----------
                                                        $       --   $7,069,468
                                                        ==========   ==========

                           PRIDE COMMUNICATIONS, LLC

   The revolving line of credit, notes payable, bank, and mortgages payable are all with the same bank and are collateralized by substantially all the assets of the Company. The agreements contain, among other restrictions, certain financial covenants which require the Company to maintain a certain current ratio, and limit capital expenditures and officer compensation. The Company was not in compliance with the current ratio and capital expenditure covenants at October 31, 2000. Due to the repayment of the bank debt on November 1, 2000 (Note 10), the Company did not request a waiver of these violations from the bank; therefore, the debt is classified as a current liability on the accompanying balance sheet at October 31, 2000.

Note 7. Retirement Plan

   The Company has a 401(k) retirement plan for all employees over the age of 21 who have completed six months of service. The Company provides for a matching contribution of 25% of employee contributions up to 6% of salaries. Company contributions to the plan amounted to $20,608 and $25,200 for the ten months ended October 31, 2000 and the year ended December 31, 1999, respectively.

Note 8. Members' Equity

   The Class B member receives a preferred annual return of 10% of the outstanding Class B initial contribution, payable in semiannual installments. The operating agreement also allows the Company to purchase the Class B interest from excess cash flows.

   Losses are allocated to Class A and B members in proportion to their capital balances until the balance of each member is zero. Any remaining losses are allocated to the Class A members. Subsequent to such reductions, profits are allocated to the Class A members until their capital balance is zero. Profits are then allocated to the Class B members until their capital balance is $773,000. Remaining profits are allocated to Class A members.

Note 9. Settlement Expense

   In September of 2000, the Company settled a dispute with a former employee with a payment of $285,000 and received a release of any future liability. This expense is included in general and administrative on the accompanying statements of income.

Note 10. Sale of Business and Subsequent Events

   Effective November 1, 2000, the Company sold its business operations to NextMedia Operating, Inc., a wholly owned subsidiary of NextMedia Group, Inc. The sale price was $56,200,000. Assets transferred include its property and equipment, broadcast license, contract rights, and other intellectual property. The purchaser assumed certain obligations and contracts of the Company. The Company and its majority member also entered into agreements not to compete with the purchaser.

   At closing, the Company paid off its bank debt and accrued interest, and made payments to the Class B member in the amount of $837,417. The Company paid off its remaining indebtedness, including its notes payable to members, after closing.

   Subsequent to year-end, the Company has made distributions to members totaling $45,599,051. The Company's intention is to liquidate its remaining assets and distribute the proceeds to members, and to cease operations by December 31, 2001.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against liabilities, costs and expenses actually and reasonably incurred by him in his capacity as a director or officer or arising out of such action, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. No indemnification may be provided where the director, officer, employee or agent has been adjudged by a court, after exhaustion of all appeals, to be liable to the corporation, unless a court determines that the person is entitled to such indemnity.

   Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to relieve its directors from personal liability for monetary damages to the corporation or its stockholders for breaches of their fiduciary duty as directors except for (i) a breach of the duty of loyalty, (ii) failure to act in good faith, (iii) intentional misconduct or knowing violation of law,
(iv) willful or negligent violations of certain provisions of the Delaware General Corporation Law (Sections 174, 160 and 173) imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) any transaction from which the director derived an improper personal benefit.

   The above provisions of the Delaware General Corporation Law are non-exclusive.

   Our certificate of incorporation currently provides that each director shall not be personally liable to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits.

 Exhibit
 Number                          Description of Exhibits
 -------                         -----------------------
  3.1*   Certificate of Incorporation of NextMedia Operating, Inc.
  3.2*   By-laws of NextMedia Operating, Inc.
  3.3*   Limited Liability Company Agreement of NM Licensing LLC
  3.4*   Certificate of Incorporation of NextMedia Outdoor, Inc.
  3.5*   By-laws of NextMedia Outdoor, Inc.
  3.6*   Certificate of Incorporation of NextMedia Franchising, Inc.
  3.7*   By-laws of NextMedia Franchising, Inc.
  3.8*   Certificate of Formation of NextMedia Outdoor, LLC
  3.9*   Limited Liability Company Agreement of NextMedia Outdoor, LLc
  3.10*  Certificate of Incorporation of Crickett, Ltd.
  3.11*  By-laws of Crickett, Ltd.
  3.12*  Certificate of Incorporation of Chesapeake Outdoor Enterprises, Inc.
  3.13*  By-laws of Chesapeake Outdoor Enterprises, Inc.
  4.1*   Indenture dated as of July 5, 2001 between NextMedia Operating, Inc.
         and U.S. Bank Trust Company, N.A., as trustee, with respect to the 10
         3/4% Senior Subordinated Notes due 2011.
  4.2*   Form of 10 3/4% Senior Subordinated Note due 2011 (included in Exhibit
          4.1).
  4.3*   Registration Rights Agreement dated as of June among NextMedia
         Operating, Inc. and the initial purchasers named therein.
  4.4*   Amended and Restated Credit Agreement, dated as of July 31, 2000, as amended, by and among NextMedia Group, Inc., NextMedia Operating,
         Inc., the guarantor thereunder, the lenders party thereto and Bankers
         Trust Company, as administrative agent.
  5.1*   Opinion of Weil, Gotshal & Manges LLP as to the validity of the 10
          3/4% Senior Subordinated Notes.
 10.1*   Contribution and Purchase and Sale Agreement, dated as of June 13,
          2001, by and among PNE Media, LLC, NextMedia Investors, LLC, and
          NextMedia Outdoor, Inc.
 10.2*   Asset Purchase Agreement, dated as of January 31, 2001, by and among
          CityVision, LLC, CityVision Mid-America, LLC, CityVision
          Connnecticut, LLC, CityVision Massachusetts, LLC and NextMedia
          Outdoor, Inc.
 10.3*   Asset Purchase Agreement, dated as of October 16, 2001, by and among
          Capital Advertising, Inc., Capital Media II, Inc., Capital Outdoor,
          Inc., and NextMedia Outdoor, Inc.
 10.4*   Asset Purchase Agreement, dated as of October 26, 2001, by and between
          Sailing Billboards Outdoor Media, LLC and NextMedia Outdoor, Inc.
 10.5*   Asset Purchase Agreement, dated as of June 15, 2000, by and between
          Beaverkettle Company and NextMedia Group, Inc.
 10.6*   Asset Purchase Agreement, dated as of June 30, 2000, by and between
          Pride Communications, LLC and NextMedia Operating, Inc.

 Exhibit
 Number                         Description of Exhibits
 -------                        -----------------------
 10.7*   Employment Agreement, dated as of March 6, 2000, between NextMedia
          Group, Inc. and Carl E. Hirsch.
 10.8*   Employment Agreement, dated as of March 6, 2000, between NextMedia
          Group, Inc. and Steven Dinetz.
 10.8*   Employment Agreement, dated as of March 6, 2000, between NextMedia
          Group, Inc. and Sean Stover.
 10.9*   Employment Agreement, dated as of March 6, 2000, between NextMedia
          Group, Inc. and Samuel Weller.
 10.10*  Employment Agreement, dated as of March 6, 2000, between NextMedia
          Group, Inc. and Jeffrey Dinetz.
 10.11*  Employment Agreement, dated as of March 6, 2000, between NextMedia
          Group, Inc. and Steven Smith.
 10.12*  Employment Agreement, dated as of September 29, 2001, between
          NextMedia Group, Inc. and Schuyler Hansen.
 10.13*  Employment Agreement, dated as of June 14, 2001, between NextMedia
          Outdoor, Inc., NextMedia Group, Inc. and James Matalone.
 10.14*  Employment Agreement, dated as of June 14, 2001, between NextMedia
          Outdoor, Inc., NextMedia Group, Inc. and Scot McArtor.
 12.1**  Statement of Computation of Ratios of Earnings to Fixed Charges.
 21.1*   List of subsidiaries of NextMedia Operating, Inc.
 23.1**  Consent of PricewaterhouseCoopers LLP
 23.2**  Consent of PricewaterhouseCoopers LLP
 23.3**  Consent of Weeks Holderbaum Huber Degraw, LLP
 23.4**  Consent of McGladrey & Pullen, LLP
 23.5**  Consent of Ritchie, Luukkonen, Campbell & Co., Ltd.
 23.6**  Consent of Hall, Kistler & Company LLP
 23.7*   Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).
 24.1**  Powers of Attorney (included on signature pages).
 25.1**  Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939, as amended, of U.S. Bank Trust National
         Association, as trustee.
 99.1*   Form of Letter of Transmittal for 10 3/4% Senior Subordinated Notes
          due 2011.
 99.2*   Form of Notice of Guaranteed Delivery for 10 3/4% Senior Subordinated
          Notes due 2011.

--------
*To be filed by amendment
**Filed herewith

Item 22. Undertakings.

   Each of the undersigned Registrants hereby undertakes as follows:

   (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (b) The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

   (c) The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   (d) The Registrant hereby undertake to supply by means of post- effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boulder, state of Colorado, on this 13th day of March, 2002.

                                          NEXTMEDIA OPERATING, INC.

                                                    /s/ Steven Dinetz
                                          By:__________________________________
                                             Steven Dinetz, Chief Executive
                                                  Officer and President

   KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Sean Stover and Schuyler Hansen his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 13, 2002 in the capacities indicated.

               Signature                               Capacity
               ---------                               --------

         /s/ Steven Dinetz              Chief Executive Officer, President and
 ______________________________________  Director
             Steven Dinetz               (Principal Executive Officer)

        /s/ Schuyler Hansen             Chief Accounting Officer, Treasurer
 ______________________________________  and Assistant Secretary (Principal
            Schuyler Hansen              Accounting Officer)

         /s/ Carl E. Hirsch             Director, Executive Chairman of the
 ______________________________________  Board
             Carl E. Hirsch

          /s/ Sean Stover               Senior Vice President and Chief
 ______________________________________  Financial Officer
              Sean Stover                (Principal Financial Officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boulder, state of Colorado, on this 13th day of March, 2002.

                                          NM LICENSING LLC

                                          By: NextMedia Operating, Inc., as
                                           Sole Member

                                                    /s/ Steven Dinetz
                                          By:__________________________________
                                             Steven Dinetz, Chief Executive
                                                  Officer and President

   KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Sean Stover and Schuyler Hansen his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following officers and directors of NextMedia Operating, Inc., the sole member of the registrant, on March 13, 2002 in the capacities indicated.

               Signature                               Capacity
               ---------                               --------

         /s/ Steven Dinetz              Chief Executive Officer, President and
 ______________________________________  Director
             Steven Dinetz               (Principal Executive Officer)

        /s/  Schuyler Hansen            Chief Accounting Officer, Treasurer
 ______________________________________  and Assistant Secretary (Principal
            Schuyler Hansen              Accounting Officer)

         /s/ Carl E. Hirsch             Director, Executive Chairman of the
 ______________________________________  Board
             Carl E. Hirsch

          /s/ Sean Stover               Senior Vice President and Chief
 ______________________________________  Financial Officer
              Sean Stover                (Principal Financial Officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boulder, state of Colorado, on this 13th day of March, 2002.

                                          NEXTMEDIA OUTDOOR, INC.

                                                   /s/ James Matalone
                                          By:__________________________________
                                           James Matalone, President and Chief
                                                    Executive Officer

   KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Sean Stover and Schuyler Hansen his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 13, 2002 in the capacities indicated.

               Signature                               Capacity
               ---------                               --------

         /s/ Steven Dinetz              Director
 ______________________________________
             Steven Dinetz

        /s/ Schuyler Hansen             Vice President (Principal Accounting
 ______________________________________  Officer)
            Schuyler Hansen

        /s/  Carl E. Hirsch             Director
 ______________________________________
             Carl E. Hirsch

        /s/  James Matalone             President and Chief Executive Officer
 ______________________________________  (Principal Executive Officer)
             James Matalone

          /s/ Sean Stover               Vice President (Principal Financial
 ______________________________________  Officer)
              Sean Stover

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boulder, state of Colorado, on this 13th day of March, 2002.

                                          NEXTMEDIA FRANCHISING, INC.

                                                   /s/ James Matalone
                                          By:__________________________________
                                           James Matalone, President and Chief
                                                    Operating Officer

   KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Sean Stover and Schuyler Hansen his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 13, 2002 in the capacities indicated.

               Signature                               Capacity
               ---------                               --------

         /s/ Steven Dinetz              Director
 ______________________________________
             Steven Dinetz

        /s/ Schuyler Hansen             Vice President and Treasurer
 ______________________________________  (Principal Accounting Officer)
            Schuyler Hansen

         /s/ Carl E. Hirsch             Director
 ______________________________________
             Carl E. Hirsch

         /s/ James Matalone             President and Chief Operating Officer
 ______________________________________  (Principal Executive Officer)
             James Matalone

          /s/ Sean Stover               Vice President (Principal Financial
 ______________________________________  Officer)
              Sean Stover

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boulder, state of Colorado, on this 13th day of March, 2002.

                                          NEXTMEDIA OUTDOOR, LLC

                                                   /s/ James Matalone
                                          By:__________________________________
                                             James Matalone, Executive Vice
                                             President and Chief Executive
                                             Officer

   KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Sean Stover and Schuyler Hansen his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 13, 2002 in the capacities indicated.

               Signature                              Capacity
               ---------                              --------

         /s/ Steven Dinetz              Manager
 ______________________________________
             Steven Dinetz

        /s/ Schuyler Hansen             Vice President (Principal Accounting
 ______________________________________  Officer)
            Schuyler Hansen

         /s/ Carl E. Hirsch             Manager
 ______________________________________
             Carl E. Hirsch

         /s/ James Matalone             Executive Vice President and Chief
 ______________________________________  Executive Officer (Principal
             James Matalone              Executive Officer)

          /s/ Sean Stover               Vice President (Principal Financial
 ______________________________________  Officer)
              Sean Stover

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boulder, state of Colorado, on this 13th day of March, 2002.

                                          CRICKETT, LTD.

                                                    /s/ Steven Dinetz
                                          By:__________________________________
                                             Steven Dinetz, Chief Executive
                                                         Officer

   KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Sean Stover and Schuyler Hansen his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 13, 2002 in the capacities indicated.

               Signature                              Capacity
               ---------                              --------

         /s/ Steven Dinetz              Chief Executive Officer and Director
 ______________________________________  (Principal Executive Officer)
             Steven Dinetz

        /s/ Schuyler Hansen             Vice President (Principal Accounting
 ______________________________________  Officer)
            Schuyler Hansen

         /s/ Carl E. Hirsch             Director
 ______________________________________
             Carl E. Hirsch

          /s/ Sean Stover               Vice President (Principal Financial
 ______________________________________  Officer)
              Sean Stover

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boulder, state of Colorado, on this 13th day of March, 2002.

                                        CHESAPEAKE OUTDOOR ENTERPRISES, INC.

                                                   /s/ Steven Dinetz
                                        By:_____________________________________
                                         Steven Dinetz, Chief Executive Officer

   KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Sean Stover and Schuyler Hansen his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 13, 2002 in the capacities indicated.

               Signature                              Capacity
               ---------                              --------

         /s/ Steven Dinetz              Chief Executive Officer and Director
 ______________________________________  (Principal Executive Officer)
             Steven Dinetz

        /s/ Schuyler Hansen             Vice President (Principal Accounting
 ______________________________________  Officer)
            Schuyler Hansen

         /s/ Carl E. Hirsch             Director
 ______________________________________
             Carl E. Hirsch

          /s/ Sean Stover               Vice President (Principal Financial
 ______________________________________  Officer)
              Sean Stover

                                 EXHIBIT INDEX

 Exhibit
 Number                        Description of Exhibits
 -------                       -----------------------
  12.1   Statement of Computation of Ratios of Earnings to Fixed Charges.
  23.1   Consent of PricewaterhouseCoopers LLP
  23.2   Consent of PricewaterhouseCoopers LLP
  23.3   Consent of Weeks Holderbaum Huber DeGraw, LLP
  23.4   Consent of McGladrey & Pullen, LLP
  23.5   Consent of Ritchie, Luukkonen, Campbell & Co., Ltd.
  23.6   Consent of Hall, Kistler & Company LLP
  24.1   Power of Attorney (included on signature page).
  25.1   Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939, as amended, of U.S. Bank Trust National
         Association, as trustee.